UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1.	Title of each class of securities to which transaction applies: Limited liability company membership interests of Stabilis Energy LLC and PEG Partners, LLC.
2.

Aggregate number of securities to which transaction applies: 100% of the limited liability company membership interests of Stabilis Energy LLC and 20% the limited liability company membership interests of PEG Partners, LLC to be acquired by American Electric Technologies, Inc. in the Share Exchange described in the proxy statement.

3.

Underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $53,553,400. In accordance with Rule 0-11(a)(4) of the Exchange Act, the underlying value of the transaction is based on the December 31, 2018 book value of 100% of Stabilis Energy LLC’s limited liability company membership interests and 20% of PEG Partners, LLC’s limited liability company membership interests.

	4.	Proposed maximum aggregate value of transaction: $53,553,400.
	5.	Total fee paid: $6,490.67. The filing fee was determined by multiplying .0001212 by the maximum aggregate value of the transaction.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

ACQUISITION PROPOSAL—YOUR VOTE IS VERY IMPORTANT

AMERICAN ELECTRIC TECHNOLOGIES, INC.

6575 West Loop South, Suite 500

Bellaire, TX 77401

To our Stockholders:

I am pleased to present you with information about our proposed acquisition of Stabilis Energy LLC and its subsidiaries, which I refer to as “Stabilis”. The acquisition will result in our entry into the liquefied natural gas (LNG) production and marketing industries. We strongly believe that the combination with Stabilis will be beneficial to the stockholders of American Electric Technologies, Inc. and are very excited about the opportunities we see for the combined company.

The acquisition is structured so that Stabilis will become a wholly-owned subsidiary of AETI in exchange for AETI common stock. In the Share Exchange, the current owners of Stabilis will receive approximately 90% of the common stock of AETI to be outstanding upon completion of the Share Exchange. These transactions are described in detail in the attached Proxy Statement concerning a Special Meeting of Stockholders of AETI.

The acquisition cannot be consummated unless the stockholders of AETI approve the acquisition-related proposals discussed in the attached Proxy Statement.

A special committee composed of disinterested members of the board of directors of the Company (the “Special Committee”) has determined that the Share Exchange is fair and reasonable to AETI, and the holders of its outstanding Common Stock, and has approved the Share Exchange Agreement. The Special Committee has recommended that our Board of Directors approve the Share Exchange Agreement. After receipt of this recommendation, and the opinion of our financial advisor, our Board of Directors determined that the Share Exchange transaction is fair to and in the best interests of AETI and its stockholders and recommends that stockholders approve the proposals to be presented at the Special Meeting.

Please carefully read this document for detailed information about the proposals. Your vote is very important regardless of the number of shares you own. Whether or not you expect to attend this Special Meeting, please mark, date, sign and promptly return the Proxy in the enclosed postage-prepaid envelope or follow the telephone or internet voting instructions accompanying the proxy statement so that your shares may be represented at the Special Meeting. Returning your proxy does not deprive you of your right to attend this Special Meeting and to vote your shares in person or change your vote at a later time.

Yours very truly,
AMERICAN ELECTRIC TECHNOLOGIES, INC.

PETER MENIKOFF
Chairman and CEO

                         , 2019

AMERICAN ELECTRIC TECHNOLOGIES, INC.

6575 West Loop South, Suite 500

Bellaire, TX 77401

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held                    , 2019

To our Stockholders:

A Special Meeting of Stockholders (the “Special Meeting”) of American Electric Technologies, Inc. (the “Company”) has been called and will be held at 11:00 a.m. Central Time, on                    , 2019 at                             for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To approve the issuance of our common stock in connection with the acquisition of Stabilis Energy LLC and its subsidiaries.;

2.	To approve an amendment to our articles of incorporation to increase the number of authorized shares of common stock from 50,000,000 shares to 300,000,000 shares;

3.	To authorize the board of directors to effect a reverse stock split of our common stock at a ratio between 1:2 to 1:6 to be determined by our board of directors;

4.	To authorize an amendment to our articles of incorporation to change the Company’s name to Stabilis Energy, Inc.;

5.

To consider and vote on a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal Nos. 1, 2, 3 and 4; and

6.	To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on                          , 2019 will be entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. All stockholders are cordially invited to attend the Special Meeting in person. Stockholders who are unable to attend the Special Meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided or follow the telephone or internet voting procedures accompanying the proxy statement. Stockholders who attend the Special Meeting in person may revoke their proxy and vote their shares in person. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

By order of the Board of Directors

Joel Bernstein
Secretary

                 , 2019

Please vote immediately. Stockholders will be able to vote by internet or telephone if such voting information is provided on the enclosed proxy card. All other stockholders should sign, date and return the proxy card. No postage is required if mailed in the United States.

Voting now will avoid the expense of a further solicitation.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

6575 West Loop South, Suite 500

Bellaire, TX 77401

PRELIMINARY PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

To Be Held                     ,

This Proxy Statement is furnished to the holders of common stock (the “common stock”) of American Electric Technologies, Inc. (“American Electric” or the “Company”) in connection with the solicitation by the board of directors of American Electric of the enclosed proxy for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held on                    , 2019, or at any adjournment thereof. The purposes of the Special Meeting and the matters to be acted upon are set forth in the accompanying Notice of Special Meeting of Stockholders. As of the date of this Proxy Statement, the board of directors is not aware of any other matters that will come before the Special Meeting. However, if any other matters properly come before the Special Meeting, the persons named as proxies will vote on them in accordance with their best judgment.

Proxies for use at the Special Meeting are being solicited by the board of directors of American Electric. Proxies will be mailed to stockholders on or about                             and will be solicited chiefly by mail. American Electric will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of common stock and will reimburse them for their reasonable expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Special Meeting, officers, agents and employees of American Electric may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by American Electric. American Electric has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum at the Special Meeting otherwise might not be obtained.

Revocability and Voting of Proxy

A proxy for use at the Special Meeting and a return envelope for the proxy are enclosed. Any stockholder who gives a proxy may revoke it at any time before it is voted by delivering to the Secretary of American Electric a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are given, proxies will be voted FOR Proposals No. 1, 2, 3, 4 and 5.

Record Date, Common and Preferred Stock Voting Rights and Quorum

Only stockholders of record at the close of business on                     , 2019 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting or at any adjournment thereof. At that date there were 9,391,314 shares of Common Stock and 1,000,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) outstanding. At the Special Meeting, each issued and outstanding share of Common Stock will be entitled to one vote. The shares of Series A Preferred Stock will be entitled to 2,212,389 votes (which represent the number of shares of Common Stock into which the 1,000,000 shares of Series A Preferred Stock are currently convertible based on a conversion rate of $2.26 per share of Common Stock on the original $5,000,000 issue price of the Series A Preferred Stock). The holders of Common Stock and the Series A Preferred Stock vote together as a single class on all matters to be presented at the Special Meeting. Accordingly, the Common Stock and Series A Preferred Stock may cast an aggregate of 11,603,703 votes at the Special Meeting. The holders of a majority of the 11,603,703 voting rights represented by shares of Common Stock and Series A Preferred Stock present in person or by proxy and entitled to vote, will constitute a quorum at the Special Meeting.

Proxies marked “abstain” or “against” as to a particular proposal and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. “Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Abstentions and broker non-votes as to a particular proposal voted on at the meeting cannot be voted on the proposal.

The proposals to amend our articles of incorporation to increase our authorized common stock, to authorize the board of directors to effect a reverse stock split and to change our corporate name require the affirmative vote of a majority of all of our outstanding voting rights as of the record date. As a consequence, an abstention or broker non-vote will have the effect of a vote against these proposals. The approval of a majority of the votes cast on each proposal is required to pass the proposals to approve the issuance of our common stock to acquire Stabilis and its subsidiaries and to adjourn the meeting if necessary to solicit additional proxies. An abstention or broker non-vote will have no effect on the voting on these proposals.

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Page
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF STABILIS AND ITS SUBSIDIARIES	58
Overview	58
Results of Operations	61
Liquidity and Capital Resources	63
Contractual Obligations	65

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK OF STABILIS AND ITS SUBSIDIARIES	68
Commodity Price Risk	68
Interest Rate Risk	68
Foreign Currency Exchange Risk	68

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA	69

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT BEFORE THE SHARE EXCHANGE	75

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AFTER THE SHARE EXCHANGE	77

THE SHARE EXCHANGE AGREEMENT	78
Share Exchange Consideration	78
Effective Time	78
Conditions to the Completion of the Share Exchange	78
Representations and Warranties	79
Conduct of Business of Stabilis and its subsidiaries Pending the completion of the Share Exchange	81
Conduct of Business of American Electric and its subsidiary Pending the completion of the Share Exchange	82
Reasonable Efforts to Consummate the Share Exchange	84
No Solicitation of Alternative Acquisitions Proposals	84
Expenses and Termination Fees	85
Termination of the Share Exchange Agreement	85
Amendment, Extension and Waiver	86
Directors and Officers Liability Insurance	86
Vote Required	86

PROPOSAL NO. 2 TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 300,000,000 SHARES	87

PROPOSAL NO. 3 AUTHORIZATION OF THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO BETWEEN 1:2 TO 1:6 TO BE DETERMINED BY OUR BOARD OF DIRECTORS	89

PROPOSAL NO. 4 TO AUTHORIZE THE AMENDMENT OF THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF AMERICAN ELECTRIC TO STABILIS ENERGY, INC.	92

PROPOSAL NO. 5 APPROVAL OF POSSIBLE ADJOURNMENT OF THE SPECIAL MEETING	93

ADDITIONAL INFORMATION ABOUT AMERICAN ELECTRIC TECHNOLOGIES, INC	94

WHERE YOU CAN FIND MORE INFORMATION	104

OTHER MATTERS	105

Index to Financial Statements	F-1

Annex A-Share Exchange Agreement	A-1

Annex B-Opinion of Financial Advisor	B-1

ii

SUMMARY

This brief summary highlights selected information from this proxy statement and may not contain all of the information that may be important to you in casting your vote. To better understand the Share Exchange and the other proposals which will be considered at the special meeting you should carefully read this entire document and the other documents to which this proxy statement refers you. See “Where You Can Find More Information” on page 104. Where applicable, items in this summary refer to the page where that subject is discussed in more detail.

About American Electric Technologies, Inc. (Page 94)

American Electric Technologies, Inc.

6375 West Loop South, Suite 500

Bellaire, Texas 77401

Telephone: 832-241-6330

American Electric Technologies, Inc. (“American Electric”, “we”, “us” or “our”) is a Florida corporation. Our common stock is listed on the Nasdaq Capital Market under the symbol AETI. We provide power delivery solutions to the global energy industry through our wholly-owned subsidiary in Brazil and our joint venture in China with a subsidiary of China National Petroleum Company. In August 2018 we sold the U.S. based assets of our M&I Electric subsidiary.

About Stabilis Energy LLC and its subsidiaries (Page 41)

Stabilis Energy LLC

10375 Richmond Avenue

Suite 825

Houston, Texas 77042

Telephone: 866-564-3835

Stabilis Energy LLC (“Stabilis”) is a supplier of liquefied natural gas (LNG) to the industrial, midstream, and oilfield sectors in North America. Stabilis provides turnkey fuel solutions to help industrial users of propane, diesel and other crude-based fuel products convert to LNG, which may result in reduced fuel costs and improved environmental footprint. Stabilis opened its 120,000 gpd LNG production facility in George West, Texas in January 2015 to service industrial and oilfield customers in Texas and the greater Gulf Coast region. Stabilis is vertically integrated from LNG production through distribution and cryogenic equipment rental.

Stabilis currently owns 80% of the outstanding equity of Prometheus Energy Group, Inc., a Delaware corporation (“Prometheus”), and the financial results of Prometheus are consolidated with those of Stabilis. Prometheus supplies liquefied natural gas (LNG) and integrated gas supply solutions to the natural gas pipeline, industrial and oilfield sectors in North America. Prometheus provides several LNG storage and vaporization solutions to the natural gas pipeline industry including temporary gas supply during integrity testing and construction, as well as to meet peak seasonal demand requirements. Prometheus also provides turnkey fuel solutions to convert industrial users of diesel, propane and other crude-derived fuels to clean, domestic, secure LNG.

Structure of the Share Exchange transaction (Page 78)

On December 17, 2018, we entered into a share exchange agreement with LNG Investment Company, LLC, a Texas limited liability company (“Holdings”), AEGIS NG LLC, a Texas limited liability company (“AEGIS”), Stabilis, PEG Partners, LLC, a Delaware limited liability company (“PEG”), and Prometheus, and amended the

Share Exchange Agreement on May 8, 2019 (as amended, the “Share Exchange Agreement”). Pursuant to the Share Exchange Agreement, the parties will enter into a business combination transaction by which we will acquire directly 100% of the outstanding limited liability company interests of Stabilis from Holdings and 20% of the outstanding limited liability company interests of PEG from AEGIS. AEGIS owns 20% of PEG and PEG owns 100% of the outstanding capital stock of Prometheus. The remaining 80% of the outstanding limited liability company interests of PEG are owned directly by Stabilis. As a result, Stabilis will become our 100% directly-owned subsidiary and Prometheus will become our 100% indirectly-owned subsidiary. In the Share Exchange we will issue that number of shares of our common stock which is equal to approximately 90% of our outstanding shares of our common stock as of the completion of the Share Exchange. In calculating the number of shares of our outstanding common stock as of the completion of the Share Exchange we shall include our 5,031 outstanding restricted stock units and 120,000 deferred director stock units outstanding as of such date and the 2,212,389 shares of our common stock which will be issued upon the conversion of the 1,000,000 shares of our Series A Convertible Preferred Stock prior to the completion of the Share Exchange at the exchange rate of $2.26 per share of common stock based on the $5,000,000 original issue price of the Preferred Stock.

Based upon the 9,391,314 shares of our common stock, 5,031 restricted stock units, 120,000 deferred director stock units outstanding as of the date of this Proxy Statement and the 2,212,389 shares of common stock which will be issued prior to the completion of the Share Exchange by conversion of the l,000,000 shares of our Series A Convertible Preferred Stock we will issue 105,558,606 shares of our common stock to acquire Stabilis and its subsidiaries in the Share Exchange which will represent 90% of the total amount of our common stock which will be issued and outstanding as of the completion of the Share Exchange.

Just after the completion of the Share Exchange, we will effectuate a reverse stock split of our outstanding common stock at a ratio from 1:2 to 1:6 if such reverse stock split is necessary to assure that our common stock meets the Nasdaq Stock Market requirement that our common stock close at a price of $4.00 on the first day of trading following completion of the Share Exchange, or our board of directors believes the reverse split is in the best interests of American Electric and its stockholders.

Following the completion of the Share Exchange, American Electric will change its name to Stabilis Energy, Inc.

The Share Exchange will result in a change in control of American Electric to control by Casey Crenshaw, who is a member of our Board of Directors, by virtue of his beneficial ownership of 88.4% of our common stock to be outstanding after completion of the Share Exchange.

The Share Exchange Agreement, as amended, is attached to this proxy statement as Annex A. Please read the Share Exchange Agreement carefully. It is the legal document that governs the Share Exchange transaction.

Our board of directors and executive officers after the Share Exchange (Page 34)

After the completion of the Share Exchange, our board of directors will include one of our current directors and five new directors designated by Holdings. The Company intends to appoint additional directors in the future. Upon completion of the Share Exchange we will appoint Jim Reddinger, the President and Chief Executive Officer of Stabilis, as our President and Chief Executive Officer, Casey Crenshaw as our Executive Chairman, and Andrew Puhala, Chief Financial Officer of Stabilis, as our Chief Financial Officer.

Our stockholders after the Share Exchange (Page 77)

The owners of Stabilis and its subsidiaries will receive shares of American Electric common stock so that as of the completion of the Share Exchange the current owners of Stabilis and its subsidiaries will own approximately 90% of our outstanding common stock and the stockholders of American Electric immediately prior to the completion of the Share Exchange will hold approximately 10% of our outstanding common stock. As a result, our director Casey Crenshaw will be able to control American Electric as beneficial owner of approximately 88.4% of our outstanding common stock upon completion of the Share Exchange.

Recommendations of our Special Committee and our Board of Directors to our stockholders (Page 23, 86, 88, 91 and 92)

Our Special Committee and our Board of Directors have determined that the acquisition of Stabilis and its subsidiaries is in the best interests of our stockholders, and recommends that you vote FOR the approval of the issuance of shares of our common stock for such purpose, FOR the amendment of our articles of incorporation to increase the authorized number of shares of our common stock, FOR the authorization to effect a reverse stock split, FOR the change of our corporate name, and FOR adjournment of the meeting if necessary to solicit additional proxies.

Opinion of our financial advisor (Page 24)

In connection with the acquisition of Stabilis and its subsidiaries, the Special Committee retained Oppenheimer & Co. Inc. (“Oppenheimer”) as its financial advisor. The Special Committee considered the opinion of Oppenheimer, dated December 7, 2018, to the Special Committee as to the fairness, from a financial point of view and as of such date of the shares of American Electric common stock to be issued (which we refer to as the Consideration) to LNG Investment Company, LLC and AEGIS NG LLC (which we refer to as the Exchanging Holders) which opinion was based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Oppenheimer as more fully described under the subheading below entitled “Opinion of Our Financial Advisor.” As a result of the amendment of the Share Exchange Agreement, the Special Committee requested Oppenheimer provide, and Oppenheimer did provide a letter dated May 7, 2019, stating the increase in the shares to be issued by American Electric to the Exchanging Holders from 89% to 90% would not have changed its opinion, as of December 7, 2018, to the Special Committee as to the fairness from a financial point of view and as of such date to the Company, of the Consideration to be paid by the Company to the Exchanging Holders in the proposed transaction pursuant to the Share Exchange Agreement, as amended on May 8, 2019.

The full text of the written opinion of Oppenheimer, which sets forth, among other things, the assumptions made, matters considered, qualifications, and limitations on the review undertaken by Oppenheimer in connection with the opinion, is attached to this document as Annex B. Oppenheimer provided its opinion for the use and benefit of our Special Committee in connection with its consideration of the Share Exchange. The Oppenheimer opinion is not a recommendation as to how you should vote with respect to any matter relating to the acquisition of Stabilis and its subsidiaries.

We paid Oppenheimer a fixed fee for its services in connection with its opinion. No part of its compensation is contingent upon the completion of the Share Exchange. Earlier in 2018, Oppenheimer provided services to us in connection with the sale of the U.S. based assets of our M&I Electric subsidiary. Oppenheimer has not previously provided any services to Stabilis, its subsidiaries or affiliates.

Accounting treatment (Page 32)

The combination of American Electric and Stabilis and its subsidiaries will be accounted for under the purchase method of accounting as a reverse acquisition. As a result, for accounting purposes, Stabilis is being treated as the acquirer of American Electric as of the date of the completion of the Share Exchange.

United States federal income tax considerations (Page 33)

The Share Exchange is intended to qualify as a tax-free exchange under Section 351 of the Internal Revenue Code for United States federal income tax purposes. Our current stockholders will not recognize any gain or loss for federal income tax purposes as a result of the Share Exchange. Such tax treatment is not a condition to completion of the Share Exchange.

Regulatory approvals (Page 36)

We do not believe the acquisition of Stabilis and its subsidiaries to be subject to the reporting and waiting provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Thus, no filings have been made or are presently contemplated with the U.S. Department of Justice and the U.S. Federal Trade Commission in relation to the acquisition of Stabilis.

Completion of the acquisition of Stabilis and its subsidiaries (Page 78)

The completion of the acquisition of Stabilis and its subsidiaries pursuant to the Share Exchange Agreement is subject to customary conditions, such as the absence of any material adverse changes in the business or operations of American Electric or Stabilis and its subsidiaries. Our stockholders must also approve, (i) the issuance of our common stock in connection with the acquisition of Stabilis and its subsidiaries; (ii) the amendment of our articles of incorporation to increase our authorized common stock; (iii) grant of authority to the board of directors to effect a reverse stock split; and (iv) the change in our corporate name.

Where the law permits, a party to the Share Exchange Agreement could elect to waive one or more conditions required to complete the Share Exchange. We cannot be certain when (or if) the conditions to the Share Exchange will be satisfied or waived or that the Share Exchange will be completed.

If the required approvals are received at the Special Meeting we anticipate that the Share Exchange will occur shortly following the Special Meeting. However, we cannot assure you when or if the Share Exchange will occur. If the Share Exchange has not been completed on or before September 30, 2019 either American Electric or Holdings may terminate the Share Exchange Agreement unless the failure to complete the Share Exchange by that date is due to a breach of the Share Exchange Agreement by the party seeking to terminate the Share Exchange Agreement.

Termination of the Share Exchange Agreement (Page 85)

The Share Exchange Agreement may be terminated at any time prior to the completion of the Share Exchange in the following manner:

•	by mutual written consent of Holdings and American Electric;

•

by either Holdings or American Electric, if the closing of the Share Exchange shall not have occurred on or before September 30, 2019, unless such failure to close shall be due to a breach of the Share Exchange Agreement by the party seeking to terminate the Share Exchange Agreement;

•

by either Holdings or American Electric, if the other parties are in breach of their representations, warranties, covenants, obligations, or agreements set forth in the Share Exchange Agreement, such that the conditions to closing the Share Exchange Agreement would not be satisfied;

•

by American Electric or Holdings, if the requisite American Electric stockholder approval is not obtained or if our board of directors withdraws its recommendation that the stockholders approve the Share Exchange; or

•

by either Holdings or American Electric, if a court or other governmental entity of competent jurisdiction issues a final non-appealable order having the effect of permanently enjoining or otherwise prohibiting the Share Exchange.

In the event of the termination of the Share Exchange Agreement pursuant to one of the conditions listed above by one of the parties, the Share Exchange Agreement shall become void and have no effect, and there shall be no liability under the Share Exchange Agreement on the part of American Electric or Holdings except (i) in the event of a material breach of the Share Exchange Agreement by the parties other than American Electric, in which event Stabilis could be liable to us for reimbursement of our expenses incurred in connection with the Share Exchange, or (ii) in the event that American Electric accepts certain alternative acquisition proposals and our board of directors withdraws its recommendation with respect to the Share Exchange, in which event American Electric could be liable to Holdings for reimbursement of its expenses incurred in connection with the Share Exchange.

No solicitation (Page 84)

American Electric has agreed not to initiate any discussions with another party regarding a business combination while the Share Exchange is pending or to engage in any such discussions, unless our board of directors is required to do so to fulfill its fiduciary duties to our stockholders.

Interests of certain persons in the Share Exchange (Page 36)

In considering the recommendation of the American Electric Special Committee and board of directors with respect to issuing shares of American Electric common stock to acquire Stabilis and its subsidiaries and the other matters to be acted upon at the Special Meeting, our Stockholders should be aware that certain members of the American Electric board of directors and executive officers of American Electric have interests in the Share Exchange that may be different from, or in addition to, interests they have as American Electric stockholders.

Casey Crenshaw is the manager of Holdings and has the sole right to vote and dispose of the American Electric common stock which will be issued to Holdings in the Share Exchange. He is therefore considered to be the beneficial owner of the American Electric common stock which will be issued to Holdings in the Share Exchange, which represents 95% of the American Electric common stock which will be issued to acquire Stabilis and its subsidiaries in the Share Exchange. In addition, Mr. Crenshaw is currently the beneficial owner of 735,705 outstanding shares of our common stock and will become beneficial owner of an additional 2,212,389 shares of our common stock which will be issued upon the conversion of 1,000,000 shares of our Series A Preferred Stock prior to the completion of the Share Exchange, based on the conversion rate of $2.26 per share of common stock on the original $5,000,000 issue price of the Series A Preferred Stock. In addition, Mr. Crenshaw is the beneficial owner of outstanding American Electric common stock purchase warrants which may be exercised to purchase 325,000 additional shares of American Electric common stock which will remain outstanding after the completion of the Share Exchange, unless exercised prior to the completion of the Share Exchange. 125,000 of these common stock purchase warrants are exercisable at $2.72 per share and 200,000 of such common stock purchase warrants are exercisable at $3.17 per share. Mr. Crenshaw currently beneficially owns 2,948,094 of the voting rights entitled to vote at the Special Meeting which represents 25% of the total voting rights entitled to vote at the Special Meeting. Upon completion of the Share Exchange he will beneficially own approximately 88.4% of the total outstanding shares of our common stock. As a result, upon completion of the Share Exchange Mr. Crenshaw will have the ability to control the matters requiring stockholder approval including the election of all of our directors and the approval of corporate transactions requiring stockholder approval without seeking the approval of the other stockholders.

Mr. Crenshaw did not participate or vote in the meetings of our board of directors in which the Share Exchange was discussed or participate in the selection of the Special Committee. He did not participate in any meetings of the Special Committee.

Mr. Crenshaw and five other current or former American Electric officers and directors, or entities they control, have entered into a voting agreement in connection with the Share Exchange. The parties to the voting agreement beneficially own 40.3% of the voting rights entitled to be cast at the Special Meeting. They have agreed to vote their shares at the Special Meeting in favor of the approval of the issuance of our common stock in connection with the acquisition of Stabilis and its subsidiaries and the other acquisition-related matters herein. The voting agreement is discussed in greater detail in the section titled “Agreements Related to the Share Exchange-Voting Agreement” in this Proxy Statement.

Casey Crenshaw, a current director of American Electric, will continue to be a director of American Electric after the completion of the Share Exchange.

American Electric shall purchase, prior to the completion of the Share Exchange, a six-year prepaid “D&O tail policy” for the non-cancellable extension of the directors’ and officers’ liability coverage of American Electric’ existing directors’ and officers’ insurance policies for a claims reporting or discovery period of at least six years from and after the completion of the Share Exchange.

The Nasdaq Capital Market listing (Page 65)

The rules of the Nasdaq Capital Market require that we file an initial listing application and meet all the requirements for an initial listing upon completion of the Share Exchange in order for our common stock to continue to be listed on the Nasdaq Capital Market. Just after the completion of the Share Exchange, we will effectuate a reverse stock split of our outstanding common stock at a ratio from 1:2 to 1:6 if such reverse stock split is necessary to assure that our common stock meets the Nasdaq Capital Market requirement that our common stock close at a price of at least $4.00 on the first day of trading following the completion of the Share Exchange. The continued listing of our common stock on the Nasdaq Capital Market is not a condition to completing the Share Exchange and there is no assurance that our common stock will continue to be listed after the completion of the Share Exchange, even if we effectuate a reverse stock split.

Proposals for consideration at the Special Meeting

Proposal No. 1. Approval of the issuance of our common stock in connection with the acquisition of Stabilis Energy LLC and its subsidiaries. (Page 18)

A majority of the voting rights which vote on the proposal is required to approve the issuance of our common stock in connection with the acquisition of Stabilis and its subsidiaries. If this proposal is not approved we will be unable to complete the acquisition of Stabilis.

Proposal No. 2. Authorization of additional shares of common stock (Page 87)

Currently, our articles of incorporation authorizes 50,000,000 shares of common stock and 1,000,000 shares of preferred stock. Based upon the 9,391,314 shares of our common stock, 5,031 restricted stock units and 120,000 deferred director stock units outstanding as of the date of this Proxy Statement and the 2,212,389 shares of common stock to be issued upon conversion of the l,000,000 shares of our Series A Convertible Preferred Stock prior to the completion of the Share Exchange we will be required to issue 105,558,606 shares of our common stock in the Share Exchange. Accordingly, we do not have a sufficient number of authorized shares of common stock required to complete the acquisition of Stabilis and its subsidiaries. We are asking the stockholders to approve an amendment to our articles of incorporation to increase the number of authorized shares of common stock from 50,000,000 shares to 300,000,000 shares. This will give us enough shares of authorized common stock to complete the Share Exchange, to issue up to 825,000 shares of common stock upon exercise of our outstanding common stock purchase warrants and issuance of 5,031 shares of common stock pursuant to outstanding restricted stock units under our equity compensation plan and 120,000 shares of common stock pursuant to outstanding deferred directors stock units. The balance of the authorized but unissued shares would be available to be issued for any valid corporate purpose as determined by our board of directors without any further approval of our stockholders. A majority of the combined voting rights of our outstanding common and preferred stock entitled to vote at the Special Meeting is required to approve the amendment to our articles of incorporation to authorize additional shares of common stock for issuance. If this proposal is not approved we will be unable to complete the Share Exchange.

Proposal No. 3. Authorization of a reverse stock split (Page 89)

If our application to continue listing of our common stock on the Nasdaq Capital Market in connection with the Share Exchange is approved, the closing stock price of our common stock upon completion of the Share Exchange must be at least $4.00 per share. We are requesting the stockholders to authorize the board of directors to effect a reverse stock split of the issued and outstanding shares of our common stock (such split to combine a number of outstanding shares of our common stock of between 1:2 and 1:6. If approved by our stockholders at the Special Meeting, and put into effect by the board of directors, the reverse stock split would become effective immediately after the completion of the Share Exchange. Our board of directors’ decision concerning a reverse stock split will be based on the existing and expected trading prices for our common stock and the listing requirements of the Nasdaq Capital Market. The board of directors would be authorized to effect a reverse stock split even if our common stock is not approved for continued listing on the Nasdaq Capital Market. Our authorized common stock would be reduced in the same proportion as our outstanding shares in the event of a reverse stock split. A majority of the combined voting rights entitled to vote at the Special Meeting is required to approve the authorization of a reverse stock split. If this proposal is not approved we will be unable to complete the Share Exchange.

Proposal No. 4. Name change (Page 92)

We have agreed to amend our articles of incorporation to change our name from American Electric Technologies, Inc. to Stabilis Energy, Inc. upon completion of the Share Exchange. A majority of the combined voting rights entitled to vote at the Special Meeting is required to approve the name change. If this proposal is not approved we will be unable to complete the Share Exchange.

Proposal No. 5. Possible adjournment of the Special Meeting (Page 93)

If we do not receive a sufficient number of votes to approve Proposal Nos. 1, 2, 3 and 4 at the Special Meeting, we may propose to adjourn the Special Meeting, if a quorum is present, for a period of not more than 30 days for the purpose of soliciting additional proxies to approve Proposal Nos. 1, 2, 3 and 4. A majority of the combined voting rights voting on the proposal is required to approve an adjournment of the Special Meeting.

Appraisal rights (Page 34 and 91)

Holders of our common stock and Series A Convertible Preferred Stock will not have appraisal or dissenters’ rights in connection with the proposals to be considered at the Special Meeting.

Certain risks associated with the Share Exchange (Page 9)

There are risks and uncertainties that we face in connection with the proposed acquisition of Stabilis and its subsidiaries. Among the risks are the following:

•

The issuance of our common stock in the Share Exchange will result in a change of control of American Electric and substantially reduce the ownership interests and voting power of our current common stockholders. The current owners of Stabilis and its subsidiaries will acquire, in the aggregate, approximately 90% of our common stock which will be outstanding upon completion of the Share Exchange. Upon completion of the Share Exchange, our director Casey Crenshaw will have beneficial ownership of shares of our common stock which will represent approximately 88.4% of our common stock to be outstanding. As a result, after completion of the Share Exchange Mr. Crenshaw will have the ability to control all matters requiring stockholder approval, including the election of directors, without seeking the approval of the other stockholders.

•	The business of Stabilis and its subsidiaries will represent the largest part of our business after the acquisition and such business may be riskier than our current business.

•	Failure to complete the Share Exchange could negatively impact our stock price.

These are just some of the risks we face in connection with the proposed Share Exchange. For a more complete discussion of these and other risks related to the acquisition and the combined company; see the section entitled “Certain Risks Associated with the Share Exchange” beginning on page 9.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements that are based on the beliefs of our management and reflect our current expectations as contemplated under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. When used in this proxy statement, the words “estimate”, “project”, “believe”, “anticipate”, “intend”, “expect”, “plan”, “predict”, “may”, “should”, “will”, the negative of these words or other variations thereon or comparable terminology are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events based on currently available information and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in those forward-looking statements, and discussed in further detail in the section of this proxy statement entitled “Risks related to Stabilis and its subsidiaries”, including the fact that, following the acquisition, the actual results of the combined company could differ materially from the expectations set forth in this proxy statement.

The forward-looking statements contained in this proxy statement speak only as of the date of the proxy statement. Except as required by applicable regulations, American Electric does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement, including the occurrence of unanticipated events.

CERTAIN RISKS ASSOCIATED WITH THE SHARE EXCHANGE

In deciding whether to approve the issuance of common stock to acquire Stabilis and its subsidiaries in the Share Exchange and the other proposals related to the Share Exchange transaction, you should carefully consider the following risks. You should also review and consider the various risks and uncertainties related to our business which we have identified and discussed in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Reports on Form 10-Q filed since December 31, 2018. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

Risks related to the Share Exchange transaction

You will incur immediate and substantial ownership dilution.

In connection with the Share Exchange, the owners of Stabilis and its subsidiaries will receive shares of our common stock which will represent approximately 90% of our common stock which will be outstanding upon completion of the Share Exchange. Accordingly, the percentage of ownership which your common stock holdings represents prior to the Share Exchange will be substantially diluted due to the issuance of our common stock in the Share Exchange. This exchange ratio is not adjustable based on the market price of our common stock.

Our future business and operations will be substantially dependent on the operating results of Stabilis and its subsidiaries following the Share Exchange.

After the completion of the Share Exchange, the financial results of Stabilis and its subsidiaries will be of substantially greater significance to our overall financial results due to the greater scale of the operations of Stabilis and its subsidiaries compared to our current operations.

You may not realize a benefit from the Share Exchange commensurate with the ownership dilution you will experience in connection with the Share Exchange.

If American Electric does not realize strategic and financial benefits from the increased scale of operations related to the acquisition of Stabilis and its subsidiaries, American Electric stockholders will have experienced substantial dilution of their ownership interests in American Electric without receiving any commensurate benefit, or only partial benefits from the Share Exchange.

The Share Exchange may be completed even if there have been changes which adversely effected the value of American Electric or Stabilis and its subsidiaries.

In general, either American Electric or Holdings can refuse to complete the Share Exchange if there is a material adverse effect affecting American Electric or Stabilis between December 17, 2018, the date of the Share Exchange Agreement, and the completion of the Share Exchange. However, certain types of adverse changes do not permit either party to refuse to complete the Share Exchange, even if such change could be deemed to have an adverse effect on the value of American Electric or Stabilis and its subsidiaries, such as:

•	any changes in prevailing economic or market conditions in the United States or any other jurisdiction in which American Electric and Stabilis and its subsidiaries has substantial business operations;

•	changes or events affecting the industry or industries in which American Electric or Stabilis and their respective subsidiaries operate generally;

•	changes in generally accepted accounting principles or requirements applicable to American Electric or Stabilis and their respective subsidiaries;

•	changes in laws, rules or regulations of general applicability or interpretations thereof by any governmental entity;

•	any act of war, sabotage, civil unrest, terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism;

•	changes in global, national, regional state or local political or social conditions;

•	any occurrence of earthquakes, hurricanes, tornadoes, pandemics, or other natural or man-made disasters;

•	changes or proposed changes in laws, regulations or interpretations thereof or decisions by courts or any governmental entity,

•

any failure by American Electric or Stabilis and its subsidiaries to meet any internal guidance, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations;

If any such material adverse effects occur and the Share Exchange is completed, the combined company’s stock price may suffer.

After the Share Exchange, Casey Crenshaw will have voting control of our company.

Mr. Crenshaw will have beneficial ownership of 88.4% of the shares of our common stock which will be outstanding upon completion of the Share Exchange and will be in a position to unilaterally approve all actions that require stockholder approval and to elect all of our directors based on such beneficial share ownership.

Change will occur in the board of directors and management of American Electric upon completion of the Share Exchange.

Upon completion of the Share Exchange one of our six current directors (Casey Crenshaw) will remain on the board of directors and will select five new directors approved by Holdings who will take office after the completion of the Share Exchange and will hold office until the 2019 annual meeting of stockholders. The background and experience of all of our directors and executive officers after completion of the Share Exchange is set forth elsewhere in this proxy statement. As a result, a majority of the members of our board of directors will change without the approval of our current stockholders after the completion of the Share Exchange.

We will no longer have a majority of independent directors upon completion of the Share Exchange and will not be subject to other governance requirements that apply to most Nasdaq listed companies.

Following the completion of the Share Exchange American Electric will no longer be subject to the requirement that a majority of our directors be independent in accordance with the governance rules of the

Nasdaq Capital Market because we will be a “controlled company” with more than 50% of the voting power for the election of directors being beneficially held by Casey Crenshaw. As a controlled company we will also be exempt from the Nasdaq governance requirements that (i) listed companies have compensation and nominating committees composed solely of independent directors, (ii) the compensation of executive officers be determined by a majority of the independent directors or a compensation committee composed solely of independent directors, and (iii) director nominees selected or recommended to the board of directors for selection, either by a majority of the independent directors, or a nominating committee composed solely of independent directors.

The market price of our common stock following the Share Exchange may decline as a result of the acquisition of Stabilis and its subsidiaries.

The market price of American Electric common stock may decline as a result of the Share Exchange for a number of reasons if:

•	investors react negatively to the prospects of the combined company’s business and prospects after the Share Exchange;

•	the effect of the Share Exchange on the combined company’s business and prospects is not consistent with the expectations of investors; or

•	the combined company does not achieve the perceived benefits of the Share Exchange as rapidly or to the extent anticipated by investors.

The costs of the Share Exchange could adversely affect our operating results and working capital.

We estimate our total costs related to the Share Exchange to be approximately $1.2 million primarily consisting of financial advisor, legal and accounting fees, proxy statement printing and distribution, filing fees and other expenses incurred in connection with the Share Exchange, after receipt of a contribution of $650,000 from Stabilis for our costs. The foregoing estimate is preliminary and is subject to change. Payment of these costs will utilize a significant amount of our available working capital and we may need to raise additional capital to meet our working capital needs. There can be no assurance that such funding would be available or available on reasonable terms. If we were to raise capital by sale of equity, current stockholders would be diluted.

Failure to complete the Share Exchange or delays in completing the Share Exchange could negatively impact our stock price, financial condition, future business and operations.

If the Share Exchange is not completed for any reason, we may be subject to a number of material risks, including the following:

•	we will not realize the benefits expected from the Share Exchange, including the enhanced scale of operations;

•	the price of our common stock may decline to the extent that the current market price of our common stock reflects a market assumption that the Share Exchange will be completed;

•

if the non-completion of the Share Exchange were due to a breach by American Electric of the Share Exchange Agreement we could be responsible for reimbursing the expenses incurred by the Stabilis and Prometheus owners which would further deplete our working capital.

In addition, our current and prospective employees may experience uncertainty about their future roles with us until after the acquisition is completed or if the acquisition is not completed. This may adversely affect our ability to attract and retain key personnel.

We may experience problems in integrating the financial reporting systems of Stabilis and its subsidiaries following the completion of the Share Exchange.

Although American Electric, Stabilis and its subsidiaries will operate as separate legal and operating entities following the completion of the Share Exchange, we will seek to integrate certain financial reporting systems of American Electric and Stabilis and its subsidiaries to eliminate duplicative functions and achieve timely financial reporting. It is possible that the integration process could result in the loss of key employees, the disruption of ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to achieve the anticipated benefits of the Share Exchange. In addition, successful integration of the companies will require the dedication of management resources, which will temporarily detract attention from the day-to-day business of the companies.

The common stock issued pursuant to the Share Exchange could result in significant “market overhang” which could restrain or limit increases in the market value of our common stock.

Upon completion of the Share Exchange the current owners of Stabilis and its subsidiaries will receive approximately 90% of our outstanding common stock. Sales of a substantial number of shares of our common stock into the market or a perception that such sales could occur may have an adverse affect on the price of our stock and could impair our ability to obtain capital through an offering of equity securities. Although the common stock issued in the Share Exchange will not be registered under Securities Act of 1933 and may not be sold without registration or an exemption from registration, we have agreed to provide registration rights to the owners of such shares.

Compliance with securities laws.

The common stock which will be issued in connection with the Share Exchange is being offered without registration under the Securities Act of 1933 pursuant to rules governing limited offers and sales without registration pursuant to the exemption available for sales without registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D. If we should fail to comply with each and every one of the requirements of the available exemptions from registration, the investors may have the right to rescind their acquisition of such shares in connection with the Share Exchange.

The combined company’s common stock could be delisted from Nasdaq if we do not comply with Nasdaq’s listing standards.

Pursuant to Nasdaq’s Listing Rules, consummation of the Share Exchange requires the combined company to submit an initial listing application and, at the time of the Share Exchange meet all of the criteria applicable to a company initially requesting listing. While American Electric and Stabilis intend to obtain listing status for the combined company and maintain the same, no guarantees can be made about their ability to do so and continued Nasdaq listing is not a condition to completion of the Share Exchange.

AETI’s common stock is currently listed for quotation on the Nasdaq Capital Market. On October 15, 2018, AETI received a deficiency letter from the Listing Qualifications Department of the Nasdaq Capital Market notifying AETI that, for the last 30 consecutive business days prior to the date of the letter, the bid price for its common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market. AETI was provided an initial period of 180 calendar days, or until April 15, 2019, to regain compliance with the listing requirements. Nasdaq has extended the period to regain compliance with the listing requirements to October 14, 2019. American Electric has committed to Nasdaq to undertake a reverse stock split in order to comply with the minimum listing requirement. Under certain circumstances, Nasdaq could require that the minimum bid price exceed $1.00 for more than ten consecutive days before determining that American Electric complies with Nasdaq’s continued listing standards. American Electric expects that the reverse stock split that is the subject of Proposal No. 3 of this Proxy Statement, if approved, will help AETI regain compliance with the Nasdaq listing standards if all other listing qualification are met.

If American Electric’s common stock is delisted by Nasdaq before or after the completion of the Share Exchange, the common stock may be eligible to trade on the OTC Bulletin Board or another over-the-counter market. Any such alternative would likely result in it being more difficult for the combined company to raise additional capital through the public or private sale of equity securities and for investors to dispose of, or obtain accurate quotations as to the market value of, the common stock and could result in a decrease in the trading price of the combined company’s common stock. In addition, there can be no assurance that the common stock would be eligible for trading on any such alternative exchange or markets.

We have not yet fully evaluated the disclosure controls and procedures and internal control over financial reporting of Stabilis, and any deficiencies in their internal controls that we may find would require us to spend resources to correct those deficiencies and could undermine market confidence in our reported consolidated financial information and reduce the market price of our common stock.

Maintaining effective disclosure controls and procedures and internal control over financial reporting is necessary for us to produce reliable financial reports and is important in helping to prevent financial fraud. We are currently subject to certain provisions of the Sarbanes-Oxley Act of 2002 and the related rules of the Securities and Exchange Commission, which require, among other things, our management to make quarterly assessments of the effectiveness of our disclosure controls and procedures. In the future, we could be subject to additional requirements to annually assess and report on our internal control over financial reporting and our independent registered public accounting firm could be required to issue a report on the assessment of our management which will be included in our annual reports filed with the Securities and Exchange Commission. Stabilis is not currently subject to the Sarbanes-Oxley Act of 2002, and we are continuing to evaluate the strength of the disclosure controls and procedures and internal control over financial reporting of Stabilis and its subsidiaries. If we identify any significant deficiencies or material weaknesses in the disclosure controls and procedures and internal control over financial reporting of Stabilis and its subsidiaries following the completion of the Share Exchange, we will be required to spend time and money to remedy those deficiencies. If we are unable to sufficiently integrate the disclosure and control structure of Stabilis and its subsidiaries into our structure or correct any deficiencies we identify in a timely manner, we may conclude that these circumstances constitute a material weakness in disclosure controls and procedures and/or internal control over financial reporting and that our disclosure controls and procedures and/or internal control over financial reporting was not effective. Investors could lose confidence in our reported consolidated financial information as a result, and the market price of our common stock could decline.

Risks related to Stabilis and its subsidiaries

Stabilis and its subsidiaries have incurred operating losses since 2013 and there can be no assurance that they will achieve or maintain profitability in the future.

There can be no assurance that Stabilis and its subsidiaries will generate revenues that are significant or large enough to achieve profitability in the future.

The industry in which Stabilis and its subsidiaries operate is highly competitive, which may result in a loss of market share or decrease in revenue or profit margin.

The LNG products and services provided by Stabilis and its subsidiaries are provided in a highly competitive environment. These products and services are subject to competition from a number of similarly sized or larger businesses which may have greater financial and other resources than are available to Stabilis and its subsidiaries. Factors that affect competition include timely delivery of products and services, reputation, LNG production and distribution capabilities, price, performance and dependability. Any failure to adapt to a changing competitive environment may result in a loss of market share and a decrease in revenue and profit margins.

If Stabilis and its subsidiaries do not comply with laws or other government regulations applicable to their operations, they could suffer penalties or costs that could have a material adverse effect on their business, financial condition and results of operations.

Stabilis and its subsidiaries are required to comply with extensive and complex laws and other regulations in the countries in which they operate at the international, federal, state/provincial and local government levels relating to, among other things:

•	the production, storage, transportation, handling and delivery of LNG;

•	the operation of LNG production, storage and distribution facilities;

•	workplace safety;

•	natural gas and LNG leakage;

•	environmental protection, carbon emissions and hazardous waste disposal;

•	consumer protection;

•	data privacy and protection;

•	commodities trading, brokerage, derivatives and advisory services;

•	antitrust and competition;

•	anti-money laundering and funds transmission; and

•	regulatory reporting and licensing.

Due to the complex and technical nature of these laws and regulations, inadvertent violations may occur. If Stabilis and its subsidiaries fail to comply with these laws or regulations for any reason, they would be required to correct or implement measures to prevent a recurrence of any violations, which could increase their operating costs. If more serious violations were to occur, they could be subject to substantial fines or penalties or to civil or criminal liability. Any substantial fines and costs incurred as a result of a violation of such regulations could have a material adverse effect on their business and results of operations.

The physical operations of Stabilis and its subsidiaries have inherent risks that could negatively impact their business, financial condition and results of operations.

Stabilis and its subsidiaries provide various products and services to customers, including but not limited to production, transportation, storage, handling and delivery of LNG and related products. Operating LNG production, storage and distribution terminals and transporting and delivering LNG involve inherent risks, such as:

•	fires, collisions and other incidents;

•	traffic accidents, injuries and loss of life;

•	leaks, spills, discharges, contaminations and other releases;

•	severe damage to and destruction of property and equipment; and

•	loss of product and business interruption.

Any of the foregoing could result in production and distribution difficulties and disruptions, environmental pollution, government-imposed fines or clean-up obligations, personal injury or wrongful death claims, other damage to its own properties and the properties of others and reputational risk. Although Stabilis and its subsidiaries generally maintain liability insurance for these types of events, such insurance may be insufficient to cover certain losses which may be in excess of coverage limits or outside the scope of the coverage. If Stabilis and its subsidiaries are held liable for any damages, and the liability is not adequately covered by insurance, their financial position and results of operations will be adversely affected.

Stabilis’ current LNG production capacity consists solely of its George West LNG Production facility.

A substantial portion of Stabilis revenue is generated from the production and distribution of LNG produced at its George West LNG Production Facility. A mechanical failure, fire, hurricane or other natural disaster, or a disruption to its supply of natural gas, power or other utilities supplying the plant could render the plant inoperable for an extended period of time and the financial position and results of operations of Stabilis will be adversely affected.

The business of Stabilis and its subsidiaries is dependent on their ability to adequately finance their working capital requirements and fund their investments in plant, property and equipment, which, if not available to them, would impact their ability to conduct their operations.

Stabilis and its subsidiaries rely on credit arrangements with lenders and suppliers as an important source of liquidity for capital requirements not satisfied by operating cash flow. Future market volatility, generally, and persistent weakness in the energy markets may adversely affect their ability to access capital and credit markets or to obtain funds at low interest rates or on other advantageous terms. If Stabilis and its subsidiaries are unable to obtain credit as and when needed on commercially reasonable terms or at all, such as in the event there is a substantial tightening of the credit markets or a substantial increase in interest rates, it could have a negative impact on their liquidity, business, financial condition, and cash flows, as well as future development and growth.

Related parties have provided a substantial amount of the capital needs of Stabilis and its subsidiaries and such source of capital may not be available in the future.

A majority of the funds borrowed by Stabilis and its subsidiaries have been provided by Casey Crenshaw and entities he controls or with which he is affiliated. If such funding is not available in the future, Stabilis and its subsidiaries would be required to seek other sources of capital. Such capital might not be available or might require the payment of higher rates of interest and contain restrictions on their operations and leverage which could limit their ability to grow. If capital were raised through an equity issuance, current stockholders would be diluted.

Stabilis and its subsidiaries depend on key people to generate their strategies and operate their business, and their business could be harmed if they are unable to retain these key people.

The future success of Stabilis and its subsidiaries is dependent on the contributions of their officers and certain other key personnel. All of such officers and other employees may terminate their employment relationships at any time. These individuals’ knowledge of their business and experience in their industry might be difficult to replace. Qualified individuals are in high demand, and Stabilis and its subsidiaries may incur significant costs to retain their key people. If Stabilis and its subsidiaries are unable to retain their officers and other key employees, or if these individuals leave and they are unable to attract and successfully integrate quality replacements in a timely manner and on reasonable terms, their business, operating results and financial condition could be harmed.

Changes in the demand for LNG may have a material adverse effect on the business of Stabilis and its subsidiaries.

The success of Stabilis and its subsidiaries is substantially related to the demand for LNG as a fuel. A key component of such demand is the price of natural gas and LNG. Such price and demand is subject to many factors beyond the control of Stabilis and its subsidiaries, including:

•	price and availability of alternative fuels and energy sources;

•	technological advances affecting energy consumption or supply;

•	laws and regulations related to environmental matters, including those mandating or incentivizing alternative energy sources or otherwise addressing global climate change;

•	production levels of natural gas and availability of transportation services;

•	economic conditions in the various industries which Stabilis and its subsidiaries serve.

Natural disasters, terrorism, acts of war, international conflicts or other disruptions to the operations Stabilis and its subsidiaries could harm their business.

Natural disasters, acts or threats of war or terrorism, international conflicts, and the actions taken by the United States and other governments in response to such events could cause damage to or disrupt the business operations of Stabilis and its subsidiaries or those of its customers, any of which could have an adverse effect on the business of Stabilis and its subsidiaries.

Risks related to Stabilis’ growth strategy

Stabilis’ ability to develop additional LNG liquefaction facilities and expand its LNG distribution business will require significant additional capital and may require us to seek additional financing.

Stabilis is dependent on the availability of additional capital to proceed with its plan to develop additional LNG liquefaction facilities and expand its LNG distribution business. There can be no assurance that such additional capital will be available when needed to pursue its growth strategies. If Stabilis is unable to obtain additional capital this would cause it to be unable to develop additional liquefaction facilities and expand its distribution business. To the extent that any such financing involves the sale of equity securities the interests of our then existing stockholders could be substantially diluted.

Because the use of LNG as a fuel is evolving and competitive with other fuels, the extent of its growth or ultimate market size is difficult to predict. Stabilis’ growth strategy may not be feasible if the demand for LNG does not continue to grow.

LNG competes against gasoline and diesel fuel as well as other alternative fuels such as electric, propane, compressed natural gas, and hydrogen. The economic benefit of LNG may be reduced or eliminated in the event that natural gas production is not sufficient to meet current and anticipated demand or the price of competing fuels decline in comparison to the price of natural gas. The rate at which the market for LNG will grow or whether competitive fuels and technologies will render LNG less competitive is difficult to predict.

Rising climate change concerns could lead to additional regulatory measures that may result in a decrease in demand for Stabilis’ LNG products and services.

Due to concern over the risk of climate change, a number of national, state and local governments, have adopted, or are considering the adoption of, regulatory frameworks to, among other things, reduce greenhouse gas emissions. These include adoption of cap and trade regimes, carbon taxes, increased efficiency standards, prohibition of oil based fueled vehicles, and incentives or mandates for renewable energy. These requirements could result in reduced demand for LNG. In addition, many governments are providing tax advantages and other subsidies and mandates to make alternative energy sources more competitive with carbon-based fuels. Governments are also promoting research into new technologies to reduce the cost and increase the scalability of alternative energy sources, all of which could lead to a decrease in demand for LNG products and services. In addition, current and pending greenhouse gas regulations may substantially increase Stabilis’ compliance costs and, as a result, increase the price of and reduce demand for the products it produces and distributes.

Risks related to the proposed reverse stock split

The proposed reverse stock split may not increase our stock price over the long-term.

The principal purpose of the proposed reverse stock split is to increase the per-share market price of our common stock. It cannot be assured, however, that the proposed reverse stock split will accomplish this objective for any meaningful period of time. While it is expected that the reduction in the number of outstanding shares of our common stock will proportionally increase the market price of our common stock, it cannot be assured that the a reverse stock split will increase the market price of our common stock by a multiple of the reverse stock split ratio, or result in any permanent or sustained increase in the market price of our common stock, which is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. Thus, while the stock price might meet the continued listing requirements for The Nasdaq Capital Market initially, it cannot be assured that it will continue to do so.

The proposed reverse stock split may decrease the liquidity of our common stock.

Although our Board of Directors believes that the anticipated increase in the market price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the reverse stock split. The reduction in the number of outstanding shares may lead to reduced trading and a smaller number of market makers for our common stock.

The proposed reverse stock split may lead to a decrease in the combined organization’s overall market capitalization.

Should the market price of our common stock decline after the reverse stock split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the proposed reverse stock split. A reverse stock split may be viewed negatively by the market and, consequently, may lead to a decrease in our overall market capitalization. If the per share market price does not increase in proportion to the proposed reverse stock split ratio, then the value of the company, as measured by its stock capitalization, will be reduced. In some cases, the per-share stock price of companies that have effected reverse stock splits subsequently declined back to pre-reverse split levels, and accordingly, it cannot be assured that the total market value of our common stock will remain the same after the reverse stock split is effected, or that the proposed reverse stock split will not have an adverse effect on the price of our common stock due to the reduced number of shares outstanding after the reverse stock split.

PROPOSAL NO. 1

TO APPROVE THE ISSUANCE OF COMMON STOCK IN CONNECTION WITH THE ACQUISITION OF STABILIS ENERGY LLC AND ITS SUBSIDIARIES

Acquisition structure

Under the terms of the Share Exchange Agreement, we will acquire directly 100% of the outstanding limited liability company membership interests of Stabilis from Holdings and 20% of the outstanding limited liability membership interests of PEG from AEGIS. PEG owns 100% of the outstanding capital stock of Prometheus. The balance of PEG, representing 80% ownership of Prometheus, is owned directly by Stabilis. As a result, Stabilis will become our direct 100% owned subsidiary and Prometheus will become our indirectly-owned 100% subsidiary. In the Share Exchange we will issue that number of shares of our common stock which is equal to approximately 90% of the shares of our common stock which will be deemed outstanding as of the completion of the Share Exchange which is based on the number of shares of our common stock outstanding immediately prior to the completion of the Share Exchange plus an additional number of shares of our common stock deemed outstanding assuming the conversion of our outstanding Restricted Stock Units and Deferred Directors Stock Units into common stock one a one-to-one basis.

The following illustrates the calculation of the number of shares of common stock that will be issued to acquired Stabilis and its subsidiaries upon the completion of the Share Exchange based upon the 9,391,314 shares of our common stock issued and outstanding on April     , 2019:

Number of American Electric common shares outstanding:	9,391,314
Number of additional American Electric common shares deemed outstanding:
Conversion of Series A Preferred Stock to common stock:	2,212,389
Conversion of Restricted Stock Units	5,031
Conversion of Deferred Director Stock Units	120,000

Total number of American Electric shares deemed outstanding:	11,728,734
Shares to be issued to acquire Stabilis and its subsidiaries in the Share Exchange:	105,558,606
Total shares of common stock deemed outstanding after the Share Exchange:	117,287,340
Percent of total shares to be deemed outstanding received by former owners of Stabilis and its subsidiaries:	90%
Percent of total shares to be deemed outstanding held by current American Electric stockholders:	10%

This exchange ratio will not change regardless of any fluctuation in the market price of our common stock prior to the closing. You will not know the exact number of shares of common stock we will issue in connection with the Share Exchange as of the date of the Special Meeting because the final determination of the number of shares to be issued in connection with the Share Exchange will be made after the date of the Special Meeting.

The following description of the material information about the Share Exchange, including the summary of the material terms and provisions of the Share Exchange Agreement and the descriptions of the opinion of our financial advisor, is qualified in its entirety by reference to the more detailed annexes to this Proxy Statement. We urge you to read all of the annexes to this Proxy Statement in their entirety.

The Share Exchange Agreement has been included as Annex A to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information can be found elsewhere in this Proxy Statement and in the other public filings we make with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The Share Exchange Agreement contains representations and warranties the parties made to each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that have been exchanged in connection with signing the Share Exchange Agreement. While we do not believe that the disclosure schedules contain information securities laws require us to publicly disclose, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, quantifies, and creates exceptions to the representations and warranties set forth in the attached Share Exchange Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. These disclosure schedules contain information that has been included in our prior public disclosures, as well as potential additional nonpublic information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Share Exchange Agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Background of the Share Exchange

On March 22, 2017, the Company and JCH Crenshaw Holdings, LLC (“JCH”), the holder of our outstanding Series A Convertible Preferred Stock (the “Series A Preferred Stock”) since 2012 and an affiliate of our director, Casey Crenshaw, entered into a letter agreement (the “Letter Agreement”) in order to facilitate American Electric’s loan from HD Special-Situations III, LP, a Delaware limited partnership (the “Lender”), pursuant to a Note Purchase Agreement (“NPA”) and Secured Term Note dated March 23, 2017 (the “Note”). Pursuant to the Letter Agreement, JCH agreed and acknowledged that until the earlier of (i) the one year anniversary of the Letter Agreement and (ii) the obligations under the NPA being paid in full (the “Standstill Period”), the Company, without the prior written consent of the Lender, would not declare, authorize or pay any dividends in cash to JCH with respect to the Series A Preferred Stock. Following the expiration of the Standstill Period, for so long as the obligations under the NPA remain outstanding, the Company may, at its sole discretion, declare, authorize or pay dividends in cash to JCH so long as no event of default exists under the Note or would result therefrom.

JCH further agreed that it would not exercise its redemption rights under the terms of the Series A Preferred Stock during the Standstill Period. Following the expiration of the Standstill Period, so long as the obligations under the NPA remain outstanding, JCH could compel the Company to redeem the Series A Preferred Stock pursuant its terms, provided no event of default exists under the Note or would result therefrom. JCH agreed that during the Standstill Period it would not seek enforcement of any other provision of the terms of the Series A Preferred Stock that is inconsistent with the Company’s obligations under Section 4(k) of the NPA. Following the Standstill Period, for so long as the obligations under the NPA remain outstanding, JCH could seek to enforce any such provisions so long as no event of default exists under the Note or would result therefrom.

In May 2017, JCH and its principal, Casey Crenshaw, who is a director of American Electric, initiated confidential discussions with members of the Company’s management team and Board of Directors regarding the Company’s business, strategy, capital structure, results of operations and financial position, as well as alternative possible transactions involving American Electric and the JCH investment in American Electric. JCH and American Electric entered into a customary confidentiality agreement on May 20, 2017 to facilitate these discussions. One aspect of such discussions was compensating JCH for agreeing to the restrictions on cash dividends and redemption of its Series A Preferred Stock. Another aspect of such discussions was a proposal by JCH and Mr. Crenshaw to contribute to American Electric a Houston, Texas-based JCH affiliate company which manufactures cryogenic transport and storage equipment for LNG for an amount of American Electric common stock equal to 51% of the number of shares then outstanding, to arrange a secured loan for $10 million to pay-off the Lender of the Company’s current loan and provide additional liquidity for future growth, to provide additional management team members to improve operating and financial performance and to receive a majority of the Company’s board seats. The American Electric board of directors established a Special Conflicts Committee to guide the consideration of such proposal.

American Electric undertook a serious consideration of this proposal, including engagement of BDO USA, LLP as a consultant and valuation expert. In July 2017, the American Electric board of directors decided not to pursue the proposal.

On August 1, 2017, American Electric and JCH entered into an agreement (the “Repricing Agreement”) pursuant to which the original conversion price $5.00 per share of the 1,000,000 shares of Series A Preferred Stock sold to JCH in 2012 was reduced to $2.26 per share, and the original exercise price of $6.00 per share for 125,000 Common Stock Purchase Warrants sold to JCH in 2012 with the Series A Preferred Stock was reduced to $2.72 per share and the original exercise price of $7.00 per share for 200,000 Common Stock Purchase Warrants sold to JCH in 2012 with the Series A Preferred Stock was reduced to $3.17 per share to reflect the then current market value of our Common Stock in consideration of the restrictions on the payment of cash dividends on and redemption of the Series A Preferred Stock which JCH agreed to in the Letter Agreement in connection with the Company’s loan from the Lender.

In August 2017, American Electric engaged Oppenheimer to assist American Electric in exploring strategic alternatives. Beginning in September 2017, Oppenheimer assisted American Electric in pursuing multiple avenues including mergers of equals, sale of the business to strategic and financial partners, and various public and private equity financing options. After contacting approximately 55 parties, 15 non-disclosure agreements were signed, with multiple verbal and written proposals for financing and merger and acquisition of various types received. After discussion and negotiations with multiple parties on various structures, American Electric entered into an agreement to sell the U.S. based assets and operations of its M&I Electric Industries subsidiary to an affiliate of Myers Power Products, Inc. and that transaction closed on August 14, 2018. As a result of this sale, our current business and operations consists of our Brazilian subsidiary and our 40% interest in our China joint venture.

In connection with this sale, American Electric’s loan from the Lender was paid in full.

At the American Electric board of directors meeting on August 3, 2018 the directors discussed with Oppenheimer the reduced scope of the Company’s business following the M&I asset sale. Representatives of Oppenheimer indicated that a reverse merger transaction with a larger firm may be a possible strategic alternative since its investigation of strategic alternatives which led to the M&I asset sale did not develop any meaningful interest in the acquisition of the Company’s Brazilian subsidiary or interest in its China joint venture.

At the August 3, 2018 meeting, Mr. Crenshaw mentioned the possibility of an acquisition transaction involving three JCH affiliate companies following the M&I asset sale.

On August 9, 2018 Mr. Crenshaw and James Reddinger, CEO of Stabilis, attended an American Electric board meeting to present an overview of Stabilis Energy and discuss a potential reverse merger transaction between the companies.

On or about August 15, 2018, Mr. Crenshaw notified Peter Menikoff that he believed that the sale of the M&I assets to Myers Power Products, Inc. constituted a liquidation event under the terms of the Series A Preferred Stock held by JCH which entitled JCH to payment of the liquidation preference of $5,000,000 plus unpaid dividends.

On August 17, 2018, JCH made formal written demand to the Company for payment of the liquidation preference of $5.00 per share plus unpaid dividends on its 1,000,000 Series A Preferred Stock on the grounds that the M&I asset sale constituted a liquidation event under the terms of the Series A Preferred Stock. American Electric rejected JCH’s assertion that the M&I asset sale constituted a liquidation event under the terms of the Series A Preferred Stock. On August 20, 2018, we initiated a lawsuit in the District Court of Harris County, Texas, seeking a declaration that the liquidation preference obligation has not been triggered. On August 21, 2018, JCH filed a lawsuit against the Company in the District Court of Harris County, Texas to enforce its liquidation preference rights. Both lawsuits were dismissed without prejudice in October 2018.

On August 21, 2018, Mr. Crenshaw and Mr. Menikoff had a telephone discussion concerning the preferred stock dispute as well as the possible acquisition transaction.

On August 29, 2018, Mr. Crenshaw sent Mr. Menikoff a written presentation concerning the potential share exchange opportunity involving three JCH affiliated companies which Mr. Crenshaw mentioned at the August 9 board meeting and in subsequent discussions with Mr. Menikoff. The three companies were Stabilis and its Prometheus subsidiary engaged in LNG production and distribution and a manufacturer of custom industrial components. American Electric, JCH and the three companies signed a mutual nondisclosure agreement to facilitate the exchange of information. After initial review of the matter, our board of directors declined to consider the acquisition of the industrial component manufacturer and agreed to consider the acquisition of Stabilis and its subsidiary.

On September 12, 2018, Mr. Reddinger provided Mr. Menikoff with a valuation analysis of Stabilis and Prometheus prepared by an investment banking firm. On September 13, 2018 Mr. Reddinger provided to Mr. Menikoff a proposed term sheet for a Share Exchange, proposed time-line for the transaction and a due diligence checklist.

On September 17, 2018, American Electric’s board of directors met by conference call to discuss the proposal. The board established a special committee (the “Special Committee”) consisting of three disinterested directors, Mr. Menikoff, Edward Kuntz and J. Hoke Peacock, with the authority to evaluate and recommend to the Board of Directors with regard to the potential acquisition including the conflict of interest between the Company and JCH and any of its affiliates, including Mr. Crenshaw. The Special Committee was to act on an informed basis, in good faith, and in the subjective belief that any action taken by the Committee be in the best interests of the stockholders of the Company. The Special Committee began establishing a team of professionals to assist in the potential acquisition transaction, including Locke Lord as legal counsel and Ham, Langston & Brezina, American Electric’s independent registered public accountant, for technical accounting matters. The Committee contacted Stout Group, Oppenheimer and one other investment banking firm about engagement as financial advisor to render a financial opinion with respect to the transaction. Oppenheimer was engaged on September 24, 2018.

On September 17, 2018, Ham, Langston & Brezina advised American Electric’s CFO, Bill Brod, that performing transactional advisory services are permitted under PCAOB and SEC auditor independence rules. The firm is was subsequently engaged to perform transactional advisory services.

On September 18, 2018, the Committee set up teams to conduct due diligence. An online data room was established where due diligence material can be posted and reviewed in connection with the proposed transaction.

By September 24, 2018, American Electric’s counsel, Locke Lord LLP (“Locke Lord”), and Stabilis’ counsel, Thompson & Knight LLP, had established contact and began working on the transaction.

On October 8, 2018, Mr. Menikoff and Mr. Crenshaw discussed parameters of the proposed Share Exchange. Mr. Crenshaw provided an improved offer to American Electric.

On October 9, 2018, the American Electric Special Committee held a conference call to discuss the proposed Share Exchange transaction. The Committee was in unanimous agreement to proceed with the project with a view towards execution of a non-binding term sheet for the Share Exchange.

In October 2018, Ham, Langston & Brezina performed various analyses of Stabilis’ financial position and operating results to identify risks surrounding Stabilis’ revenues/receivables transaction cycle, costs/payables transaction cycle and related party transactions. Results of analyses performed were communicated to Bill Brod, American Electric CFO.

On October 19, 2018 Mr. Brod received and distributed updated interim financial statements of Stabilis and Prometheus.

On October 19, 2018 a term sheet was executed setting forth the indicative terms and conditions of the proposed Share Exchange but did not bind the parties to enter a definitive agreement for the transaction.

On October 25, Arthur Dauber, former director and CEO of American Electric and current employee, Mr. Brod, and Frank Gu, manager of Chinese operations for American Electric, meet with executives of Prometheus to review business and operations of Prometheus. They received a detailed presentation of the business and operations of Prometheus which was distributed to the entire American Electric board of directors.

On October 30, 2018 Special Committee member Mr. Kuntz meets with Mr. Reddinger and Andrew Puhala, Stabilis CFO, to review the business and operations of Stabilis and its subsidiaries.

On November 1, 2018 the American Electric board of directors meets to discuss the proposed Share Exchange. It is the sense of the meeting that the negotiations shall continue.

Following the November 1, 2018 board meeting, negotiations continued towards finalizing terms of a definitive Share Exchange agreement. These negotiations were carried out primarily by Mr. Menikoff representing the Committee and Mr. Reddinger representing the Stabilis parties. Counsel for American Electric and the Stabilis parties exchanged drafts of the definitive Share Exchange agreement and related documentation, including due diligence schedules, and ancillary agreements including a voting agreement among various American Electric stockholders and a registration rights agreement.

On November 28, 2018 Mr. Menikoff advised Mr. Reddinger that the definitive Share Exchange agreement was expected to be completed shortly and American Electric would be holding a board of directors meeting to receive the recommendation of the Committee and Oppenheimer’s analysis and opinion concerning the fairness of the transaction to American Electric and to vote on the Share Exchange agreement.

On December 7, 2018 the American Electric board of directors and the Special Committee each held a meeting primarily concerning the Share Exchange transaction. The Special Committee considered, among other things, the opinion of Oppenheimer, dated December 7, 2018, to the Special Committee as to the fairness, from a financial point of view and as of such date, to the Company, of the consideration to be paid by the Company, which opinion was based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Oppenheimer. The directors heard a report from Locke Lord concerning the Share Exchange agreement All of the directors at the meeting, including the entire Special Committee, voted to approve the Share Exchange transaction and authorize the execution of the Share Exchange agreement and ancillary agreements.

On December 17, 2018 the definitive Share Exchange Agreement was signed.

Subsequent to the execution of the Share Exchange Agreement, Mr. Menikoff and Don Boyd, American Electric’s CFO, reviewed the Company’s cash flow and working capital projections through June 30, 2019 and concluded that it would be appropriate for American Electric to secure additional working capital. After considering various possible sources of funding, including borrowing, stock sales and the anticipated distribution from the Company’s Chinese joint venture, Mr. Menikoff approached Mr. Reddinger and Mr. Crenshaw about Stabilis as a source of working capital. After considering various alternatives with Jim Reddinger an amendment to the Share Exchange Agreement was entered into on May 8, 2019. Under the amendment Stabilis will reimburse American Electric for up to $650,000 of the fees and expenses of counsel, investment bankers and accountants incurred by American Electric in connection with the Share Exchange transaction and the number of shares of common stock to be issued by American Electric in the Share Exchange would be increased from 89% to 90% of the total shares to be outstanding upon completion of the Share Exchange.

Our reasons for proposing the acquisition of Stabilis and its subsidiaries

Before approving the Share Exchange Agreement, the Special Committee and the board of directors sought to identify and consider the significant benefits and risks anticipated from the potential business combination with Stabilis and its subsidiaries. Based on these and other factors that the Special Committee and board members deemed relevant, the Special Committee and board of directors approved the Share Exchange Agreement and recommends that our stockholders approve the issuance of shares in connection with the acquisition of Stabilis and its subsidiaries pursuant to the Share Exchange Agreement and the other matters proposed for consideration at the Special Meeting. Our board of directors considered the following to be the major benefits expected from the acquisition of Stabilis and its subsidiaries.

•

Achievement of Critical Scale. Currently, American Electric is a relatively small company with annual sales of approximately $8 million. Our current operations consist of our wholly-owned subsidiary in Brazil and our 40% interest in a joint venture in China. After the completion of the Share Exchange, the combined company will have substantially increased scale in terms of sales, asset size, range of products and services offered, customers and industries served, number of employees, and facilities. With this increase in size, we expect to be able to achieve additional business opportunities with customers and business partners.

•

New Market Opportunities. Stabilis and its subsidiaries offers us exposure to the LNG industry, which may offer the potential for both a superior growth rate and a higher profit margin than our current markets.

•

Stronger Pro Forma Financial Profile. After the Share Exchange, we will have a significantly improved balance sheet and income statement than our current company profile. Our board believes that this will result in an improved ability to increase stockholder value through organic growth and possible strategic acquisitions.

•	U.S. Based Operations. After the Share Exchange, most of our operations will be based in the U.S. compared to our current operations which are in Brazil and China.

•

Our Stock May be More Attractive to Investors. We believe that the expanded scale and stronger financial profile resulting from the completion of the Share Exchange may enable us to attract more investor attention and generate more liquidity in our common stock. We anticipate that we will also benefit from better access to capital markets, which should provide more financial flexibility in meeting future opportunities and challenges.

•

Expanded Management. The board of directors believes that we will benefit from the Stabilis management team which it believes can effectively and efficiently lead the combined company to maximize stockholder value.

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Opinion of our Financial Advisor. The Special Committee considered the opinion of Oppenheimer, dated December 7, 2018, to the Special Committee as to the fairness, from a financial point of view and as of such date, to the Company, of the shares of American Electric common stock to be issued (which we refer to as the Consideration) to LNG Investment Company, LLC and AEGIS NG LLC (which we refer to together as the Exchanging Holders), which opinion was based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Oppenheimer as more fully described under the subheading below entitled “Opinion of Our Financial Advisor.” Oppenheimer’s opinion does not constitute a recommendation as to how any stockholder or any other person or entity should act or vote with respect to the Share Exchange or any other matter. As a result of the amendment of the Share Exchange Agreement, the Special Committee requested that Oppenheimer provide, and Oppenheimer did provide, a letter dated May 7, 2019, stating that the increase in the percentage of shares to be issued by the Company to the Exchanging Holders from 89% to 90% would not have changed its opinion, as of December 7, 2018, to the Special Committee as to the fairness, from a financial point of view and as of such date, to the Company, of the Consideration to be paid by the Company to the Exchanging Holders in the proposed transaction pursuant to the Share Exchange Agreement, as amended on May 8, 2019.

The above discussion of the potential benefits anticipated and given weight by our Special Committee and board of directors is not intended to be exhaustive. However, the discussion is believed to include all material factors considered by the Special Committee and our board of directors. In reaching the decision to approve the Share Exchange and recommend that our stockholders approve the issuance of shares in connection with the acquisition of Stabilis and its subsidiaries, our board of directors did not assign any relative or specific weights to the factors considered. In addition, individual directors may have given differing weights to different factors.

Opinion of Our Financial Advisor

We engaged Oppenheimer to render a written opinion, which we refer to as the opinion, to the Special Committee as to the fairness, from a financial point of view, to the Company of the Consideration to be paid by the Company in the proposed transaction pursuant to the Share Exchange Agreement. We selected Oppenheimer because Oppenheimer is a nationally recognized investment banking firm with substantial experience in transactions similar to the proposed transaction.

As part of its engagement, representatives of Oppenheimer attended (via conference call) the meeting of the Special Committee held on December 7, 2018, at which the Special Committee evaluated the proposed transaction. At this meeting, Oppenheimer reviewed the financial aspects of the proposed transaction and rendered its opinion, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Oppenheimer as set forth in its opinion, as to the fairness, from a financial point of view, to the Company of the Consideration to be paid by the Company in the proposed transaction pursuant to the Share Exchange Agreement.

The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Annex B to this Proxy Statement and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Oppenheimer in preparing its opinion. Oppenheimer’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the Special Committee (in its capacity as such) in connection with its consideration of the financial terms of the transaction. The opinion addressed the fairness, from a financial point of view, to the Company of the Consideration to be paid by the Company in the proposed transaction pursuant to the Share Exchange Agreement. It did not address the underlying business decision of the Special Committee to engage in the transaction or enter into the Share Exchange Agreement. It does not constitute a recommendation to the Special Committee in connection with the transaction or a recommendation to any holder of Common Stock or shareholder of any other entity as to how to vote in connection with the transaction or any other matter, nor does it constitute a recommendation on whether or not any stockholder should exercise any dissenters’ or appraisal rights that may be available to any stockholder.

In connection with the opinion, Oppenheimer reviewed, analyzed and relied upon information and material bearing upon the financial and operating condition of American Electric and the transaction, including, among other things:

•	a draft dated November 30, 2018 of the Share Exchange Agreement;

•

(i) audited financial statements of (A) American Electric for fiscal years ended December 31, 2017 and 2016 and (B) Stabilis for fiscal years ended December 31, 2017 and 2016, and (ii) unaudited financial statements of (A) Prometheus for fiscal years ended December 31, 2017 and 2016, and (B) each of American Electric and Stabilis, PEG and Prometheus Energy Group, Inc. (which we refer to collectively as the Target) for the nine month period ended September 30, 2018;

•	financial forecasts and estimates relating to American Electric prepared by the senior management of American Electric (which we refer to as our Management, and such forecasts and estimates, as the

Company Projections) and reviewed financial forecasts and estimates relating to the Target prepared by the senior management of the Target (which we refer to as the Target Projections);

•

the discussions with Management, the senior management of the Target, the Target’s advisors and American Electric’s advisors with respect to the business and prospects of each of American Electric and the Target;

•	certain publicly available financial data for companies that Oppenheimer deemed relevant in evaluating each of American Electric and the Target, respectively;

•	certain publicly available financial information for transactions that Oppenheimer deemed relevant in evaluating the transaction;

•	other public information concerning American Electric and the Target, respectively;

•

a certificate addressed to Oppenheimer from American Electric’s chief financial officer which contained, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, Oppenheimer by or on behalf of American Electric; and

•	certain other analyses, other information and other factors as Oppenheimer deemed appropriate.

In rendering the opinion, Oppenheimer relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with Oppenheimer by American Electric and its employees, representatives and affiliates or otherwise reviewed by Oppenheimer. With respect to the Company Projections, Oppenheimer assumed, at the direction of our management and with our consent, without independent verification or investigation, that those forecasts and estimates were reasonably prepared on bases reflecting the best available information, estimates and judgments of our management as to our future financial condition and operating results. With respect to the Target Projections, Oppenheimer assumed, with our consent, without independent verification or investigation, that such forecasts and estimates, were reasonably prepared on bases reflecting the best available information, estimates and judgments of senior management of the Target as to the future financial condition and operating results of the Target. At the direction of representatives of American Electric, Oppenheimer also assumed that the final terms of the Share Exchange Agreement would not vary materially from those set forth in the draft reviewed by it. Oppenheimer also assumed, with our consent, that the transaction will be consummated during the time period contemplated by the Share Exchange Agreement and in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws and other requirements and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the transaction, no delay, limitation, restriction or condition would be imposed that would result in the disposition of any assets of American Electric or the Target or otherwise have an adverse effect on American Electric, the Target or the transaction or any expected benefits of the transaction. Oppenheimer also assumed that there were no material changes in the assets, liabilities, financial conditions, results of operations, business or prospects of either American Electric or the Target since the date of the last financial statements of each of American Electric and the Target, respectively, that were made available to Oppenheimer. Oppenheimer neither made nor obtained any independent evaluations or appraisals of the assets or liabilities, contingent or otherwise, of American Electric, the Target or any other party. Oppenheimer also assumed, with our consent, that the transaction would qualify as a tax-free transaction.

The forecasts, projections and estimates of American Electric and of the Target provided to Oppenheimer were not prepared with the expectation of public disclosure. All such information was based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in those forecasts, projections and estimates. Oppenheimer assumed, based on discussions with our management, that our forecasts, projections and estimates referred to above, provided a reasonable basis upon which

Oppenheimer could form its opinion and Oppenheimer expressed no view as to any such information or the assumptions or bases therefor. Oppenheimer relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

Oppenheimer did not express any opinion as to our underlying valuation, future performance or long-term viability of American Electric or the Target. Oppenheimer did not express any view as to, and its opinion did not address, any terms or other aspects or implications of the transaction (other than the Consideration to be paid by the Company to the extent expressly specified therein) or any aspect or implication of any other agreement, arrangement or understanding entered into in connection with the transaction or otherwise, including, without limitation, the fairness of the amount or nature of the compensation resulting from the transaction to any individual officers, directors or employees of American Electric, or class of such persons, relative to the Consideration to be paid by the Company. In addition, Oppenheimer expressed no view as to, and its opinion did not address, our underlying business decision to proceed with or effect the transaction nor did its opinion address the relative merits of the transaction as compared to any alternative business strategies that might have existed for American Electric or the effect of any other transaction in which we might have engaged. Oppenheimer was not requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the transaction, the securities, assets, businesses or operations of American Electric or any other party, or any alternatives to the transaction, (b) negotiate the terms of the transaction, or (c) advise the Board, the Special Committee or any other party with respect to alternatives to the transaction. Oppenheimer’s opinion was necessarily based on the information available to Oppenheimer and general economic, financial and stock market conditions and circumstances as they existed and could be evaluated by Oppenheimer on the date of its opinion. It should be understood that, although subsequent developments may affect Oppenheimer’s opinion, Oppenheimer does not have any obligation to update, revise or reaffirm its opinion. Oppenheimer did not express any opinion as to what the value of the Company Common Stock actually would be when issued pursuant to the transaction or the price or range of prices at which the Company Common Stock may be purchased or sold, or otherwise be transferable, at any time. Oppenheimer assumed that the Company Common Stock to be issued in the transaction to the Exchanging Owners would be listed on the Nasdaq Capital Market.

Oppenheimer is not a legal, tax, regulatory or accounting advisor and Oppenheimer relied on the assessments made by us and our other advisors with respect to such issues. Oppenheimer’s opinion did not address any legal, tax, regulatory or accounting matters. In addition, Oppenheimer’s opinion did not constitute a solvency opinion or a fair value opinion, and Oppenheimer did not evaluate the solvency or fair value of American Electric or the Target under any federal or state laws relating to bankruptcy, insolvency, similar matters or otherwise.

In performing its analyses, Oppenheimer made numerous assumptions with respect to the industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of Oppenheimer and American Electric. Any estimates contained in the analyses performed by Oppenheimer are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such business or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

The following is a summary of the material financial analyses presented by Oppenheimer to the Special Committee in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by Oppenheimer to the Special Committee, but summarizes the material analyses performed and presented in connection with the opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion,

Oppenheimer did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, Oppenheimer believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses.

Valuation of American Electric

Selected Public Companies Analyses. Oppenheimer performed selected public companies analyses of American Electric as described below. To perform these analyses, Oppenheimer used last-twelve-months, or LTM, financial information as of or for the period ended November 30, 2018 and market price information as of market close on December 4, 2018. Oppenheimer also used 2018, 2019 and 2020 earnings consensus “street” estimates for the selected public companies, to the extent publicly available, taken from a nationally recognized earnings estimate consolidator and financial forecasts and projections relating to the earnings of American Electric provided to Oppenheimer by our management. Certain financial data prepared by Oppenheimer, and as referenced in the tables presented below, may not correspond to the data presented in American Electric’ historical financial statements as a result of the different periods, assumptions and method used by Oppenheimer to compute the financial data presented. No company used as a comparison in the following selected public companies analyses is identical or directly comparable to American Electric. Accordingly, an analysis of these results is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Using publicly available information, Oppenheimer compared the financial performance, financial condition and market performance of American Electric to the following 10 selected publicly traded companies:

•	Siemens Aktiengesellschaft

•	ABB Ltd

•	Eaton Corporation plc

•	WEG S.A.

•	Zhuzhou CRRC Times Electric Co., Ltd.

•	Transmissora Alianca de Energia Eletrica S.A.

•	XJ Electric Co., Ltd.

•	Jiangnan Group Limited

•	Powell Industries, Inc.

•	Pioneer Power Solutions, Inc.

Oppenheimer reviewed enterprise values of the selected public companies, calculated as fully-diluted equity values based on closing stock prices on December 4, 2018 plus debt, plus preferred stock, plus minority interest, less cash and cash equivalents, as multiples of projected calendar years 2018, 2019 and 2020 estimated earnings before interest, taxes, depreciation and amortization, referred to as EBITDA. Financial data of the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information. The overall low to high ranges of calendar year 2018 estimated EBITDA multiples (Enterprise Value/Forward EBITDA) observed for the selected companies were 8.4x to 22.4x (with a median of 10.4x). The overall low to high ranges of calendar year 2019 estimated EBITDA multiples observed for the selected companies were 7.5x to 20.0x (with a median of 9.4x). The overall low to high ranges of calendar year 2020 estimated EBITDA multiples observed for the selected companies were 7.2x to 17.5x (with a median of 8.5x).

Oppenheimer then applied the median selected ranges of the average of calendar years 2018 and 2019, calendar year 2019 and calendar year 2020 of the EBITDA derived from the selected companies, adjusted by +/- 10%, to corresponding data of American Electric. Financial data of American Electric were based on internal estimates of American Electric management. This analysis resulted in low to high implied enterprise value ranges for American Electric of (i) $4.1 million to $5.1 million for the average of calendar years 2018 and 2019, (ii) $6.8 million to $8.4 million for calendar year 2019, and (iii) $11.4 million to $14.0 million for calendar year 2020.

Oppenheimer then calculated implied American Electric equity values for these periods by adding $2.6 million net cash as of September 30, 2018 to the enterprise values. These calculations yielded the following implied equity value ranges of American Electric of (i) $6.7 million to $7.6 million for the average of calendar years 2018 and 2019, (ii) $9.4 million to $10.9 million for calendar year 2019, and (iii) $14.0 million to $16.5 million for calendar year 2020.

Selected Transactions Analysis. Oppenheimer performed a selected transactions analysis as described below. To perform this analysis, Oppenheimer used financial data based on the acquired company’s then latest publicly available financial statements prior to the announcement of the acquisition. No company or transaction used as a comparison in the following selected transactions analysis is identical or directly comparable to American Electric or the proposed transaction. Accordingly, an analysis of these results is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in the financial and operating characteristics of the companies involved.

Oppenheimer reviewed publicly available information related to the following 12 selected merger and acquisition transactions announced since January 1, 2010:

Date announced	Acquirer	Target
Oct-17	Oman Investment Fund	Rotary Engineering Pte. Ltd.
Jul-17	Schneider Electric S.E.	ASCO Power Technologies, LP.
Mar-17	Hong Kong Dinghan Holdings Group Co., Ltd.	SMA Railway Technology GmbH
Jan-17	State Grid Brazil Power Participacoes Ltda.	CPFL Energia S.A.
Oct-16	National Oilwell Varco, Inc.	Fjords Processing AS
May-16	Technip SA	FMC Technologies, Inc.
Aug-13	Platinum Equity, LLC	Artesyn Embedded Technologies Inc.
Apr-13	GE Oil & Gas SpA	Lufkin Industries, Inc.
May-12	Eaton Corporation plc	Cooper Industries plc
Apr-12	Enteq Upstream Plc	XXT Incorporated
Jan-12	ABB Ltd	Thomas & Betts Corporation
Dec-11	ABB Ltd	Newave Energy Holding SA

Oppenheimer reviewed enterprise values, calculated as the purchase prices paid for the target companies’ equity in the selected transactions plus the target companies’ debt, less cash and cash equivalents, and as multiples of EBITDA of such target companies’ latest 12 months for which financial information was available at the time of announcement, or LTM EBITDA. Financial data of the selected transactions were based on research analysts’ estimates, public filings and other information publicly available (at the announcement of the applicable transaction). The overall low to high range of total enterprise value to LTM EBITDA observed for the selected transactions was 8.2x to 17.0x (with a median of 12.0x).

Oppenheimer then applied median ranges of the LTM EBITDA multiples derived from the precedent M&A transactions, adjusted by +/- 10%, to corresponding data of American Electric projected 2019 adjusted EBITDA discounted to December 31, 2018 at a rate of 17.9%. Financial data of American Electric were based on internal estimates of American Electric management. This analysis resulted in low to high implied enterprise value ranges for American Electric of $7.5 million to $9.1 million.

Oppenheimer then calculated implied American Electric equity value by adding $2.6 million net cash as of September 30, 2018 to the implied enterprise values. This calculation yielded an implied equity value range of American Electric of $10.0 million to $11.7 million.

Stand-Alone Discounted Cash Flow Analysis. Oppenheimer conducted a discounted cash flow analysis, which is designed to imply a potential current value of American Electric by calculating the estimated present value of the standalone after-tax free cash flows that American Electric management forecasted to be generated during the calendar years ending December 31, 2018 through the calendar year ending December 31, 2022. Oppenheimer calculated terminal values for American Electric by applying to its estimated calendar year 2022 adjusted EBITDA a selected range of terminal value adjusted EBITDA multiples of 10.0x to 12.0x. The cash flow and terminal values were then discounted to present value using discount rates ranging from 16.9% to 18.9%, which were based on an estimated weighted average cost of capital. This analysis indicated an approximate implied enterprise value of American Electric of $20.1 million to $26.2 million. Oppenheimer then calculated implied American Electric equity value by adding $2.6 million net cash as of September 30, 2018 to the implied enterprise values. This calculation yielded an implied equity value range of American Electric of $22.7 million to $28.7 million.

Valuation of the Target

Selected Public Companies Analyses. Oppenheimer performed selected public companies analyses of the Target as described below. To perform these analyses, Oppenheimer used LTM financial information as of or for the period ended November 30, 2018 and market price information as of market close on December 4, 2018. Oppenheimer also used 2018, 2019 and 2020 earnings consensus “street” estimates for the selected public companies, to the extent publicly available, taken from a nationally recognized earnings estimate consolidator and financial forecasts and projections relating to the earnings of the Target provided to Oppenheimer by our management. Certain financial data prepared by Oppenheimer, and as referenced in the tables presented below, may not correspond to the data presented in the Target’s historical financial statements as a result of the different periods, assumptions and method used by Oppenheimer to compute the financial data presented. No company used as a comparison in the following selected public companies analyses is identical or directly comparable to the Target. Accordingly, an analysis of these results is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Using publically available information, Oppenheimer compared the financial performance, financial condition and market performance of the Target to the following 8 selected publicly traded companies:

•	Cheniere Energy, Inc.

•	Air Products and Chemicals, Inc.

•	ONEOK, Inc.

•	NiSource Inc.

•	UGI Corporation

•	Atmos Energy Corporation

•	Gaslog Ltd.

•	Dynagas LNG Partners

Oppenheimer reviewed enterprise values of the selected public companies, calculated as fully-diluted equity values based on closing stock prices on December 4, 2018 plus debt, plus preferred stock, plus minority interest, less cash and cash equivalents, as multiples of projected calendar years 2018, 2019 and 2020 estimated EBITDA. Financial data of the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information. The overall low to high ranges of calendar year 2018 estimated EBITDA multiples observed for the selected companies were 9.5x to 17.5x (with a median of 12.3x). The overall low to high ranges of calendar year 2019 estimated EBITDA multiples observed for the selected companies were 8.7x to 13.4x (with a median of 10.9x). The overall low to high ranges of calendar year 2020 estimated EBITDA multiples observed for the selected companies were 7.6x to 11.4x (with a median of 9.7x).

Oppenheimer then applied median selected ranges of the average of calendar years 2018 and 2019, calendar year 2019 and calendar year 2020 of the EBITDA derived from the selected companies, adjusted by +/- 10%, to corresponding data of the Target. Financial data of the Target were based on internal estimates of Target management. This analysis resulted in implied low to high enterprise value ranges for the Target of (i) $127.7 million to $156.0 million for the average of calendar years 2018 and 2019, (ii) $195.2 million to $238.5 million for calendar year 2019, and (iii) $307.3 million to $375.5 million for calendar year 2020.

Oppenheimer then calculated implied Target equity value for these periods by subtracting $14.5 million pro forma net debt as of September 30, 2018 from the calculated enterprise values. These calculations yielded the implied Target equity value range of (i) $113.1 million to $141.5 million for the average of calendar years 2018 and 2019, (ii) $180.6 million to $224.0 million for calendar year 2019, and (iii) $292.7 million to $361.0 million for calendar year 2020.

Selected Transactions Analysis. Oppenheimer performed a selected transactions analysis as described below. To perform this analysis, Oppenheimer used financial data based on the acquired company’s then latest publicly available financial statements prior to the announcement of the acquisition. No company or transaction used as a comparison in the following selected transactions analysis is identical or directly comparable to the Target or the proposed transaction. Accordingly, an analysis of these results is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in the financial and operating characteristics of the companies involved.

Oppenheimer reviewed publicly available information related to the following 15 selected merger and acquisition transactions announced since January 1, 2010:

Date announced	Acquirer	Target
Apr-18	Centerpoint Energy, Inc.	Vectren Corporation
Aug-17	Zenith Energy U.S. logistics Holdings, LLC	Arc Logistics Partners LP
Jul-17	Hydro One Limited	Avista Corporation
Feb-17	PNG	Delta Natural Gas Company, Inc.
Jan-17	AltaGas Ltd.	WGL Holdings, Inc.
Oct-16	First Reserve	Hearthstone Inc.
May-16	Evonik Industries AG	Air Products and Chemicals, Inc.
Jan-16	Dominion Resources, Inc	Questar Corporation
Nov-15	L’Air Liquide SA	Airgas, Inc.
Oct-15	Duke Energy Corporation Inc.	Piedmont Natural Gas Company,
Aug-15	The Southern Company	AGL Resources Inc.
Apr-14	Spire Inc.	Alabama Gas Corporation
Aug-11	NGL Energy Partners	E. Osterman Propane, Inc.
May-11	Constellation Energy Corp.	MXEnergy Holdings Inc.
Dec-10	Southern Gas Company	Ottawa Acquisition LLC

Oppenheimer reviewed enterprise values, calculated as the purchase prices paid for the target companies’ equity in the selected transactions plus the target companies’ debt, less cash and cash equivalents, and as multiples of EBITDA of such target companies’ LTM EBITDA. Financial data of the selected transactions were based on research analysts’ estimates, public filings and other information publicly available (at the announcement of the applicable transaction). The overall low to high range of total enterprise value to LTM EBITDA observed for the selected transactions was 3.4x to 21.6x (with a median of 11.6x).

Oppenheimer then applied median ranges of the LTM EBITDA multiples derived from the precedent M&A transactions, adjusted by +/- 10%, to corresponding data of the Target projected 2019 adjusted EBITDA discounted to December 31, 2018. Financial data of the Target were based on internal estimates of Target management, and calculations based on such estimates. This analysis resulted in low to high implied enterprise value range for the Target of $183.4 million to $224.2 million.

Oppenheimer then calculated implied Target equity value range by subtracting $14.5 million pro forma net debt as of September 30, 2018 from the implied enterprise value range. This calculation yielded an implied equity value range of the Target of $168.9 million to $206.7 million.

Stand-Alone Discounted Cash Flow Analysis. Oppenheimer conducted a discounted cash flow analysis, which is designed to imply a potential value of the Target by calculating the estimated present value of the standalone after-tax free cash flows that the Target was forecasted to generate during the calendar years ending December 31, 2018 through the calendar year ending December 31, 2023. Oppenheimer calculated terminal values for the Target by applying to its estimated calendar year 2023 adjusted EBITDA a selected range of terminal value adjusted EBITDA multiples of 10.0x to 12.0x. The cash flows and terminal values were then discounted to present value using discount rates ranging from 11.6% to 13.6%, which were based on an estimated weighted average cost of capital. This analysis indicated as approximate implied enterprise value of the Target of $374.7 million to $463.7 million. Oppenheimer then calculated implied Target equity value by subtracting $14.5 million pro forma net debt as of September 30, 2018 from the implied enterprise value range. This calculation yielded an implied equity value range of the Target of $360.2 million to $449.1 million.

Implied Ownership Range Analysis

Oppenheimer utilized the range of implied equity values of American Electric and the Target based on the Selected Public Company Analysis, the Selected Transactions Analysis and the Discounted Cash Flow Analysis to calculate the implied American Electric equity value contribution to the combined company’s implied equity values. In making such calculations, Oppenheimer calculated the high end number using the high Target implied equity value and the low American Electric implied equity value. The low end number was calculated using the low Target implied equity value and the high American Electric implied equity value. Oppenheimer also calculated the implied number of shares that would be issued to the Target owners in the Share Exchange based on the implied equity value of the Target to the combined company’s implied equity value based on the foregoing analytical methods.

Based on the Selected Public Company Analysis of equity valuation of American Electric and the Target, Oppenheimer calculated that the American Electric equity value represents 4.5% to 6.3% of the combined company equity value for the average of 2018 and 2019, 4.0% to 5.7% of the combined company equity value for calendar year 2019 and 3.7% to 5.3% of the combined company equity value for calendar year 2020. Based on the Selected Transactions Analysis of equity valuation of American Electric and the Target, Oppenheimer calculated that the American Electric equity value represents 4.3% to 6.1% of the combined company equity value. Based on the Discounted Cash Flow Analysis of equity valuation of American Electric and the Target, Oppenheimer calculated that the American Electric equity value represents 4.8% to 7.4% of the combined company equity value.

Oppenheimer also calculated that if the number of shares of American Electric to be issued in the Share Exchange was based on the relative equity valuation of the Target to the combined company equity value calculated using the Selected Public Company Analysis, the Selected Transactions Analysis and the Discounted Cash Flow Analysis, the number of shares to be issued by American Electric in the Share Exchange would range from 141 million to 291 million rather than the approximately 106 million issuable under the Share Exchange Agreement.

Miscellaneous. Other than in connection with this engagement and as financial advisor to American Electric in its sale of M&I Industries, Inc. to Myers Power Products, Inc., in the two years preceding the date of its opinion, Oppenheimer did not provide investment banking and financial services to American Electric or to the Target. Oppenheimer may in the future provide investment banking and financial advisory services to American Electric or the Target and may receive compensation for those services. Oppenheimer did not, and was not requested to, recommend the specific consideration payable in the Share Exchange. The type and amount of consideration payable in the Share Exchange was determined through negotiation between American Electric and the owners of Stabilis and Prometheus and was approved by the Special Committee and the Board of Directors of American Electric. The decision to enter into the Share Exchange Agreement was solely that of the Special Committee and Board of Directors of American Electric. Oppenheimer’s opinion and financial analyses were only one of a number of factors considered by the Special Committee and Board of Directors of American Electric in evaluating the Share Exchange and should not be viewed as determinative of the views of the Special Committee, Board of Directors of American Electric or management with respect to the Share Exchange or the Consideration to be paid by the American Electric in the Share Exchange. Under the terms of Oppenheimer’s engagement, American Electric has agreed to pay Oppenheimer for its opinion in connection with the transaction a fee of $450,000 payable upon delivery of Oppenheimer’s opinion. In addition, American Electric has agreed to reimburse Oppenheimer for its expenses, including fees and expenses of counsel, and to indemnify Oppenheimer and related parties against liabilities, including liabilities under federal securities laws, arising out of or in connection with the services rendered and to be rendered by Oppenheimer under its engagement.

Effects of the Share Exchange on American Electric common stock

Each share of our common stock that is issued and outstanding at the effective time of the Share Exchange will remain issued and outstanding after the acquisition of Stabilis and its subsidiaries. However, because additional shares of our common stock will be issued as a result of the Share Exchange, the aggregate equity interest of our current common stockholders will be substantially diluted from 100% of our issued and outstanding common stock prior to the Share Exchange to approximately 10% of our issued and outstanding common stock immediately after the completion of the Share Exchange. Just after the effective time of the Share Exchange, we will effectuate a reverse stock split of our outstanding common stock at a ratio from 1:2 to 1:6 if such reverse stock split is necessary to assure that our common stock meets the NASDAQ Capital Market requirement that our common stock trade at a price of $4.00 on the first day of trading following the completion of the Share Exchange or the board of directors determines that a reverse stock split is in the best interests of American Electric and its stockholders. See, “Proposal No. 3—Authorization of the board of directors to effect a reverse stock split at a ratio between 1:2 to 1:6 to be determined by our board of directors.”

Accounting treatment

The combination of American Electric and Stabilis and its subsidiaries will be accounted for under the purchase method of accounting as a reverse acquisition. Under this method of accounting, Stabilis will be treated as having acquired American Electric as of the date of the completion of the Share Exchange. The financial statements prepared after the completion of the Share Exchange will be a continuation of the financial statements of Stabilis and will include the operations of American Electric from the date of completion of the Share Exchange. The fair value of the American Electric assets and liabilities as of the date of the acquisition are added to the balance sheet of Stabilis.

The purchase price will be allocated to the net assets of American Electric assets based upon their estimated fair values as of the completion of the Share Exchange. Deferred tax assets and liabilities will be adjusted for the difference between the tax basis of the assets and liabilities and their estimated values. The excess, if any, of the total acquisition cost over the sum of the assigned fair values of the tangible and identifiable intangible assets acquired, less liabilities assumed, will be recorded as goodwill and periodically evaluated for impairment. Our financial statements issued after completion of the Share Exchange will reflect these values. Historical data published after the completion of the Share Exchange are of Stabilis and are not restated retroactively to reflect the combined historical financial position or results of operations of American Electric.

Material United States Federal Income Tax Consequences

The following is a summary of the material United States federal income tax consequences that are expected to apply to American Electric and our stockholders from the proposed preferred stock conversion, share exchange, reverse stock split, and name change. The following discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated under the Code (the “Treasury Regulations”), Internal Revenue Service (“IRS”) rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial, or administrative action. Any such changes may be applied retroactively and could affect the accuracy of the statements and conclusions discussed below.

Neither American Electric nor the owners of Stabilis or Prometheus will request any rulings from the IRS or opinions from counsel with respect to the United States federal income tax consequences discussed below. This discussion does not in any way bind the IRS or the courts or in any way constitute an assurance that the IRS or the courts will accept the United States federal income tax consequences discussed below. Accordingly, each stockholder should consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences to such stockholder.

The Share Exchange Agreement

The Share Exchange is structured so that it should qualify as an exchange described in Section 351 of the Code in which the transferors consisting of the owners of Stabilis will have control of American Electric for purposes of Section 368(c) of the Code. Control for purposes of Section 368(c) of the Code means that the transferors after the exchange will have ownership of 80% or more of all outstanding classes of stock of American Electric, which will be the case. Because the share exchange should qualify as an exchange within the meaning of Section 351 of the Code, American Electric should not recognize any gain or loss. Stockholders will not exchange or surrender their American Electric stock or receive any separate consideration in the share exchange. Accordingly, you should not recognize gain or loss because of the share exchange.

The Reverse Stock Split

The reverse stock split should constitute a “recapitalization” for United States federal income tax purposes as described in Section 368(a)(1)(E) of the Code. Therefore, other than with respect to any cash payments you receive for fractional shares, you should not recognize any gain or loss upon your exchange of pre-reverse stock split shares for post-reverse stock split shares. The aggregate tax basis of the post-reverse stock split shares received in a reverse stock split (including any fraction of a post-reverse stock split share deemed to have been received) should be the same as the aggregate tax basis in the pre-reverse stock split shares exchanged. If you receive cash upon the redemption of your fractional share interests in the post-reverse stock split shares because of the reverse stock split, you should recognize any gain or loss equal to the difference between your adjusted basis in the fractional share interests redeemed and the amount of cash received for such fractional share interests. Your holding period for the post-reverse stock split shares should include the period during which you held the pre-reverse stock split shares surrendered.

Preferred Stock Conversion

Mr. Crenshaw’s conversion of 1,000,000 shares of American Electric Series A Preferred Stock for 2,212,389 shares of American Electric common stock should be viewed as the exchange of property for

American Electric stock for United States federal income tax purposes. A corporation recognizes no gain or loss on the receipt of money or other property in exchange for stock of such corporation under Section 1032 of the Code. As such, neither American Electric nor its shareholders, except for Mr. Crenshaw, should recognize any gain or loss upon this stock conversion.

American Electric Name Change

The amendment of the articles of incorporation to change the name of American Electric to Stabilis Energy, Inc. should constitute a type F reorganization for United States federal income tax purposes as described in Section 368(a)(1)(F) of the Code as a change in American Electric’s identity. A corporation and its shareholders generally do not recognize any gain or loss in a type F reorganization. As such, neither American Electric nor you should recognize any gain or loss upon the name change.

WE INTEND THIS DISCUSSION TO PROVIDE ONLY A SUMMARY OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES. WE DO NOT INTEND THAT IT BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES. IN ADDITION, WE DO NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT UPON, INDIVIDUAL CIRCUMSTANCES. MOREOVER, WE DO NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES. ACCORDINGLY, WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR TO DETERMINE YOUR PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES WITH RESPECT TO YOUR INDIVIDUAL CIRCUMSTANCES.

Appraisal rights

Holders of our common stock will not have appraisal or dissenters’ rights in connection with the acquisition of Stabilis and its subsidiaries or the other proposals to be considered at the Special Meeting.

Board of directors and executive officers after the Share Exchange

As of the completion of the Share Exchange, our board of directors will consist of six directors, five of whom will be designated by Holdings and one of whom, Casey Crenshaw, is a current member of our board. Holdings has designated James Reddinger, James Aivalis, Will Crenshaw, Ben Broussard and Mush Kahn to be new directors upon completion of the Share Exchange. On or prior to the completion of the Share Exchange, the other members of our current board will deliver their resignations to us. The remaining director will then fill the vacancies created by the resignations with the designees of Holdings to serve until the 2019 annual meeting of stockholders. The Company intends to appoint additional directors in the future.

Our executive officers following the Share Exchange will be:

Name	Position
Casey Crenshaw	Executive Chairman
James Reddinger	President & Chief Executive Officer
Andrew Puhala	Chief Financial Officer

Set forth below is information concerning each of the individuals who will be serving as an executive officer or director of American Electric following the completion of the Share Exchange.

Casey Crenshaw, age 44, has been the Executive Chairman of Stabilis since November 2018. Mr. Crenshaw previously served as President of Stabilis from its formation in February 2013 until November 2018. Mr. Crenshaw also serves as President and a member of the Board of Directors of The Modern Group, Ltd, a privately owned diversified manufacturing, parts and distribution, rental/leasing and finance business headquartered in Beaumont, Texas. Mr. Crenshaw has held various executive positions with The Modern Group since 1997, including over 10 years as CFO. Mr. Crenshaw has been a director of American Electric since 2012. Mr. Crenshaw holds a BA in Finance from Texas A&M University.

James Reddinger, age 48, has been the Chief Executive Officer of Stabilis since November 2018. Mr. Reddinger has held various executive positions with Stabilis, including Chief Financial Officer and Chief Operating Officer from 2013 to 2018. Prior to joining Stabilis, Mr. Reddinger was a private investor from 2010-2013. Mr. Reddinger was previously employed by UBS from 2004 to 2010 and Credit Suisse from 1998 to 2004. Mr. Reddinger holds an AB from Harvard University and an MBA from the JL Kellogg School of Management at Northwestern University.

Andrew Puhala, age 49, has been Chief Financial Officer of Stabilis since November 2018 and VP of Finance for The Modern Group, Ltd since August 2017. From September 2015 to June 2017 he served as Chief Financial Officer of ERA Group Inc. (NYSE:ERA), a provider of helicopter transport services primarily to the energy industry. Mr. Puhala served as Chief Financial Officer of American Electric from January 2013 to September 2015 and CFO of AccessESP from 2011- 2012. Mr. Puhala held a variety of senior financial roles at Baker Hughes, Inc. from 1996 - 2011 including VP finance- Middle East Region, Division Controller and Assistant Treasurer. Mr. Puhala is a Certified Public Accountant and received a BBA in Accounting and an MPA from the University of Texas at Austin.

Mushahid “Mush” Khan, age 51, founded mkhangroup, LLC (MKG), an investment and advisory firm targeting companies in manufacturing and related industries in 2015 and has served as its CEO since founding. Mr. Khan has also been the President and Chief Executive Officer of APS Plastics and Manufacturing (APS), a full-service custom plastic component manufacturer since January 2016. Mr. Khan acquired APS in 2016, in partnership with Framework Capital Partners. Mr. Khan has also provided consulting services since 2015. Mr. Khan is also active in community service. He currently holds a board position with TXRX Labs, KIPP Houston Public Schools and Connect Communities, and is past board chair of Crisis Intervention of Houston as well as Devereaux Texas Treatment Centers. He is also an active member of Young Presidents Organization (YPO), Greater Houston Partnership’s advanced manufacturing workgroup, and Houston Exponential’s advanced manufacturing workgroup. Mr. Khan holds an MBA from The University of Houston (Clear Lake), and a BS in Mechanical Engineering from Louisiana State University.

Will Crenshaw, age 74, is the Chairman and CEO of The Modern Group, Ltd., a privately owned conglomerate of manufacturing and rental businesses serving the oil and gas, agriculture, power generation, storage, and transportation industries. Mr. Crenshaw acquired then, Modern Inc., in 1963 and expanded the business from 3 employees to 3,000 across 100 locations spanning the globe. Mr. Crenshaw holds a honorary Doctorate Degree from Lamar University and presently resides in Beaumont, Texas with his wife of 49 years, Joy Crenshaw.

Ben Broussard, age 40, has been the Director of Finance for The Modern Group, Ltd., since 2013 and COO of its financing business, M/G Finance Co., Ltd., since 2017. Mr. Broussard began his career as a commercial banker with Washington Mutual Bank in 2001. After leaving the bank In 2008, he worked at T-Mobile until 2011 and then as a consultant to Microsoft’s Global Procurement Group from 2011 to 2013. Mr. Broussard holds a BA from the University of Notre Dame and JD from South Texas College of Law Houston.

James Aivalis, age 60, has served as CEO, President and Director of Prometheus Energy Group since January 2013. He has been a Managing Member of AEGIS NG, LLC since April 2016. From May 2006 through June 2012, Mr. Aivalis was the CEO and President of ThruBit, LLC, a Venture Capital funded company focused on drilling and evaluation technologies for horizontal wells and unconventional hydrocarbon reservoirs. From 2002 to 2006, Mr. Aivalis was GM/Managing Director at TenarisConnections, with global responsibilities for high performance OCTG premium connections. Mr. Aivalis served with Schlumberger from 1981 to 2002 with domestic and international roles in Management, Operations, Engineering, Project Management and Sales and

Marketing. Mr. Aivalis served from October 2009 to September 2018 as a Non-Executive Director and Business Advisor with XACT Downhole Telemetry, Inc. in Calgary, Canada, and from August 2011 to December 2013 as a Business Advisor to Zinc Air Inc., developing grid scale flow batteries. Since June 2018, Mr. Aivalis has been a member of the Advisory Board at Florida Institute of Technology for the College of Engineering and Sciences. Mr. Aivalis holds a Bachelor of Science degree in Ocean Engineering from Florida Institute of Technology, has authored six patents focused on well construction and optimization technologies, and is a long-standing member of the Society of Petroleum Engineers.

Regulatory Approvals

We do not believe the Share Exchange to be subject to the reporting and waiting provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 which prevents transactions meeting certain size tests, and not otherwise exempt, from being completed until required information and materials are furnished to the Antitrust Division of the U. S. Department of Justice (“DOJ”) and the Federal Trade Commission (“FTC”) and the related waiting period expires or is terminated early. Accordingly, no filings have been made or are presently contemplated with the DOJ and FTC in relation to the Share Exchange.

Interests of certain persons in the Share Exchange agreement

In considering the recommendation of the American Electric Special Committee and Board of Directors with respect to issuing shares of American Electric common stock pursuant to acquire Stabilis and its subsidiaries and the other matters to be acted upon at the Special Meeting, our Stockholders should be aware that certain members of the American Electric Board of Directors and executive officers of American Electric have interests in the Share Exchange that may be different from, or in addition to, interests they have as American Electric stockholders.

Casey Crenshaw, a director of American Electric since 2012, beneficially owns and controls each of JCH, Holdings, Stabilis, PEG and Prometheus, which are parties to the Share Exchange Agreement. Mr. Crenshaw also beneficially owns shares of American Electric common stock and Series A Preferred Stock which have 25% of the voting rights of American Electric stockholders as of the Record Date of the Special Meeting. Mr. Crenshaw will be Executive Chairman of American Electric upon completion of the Share Exchange. Mr. Crenshaw will beneficially own shares of American Electric common stock equal to 95% to the total shares of American Electric common stock to be issued to the owners of Stabilis and its subsidiaries in the Share Exchange. Upon completion of the Share Exchange Mr. Crenshaw will beneficially own 88.4% of the total outstanding shares of American Electric common stock and will be able to control all matters requiring stockholder approval, including the election of directors and the approval of corporate transactions requiring stockholder approval, without seeking the approval of the other stockholders. Upon completion of the Share Exchange, American Electric will register for sale under the Securities Act of 1933 the shares of common stock which will be issued in the Share Exchange Agreement, including the shares which will be beneficially owned by Mr. Crenshaw. These registration rights are discussed in greater detail in the section titled “Agreements Related to the Share Exchange-Registration Rights Agreement” in this Proxy Statement.

Six of American Electric’s current or past directors or entities they control, have entered into a voting agreement in connection with the Share Exchange. The parties to the voting agreement have the right to vote 40% of the voting rights at the Special Meeting and have agreed to vote these shares in favor of the proposals set forth in this Proxy Statement. The voting agreement is discussed in greater detail in the section titled “Agreements Related to the Share Exchange-Voting Agreement” in this Proxy Statement.

One current director of American Electric, Casey Crenshaw, will continue to be a director of American Electric after the completion of the Share Exchange.

American Electric will purchase, prior to the completion of the Share Exchange, a six-year prepaid irrevocable “D&O tail policy” for the non-cancellable extension of the directors’ and officers’ liability coverage of American Electric’s existing directors’ and officers’ insurance policies for a claims reporting or discovery period of at least six years from and after the completion of the Share Exchange.

Costs and expenses of the Share Exchange

We estimate that fees and expenses related to the Share Exchange, consisting of fees and expenses of our financial advisor, attorneys, and accountants, proxy statement printing and distribution and related charges, Securities and Exchange Commission and NASDAQ filing fees and travel expense, will total approximately $1.2 million, whether or not the Share Exchange is completed or our common stock continues to trade on the Nasdaq Capital Market. Stabilis has agreed to reimburse American Electric for up to $650,000 of fees and expenses of our investment bankers, counsel and accountants.

AGREEMENTS RELATED TO THE SHARE EXCHANGE

Voting Agreement

Six American Electric stockholders (the “Stockholder Parties”), each of whom is a current or past director of American Electric or an entity controlled by such persons, are parties to a voting agreement dated as of December 17, 2018 (the “Voting Agreement”) among themselves pursuant to which, among other things, each of these stockholders agreed, solely in his or its capacity as an American Electric stockholder, to vote all of his or its shares of American Electric common or preferred stock (i) to approve the issuance of our common stock in connection with the acquisition of Stabilis and its subsidiaries; (ii) to approve an amendment to the articles of incorporation of American Electric to increase the number of authorized shares of common stock from 50,000,000 to 300,000,000 shares; (iii) to authorize the board of directors to effect a reverse stock split of our common stock at a ratio between 1:2 to 1:6 to be determined by our board of directors; (iv) to approve an amendment to our articles of incorporation to change our name to Stabilis Energy, Inc.; (v) to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the foregoing matters; and (vi) in favor of other actions contemplated in the Voting Agreement and actions required in furtherance thereof.

The Stockholder Parties have also agreed to vote their American Electric shares at the Special Meeting against approval of any proposal in opposition to or in competition with the foregoing matters and against any other proposal, action or transaction which would be reasonably expected to impede, frustrate, prevent or materially delay the foregoing matters.

The Stockholder Parties have also granted Casey Crenshaw and James Reddinger an irrevocable proxy to vote their respective shares of American Electric common and preferred stock in accordance with the Voting Agreement. These stockholders may vote their shares of American Electric stock in accordance with the foregoing matters.

The Stockholder Parties have agreed in the Voting Agreement on behalf or themselves and their controlled affiliates to not directly or indirectly initiate, solicit or knowingly encourage any third person to make an inquiry, proposal, or offer relating to the foregoing matters or assist any third person in preparing or soliciting an offer relating in any way to or that could otherwise lead to an alternative proposal to the Share Exchange.

Under the Voting Agreement, the Stockholder Parties have also agreed not to transfer their shares of American Electric common or preferred stock, or take any action which would violate or conflict with their representations, warranties or obligations under the Voting Agreement.

The Voting Agreement shall remain effective until the earlier of (i) the termination of the Share Exchange Agreement in accordance with its terms; (ii) the completion of the Share Exchange; (iii) delivery by all parties to the Voting Agreement or a notice of termination of the Voting Agreement upon any amendment to the Share Exchange Agreement which alters or amends the Share Exchange Agreement or any form of agreement or document attached to the Share Exchange Agreement in a manner adverse to the parties to the Voting Agreement in any material respect; or (iv) the mutual written agreement of the parties to the Voting Agreement and American Electric to terminate the Voting Agreement.

The Stockholder Parties beneficially own shares of American Electric common and preferred stock with 40.3% of the voting rights entitled to vote at the Special Meeting.

The Stockholder Parties are:

•	JCH Crenshaw Holdings, LLC (beneficially owned by Casey Crenshaw)

•	Dauber Living Trust (beneficially owned by Arthur Dauber)

•	Peter Menikoff

•	J. Hoke Peacock II

•	Charles M. Dauber

•	Neal M. Dikeman

Registration Rights Agreement

In connection with the completion of the Share Exchange Agreement, a Registration Rights Agreement will be executed and delivered by and among American Electric, Holdings and AEGIS (the “Registration Rights Agreement”). The shares that are the subject of the Registration Rights Agreement include the American Electric common stock issued to Holdings and AEGIS pursuant to the Share Exchange Agreement and any other securities issued or issuable with respect to such common stock by way of stock dividend or stock split or combination of shares, recapitalization, merger, consolidation or reorganization (the “Registrable Securities”). Such securities will no longer be subject to registration rights when disposed of pursuant to an effective registration statement; sold pursuant to Rule 144 and the transferee received securities that are not restricted securities as defined in Rule 144; securities which have ceased to be outstanding; or securities held by holder that is not Holdings or AEGIS or an affiliate thereof to whom registration rights have not been transferred in accordance with the Registration Rights Agreement.

Shelf Registrations. Under the Registration Rights Agreement, American Electric has agreed to:

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no later than 180 days following the closing of the Share Exchange, prepare and file with the SEC a registration statement on Form S-1, or Form S-3 if American Electric is eligible to use Form S-3, to permit a public resale of all the Registrable Securities under the Securities Act on a continuous basis;

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use its commercially reasonable efforts to cause the registration statement to be declared effective by the SEC within 30 days following the filing (or 90 days following the filing if the SEC notifies American Electric that it will review the registration statement);

•	use its commercially reasonable efforts to cause such registration statement to remain effective until such time as there are no longer any Registrable Securities.

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If the securities are initially filed on Form S-1, American Electric shall use its commercially reasonable efforts to become and remain eligible to register the Registrable Securities on Form S-3 and convert the registration statement from a Form S-1 to a Form S-3 as soon as it is permitted to do so.

Piggyback Registration Rights. The Company has also granted piggyback registration rights under the Registration Rights Agreement, pursuant to which the Company will:

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notify the holders of Registrable Securities not less than 5 days prior to the anticipated filing date, whenever the Company proposes to register any of its securities in an underwritten offering under the Securities Act, subject to certain exemptions described in the Registration Rights Agreement;

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notify the holders of Registrable Securities not less than 5 days prior to the commencement of marketing efforts of an underwritten offering under a shelf registration, subject to certain exemptions described in the Registration Rights Agreement; and

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include in any registration statement relating to such underwritten offering, subject to certain restrictions (including specified underwriter cutbacks and priority to the securities American Electric proposes to sell), and on a pro rata basis, all Registrable Securities with respect to which the Company received a request for inclusion in priority to other securities requested to be included in such underwritten offering.

Holdback Agreements. In connection with any underwritten public offering by American Electric or any holder of Registrable Securities pursuant to the Registration Rights Agreement, each holder of Registrable

Securities is subject to restrictions on public sale or distribution of similar securities for a lock-up period up to 60 days of the date of the final prospectus or prospectus supplement for the underwritten offering. However, holders of Registrable Securities may not be restricted from effecting any public sale or distribution of securities for more than 120 days in any 12 month period. American Electric is also subject to effecting a public offering of similar securities or hedging transactions related to such securities during a lock-up period reasonably requested by the managing underwriter.

Registration Expenses. American Electric pay will pay the registration and listing expenses of the holders of the Registrable Securities that are included in a demand or piggyback registration, but shall not be responsible for underwriting fees and disbursements, discounts or commissions attributable to the sale of Registrable Securities.

ABOUT STABILIS AND ITS SUBSIDIARIES

Summary

Stabilis Energy (“Stabilis”) is a vertically integrated provider of small-scale liquefied natural gas (“LNG”) production, distribution and fueling services to multiple end markets in North America. We have safely delivered over 200 million gallons of LNG through more than 20,000 truck deliveries during our 15-year operating history, which we believe makes us one of the largest and most experienced small-scale LNG providers in North America. Our diverse customer base utilizes LNG as a fuel source in a variety of applications in the industrial, energy, mining, utilities and pipelines, commercial, and high horsepower transportation markets. Our customers use LNG as an alternative to traditional fuel sources, such as diesel, fuel oil, and propane, and as a means to lower fuel costs and reduce their environmental footprint. Our customers also use LNG as a “virtual pipeline” solution when natural gas pipelines are not available or are curtailed. We believe being an experienced, integrated small-scale LNG supplier of natural gas makes us well positioned to meet our customers’ increasing LNG fuel needs and to grow rapidly into new markets.

According to Qatar Petroleum, the global LNG market is projected to grow by more than 35% over the next 15 years due to the declining cost of natural gas and growing environmental concerns that are driving the use of cleaner fuels. We believe that similar macro trends are driving increased demand for small-scale LNG in North America. According to ADI Analytics (“ADI”), an independent energy market research and advisory firm, the North American small-scale LNG market was 499 million gallons in 2018 and is projected to grow by 271% to 1.9 billion gallons by 2030 (a 11.5% compound annual growth rate) due to the increased adoption of LNG across multiple end markets. Our annual LNG gallons sold increased 89% in 2018 and we expect that increasing North American demand for LNG will support future growth in our business.

Stabilis seeks to provide our customers with safe, reliable and cost effective LNG fueling solutions. We provide multiple products and services to our customers, including:

LNG Production and Sales—Stabilis builds and operates cryogenic natural gas processing facilities, called “liquefiers”, that convert natural gas into LNG through a multiple stage cooling process. We currently own and operate a liquefier that can produce up to 120,000 LNG gallons (455 cubic meters) per day. We also purchase LNG from third-party production sources which allows us to supply customers in markets where we do not own liquefiers. We define “small-scale” LNG production to include liquefiers that produce less than 1,000,000 LNG gallons per day (3,788 cubic meters per day).

Transportation and Logistics Services—Stabilis offers our customers a “virtual natural gas pipeline” by providing them with turnkey LNG transportation and logistics services. Our supply and logistics team can have LNG delivered quickly and efficiently to most locations in North America. We deliver LNG to our customers’ work sites from both our own production facility and our network of 25 third-party production sources located throughout North America. We own a fleet of LNG fueled trucks and cryogenic trailers to transport and deliver LNG. We also outsource similar equipment and transportation services from qualified third-party providers as required to support our customer base. We define “small-scale” LNG distribution to include distribution by trailer or tank container (up to 15,000 LNG gallons) or marine vessels that carry less than 8,000,000 LNG gallons (approximately 30,000 cubic meters).

Cryogenic Equipment Rental—Stabilis owns and operates a rental fleet of 150 mobile LNG storage and vaporization assets, including: transportation trailers, electric and gas-fired vaporizers, ambient vaporizers, storage tanks, and mobile vehicle fuelers. We also own several stationary storage and regasification assets. We believe this is one of the largest fleets of small-scale LNG equipment in North America. Our fleet consists primarily of trailer-mounted mobile assets, making delivery to and between customer locations more efficient. We deploy these assets on job sites to provide our customers with the equipment required to transport, store, and consume LNG in their fueling operations.

Engineering and Field Service Support Services—Stabilis has experience in the safe, cost effective, and reliable use of LNG in multiple customer applications. We have also developed many processes and procedures that we believe improve our customers’ use of LNG in their operations. Our engineers help our customers design and integrate LNG into their fueling operations and our field service technicians help our customers mobilize, commission and reliably operate on the job site.

Stabilis generates revenue by selling and delivering LNG, which in many instances involves us providing engineering and field support services, to our customers. We also generate revenue by renting cryogenic equipment to our customers. We sell each product and service separately or as a bundle depending on the customer’s needs. LNG pricing depends on market pricing for natural gas and competing fuel sources (such as diesel, fuel oil, and propane among others), as well as the customer’s purchased volume, contract duration and credit profile.

Stabilis’ customers use natural gas in their operations for multiple reasons, including lower fuel cost, more stable fuel costs, reduced environmental emissions, and improved operating performance. We serve customers in a variety of end markets, including industrial, energy, mining, commercial, utilities and pipelines, and high horsepower transportation. We believe that LNG consumption will continue to increase in these end markets in the future.

Stabilis believes that that our extensive operating experience positions us to be a leader in the North American small-scale LNG market. We operate an LNG liquefier and have executed approximately 200 turnkey LNG supply and distribution projects for our customers. We plan to leverage this experience to grow our business by investing in new LNG production and distribution assets throughout North America. We will also seek to consolidate the market by acquiring existing LNG production and distribution assets to create greater operating scale and efficiencies.

Stabilis was founded in 2013 to build and operate small-scale LNG production facilities. We opened our first natural gas liquefaction facility in Texas in 2015. Stabilis Energy, LLC is a Texas Limited Liability Company and is taxed as a Corporation for U.S. Federal Income Tax purposes. In 2017, through a party under common control with Stabilis, we acquired 80% of PEG Partners LLC, the parent company of Prometheus Energy Group, Inc., a leading provider of LNG distribution services, to create what we believe is the largest integrated small-scale LNG production and distribution company in North America. Prometheus Energy was founded in 2003.

Stabilis’ principal executive office is located at 10375 Richmond Ave., Suite 825, Houston, Texas 77042. Our telephone number is (866) LNG-FUEL and our website address is www.stabilisenergy.com. The reference to Stabilis’ website is not intended to incorporate the information on the website into this Proxy Statement.

Market for Small-Scale LNG in North America

LNG can be used to deliver natural gas to locations where pipeline service is not available, has been interrupted, or needs to be supplemented. LNG can also be used to replace a variety of alternative fuels, including distillate fuel oil (including diesel fuel and other fuel oils) and propane, among others. We believe that these alternative fuel markets are large and provide significant opportunities for LNG substitution. U.S. Energy Information Administration (“EIA”) data for the U.S. market size for these alternative fuels in 2018 was as follows:

	EIA Reported Gallons (Billions)	Cubic Meters (Millions)	LNG Gallon Equivalent (Billions)	ADI Estimated LNG Market Size (LNG Gallons)
				2018 (Billions)	% 2018 Combined	2030 (Billions)	% 2018 Combined
Distillate Fuel Oil	63.4	408.0	107.7
Propane	13.1	54.7	14.4

Combined	76.5	462.8	122.2	0.5	0.4%	1.9	1.6%

Note: Assumes 1.7 LNG gallons per distillate fuel oil gallon, 1.1 LNG gallons per propane gallon, and 264 LNG gallons per cubic meter

Source: U.S. Energy Information Administration and ADI Analytics

This market size does not include Mexico, Canada, or Latin America. According to ADI, the North American small-scale LNG market was 499 million gallons in 2018 and is projected to be 1.9 billion gallons by 2030. This implies that LNG comprised approximately 0.4% of the combined U.S. distillate and propane markets in 2018 and will comprise approximately 1.6% of the current combined market size by 2030. We believe that LNG is a suitable substitute for most diesel and propane applications and that the LNG market share growth projected in the table above should be achievable based on current market trends.

We believe that the following factors could drive significant LNG market growth in North America over the next decade:

Less Expensive than Alternative Fuels. Technological advances in natural gas production have unlocked significant new reserves in North America. We believe that these proven, abundant and growing reserves of natural gas have the potential to produce among the highest volumes of natural gas in the world. This abundant supply of natural gas has supported relatively low natural gas prices in North America. The cost of natural gas in the United States and Canada currently is less than the cost of crude oil on an energy equivalent basis. In addition, because the price of the natural gas commodity makes up a smaller portion of the total cost of LNG relative to the commodity portion of competing fuels, the price of LNG is less sensitive to variations in the underlying commodity cost. These factors have made LNG cheaper than competing fuel sources at most times over the past ten years, and we believe that LNG will maintain this cost advantage into the foreseeable future.

The following chart sets forth the wholesale price of Propane, Ultra-Low No. 2 Diesel, Indicative Liquefied Natural Gas and Natural Gas (Henry Hub).

Lower Emissions than Alternative Fossil Fuels. Natural gas contains less carbon than most other fossil fuels and, as a result, produces fewer carbon dioxide emissions when burned. The National Energy Technology Laboratory indicates that new natural gas power plants emit between 50% and 60% less carbon dioxide compared with emissions from a typical coal plant. The Argonne National Laboratory indicates that natural gas vehicles produce between 13% and 21% fewer greenhouse gas emissions than comparable gasoline and diesel fueled vehicles. Additional studies indicate that natural gas also produces lower particulate matter and sulfur emissions than other fossil fuels. We believe the relative environmental benefits of natural gas as a fuel could become increasingly important if, as we expect, air quality regulations become increasingly stringent, new regulations mandating low carbon fuels are enacted, and our customers expand their corporate sustainability mandates to lower greenhouse gas emissions and increase fuel diversity.

Better Safety than Alternative Fuels. The physical characteristics of LNG make it a safer fuel when compared to diesel and propane because it boils and dissipates rapidly into the air when spilled instead of pooling on or near the ground. If released, LNG is also less combustible than diesel and propane because it ignites at relatively high temperatures and within a narrow flammability range when mixed with air. In addition, LNG fuel tanks and systems used in natural gas applications are subjected to a number of federal and state required safety tests, such as fire, environmental hazard, burst pressure and crash testing that ensure their safety.

Established LNG Production and Distribution Technology. ADI Analytics reports that small-scale LNG production and distribution technologies have been proven and are now widely available from multiple vendors. Small-scale liquefiers are available in modular formats from several vendors and many of them have established track records of reliable and safe operating performance. LNG transport trailers, storage vessels, and vaporization equipment are also available from multiple vendors, and most of this equipment also comes with an established operating track record. We believe that the availability of proven small-scale LNG production and distribution technologies reduces the technology risk in growing the industry, but it also places a premium on the owner / operator’s construction and operating capabilities.

Increasing Growth in Renewable Energy Production: Energy production from renewable energy sources, in particular wind and solar, is growing rapidly across the world as many governments and businesses seek to reduce their carbon emissions. The International Renewable Energy Agency (“IRENA”) reports that global power capacity based on renewable energy increased 7.9% in 2018 with solar and wind accounting for 84% of the growth. IRENA projects similar growth trends for the renewable energy production over the next several years. However, wind and solar are intermittent energy sources that require back-up energy sources that can come into service quickly and reliably. We believe that natural gas driven turbines are the preferred back-up power source as they meet these operating requirements and use relatively clean natural gas fuel. We believe that natural gas power generation could support the growth of wind and solar energy production and that LNG could be a preferred source of natural gas fuel for off-pipeline applications.

Our Products, Services and Other Business Activities

Stabilis’ principal products, services and business activities are described below. Financial information about the revenue we receive from these activities is discussed in this Proxy Statement in Management’s Discussion and Analysis of Financial Condition and Results of Operations of Stabilis.

LNG Production. Stabilis owns and operates an LNG liquefier near George West, Texas, which we call the “George West Liquefier”, that has the capacity to produce 43.8 million LNG gallons (165,909 cubic meters) per year or 120,000 LNG gallons (455 cubic meters) per day. This plant includes a dual truck trailer loading system and a 270,000 LNG gallon (1,023 cubic meters) storage tank system. The George West Liquefier was 96.5% dispatchable in 2018 with the only shutdowns coming for routine scheduled maintenance. We intend to build or acquire additional liquefiers throughout North America over the next several years as we seek to optimize our North American LNG supply network.

Stabilis believes that we can construct new LNG liquefiers quickly and cost effectively which will allow us to provide cost competitive LNG to our customers. We constructed the George West plant, which commenced commercial operations in 2015, in under eighteen months at a total cost of approximately $47.0 million, or $644 per annual ton of LNG production, which is below the midpoint of the world-scale LNG industry’s published liquefier construction costs of $511 to $867 per ton excluding ancillary infrastructure. We believe that our projected construction costs are competitive with those of world scale LNG export facilities because our plants would be built from standard modular designs, which reduces engineering and construction costs, and require fewer permits and approvals than larger export facilities, which reduces our permitting costs and timeline for completion. We anticipate that new liquefiers we construct will produce between 100,000 – 450,000 LNG gallons per day (379 to 1,705 cubic meters per day) and we believe that our LNG liquefier construction and operations experience will allow us to construct future liquefiers for approximately $490 - $550 per ton. LNG production capacity can be expanded at existing liquefaction sites at lower costs (approximately $200 - $250 per ton) and in shorter timeframes (less than twelve months) than greenfield facilities due to existing gas supply, electrical supply, site work, and gas processing systems.

Stabilis believes that our new liquefiers will be able to produce LNG at costs that make it a competitive fuel source for our customers. Based on our operating experience at the George West Liquefier, our direct costs to liquefy gas range from $0.15 - $0.20 per LNG gallon ($1.82 - $2.42 per MMBtu) when the plant is operating in excess of 50% capacity. This includes plant operating costs, such as electricity and labor, but does not include the cost of the natural gas feedstock. This liquefaction cost could vary by time and plant location if input costs change. Our direct cost to deliver LNG via truck transportation is approximately $0.05 - $0.10 per gallon per every 100 miles traveled. These costs of liquefaction and transportation exclude corporate expenses such as sales and marketing, administration, and financing, among others. We believe that this cost of production and distribution will allow our LNG to be competitive with alternative fuel sources in most commodity market environments.

Stabilis owns a second liquefier that has a production capacity of 9.1 million LNG gallons (34,470 cubic meters) per year or 25,000 LNG gallons (95 cubic meters) per day. This liquefier is in storage awaiting deployment near Midland, Texas and we are actively exploring sites where it could be located in West Texas. We believe that this liquefier could be commissioned as early as 2020. If we determine that LNG demand in West Texas exceeds the capacity of this liquefier, we could either expand the production of this liquefier or install a larger liquefier that is similar to our George West Liquefier. We are also in the process of evaluating other opportunities to develop liquefiers throughout the North America, including several locations in Mexico, Canada, and the United States.

LNG Sales. Stabilis supplies our customers with LNG produced at our own liquefaction facility as well as LNG produced at third-party facilities. We make the determination of LNG supply sources based on the cost of LNG, the transportation cost to deliver to regional customer locations, the quality of the LNG, and the reliability of the supply source. Our network of 25 third-party LNG production facilities located throughout North America includes: 1) utility owned peak shaving plants, 2) natural gas/helium processing facilities, and 3) other merchant LNG production facilities similar to our George West Liquefier. We have contracts with these production sources that allow us to purchase LNG for our customers as required and without firm or long-term volume commitments. We believe that our third-party supply network is the largest and most complete in North America allowing us access to approximately 500 million LNG gallons (1.9 million cubic meters) of capacity annually on an as required basis. Occasionally the LNG we obtain from third parties may be purchased under take-or-pay contracts that require us to purchase minimum volumes. In situations where firm take or pay contracts are required, we try to support them with back-to-back customer purchase agreements. Currently we have one take-or-pay LNG supply contract that is matched to contracted customer demand. In 2018, we purchased approximately 51% of our LNG from third-party suppliers and we produced the remainder at the George West Liquefier.

Stabilis sells LNG on a bulk or wholesale basis to our customers. We sell LNG through supply contracts that are priced on a regional commodity index-plus basis, such that LNG sales under these contracts increase or decrease as a result of changes in the commodity cost of natural gas. We sell LNG to our customers based on the same commodity index we buy natural gas to reduce our exposure to commodity prices changes. We sell LNG fuel at prices we set based on prevailing market conditions. Our pricing methodology depends on our cost of natural gas and LNG production, the customer’s commercial requirements, the price of competing energy sources, volumes required, contract duration, and the customer’s credit profile. Although we have long-term commercial relationships with many of our customers, our customer contracts are generally short-term in nature.

Transportation and Logistics Services. Stabilis offers its customers a “virtual natural gas pipeline” by providing them with turnkey transportation and logistics services for delivery from the LNG production source to the LNG consumption site. Our logistics and scheduling team offers 24-hour support to our customers. We utilize customized telemetry and fuel dispatch software systems to optimize our LNG deliveries. Customers can call our logistics team and have LNG delivered quickly and efficiently to almost any location in North America. We deliver LNG to our customers’ sites with our fleet of 45 tanker trailers, where it is stored and then vaporized on demand to fuel our customers consuming equipment which includes engines, turbines, generators, furnaces, dryers, boilers, kilns, and pipelines.

Stabilis owns a fleet of LNG fueled trucks that are used to make deliveries to our customers near the George West plant. We also have contracts with multiple national and regional trucking companies to deliver LNG to our customers. These carriers are certified to transport hazardous materials and the drivers are trained on safe LNG operating and delivery procedures. We believe that our established relationships with these carriers gives us a unique ability to reliably and safely deliver LNG to almost any location in North America on short notice.

Cryogenic Equipment Rental. Stabilis believes that we own the largest rental fleet of mobile LNG storage, transportation and vaporization equipment in North America. Our asset base includes 150 pieces of equipment, including: transportation trailers, electric and gas-fired vaporizers, ambient vaporizers, storage tanks, and mobile vehicle fuelers. We use these assets to provide customers with the necessary equipment to transport, store, and consume LNG in their operations.

Stabilis rents our cryogenic and related equipment to customers based on day rates that vary by the cost and availability of our equipment, and align with our customers’ contract terms. Our equipment is designed specifically for use in small-scale LNG applications and includes the safety and operational features that our customers and our regulators require. We believe that our current fleet of equipment can support significant growth in volumes in our business. We continually evaluate adding additional equipment as required by our customers to optimize their operations.

Stabilis Energy—Mobile Asset Base

Asset Type	Qty	Description
Mobile Storage and Vaporization Units	88	Located on customer sites for storage and delivery of LNG fuel
Transport Trailers	45	Deliver LNG from production sources to customer sites
Mobile Truck Fuelers	9	Mobile fueling station used to fill heavy duty trucks
Other Cryogenic Assets	8	Includes hose reels, pump skids, generators, and other

Total	150

Engineering and Field Service Support Services. Stabilis believes it has significant experience in the safe, cost efficient and reliable use of LNG in multiple customer applications. Our engineering team provides our customers with safe and effective LNG fueling plans. Our engineering services are usually included in our efforts to sell and commission customer projects, however sometimes we bill customers for them on an hourly or fixed project basis. Our staff of 25 trained field service technicians help our customers use LNG safely and efficiently on their job sites. We generally bill our customers for field service technicians on a day rate basis but sometimes this cost is included in bundled pricing.

Our Customers

Stabilis serves customers in a variety of end markets, including industrial, energy, utilities and pipelines, mining, commercial, and transportation within the United States, Mexico and Canada. We believe these customer markets are well suited to use LNG because they consume relatively high volumes of fuel, operate in mobile, temporary or off-pipeline locations, have limited access to alternative fuel sources, and/or are facing increasingly stringent emissions or other environmental requirements. We currently serve approximately 38 customers.

Industrial. Industrial applications for LNG include sand and aggregate producers, asphalt plants, greenhouses, food processers, paper mills, agricultural dryers, and general manufacturing facilities. Remote sand producers and mobile asphalt plants that use LNG to produce heat for their processing and drying operation are among our largest customers. LNG often replaces propane, fuel oil, or diesel fuel in these applications. These customers often cannot justify the cost of new pipeline infrastructure and using LNG requires minimal up-front costs, regulatory approvals, and lead time requirements. We believe LNG is optimal for these applications because it is cost-effective with stable pricing, offers consistent supply without curtailments, provides an energy density that minimizes storage requirements, and has a clean and consistent burn that makes heating operations more predictable. Based on our experience, sand production facilities can consume 10,000 to 20,000 LNG gallons per day and asphalt plants can use 5,000 to 10,000 LNG gallons per day.

Energy. Energy producers use high horsepower engines to power their drilling and pressure pumping operations. LNG displaces some of the total diesel fuel consumption in these applications using dual-fuel engine technology. We believe that energy producers can use LNG to reduce fuel costs and to meet environmental emissions requirements. Based on our experience, dual-fuel drill rigs can consume 1,000 to 5,000 LNG gallons per day and dual-fuel pressure pumping spreads can consume 10,000 to 20,000 LNG gallons per day. Recently, energy producers began using the field gas being produced in their operations to fuel the turbine engines that power their pressure pumping spreads. While turbines can burn field gas, they often require significant amounts of LNG for primary or back-up fuel supply because field gas often varies widely in volume, composition, and pressure. Based on our experience, turbine driven pressure pumping operations can consume 30,000 to 60,000 LNG gallons per day when using LNG as the primary fuel.

Utilities and Pipelines. North America has an expansive network of pipelines that, based on age and increasingly more stringent regulations, require routine testing and maintenance. During such events LNG fueling solutions can provide flow assurance to address natural gas supply interruptions during pipeline hydrostatic testing, repairs, gas distribution system curtailments, or unplanned outages. Such solutions can also provide a bridge for large industrial or utility customers before permanent pipelines are installed. LNG is becoming more predominant in regions where natural gas demand is growing and utilities and pipelines are required to continue to meet critical peak gas demand. LNG can provide an economic solution to support these supply requirements during peak weather conditions, gas curtailments and/or pipeline repairs. LNG usage in utility and pipeline applications varies significantly by project type.

Mining. Mines, including those producing metals, rare earth materials, and coal, are often located in remote locations that are off the electrical grid and do not have natural gas pipeline access. Mines use LNG to fuel electrical generators and to produce heat for their processing activities. Several mines have also tested using LNG as a fuel for their mine trucks and other high horsepower engine equipment. In addition to fuel cost benefits, LNG can help reduce emissions at mines that are often located in environmentally sensitive areas. Based on our experience, power generation and heating applications at mines can consume 10,000 to 100,000 LNG gallons per day.

Commercial. Commercial locations, including offices, calls centers, data centers, campuses, often need fuel for primary or back-up power generation. LNG often replaces propane or diesel fuel in these applications. LNG usage in commercial applications varies significantly by location size and purpose.

Transportation. LNG is being used to fuel high horsepower engines in multiple transportation applications, including over-the-road trucking, mine haul trucks, locomotives, and marine engines due to reduced emissions and cost savings benefits. Extensive LNG fueling networks exist currently in the United States, the European Union, and China. Regulatory requirements are accelerating the adoption of LNG as a transportation fuel in other markets, particularly in the marine sector. The International Maritime Organization (“IMO”) has imposed a global sulphur cap of 0.5% on ships trading outside of established emission control areas starting in January 2020, a level that could be difficult to achieve using common marine fuels, such as heavy fuel oil, but could be achieved using LNG. Large marine vessels can take several hundred thousand gallons of LNG in a single fuel bunkering event. LNG is also being tested as a fuel for rail locomotives and mining trucks, and is also a commonly used rocket propellant. LNG usage in transportation application varies by the horsepower requirements of the application.

Mexico. The volume of U.S. produced natural gas going to Mexico has been increasing significantly over the last several years as pipelines have been built to deliver natural gas to major Mexican cities and utility sites. However, a large portion of Mexico does not have access to these pipelines and are not expected to have access soon so LNG can be used to provide energy to these areas. We believe we are currently one of the largest small-scale LNG exporters to Mexico with multiple truckloads crossing the border from our George West Liquefier daily. Primary end markets for LNG in Mexico include the industrial, mining, and commercial sectors. We believe that the demand for LNG will continue to grow as the population and economy grow.

Canada. Canada is rich with natural resources including oil and gas, rare earth mining and minerals and timber. The recovery, processing, and utilization of these resources however is often done in remote areas that do not have access to natural gas pipelines or electrical grids. Primary end markets for LNG in Canada include the industrial and mining sectors. We believe that the demand for LNG will continue to grow as the economy grows and the focus on reducing environmental emissions increases. Certain provinces in Canada already have stringent carbon reduction programs that we believe incentivize the use the LNG.

Growth Strategy

Stabilis’ primary business objective is to provide superior returns to our shareholders by becoming the leading vertically integrated small-scale LNG provider in the Americas. We intend to accomplish this objective by implementing the following growth strategies:

Expand our LNG production business throughout North America. Stabilis believes that the customers and markets we serve could benefit from localized LNG supply sourcing. To this end, we believe that expanding our LNG liquefaction footprint throughout North America will enhance our competitive position by lowering our delivered cost and by creating a comprehensive and reliable supply network for our customers. We intend to leverage our liquefier development, construction, and operations experience to develop new liquefiers in markets that require LNG supply. We plan to both build new liquefiers and acquire existing liquefiers based on whichever offers the best service to our customers and returns to our investors.

In addition to growth in our existing domestic markets, Stabilis plans to focus on opening liquefiers in Mexico and Canada. We believe that both countries are attractive development opportunities given their lack of natural gas pipeline infrastructure in certain regions and focus on reducing environmentally harmful emissions. Both markets are also home to large fuel consumers such as mines, manufacturing and process facilities, and remote commercial and residential communities. Currently we are pursuing partnerships and acquisition opportunities in both countries that we believe will give us the capabilities required to grow rapidly in both markets.

Expand our LNG distribution business throughout North America. Stabilis believes that expanding our LNG distribution capabilities throughout North America will enhance our competitive position by creating a comprehensive and reliable supply network for our customers, lowering our delivered LNG costs, and expanding our ability to service new industries and geographies. We currently provide LNG distribution and field service support throughout the United States and parts of Mexico and Canada. We plan to expand our distribution capabilities by adding equipment to our fleet, including the high-flow, high pressure vaporization equipment required by pipelines and turbine powered pressure pumping spreads. We also plan to expand our marine distribution capabilities by adding LNG transportation and bunkering vessels to our fleet. In addition, we plan to explore opportunities that expand our geographic reach and industry expertise, including acquisitions of companies that already service our targeted customers. Finally, we plan to explore opportunities to expand into the compressed natural gas (“CNG”) market to become a comprehensive mobile natural gas solution provider for our customers.

Consistent with our strategy to expand of our LNG production business, Stabilis will focus the expansion of our LNG distribution business on the United States, Mexico and Canada. We believe that supporting our liquefiers with our distribution capabilities optimizes our asset base and our ability to service our customers. We also plan to expand our third-party LNG supply network in these markets so we can provide our customers with comprehensive and reliable service.

Use our LNG production and distribution expertise to expand into Latin and South America. Stabilis believes there is a significant opportunity to leverage our expertise in LNG production and distribution to expand our business into power generation opportunities in Latin and South America. Our business development team is identifying utilities and industrial energy consumers that may view LNG as a compelling alternative to traditional distillate fuels. We believe it will be compelling for them to enter into long-term contracts that support the development of the infrastructure required to deliver LNG directly to their power generation and other assets. We are currently developing partnerships and customer relationships in various regions of Latin and South America. We expect that these markets will require some combination of LNG production or sourcing, local logistics, distribution services and field support, paired with Stabilis owned power generation assets in some instances.

Maintain financial strength and flexibility. Stabilis will seek to maintain a conservative balance sheet which we believe will allow us to better react to market opportunities. We believe that maintaining adequate balance sheet flexibility, along with positive cash flows from operations, will provide us with sufficient liquidity to execute on our business strategies.

Competition

The market for natural gas is highly competitive. Stabilis believes the biggest competition for LNG in these applications are distillate fuels and propane as they power the majority of engines and generators in our target markets. We also compete with other fuel sources including pipeline natural gas and CNG. We believe we have multiple competitors in the market for natural gas fuel, including:

•

Producers and distributors of LNG, including Clean Energy Fuels, Applied LNG, New Fortress Energy, Kinetrex Energy, Pivotal LNG, numerous utilities located across the country which produces LNG for peak shaving purposes, and numerous local providers of cryogenic distribution and field services; and

•	Producers and distributors of CNG, including NG Advantage, Xpress NG, Compass CNG and Certarus.

Stabilis competes with other natural gas companies, as well as other fossil fuel sources, based on a variety of factors, including, among others, cost, supply, availability, quality, cleanliness and safety of the fuel. Location is often a primary competitive factor as transportation costs limit the distance LNG can be hauled at competitive prices. We believe we compare favorably with many of our competitors on the basis of these factors; however, some of our competitors have longer operating histories and market based experience, larger customer bases, more expansive brand recognition, deeper market penetration and substantially greater financial, marketing and other resources than our business. As a result, they may be able to respond more quickly to changes in customer preferences, legal requirements or other industry or regulatory trends, devote greater resources to the development, promotion and sale of their products, adopt more aggressive pricing policies, dedicate more effort to infrastructure and systems development in support of their business or product development activities and exert more influence on the regulatory landscape that impacts the natural gas fuel market. Additionally, utilities and their affiliates typically have unique competitive advantages, including a lower cost of capital, substantial and predictable cash flows, long-standing customer relationships, greater brand awareness, and large sales and marketing organizations.

Stabilis does not believe that we compete with mid-scale and world-scale LNG liquefiers that produce more than 1,000,000 LNG-gallons (18,939 cubic meters) per day or 0.6 metric tons per year. These large LNG production facilities, such as those operated by Cheniere Energy and Freeport LNG, typically are designed and permitted to fill large marine vessels that deliver cargos of 21,120,000 LNG-gallons (80,000 cubic meters) or more to large import terminals in foreign markets. We do not believe that any of them currently have or plan to have truck loading facilities that would be required to supply LNG to small-scale LNG customers. We also do not believe that any mid-scale or large-scale liquefiers currently have plans to install LNG loading capabilities for vessels smaller than 7,920,000 LNG-gallons (30,000 cubic meters).

Competitive Strengths

Stabilis believes that we are well positioned to execute our business strategies based on the following competitive strengths:

LNG is an economically and environmentally attractive product. Stabilis believes that the combination of cost benefits and environmental benefits makes LNG a compelling fuel source for many energy consumers. We believe that LNG can be delivered to customers at prices that are lower and more stable than what they would pay for distillate fuels or propane. In addition, several of our customers have reported that LNG as a fuel decreases their operating costs by reducing equipment maintenance requirements and providing more consistent burn characteristics. We also believe that many of our customers use LNG because it can significantly reduce harmful carbon dioxide, nitrogen oxide, sulphur, particulate matter, and other emissions as compared to oil-based fuels.

Demonstrated ability to execute LNG projects safely and cost effectively. Stabilis has produced and delivered over 200 million gallons of LNG to our customers throughout our 15-year operating history. Our experience includes building and operating LNG production facilities, delivering LNG from third-party sources to our customers, and designing and executing a wide-variety of turnkey LNG fueling solutions for our customers using our cryogenic equipment fleet supported by our field service team. We have experience serving customers in multiple end markets including industrial, energy, utilities and pipelines, mining, commercial, and transportation. We also have experience exporting LNG to Mexico and Canada. Finally, we believe our team is among the most experienced in the small-scale LNG industry. We believe that we can leverage this proven LNG execution experience to grow our business in existing markets and expand our business into new markets.

Comprehensive provider of “virtual natural gas pipeline” solutions throughout North America. Stabilis offers our customers a comprehensive off-pipeline natural gas solution by providing the supply infrastructure, transportation and logistics, and field service support necessary to deliver LNG to them in a program that is tailored to their consumption needs. We believe we own one of the largest fleets of cryogenic transportation, storage, and vaporization equipment in North America. We can provide our customers LNG and related services for a wide variety of applications almost anywhere in United States, and we plan to expand our geographic coverage in Mexico and Canada. We believe that our ability to be a “one stop shop” for all of our customers’ off-pipeline natural gas requirements throughout North America is unique among LNG providers.

Ability to leverage existing LNG production and delivery capabilities into new markets. Stabilis believes that our experience producing and distributing LNG can be leveraged to grow into new geographic and service end markets. Over the past 15 years we have expanded our service area across the United States, northeastern Mexico, and western Canada. We have also expanded our industry coverage to include multiple new end markets and customers. We accomplished this expansion into new markets by leveraging our LNG production and distribution expertise, in combination with our cryogenic engineering and project development capabilities, to meet new customer needs.

Sales and Marketing

Stabilis markets our products and services primarily through our direct sales force, which includes sales representatives covering all of our major geographic and customer markets, as well as attendance at trade shows and participation in industry conferences and events. Our technical, sales and marketing teams also work closely with federal, state and local government agencies to provide education about the value of natural gas as a fuel and to keep abreast of proposed and newly adopted regulations that affect our industry.

Seasonality

A portion of Stabilis’ operating revenues and profits relate to providing backup gas for the local distribution infrastructure in the United States and Mexico to support utilities during times of peak heating demand from November through March. Revenues are generally lower from April to October during the months when heating demand is seasonally lower.

Government Regulation and Environmental Matters

Stabilis is subject to a variety of federal, state, provincial and local laws and regulations relating to the environment, health and safety, labor and employment, building codes and construction, zoning and land use, public reporting and taxation, among others. Any changes to existing laws or regulations, the adoption of new laws or regulations, or failure by us to comply with applicable laws or regulations could result in significant additional expense to us or our customers or a variety of administrative, civil and criminal enforcement measures, any of which could have a material adverse effect on our business, reputation, financial condition and results of operations. Regulations that significantly affect our operating activities are described below. Compliance with these regulations has not had a material effect on our capital expenditures, earnings or competitive position to date, but new laws or regulations or amendments to existing laws or regulations to make them more stringent could have such an effect in the future. We cannot estimate the costs that may be required for us to comply with potential new laws or changes to existing laws, and these unknown costs are not contemplated by our existing customer agreements or our budgets and cost estimates. We believe that we are in compliance with all environmental and other governmental regulations.

Construction and Operation of LNG Liquefaction Plants. To build and operate LNG liquefaction plants, Stabilis must apply for facility permits or licenses that address many factors, including storm water and wastewater discharges, waste handling, and air emissions related to production activities and equipment operation. The construction of LNG plants must also be approved by local planning boards and fire departments.

Transportation of LNG. Federal and state safety standards require that LNG is moved by qualified drivers in cryogenic containers designed for LNG transportation. Drivers are subject to USDOT regulations, such as FMCSA, Hazardous Materials Regulations, and state certification requirements, such as certifications by the Alternative Energy Division of the Railroad Commission of Texas. Cryogenic containers have to undergo annual USDOT visual inspections and periodic pressure tests. Motor vehicles equipped with an LNG container or other motor vehicles used principally for transporting LNG in portable containers in Texas have to be registered with the Railroad Commission of Texas.

Transfer of LNG. Federal safety standards require each transfer of LNG to be conducted in accordance with specific written safety procedures. These procedures must require that qualified personnel be in attendance during all LNG transfer operations, and these procedures must be implemented, and copies of the procedures must be available/displayed, at each LNG transfer location.

Storage and Vaporization of LNG at Customer Sites. To install and operate both temporary and permanent storage and vaporization equipment, Stabilis may apply for permits or licenses that address many factors, including waste handling and air emissions related to onsite storage and equipment operation or consult with customers so they may apply for needed permits. The operation and siting of storage and vaporization of LNG may also require approval by local planning boards and fire departments.

Import & Export of LNG. To import or export LNG from the United States to Mexico and Canada via truck, numerous authorizations are required. In support of our business in Canada, Stabilis maintains an import and export license from the United States Department of Energy (“DOE”) and from the National Energy Board of Canada (“NEB”). We maintain an Emergency Response Action Plan (“ERAP”) with Transport Canada. In support of our business in Mexico, we maintain an export license from the DOE and our customers in Mexico maintain import permits to bring the LNG into the country. Exporting LNG in large quantities would require additional permits and licenses from various regulatory agencies, including the DOE and the Federal Energy Regulatory Commission (“FERC”). We do not have these permits at this time but could file for such authorizations in the future.

Employees

As of December 31, 2018, Stabilis had 46 employees. We believe our relations with employees are satisfactory. None of our employees are currently subject to a collective bargaining agreement.

Intellectual Property

The intellectual property portfolio of Stabilis and its subsidiaries includes patents and trademarks. The Company has two pending patent applications in the United States, including a provisional patent application for the use of natural gas for well enhancement and a non-provisional patent application for use of natural gas deliquification. Additionally, the Company owns or has exclusive rights to five U.S. and one foreign patent (Mexico). The last patent to expire in the U.S. will expire in January 2031, absent any adjustments or extensions. In addition, the Company has three pending trademark applications including two in the United States and one in Canada. Additionally, the Company owns or has exclusive rights to eight U.S. trademarks and one foreign trademark (Canada) pending final approval.

Properties

The corporate headquarters of Stabilis are located at 10372 Richmond Avenue, Suite 825, Houston, TX 77042. Stabilis leases its general office space at its corporate headquarters. The lease expires in June 30, 2022. Stabilis or its subsidiaries currently own or lease the following additional principal properties:

Facility Location	Use	Size	Leased or Owned	Expiration of Lease
Denver, CO	Office	2,122 sq. ft.	Leased	February 28, 2021
George West, TX	LNG Plant	3,400 sq. ft. on 31.04 acres	Owned	N/A
Bellevue, WA	Office	1,610 sq. ft.	Leased	June 30, 2022
Hudson, CO	Storage Site	On 2 acres	Leased	May 31, 2020
Houston, TX	Office	4,065 sq. ft.	Leased	June 30, 2022

We believe that our existing facilities are adequate for our operations and their locations allow us to efficiently serve our customers.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

We are providing the following financial information to assist you in your analysis of the financial aspects of our proposed acquisition of Stabilis and its subsidiaries. This information is only a summary and you should read it in conjunction with our historical consolidated financial statements, and the historical financial statements of Stabilis and the other information included elsewhere in this proxy statement.

Selected Historical Financial Data of Stabilis and its Subsidiaries

The selected financial data as of December 31, 2018 and 2017 and for the years ended December 31, 2018 and 2017 are derived from Stabilis’ audited consolidated financial statements included in this Proxy Statement. The historical results are not necessarily indicative of the operating results to be expected in the future. The selected historical financial data should be read in conjunction with “Stabilis Management’s Discussion and Analysis of Financial Condition and Results of Operations of Stabilis” and the consolidated financial statements and related notes included elsewhere in this Proxy Statement.

	For the Years Ended December 31,
	2018	2017
	(in thousands)
Income Statement Data:
Revenues	$37,342	$20,447
Operating income (loss)	(7,282)	16,990
Net income (loss) attributable to Stabilis Energy, LLC	$(11,044)	$12,784

	As of December 31,
	2018	2017
	(in thousands)
Balance Sheet Data:
Property, plant and equipment, net	$66,606	$73,711
Total assets	$74,705	80,799
Long term debt (includes current portion)	$16,444	$60,985
Total liabilities	$22,041	$65,792

Selected Unaudited Pro Forma Condensed Combined Financial Data

The following selected unaudited pro forma condensed combined financial information was prepared using the purchase method of accounting. For accounting purposes, Stabilis is considered to be acquiring American Electric. The unaudited pro forma condensed combined balance sheet data assume that the share exchange took place on December 31, 2018 and combine American Electric’s historical balance sheet at December 31, 2018 with Stabilis’ historical balance sheet at December 31, 2018. The unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2018 assumes the Share Exchange took place on January 1, 2018 and combines American Electric’s statement of operations for the year then ended with Stabilis’ statement of operations for the year ended December 31, 2018.

The selected unaudited pro forma condensed combined financial data are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during these periods. The selected unaudited pro forma condensed combined financial data as of and for the year ended December 31, 2018 are derived from the unaudited pro forma condensed combined financial information commencing at page      and should be read in conjunction with that information. See “Unaudited Pro Forma Condensed Combined Financial Statements.”

For the Year Ended December 31, 2018
(unaudited)
(in thousands except per share amount)
Statements of Operations Data:
Revenues	$44,933
Income/(loss) from operations	$(6,863)
Net income/ (loss) from operations, before income taxes	$(10,206)
Net income/(loss) attributable to common stockholders	$(10,497)
Basic and diluted net income/ (loss) per common share	$(0.09)
Weighted average common shares outstanding	117,167,340

As of December 31, 2018
(unaudited)
(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$3,371
Accounts Receivable	$5,270
Property, plant and equipment, net	$67,158
Advances to and investment in joint ventures	$8,152
Total assets	$87,677
Current liabilities	$14,777
Total liabilities	$24,884
Total stockholders’ equity	$62,794
Total liabilities and stockholders’ equity	$87,677

COMPARATIVE PER SHARE DATA

The following table presents comparative per share data regarding the income, cash dividends declared and book value for American Electric common stock on a historical and pro forma combined basis. The unaudited pro forma combined information was prepared using the purchase method of accounting with Stabilis treated as the acquirer.

The information shown below should be read in conjunction with the consolidated financial statements of American Electric and the related notes, appearing elsewhere in this proxy statement, the consolidated financial statements of Stabilis and the related notes, appearing elsewhere in this proxy statement, and the unaudited pro forma financial statements appearing elsewhere in this proxy statement. The following information is not necessarily indicative of the results of continuing operations or combined financial position that would have resulted had the share exchange been consummated at the beginning of the periods presented, nor is it necessarily indicative of the results of operations of future periods or future combined financial position.

Year Ended December 31, 2018
Net Income from Continuing Operations Per Share—Fully Diluted
Historical—American Electric common stock	$(0.23)
Pro forma Combined	$(0.09)
Cash Dividends Declared Per Share
Historical—American Electric common stock	$0
Pro forma Combined	$0

At Period Ended December 31, 2018
Book Value Per Share
Historical—American Electric common stock	$0.81
Pro forma Combined	$0.54

MARKET PRICE AND DIVIDEND INFORMATION

American Electric

American Electric common stock currently trades on the NASDAQ Capital Market under the symbol “AETI.” The closing bid price of AETI common stock on the NASDAQ Capital Market on May     , 2019 was $         per share.

As of March 7, 2019, there were 48 stockholders of record of American Electric common stock.

American Electric has not paid cash dividends on its common stock and has no intention to do so at the current time.

Stabilis

Stabilis’ LLC membership interests are not publicly traded, and Stabilis does not currently file reports with the Securities and Exchange Commission.

Stabilis has not paid any cash distributions on its limited liability company membership interests.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF STABILIS

Unless the context indicates otherwise, all references to “Stabilis,” the “Company,” “we,” “us,” or “our” in this discussion refer to Stabilis Energy, LLC and Subsidiaries., together with its majority and wholly owned subsidiaries. This discussion should be read together with our consolidated financial statements and related notes included in this Proxy Statement, and all cross references to notes included in this discussion refer to the identified note in such consolidated financial statements.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements that are based on the beliefs of our management and reflect our current expectations as contemplated under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. When used in this proxy statement, the words “estimate”, “project”, “believe”, “anticipate”, “intend”, “expect”, “plan”, “predict”, “may”, should”, “will”, the negative of these words or other variations thereon or comparable terminology are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events based on currently available information and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in those forward-looking statements, and discussed in further detail in the section of this proxy statement entitled “Certain Risk Factors Associated with the Acquisition of Stabilis and Prometheus”, including the fact that, following the acquisition, the actual results of the combined company could differ materially from the expectations set forth in this proxy statement. The forward-looking statements contained in this proxy statement speak only as of the date of the proxy statement. Except as required by applicable regulations, American Electric does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement, including the occurrence of unanticipated events.

Overview

Stabilis Energy (“Stabilis”) is a vertically integrated provider of small-scale liquefied natural gas (“LNG”) production, distribution and fueling services to multiple end markets in North America. Our diverse customer base utilizes LNG as a fuel source in a variety of applications in the industrial, energy, mining, utilities and pipelines, commercial, and high horsepower transportation markets. Our customers use LNG as an alternative to traditional fuel sources, such as diesel, fuel oil, and propane, and as a means to lower fuel costs and reduce their environmental footprint. Our customers also use LNG as a “virtual pipeline” solution when natural gas pipelines are not available or are curtailed.

Stabilis seeks to provide our customers with safe, reliable and cost effective LNG fueling solutions. We provide multiple products and services to our customers, including:

LNG Production and Sales—Stabilis builds and operates cryogenic natural gas processing facilities, called “liquefiers”, that convert natural gas into LNG through a multiple stage cooling process. We currently own and operate a liquefier that can produce up to 120,000 LNG gallons (455 cubic meters) per day. We also purchase LNG from third-party production sources which allows us to support customers in markets where we do not own liquefiers. We define “small-scale” LNG production to include liquefiers that produce less than 1,000,000 LNG gallons per day (3,788 cubic meters per day).

Transportation and Logistics Services—Stabilis offers our customers a “virtual natural gas pipeline” by providing them with turnkey LNG transportation and logistics services in North America. We deliver LNG to our customers’ work sites from both our own production facility and our network of 25 third-party production sources located throughout North America. We own a fleet of LNG fueled trucks and cryogenic trailers to transport and deliver LNG. We also outsource similar equipment and transportation services from qualified third-party providers as required to support our customer base. We define “small-scale” LNG distribution to include distribution by trailer or tank container (up to 15,000 LNG gallons) or marine vessels that carry less than 8,000,000 LNG gallons (approximately 30,000 cubic meters).

Cryogenic Equipment Rental—Stabilis owns and operates a rental fleet of 150 mobile LNG storage and vaporization assets, including: transportation trailers, electric and gas-fired vaporizers, ambient vaporizers, storage tanks, and mobile vehicle fuelers. We also own several stationary storage and regasification assets. We believe this is one of the largest fleets of small-scale LNG equipment in North America. Our fleet consists primarily of trailer-mounted mobile assets, making delivery to and between customer locations more efficient. We deploy these assets on job sites to provide our customers with the equipment required to transport, store, and consume LNG in their fueling operations.

Engineering and Field Support Services—Stabilis has experience in the safe, cost effective, and reliable use of LNG in multiple customer applications. We have also developed many processes and procedures that we believe improve our customers’ use of LNG in their operations. Our engineers help our customers design and integrate LNG into their fueling operations and our field service technicians help our customers mobilize, commission and reliably operate on the job site.

Stabilis generates revenue by selling and delivering LNG to our customers. We also generate revenue by renting cryogenic equipment and providing engineering and field support services. We sell each product and service separately or as a bundle depending on the customer’s needs. LNG pricing depends on market pricing for natural gas and competing fuel sources (such as diesel, fuel oil, and propane among others), as well as the customer’s purchased volume, contract duration and credit profile.

Stabilis’ customers use natural gas in their operations for multiple reasons, including lower fuel cost, more stable fuel costs, reduced environmental emissions, and improved operating performance. We serve customers in a variety of end markets, including industrial, energy, mining, commercial, utilities and pipelines, and high horsepower transportation. We believe that LNG consumption will continue to increase in these end markets in the future.

2018 & 2017 Developments

On February 28, 2017, the Company acquired Prometheus Energy Group Incorporated (“Prometheus”) in a transaction between entities under common control and Prometheus became an 80% owned subsidiary of the Company. Because the entities are under common control, the assets and liabilities of Prometheus were transferred to the Company at their historic cost (see Note 4 Acquisition of PEG Partners, LLC to our consolidated financial statements for further discussion)

Prometheus markets and distributes LNG as an alternative to traditional fuel sources, such as diesel fuel and propane. It also provides LNG to supplement pipelines that require additional natural gas supply. Prometheus serves a wide variety of North American end markets, including utilities and pipelines, industrial, energy, mining, and high horsepower transportation markets.

Prometheus owns a fleet of cryogenic transportation, storage and vaporization trailers and related equipment that it utilizes at customer sites. Prometheus provides its customers with logistics, delivery, onsite storage and vaporization, project management, and operations and maintenance services. Prometheus supplies its customers with LNG from third party suppliers.

In 2014, the Company acquired a 50% beneficial interest in Stabilis LNG Eagle Ford, LLC (“LNG EF”) and Stabilis FHR Oilfield LNG, LLC (“FHR”). Management determined that the 50% beneficial interest provided the Company significant influence but not a controlling financial interest. Through May 19, 2017, the Company reported its share of income or loss from its 50% interest in LNG EF and FHR using the equity method of accounting. On May 19, 2017, the Company acquired the remaining 50% interests in LNG EF and FHR. Accordingly, after the purchase date all income and expense items from the date of purchase forward have been consolidated (see Note 3 Step Acquisition of Equity Interests to our consolidated financial statements for further discussion).

On November 28, 2018, the Company’s members and related party creditors entered into a two-step Contribution and Exchange Agreement to form LNG Investment Company, LLC (“LNG Investment”) and restructure the capitalization of the Company. On November 30, 2018, the members contributed 1,000 membership units in the Company to LNG Investment in exchange for 2,000 Class B units in LNG Investment. The contribution and exchange of units resulted in the Company becoming a wholly owned subsidiary of LNG Investment. Subsequently, the related party creditors of the Company and holders of an aggregate net carrying amount of $48.7 million of indebtedness, each contributed their individual indebtedness to LNG Investment in exchange for Class A units in proportion to their percentage of indebtedness in total. An aggregate of 4,874.28 Class A units were issued by LNG Investment to the related party creditors of the Company (see Note 11 Members Equity to our consolidated financial statements for further discussion).

On December 17, 2018, the Company entered into a definitive share exchange agreement with American Electric Technologies, Inc. (“AETI”) to enter into a business combination transaction. At the closing, the Company’s owners will contribute 100% of their outstanding membership units to AETI in exchange for AETI common stock resulting in the Company and its subsidiaries becoming a wholly-owned subsidiary of AETI. The proposed transaction has been approved by the board of directors of AETI and the Company’s owners, and will be submitted to the shareholders of AETI for approval of the issuance of AETI common stock in connection with the transaction and other transaction-related matters at a Special Meeting of Shareholders. The transaction is expected to close during the third quarter of 2019, subject to customary closing conditions.

Results of Operations

Year ended December 31, 2018 Compared to December 31, 2017

The following table reflects line items from the accompanying Consolidated Statements of Operations year ended December 31, 2018 (the “Current Year”) as compared to December 31, 2017 (the “Prior Year”):

	Year Ended December 31,
	2018	2017	Change	% Change
	(In thousands, excluding percentages)
Revenue:
LNG Product	$30,200	$15,534	$14,666	94.4%
Rental, service and other	7,142	4,913	2,229	45.4

Total Revenues	37,342	20,447	16,895	82.6
Operating Expenses:
Costs of revenue (exclusive of depreciation as shown separately below):
Costs of LNG product	23,804	14,245	9,559	67.1
Costs of rental, service and other	4,648	3,536	1,112	31.4
Selling, general and administrative	7,350	4,653	2,697	58.0
Depreciation	8,822	6,992	1,830	26.2

	44,624	29,426	15,198	51.6
Other Operating Income (Loss):
Loss from equity methods investments	—	(1,098)	1,098	(100.0)
Gain from bargain purchases	—	27,067	(27,067)	(100.0)

Total other operating income	—	25,969	(25,969)	(100.0)

Loss from operations	(7,282)	16,990	(24,272)	(142.9)
Other Income (Expense):
Interest income	12	4	8	200.0
Interest expense	(4,433)	(3,380)	(1,053)	31.2
Other income	298	97	201	208.7
Gain (loss) from disposal of assets	319	(1,643)	1,962	(119.4)

Total other expense	(3,804)	(4,922)	1,118	(22.7)

Net income (loss)	(11,086)	12,068	(23,154)	(191.9)

Net income (loss) attributable to noncontrolling interests	(42)	(716)	674	(94.1)

Net income (loss) attributable to Stabilis Energy, LLC	$(11,044)	$12,784	$(23,828)	(186.4)%

Revenue

LNG Product Revenue. During the Current Year our LNG Product revenues increased $14.7 million versus the Prior Year. This increase was attributable to the acquisition of Prometheus on February 28, 2017, the purchase of the remaining interest in the LNG EF and FHR joint venture in May of 2017, and growth in the existing Stabilis business.

The impact of including twelve months of Prometheus revenue contributed $1.5 million of the increase in LNG Product revenue for the Current Year. The consolidation upon the purchase of the remaining interest of LNG EF and FHR contributed $1.3 million of LNG product revenue growth in the Current Year. Stabilis and Prometheus LNG revenue from its existing business increased $11.9 million in the Current Year due to higher volumes and improved pricing. The additional volumes were driven by distribution partners for industrial applications, new oilfield customers, sand drying applications, and exports into Mexico.

Rental, Service, and Other Revenue. Rental and service revenues increased by $2.2 million in the Current Year. The increase was attributable to a full year of revenue in 2018 from the acquisitions ($1.7M) and volume growth referenced in LNG product revenue. ($0.5M).

Operating Expenses

Costs of LNG Product. Cost of LNG Product is comprised of the commodity (natural gas), liquefaction cost, and the transportation of LNG to the end destination.

Cost of product in the Current Year went up $9.6 million or 67% compared to a $14.7 million or 94% increase in product revenue. The lower costs as a percentage of revenue was primarily due to increases in LNG sourced from Stabilis’ liquefaction plant rather than third party liquefiers and lower transportation costs due to the geographic mix of customers.

Costs of Rental, Service, and Other Revenue. These costs include the internal cost of staff field technicians, transportation, equipment rentals, equipment maintenance, and the logistics team that provide a continuous supply of LNG to customer sites safely and timely to avoid any production disruptions at the customer site. This cost increased $1.1 million or 31% in the Current Year primarily due to the Company’s acquisition of Prometheus.

Selling, general and administrative. Selling, general and administrative expense increased $2.7 million or 58% during the Current Year as compared to the Prior Year. This increase was primarily driven by the acquisition of Prometheus ($0.5 million), the consolidation of the JV ($0.3 million), transaction related costs ($1 million), and additional expenses to support growth ($0.8 million).

Depreciation. Depreciation expense increased $1.8 million during the Current Year as compared to the Prior Year. This increase was primarily driven by the consolidation of a joint venture in May 2017 ($1.7 million) including the liquefaction plant in George, West, Texas and the associated vehicles, storage, and vaporization equipment. Additionally, there were two more months of depreciation ($0.5 million) related to Prometheus assets in the Current Year due to the February 2017 acquisition of Prometheus.

Other Operating Income

Total Other Operating Income. Other operating income decreased $26.0 million in the Current Year as compared to the Prior Year. In the Prior Year the Company acquired 80% of Prometheus in a transaction between entities under common control resulting in a $13.1 million bargain purchase gain and acquired the remaining 50% ownership of LNG EF and FHR in a step acquisition resulting in a $13.9 million bargain purchase gain. Before the Company fully owned LNG EF and FHR, Stabilis incurred a $1.1 million loss in 2017 from its investment in these entities.

Other Income. Other income is primarily the Alternative Fuels excise tax credits. Income recognized for the Current year and Prior Year was $320 thousand and $48 thousand, respectively due to lapses in legislation governing these credits.

Interest expense. Interest expense increased $1.1 million during the Current Year as compared to the Prior Year. The increase was attributable to a higher principal balance on related party debt as a result of the April 1, 2018 amendments and extensions on related party notes payable which rolled accrued and unpaid interest into principal along with an incremental borrowing of $1.1 million (see footnote 9 in the Notes to the Consolidated Financial Statements for further discussion). In addition, the Company entered into certain capital leases during the year.

Gain / (loss) on the disposal of fixed Assets. The Company sold equipment in the Current Year for proceeds of $0.9 million resulting in gains of $0.3 million. In the Prior Year, equipment sales generated $2.4 million of proceeds and resulted in a $1.6 million loss.

Income tax expense. The Company did not incur an income tax expense in the Current Year or Prior Year due to its net losses resulting in benefits which are offset by a valuation allowance.

Liquidity and Capital Resources

Overview

As of December 31, 2018, we had $1.2 million in cash and cash equivalents on hand and $16.3 million in outstanding long-term debt (of which $6.4 million is due in the next twelve months).

We have historically funded the business primarily through cash flows from operations, short-term notes payable, debt from finance companies and related parties, and capital contributions. We have used a portion of our cash flows to invest in fixed assets to support growth. We have also used cash to pay interest and principal amounts outstanding under our borrowings. We generally collect from our customers within 30 days and pay our vendors in 45 days. This enables the Company to utilize working capital to reduce borrowings and to fund capital expenditures.

The Company is subject to substantial business risks and uncertainties inherent in the LNG industry. There is no assurance that the Company will be able to generate sufficient cash flows in the future to sustain itself or to support future growth.

Management concluded positive cash flows from operations are attainable primarily due to the following: (i)recent increases in sales volumes, (ii) the conversion in the Current Year of $48.7 million of our existing related party debt to equity, and (iii) the August 2017 amendment to our promissory note to Chart Industries thereby reducing our mandatory debt service payments.

Improved cash flow projections are supported by the recent increase in sales, and the reduction of operating costs as a percent of sales. Accordingly, management believes the business will generate sufficient cash flows from its operations to fund the business for the next 12 months.

Cash Flows

Cash flows provided by (used in) our operating, investing and financing activities are summarized below (in thousands):

	Year Ended December 31,
	2018	2017
Operating activities	$(425)	$(3,682)
Investing activities	69	1,470
Financing activities	114	3,050

Increase (decrease) in cash and cash equivalents	$(242)	$838

Operating Activities

Net cash used in operating activities totaled $0.4 million and $3.7 million for Current Year and Prior Year, respectively. The decrease in net cash used in operating activities of $3.3 million as compared to the Prior Year was primarily attributable to increases in revenues from the acquisition of Prometheus in February 2017 and the acquisition of LNG EF in May 2017. The growth from acquisition was coupled with organic increases in revenues from higher volumes pricing in the Current Year. Revenue growth of 83% outpaced Operating expenses growth of 52% in the Current Year

Investing Activities.

Net cash provided by investing activities totaled $0.1 million and $1.5 million for the Current Year and Prior Year, respectively. The decrease in cash provided by investing activities in the Current Year of $1.4 million as compared to the Prior Year was primarily attributable to a reduction in the proceeds from sale of fixed assets of $1.5 million and an increase in fixed asset purchases of $0.8 million in the Current Year, partially offset by the absence of net cash paid in the acquisitions of LNG EF and PEG in the Prior Year.

Financing Activities.

Net cash provided by financing activities totaled $0.1 million and $3.1 million for the Current Year and Prior Year, respectively. The decrease of $2.9 million was primarily attributable to a decrease in proceeds from long-term borrowings from related parties of $4.7 million offset by decreases in principal payments on long- term borrowings of $1.9 million.

Sources of Liquidity and Capital Resources

Our principal sources of liquidity have consisted of cash on hand, cash provided by our operations, and proceeds from asset sales. In addition, the Company secured financing from a key vendor and obtained equipment financing by MG Finance, a related party. Lastly, the majority member has provided financial support as required.

Future Cash Requirements:

Secured Term Note Payable

On May 19, 2017, the Company, purchased the remaining 49% ownership of LNG EF and 50% ownership of FHR resulting in the ownership of 100% controlling interest (see Note 3 Step Acquisition of Equity Interests) therefore requiring consolidation and assumption of the related debt. The Secured Term Note Payable was amended on August 21, 2017 whereby only the payment terms of principal and interest were modified to be payable in eight installments as follows: (i) $2.5 million plus accrued interest due on August, 24, 2017, (ii) $2.5 million plus accrued interest due on August 24, 2018, (iii) $2.5 million plus accrued interest due on August 24, 2019, (iv) four equal payments of $1.5 million plus accrued interest on each anniversary date of August 24, 2019 thereafter, (v) and $0.6 million plus accrued interest on the remaining unpaid balance of the Amended Secured Term Note Payable on August 24, 2024. In the event all principal and interest is not paid in full by August 24, 2023, the Company is obligated to make an additional payment of $2.2 million. As the Company intends to pay the entire balance by August 24, 2023, the $2.2 million penalty has not been included in our long-term debt.

Capital Lease Obligations

On February 28, 2017, the Company took effective control of Prometheus (See Note 4 Acquisition of PEG Partners, LLC), and as a result, certain lease agreements to finance new equipment purchases were assumed with an aggregate amount of $10.2 million. Under the terms of the lease agreements, the Company’s monthly payments were interest-only for the first 12 months at an annual rate of 6%. The Company will then repay 80% of the of the outstanding lease obligations over the remaining term of 36 months at an annual interest rate of 10%.

During the third quarter of 2018, the Company entered into various lease agreements to finance new equipment purchases with an aggregate amount of $1.5 million. Under the terms of the lease agreements, the Company’s monthly payments are due over a 24-month term at an annual interest rate of 9.5%. At the end of the 24-month term, the Company has the option to purchase the equipment at 20% of the assets original value.

Contribution of Related Party Debt to Equity

Effective November 30, 2018, the Company’s related party debt in the aggregate amount of $48.7 million was converted into member’s equity (see Note 11 Members Equity for further discussion).

We believe our current cash, cash equivalents and cash provided by our operating and financing activities will satisfy our business requirements for at least the 12 months following the date of this report. Subsequent to this period we may need to raise additional capital to fund any planned or unanticipated capital expenditures, investments, debt repayments or other expenses that we cannot fund through available cash, cash provided by our operations or other sources, such as with equity, debt or any other financing that may be available.

We anticipate having credit availability provided by our majority shareholder. Additionally, we may seek to raise additional capital by selling assets, obtaining new or restructuring existing debt, obtaining equity capital, or any combination of these or other potential sources of capital.

Uses of Liquidity and Capital Resources

We require cash to fund our operating expenses and working capital requirements, including costs associated with fuel sales, capital expenditures, debt repayments and repurchases, equipment purchases, maintenance of LNG production facilities, mergers and acquisitions (if any), pursuing market expansion, supporting sales and marketing activities, support of legislative and regulatory initiatives, and other general corporate purposes. While we believe we have sufficient liquidity and capital resources to fund our operations and repay our debt, we may elect to pursue additional financing activities such as refinancing existing debt, or debt or equity offerings to provide flexibility with our cash management.

We anticipate spending between $2.5 million and $3.5 million in capital expenditures in 2019, which primarily relates to the purchase of machinery and equipment.

Debt Level and Debt Compliance

We had total indebtedness of $16.3 million in principal as of December 31, 2018, of which approximately $6.3 million, $4.9 million, $1.5 million, $1.5 million, $1.5 million and $0.6 million is expected to become due in 2019, 2020, 2021, 2022, 2023 and thereafter, respectively. Additionally, we expect our total interest payment obligations relating to our indebtedness to be approximately $1.1 million for the year ending December 31, 2019. Certain of the agreements governing our outstanding debt, which are discussed in Note 9, Notes Payable to our consolidated financial statements, have certain non-financial covenants with which we must comply. As of December 31, 2018, we were in compliance with all of these covenants.

Contractual Obligations

We are committed to make cash payments in the future pursuant to certain of our contracts. The following table summarizes certain contractual obligations in place as of December 31, 2018:

	Payments Due By Period
	Total	2019	2020	2021	2022	2023	Thereafter
Note Payable to Chart Energy & Chemicals(1)	$9,077	$2,500	$1,500	$1,500	$1,500	$1,500	$577
Interest—Chart Energy & Chemicals(1)	1,483	499	362	279	197	114	32
Related Party Debt & Cap Leases(2)	7,246	3,828	3,418	—	—	—	—
Interest—Related Party Debt & Cap Leases(2)	784	604	179
Operating lease obligations(3)	593	320	143	97	34	—	—

Total	$19,183	$7,752	$5,602	$1,876	$1,730	$1,614	$609

(1)	Debt relates to the construction of LNG liquefaction plant in Texas. Principle and accrued interest at LIBOR + 3% are due annually.
(2)	Obligation to related party is equipment leased from a subsidiary of The Modern Group.
(3)

Operating lease obligations primarily relate to office lease space in Colorado, Texas and Washington. Colorado lease began in 2014 and will expire in 2020, Washington lease renewed in 2017 for an additional 3 year term and Texas office is subleased at fixed rate with expiration on January 31, 2019. Obligations can be found in Note 14, Commitments and Contingencies, of our Notes to Consolidated Financial Statements

Contingencies

In the normal course of our business, we become involved in various litigation matters. In addition, from time to time, we are involved in tax and other disputes with various government agencies. Management has used estimates in determining our potential exposure to these matters and has recorded reserves in our financials statements related thereto as appropriate. It is possible that a change in estimates related to these exposures could occur, but we do not expect such changes in the estimated costs would have a material effect on our business, consolidated financial position or results of operations.

Critical Accounting Policies

Revenue Recognition

Revenue is measured as consideration specified in a contract with a customer and excludes any sales incentives and amounts collected on behalf of third parties. The Company recognizes revenue when it satisfies a performance obligation by transferring control over a product or service to a customer. Amounts are billed upon completion of service or transfer of a product and are generally due within 30 days.

Revenues from contracts with customers are disaggregated into (1) LNG product and (2) Rental, service, and other.

LNG product revenue generated includes the revenue from the product and delivery of the LNG to our customer’s location. Product contracts are established by agreeing on a sales price or transaction price for the related item. Product revenue is recognized upon delivery of the related item to the customer, at which point the customer controls the product and the Company has an unconditional right to payment. Payment terms for product contracts are generally within thirty days from the receipt of the invoice.

Rental and service revenue generated by the Company includes equipment and people provided to the customer to support the use of LNG in their application. Rental contracts are established by agreeing on a rental price or transaction price for the related piece of equipment and the rental period which is generally daily or monthly. The Company maintains control of the equipment that the customer uses and can replace the rented equipment with similar equipment should the rented equipment become inoperable or the Company chooses to replace the equipment for maintenance purposes. Revenue is recognized as the rental period is completed and for periods that cross month end, revenue is recognized for the portion of the rental period that has been completed to date. Payment terms for rental contracts are generally within thirty days from the receipt of the invoice. Performance obligations for rental revenue are considered to be satisfied as the rental period is completed based upon the terms of the related contract. Service revenue generated by the Company consist of mobilization and demobilization of equipment and onsite technical support while customers are consuming LNG in their applications. Service revenue is billed based on contractual terms that can be based on an event (ie mobilization or demobilization) or an hourly rate. Revenue is recognized as the event is completed or work is done. Payment terms for service contracts are generally within thirty days from the receipt of the invoice. Performance obligations for service revenue are considered to be satisfied as the event is completed based or work is done per the terms of the related contract.

All outstanding accounts receivable, net of allowance, on the consolidated balance sheet are typically due and collected within the next 30 days.

Impairment of Long-Lived Assets

LNG liquefaction facilities, and other long-lived assets held and used by the Company are reviewed periodically for potential impairment whenever events or changes in circumstances indicate that a particular assets’ carrying value may not be recoverable. Recoverability generally is determined by comparing the carrying value for the asset to the expected undiscounted future cash flows of the asset. If the carrying value of the asset is not recoverable, the amount of impairment loss is measured as the excess, if any, of the carrying value of the asset over its estimated fair value. The estimated undiscounted future cash flows are based on projections of future operating results; these projections contain estimates of the value of future contracts that have not yet been obtained, future commodity pricing, our future cost structure, among others. Projections of future operating results and cash flows may vary significantly from actual results. Management reviews its estimates of cash flows on an ongoing basis using historical experience, business plans, overall market conditions, and other factors.

Income Taxes

Deferred income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not to be sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest related to unrecognized tax benefits in interest expense and penalties in selling, general and administrative expenses.

Fair Value Measurements

The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in the fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels in accordance with US GAAP:

Level 1 Inputs—Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

Level 2 Inputs—Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 Inputs—Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby, allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

Recently Adopted Accounting Changes and Recently Issued and Adopted Accounting Standards.

For descriptions of recently adopted and issued accounting standards, see Note 1—Basis of Presentation and Summary of Significant Accounting Policies of our Notes to Consolidated Financial Statements.

Off-Balance Sheet Arrangements

As of December 31, 2018, other than operating leases we had no transactions that met the definition of off-balance sheet arrangements that may have a current or future material effect on our consolidated financial position or operating results.

Quantitative and Qualitative Disclosures about Market Risk

In the normal course of business, the Company encounters several significant types of market risks including commodity and interest rate risks.

Commodity Price Risk

Due to the nature of the LNG distribution business, the Company has short term agreements with suppliers to contract for LNG purchases. These contracts extend for various period and minimums. The index rate pricing for natural gas may increase or decrease in the future based upon market conditions. Contracts for the purchase of LNG for future delivery are generally for fixed volumes at fixed prices.

Commodity price risk is the risk of loss arising from adverse changes in market rates and prices. We are able to limit our exposure to fluctuations in natural gas prices by structuring our contract pricing with customers so that it mirrors the volatility in our supply cost with vendors. Our exposure to market risk associated with LNG price changes may adversely impact our business. We do not currently have any derivative arrangements to protect against fluctuations in commodity prices, but to mitigate the effect of fluctuations in LNG prices on our operations, we may enter into various derivative instruments.

Interest Rate Risk

The Company entered into a Note Payable with Chart Energy & Chemicals, Inc. (the “Lender”) where the Lender agreed to sell the Company certain equipment for the liquefaction plant in George West, TX. The total value of the agreement was not to exceed $20.5 million and was billed in advances based on a “Milestone Payment Schedule”. This Note Payable bears interest at a variable rate and exposes us to interest rate risk. Interest is calculated under the terms of the Note Payable based on a calculation of 3% plus the London interbank offered rate at the end of each month. Assuming the $9.1 million principal amount at December 31, 2018 remains outstanding, the impact on interest expense of a 1% increase or decrease in the interest rate would be approximately $0.1 million per year. We do not currently have or intend to enter into any derivative arrangements to protect against fluctuations in interest rates applicable to our outstanding indebtedness.

Foreign Currency Exchange Rate Risk

We conduct all of our operations in U.S. dollars, and as such, our results of operations and cash flows have not been impacted by fluctuations due to changes in foreign currency exchange rates. Further, we do not currently have or intend to enter into any derivative arrangements to protect against such fluctuations.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

We have prepared the following pro forma condensed combined financial statements to show the effect of the proposed business combination of American Electric with Stabilis and its subsidiaries under the purchase method of accounting with Stabilis treated as having acquired American Electric. The pro forma condensed combined balance sheet is prepared as though the proposed Share Exchange had occurred on December 31, 2018 and the pro forma condensed combined statement of operations as though it had occurred on January 1, 2018. The following information does not give effect to any reverse stock split of our common stock described in Proposal No. 3.

The unaudited pro forma combined financial data should be read together with the historical financial statements, including the notes thereto, of American Electric and Stabilis and its subsidiaries included in this proxy statement.

These unaudited pro forma combined financial statements are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the business combination been completed on the assumed date or for the periods presented, or that may be realized in the future. The unaudited pro forma condensed combined financial data includes adjustments to record the assets and liabilities of the acquired company at their estimated fair values and is subject to further adjustment as additional information becomes available and as detailed valuation studies are performed after completion of the transaction.

Pro Forma Condensed Consolidated Balance Sheets

(Unaudited)

As of December 31, 2018

(In thousands, except per share information)

Assets	Stabilis Historical	AETI Historical	Pro Forma Adjustments	Notes	Pro Forma Combined
Current assets:
Cash and cash equivalents	$1,247	2,124	$—		$3,371
Accounts receivable-trade, net	4,359	911	—		5,270
Inventories, net	106	69	—		175
Unbilled receivables	—	344	—		344
Prepaid expenses and other current assets	2,115	433	—		2,548
Due from related parties	22	—	—		22

Total current assets	7,849	3,881	—		11,730
Property, plant and equipment, net	66,606	552	—		67,158
Goodwill	—	—	340	(a)	340
Advances to and investments in foreign joint ventures	—	9,980	(1,828)	(b)	8,152
Other noncurrent assets	250	146	—		396

Total assets	$74,705	14,559	$(1,488)		$87,775

Liabilities and Members’ Equity
Current liabilities:
Current portion of long-term notes payable	$2,500	—	$—		$2,500
Current portion of capital lease obligation—related parties	3,879	—	—		3,879
Short-term notes payable	121	202			323
Due to related parties	724	—	—		724
Accounts payable and other accrued expenses	4,873	2,478			7,351

Total current liabilities	12,097	2,680	—		14,777
Long-term notes payable, net of current portion	6,577	—	—		6,577
Capital lease obligations, net of current portion—related parties	3,367	—	—		3,367
Deferred compensation	—	163	—		163

Total liabilities	22,041	2,843	—		24,884

Convertible preferred stock	—	4,498	(4,498)	(c)	—
Shareholders’ equity:
Members equity	62,427	—	—		62,427
Non-controlling interest	1,323	—	(1,323)	(d)	—
Common Stock	—	9	—		9
Treasury stock	—	(965)	—		(965)
APIC	—	14,014	(14,014)	(e)	—
Accumulated other comprehensive income	—	(417)	417	(f)	—
Accumulated deficit	(11,086)	(5,423)	17,930	(g)	1,421

Total equity	52,664	7,218	(1,488)		62,892

Total liabilities and equity	$74,705	14,559	$(1,488)		$87,775

Pro Forma Condensed Consolidated Statements of Operations

(Unaudited)

Year Ended December 31, 2018

(in thousands, except share and per share data)

	Stabilis Historical	AETI Historical	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue:
Revenue	$37,342	$7,591	$—		$44,933
Costs of revenue (exclusive of depreciation as shown separately below):	28,452	5,531	—		33,983
Selling, general and administrative	7,350	3,612	(2,250)	(h)	8,712
Depreciation	8,822	279	—		9,101

Income/(Loss) From Operations	(7,282)	(1,831)	2,250		(6,863)

Net equity income from foreign joint ventures’ operations:
Income (loss) from investment in limited liability companies and equity in foreign ventures	—	743	—		743
Foreign joint venture’s operations related expenses	—	(142)	—		(142)

Net equity income from foreign joint ventures’ operations:	—	601	—		601

Income (loss) from operations and net equity income from foreign joint ventures’ operations	(7,282)	(1,230)	2,250		(6,262)

Other Income (Expense):
Interest income	12	—	—		12
Interest expense	(4,433)	(24)	—		(4,457)
Other income	298	(116)	—		182
Gain (loss) from disposal of fixed assets	319	—	—		319

Total Other Income	(3,804)	(140)	—		(3,944)

Net income (loss) from operations, other income and equity from foreign joint ventures’ operations before income taxes	(11,086)	(1,370)	2,250		(10,206)

Income tax (benefit) expense	—	291	—		291

Net Income (loss) from continuing operations	$(11,086)	$(1,661)	$2,250		$(10,497)

Earnings (loss) per share basic and diluted:
Continuing operations		$(0.23)	—		$(0.09)
Weighted—average number of shares outstanding:
Basic and diluted		8,892,585	105,558,606	(i)	117,167,340

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

1. Description of Transaction and Basis of Presentation

On December 17, 2018, American Electric Technologies, Inc. (“American Electric”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with JCH Crenshaw Holdings, LLC, a Texas limited liability company (“JCH”), LNG Investment Company, LLC, a Texas limited liability company (“Holdings”), AEGIS NG LLC, a Texas limited liability company (“AEGIS”), Stabilis Energy, LLC, a Texas limited liability company (“Stabilis”), PEG Partners, LLC, a Delaware limited liability company (“PEG”), and Prometheus Energy Group, Inc., a Delaware corporation (“Prometheus”). In the Share Exchange, American Electric will acquire directly 100% of the outstanding limited liability company membership interests of Stabilis from Holdings and 20% of the outstanding limited liability membership interests of PEG from AEGIS. AEGIS owns 20% of PEG and PEG owns 100% of the outstanding capital stock of Prometheus. The balance of PEG is owned directly by Stabilis. As a result, Stabilis will become a direct 100% owned subsidiary of American Electric and Prometheus will become an indirectly-owned 100% subsidiary of American Electric. American Electric will issue, in a tax-free exchange, shares of American Electric common stock such that the owners of Holdings and AEGIS will own approximately 90% of the combined company on a pro forma basis and current American Electric stockholders will own approximately 10%.

The unaudited pro forma condensed combined financial information does not give effect to the proposed reverse stock split as it is currently unknown which ratio will be used.

Because the former owners of Stabilis and AEGIS will own approximately 90% of the voting stock of the combined company and certain other factors including that directors designated by Holdings will constitute a majority of the board of directors, Stabilis is considered to be acquiring American Electric in the Share Exchange for accounting purposes. As a result, the Share Exchange will be treated by American Electric as a reverse acquisition under the purchase method of accounting in accordance with United States generally accepted accounting principles. The aggregate consideration paid in connection with the Share Exchange will be allocated to American Electric’s tangible and intangible assets and liabilities based on their fair market values at the time of the completion of the Share Exchange. The assets and liabilities and results of operations of American Electric will be consolidated into the results of operations of Stabilis as of the completion of the Share Exchange.

2. Purchase Price

The preliminary estimated total purchase price of the proposed Share Exchange is as follows (in thousands):

Estimated number of shares of the combined company to be owned by AETI stockholders	11,728,734
Multiplied by the fair value per share of AETI common Stock	$0.82
Cash	$650,000

Estimated purchase price	$10,227,684

On April 26, 2019, American Electric had 9,391,314 shares of common stock outstanding. The estimated number of shares of American Electric common stock includes the 9,391,314 outstanding, 2,212,389 shares to be issued prior to the completion of the Share Exchange for conversion of the 1,000,000 shares of outstanding Series A Convertible Preferred Stock and 125,031 shares related to restricted stock units and deferred director shares. The fair value of American Electric common stock used in determining the preliminary estimated purchase price was $0.82 per share based on the closing price of American Electric’s common stock on April 26, 2019.

The estimated purchase price is preliminary because the proposed Share Exchange has not yet been completed. The actual purchase price may change based on the actual number of shares of American Electric common stock held by existing stockholders at the time of the completion of the Share Exchange and the market price of such shares at the completion of the Share Exchange. Based on the volatility of American Electric stock price since announcement of the proposed Share Exchange we do not believe that the actual purchase price will be materially different to that set forth herein and, accordingly, do not include a sensitivity analysis to assess the different potential purchase accounting results that may arise based upon alternative levels of American Electric stock price.

Consistent with the purchase method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of American Electric based on their estimated fair values as of the Share Exchange closing date. The excess of the purchase price over the fair value of the acquired assets and liabilities assumed, if any, is reflected as goodwill.

The purchase price allocation will remain preliminary until the closing of the Share Exchange. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after completion of the Share Exchange and will be based on the fair values of the assets acquired and liabilities assumed as of the Share Exchange closing date. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

The preliminary allocation of the estimated purchase price for the acquired assets and liabilities of the proposed merger is as follows (in thousands):

Total purchase price	$10,228
Cash/Current Assets	3,881
Property, plant and equipment, net	552
Investment in foreign joint venture	8,152
Other noncurrent assets	146

Total identifiable assets	12,731
Accounts payable and other accrued expenses	(1,691)
Accrued liabilities and other current liabilities	(989)
Other Liabilities	(163)

Total liabilities assumed	(2,843)

Goodwill	$340

3. Purchase Accounting and Pro Forma Adjustments

The unaudited pro forma condensed combined financial statements include pro forma adjustments to give effect to the acquisition of American Electric by Stabilis for accounting purposes.

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information.

Adjustments to the pro forma condensed combined balance sheet

(a)	Reflects goodwill recognized as result of the transaction.

(b)

Reflects the preliminary fair value adjustment of $1,828 thousand to the investment in foreign joint venture based on American Electric’s projections at April 1, 2019 with a calculated weighted average cost of capital of 15% and 20% discount applied due to lack of marketability.

(c)

Reflects the adjustment of $4,498 thousand to the Series A convertible preferred stock converting into common stock at conversion price of $2.26 per share. This conversion is a condition of the Share Exchange Agreement. These shares will be received by Holdings as the holder of the Series A convertible preferred stock.

(d)	Reflects the preliminary adjustment of $1,323 thousand to the non-controlling interest shareholder of Stabilis Energy, LLC converting its equity into common shares of the combined company.

(e)	Represents adjustment to eliminate American Electric’s historical equity accounts as Stabilis is the acquirer for accounting purposes.

(f)	Represents adjustment to eliminate American Electric’s historical other comprehensive income account as Stabilis is the acquirer for accounting purposes.

(g)

Represents adjustment to eliminate American Electric’s historical equity accounts as Stabilis is the acquirer for accounting purposes and the net effect of the merger-related adjustments in note (g) and (h).

(h)

Represents the adjustment to elimination of merger-related transaction costs expensed in American Electric’s and Stabilis’ historical statement of income of nonrecurring, direct, incremental costs related of $1,250 thousand that are directly attributable to the reverse acquisition recognized in the historical financial statements of American Electric for the twelve-month period ended December 31, 2018. In addition, Stabilis, recognized $1,000 thousand of transaction costs that are directly attributable to the same reverse acquisition during the same period.

(i)	Represents an adjustment to the weighted average shares outstanding for American Electric’s that are expected to be exchanged to consummate the transaction.

Number of shares of AETI common stock issued and outstanding	9,391,314
AETI Restricted Stock Units	5,031
Director Deferred Shares	120,000
Series A Preferred Shares	2,212,389

Total AETI dilutive shares outstanding	11,728,734
AETI exchange ratio	10.0

Shares outstanding for exchange	117,287,340
Multiplied by 10% ownership for current AETI stockholders, excluding director deferred shares	11,608,734
Shares issued to Stabilis stockholders(i)	105,558,606

Total AETI shares to be exchanged	117,167,340

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT BEFORE THE SHARE EXCHANGE

The following table sets forth certain information regarding the beneficial ownership of American Electric common stock as of April 30, 2019 by (i) each stockholder who is known by American Electric to own beneficially more than five percent of American Electric’s outstanding common stock and preferred stock, (ii) each current director of American Electric, (iii) each of American Electric’s current executive officers, and (iv) by all executive officers and directors of American Electric as a group. The information as to each person or entity has been furnished by such person or group. The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of April 30, 2019, through the exercise of any stock warrant, convertible security or other right.

Name	Common Stock			Series A Preferred Stock
	Number of Shares(h)		Percent of Class(h)	Number of Shares	Percent of Class
Arthur G. Dauber	1,117,885		11.9		—
Casey Crenshaw	3,273,094	(a)	27.4	1,000,000	100
Charles M. Dauber	602,790	(b)	6.4
J. Hoke Peacock II	443,611	(c)	4.7
Peter Menikoff(d)	10,000		*
Edward L. Kuntz(d)	—		*
Neal M. Dikeman(d)	156,250		1.7
Don Boyd	—		—
Tieton Capital Management(e)	623,218		6.6
BlackRock, Inc.(f)	637,432		6.8
All directors and officers as a group of (7) persons	4,485,745		37.6	1,000,000	100

*	Indicates less than 1%
(a)

Includes 735,705 shares of common stock currently held, 2,212,389 shares of common stock which may be currently acquired upon conversion of 1,000,000 shares of Series A Preferred Stock and exercise of 325,000 common stock purchase warrants. Such common stock, Series A Preferred Stock and common stock purchase warrants are owned of record by JCH Crenshaw Holdings, LLC. Casey Crenshaw is the sole managing member of JCH Crenshaw Holdings, LLC and has sole voting and investment power over such shares. He disclaims any beneficial ownership of the shares owned by JCH Crenshaw Holdings LLC in excess of his pecuniary interest in such shares. The address of Mr. Crenshaw is 1655 Louisiana Street, Beaumont, TX 77701

(b)	Includes 65,500 shares held on behalf of a minor. The address of Mr. Dauber is 6575 West Loop South, Suite 500, Bellaire, TX 77401.
(c)	Includes 99,211 shares held in a pension plan with a bank trustee. Mr. Peacock has sole voting and investment power over these shares.
(d)

Does not include deferred director stock units held by directors as of March 31, 2019 from deferred director fees as follows: Peter Menikoff 76,807 units, Edward L. Kuntz 19,040 units, and Neal M. Dikeman 24,153 units.

(e)

Based on the most recently available Schedule 13G/A filed with the SEC on January 24, 2019 by Tieton Capital Management. According to its amended Schedule 13G, Tieton Investments, LLC reported having shared voting and dispositive power over 623,218 shares beneficially owned. The Schedule 13G/A contained information as of December 31, 2018 and may not reflect current holdings of our common stock. The address for Tieton Capital Management is 4700 Tieton Drive, Suite C, Yakima, WA 98908.

(f)

Based on the Schedule 13G filed with the SEC on February 8, 2019 by BlackRock, Inc. According to its Schedule 13G, BlackRock, Inc. reported having sole voting and dispositive power over 637,462 shares beneficially owned. The Schedule 13G contained information as of December 31, 2018 and may not reflect current holdings of our common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

The address of Arthur Dauber is 6575 West Loop South, Suite 500, Bellaire, TX 77401.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AFTER THE SHARE EXCHANGE

The following table sets forth as of the date hereof, certain information with respect to all those known by American Electric who, assuming issuance of 105,558,606 shares of common stock in the Share Exchange, would be the record or beneficial owners of more than 5% of our outstanding common stock, each person who would be a director and an executive officer of American Electric upon completion of the Share Exchange and all such directors and officers as a group. Except as indicated in the footnotes to the table, the listed stockholders will hold sole voting and investment power over their respective shares. The following information does not give effect to any reverse stock split of our common stock described in Proposal No. 3.

Name	Common Stock
	Number of Shares(h)	Percent of Class
Casey Crenshaw(a)	103,919,562	88.4%
James Reddinger	—
Andrew Puhala	6,640	*
James Aivalis(b)	4,912,138	4.2%
Will Crenshaw	—
Ben Broussard	—
Mush Khan	—
All directors and officers as a group of (7) persons	108,838,340	92.9%

*	Indicates less than 1%
(a)

Includes 735,705 shares of common stock currently held, 2,212,389 shares of common stock which to be received upon conversion of 1,000,000 shares of Series A Preferred Stock prior to completion of the Share Exchange, 100,646,468 shares to be received in the Share Exchange and 325,000 which may be acquired upon exercise of outstanding common stock purchase warrants. The currently owned shares, shares to be received upon conversion of the Series A Preferred Stock and shares which may be received on the exercise of common stock purchase warrants are owned of record by JCH Crenshaw Holdings, LLC. Casey Crenshaw is the sole managing member of JCH Crenshaw Holdings, LLC and has sole voting and investment power over such shares. He disclaims any beneficial ownership of the shares owned by JCH Crenshaw Holdings LLC in excess of his pecuniary interest in such shares. The 100,646,468 shares to be beneficially received in connection with the Share Exchange will be owned by LNG Investment Company, LLC. As sole manager of this LLC, Mr. Crenshaw has sole voting and investment power over such shares. Mr. Crenshaw disclaims any beneficial ownership of the shares owned by LNG Investment Company LLC in excess of his pecuniary interest in such shares. The address of Mr. Crenshaw is 1655 Louisiana Street, Beaumont, TX 77701

(b)

Represents the shares of common stock to be received by AEGIS in the Share Exchange. James Aivalis, Matt Barclay and Geneta Rhein have shared voting and investment power over such shares. Mr. Aivalis disclaims any beneficial ownership of the shares owned by AEGIS in excess of his pecuniary interest in such shares.

THE SHARE EXCHANGE AGREEMENT

Share exchange consideration

The Share Exchange Agreement provides that at the effective time of the Share Exchange Stabilis’ LLC members and AEGIS, as the holder of a 20% LLC membership interest in PEG, which is the holder of 100% of the outstanding capital stock of Prometheus, will receive that number of shares of American Electric common stock which is equal to 90% of our shares of our common stock at the effective time of the Share Exchange, which includes the actual number of shares of our common stock outstanding plus an additional number of shares of our common stock assuming the issuance of 5,031 shares of our common stock on conversion of our outstanding 5,031 restricted stock units and 120,000 shares of our common stock issued for 120,000 director deferred stock units issued to certain non-employee directors who have chosen to receive their directorship fees in common stock after their retirement from the board.

If, between the date of the Share Exchange Agreement and the completion of the Share Exchange, the shares of our common stock are changed into a different number or class of shares by reason of stock split, combination, reclassification, recapitalization, exchange of shares or similar readjustment, or a stock dividend is declared with a record date within that period, appropriate adjustments will be made to the number of shares of our common stock issued as part of the Share Exchange consideration.

Effective time

The Share Exchange will be completed when American Electric has issued the shares of our common stock to the holders of the Stabilis and AEGIS limited liability company membership interests and has received 100% of the Stabilis limited liability company membership interests and 20% of the limited liability company membership interests of PEG. As a result American Electric will own 100% of Stabilis and its subsidiaries.

Subject to satisfaction of the other conditions to the Share Exchange Agreement, we anticipate that the completion of the Share Exchange will occur promptly after the approval of Proposals 1, 2, 3 and 4 at the Special Meeting. However, the completion of the Share Exchange could be delayed if there is a delay in satisfying any of the conditions to the Share Exchange. There can be no assurances as to whether, or when, we will obtain the required approvals or complete the Share Exchange. If the Share Exchange is not completed on or before September 30, 2019, either we or Holdings may terminate the Share Exchange Agreement, unless the failure to complete the Share Exchange by that date is due to the material breach of the Share Exchange Agreement by the party seeking to terminate the agreement. See “Conditions to the Completion of the Share Exchange” immediately below.

Conditions to the completion of the Share Exchange

The completion of the Share Exchange is subject to various conditions. While we anticipate that all of these conditions will be satisfied, there can be no assurance as to whether or when all of the conditions will be satisfied or, where permissible, waived.

The obligations of Holdings, AEGIS, Prometheus and PEG to effect the Share Exchange are subject to the following conditions, any or all of which may be waived in whole or in part:

•

American Electric’s representations and warranties shall be true and correct in all material respects as of the completion of the Share Exchange, as though made at that time, except for such representations and warranties which are made as of an earlier date, which shall be true and correct as of the earlier specified date;

•

American Electric shall have performed or complied with all covenants, agreements and conditions required by the Share Exchange Agreement to be performed as of or prior to the completion of the Share Exchange in all material respects;

•

no governmental entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction of other order which has the effect of making the completion of the Share Exchange illegal or otherwise seeks to enjoin or prohibit the consummation of all or any of the transactions contemplated by the Share Exchange Agreement;

•	no material adverse effect with respect to American Electric shall have occurred since the date of execution of the Share Exchange Agreement;

•	all consents, waivers, certificates and approvals required to complete the Share Exchange have been obtained;

•	the stockholders of American Electric must approve the matters set forth for vote at the Special Meeting in this Proxy Statement; and

•	American Electric’s 1,000,000 shares of Series A Preferred Stock shall have been converted into common stock by the holder thereof;

The obligations of American Electric to effect the Share Exchange are subject to the following conditions, any or all of which may be waived in whole or in part:

•

Holdings’ and AEGIS’ representations and warranties shall be true and correct in all material respects as of the completion of the Share Exchange, as though made at that time, except for such representations and warranties which are made as of an earlier date, which shall be true and correct as of the earlier specified date;

•

Holdings, AEGIS, Prometheus and PEG shall have performed or complied with all covenant, agreements and conditions required by the Share Exchange Agreement to be performed as of or prior to the closing date in all material respects;

•

no governmental entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction of other order which has the effect of making the completion of the Share Exchange illegal or otherwise seeks to enjoin or prohibit the consummation of all or any of the transactions contemplated by the Share Exchange Agreement;

•	no material adverse effect with respect to Stabilis or Prometheus shall have occurred since the date of execution of the Share Exchange Agreement;

•	the stockholders of American Electric must approve the matters set forth for vote in this Proxy Statement at the Special Meeting; and

•	American Electric’s 1,000,000 shares of Series A Preferred Stock shall have been converted into common stock by the holder thereof.

Representations and warranties

The Share Exchange Agreement contains representations and warranties made by each of the parties regarding facts pertinent to the Share Exchange.

Each of American Electric, Stabilis and Prometheus has made representations and warranties with respect to the matters such as:

•	organization, good standing and qualification to conduct business;

•	subsidiaries;

•

absence of any conflict or violation of organizational documents, third party agreements or law or regulation as a result of entering into and carrying out the obligations of the Share Exchange Agreement;

•	corporate power and authorization to enter into and carry out the obligations of the Share Exchange Agreement and the enforceability of the Share Exchange Agreement;

•	governmental, third party and regulatory approvals or consents required to complete the Share Exchange;

•

capitalization, including ownership of subsidiary capital stock or other form of equity interest, and the absence of restrictions or encumbrances with respect to capital stock or other form of equity interest of any subsidiary;

•	financial information;

•	absence of undisclosed liabilities;

•	absence of certain changes or events;

•	labor and employment matters, including employee benefit plans;

•	restrictions on business activities;

•	title to properties and encumbrances thereto;

•	tax matters;

•	environmental matters;

•	brokers or finders;

•	intellectual property;

•	material agreements, contracts and commitments;

•	interested party transactions;

•	compliance with laws;

•	litigation, government orders, judgments and decrees;

•	insurance coverage;

•	sufficiency of information provided;

•	Foreign Corrupt Practices Act compliance.

Additionally, American Electric has made certain representations regarding our filings and reports with the Securities and Exchange Commission.

Holdings and AEGIS have made representations and warranties with respect to the matters such as:

•	organization, good standing and qualification to conduct business;

•

absence of any conflict or violation of organizational documents, third party agreements or law or regulation as a result of entering into and carrying out the obligations of the Share Exchange Agreement;

•	corporate power and authorization to enter into and carry out the obligations of the Share Exchange Agreement and the enforceability of the Share Exchange Agreement;

•	ownership of membership interests in Stabilis and PEG, respectively;

•	brokers and third party expenses; and

•	securities law compliance.

PEG has made representations and warranties with respect to the matters such as:

•	organization, good standing and qualification to conduct business;

•	subsidiaries;

•

capitalization, including ownership of subsidiary capital stock or other form of equity interest, and the absence of restrictions or encumbrances with respect to capital stock or other form of equity interest of any subsidiary;

•

absence of any conflict or violation of organizational documents, third party agreements or law or regulation as a result of entering into and carrying out the obligations of the Share Exchange Agreement;

•	corporate power and authorization to enter into and carry out the obligations of the Share Exchange Agreement and the enforceability of the Share Exchange Agreement;

•	brokers and third party expenses;

•	compliance with laws;

•	Foreign Corrupt Practices Act compliance; and

•	taxes.

Conduct of business of Stabilis and Prometheus pending completion of the Share Exchange

Except as expressly provided in the Share Exchange Agreement and except as consented to by American Electric, during the period from the date of the Share Exchange Agreement until the earlier of the termination of the Share Exchange Agreement or the completion of the Share Exchange, Stabilis and Prometheus shall and shall cause their subsidiaries to carry on its business in the ordinary course consistent with past practice and in compliance with applicable legal requirements, and not to:

(a) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock, warrant or unit or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, warrant or unit;

(b) Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock, units or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock, units or other equity securities or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock, units or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock, units or other equity securities or other ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock, units, equity securities or other ownership interests or convertible or exchangeable securities;

(c) Acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, or enter into any joint ventures, strategic partnerships or alliances or other arrangements, or any agreement, contract, arrangement or understand that provides for exclusivity of territory or otherwise restricts such company or any of its subsidiaries’ ability to compete or to offer or sell any products or services; in each case in excess of $5,000,000 in aggregate transaction value;

(d) Sell, lease, license, encumber or otherwise dispose of any properties or assets other than in the ordinary course of business, consistent with past practices;

(e) Except in connection with the refinancing of indebtedness existing as of the date of the Share Exchange Agreement, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of such company, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing; individually or in the aggregate in excess of $5,000,000;

(f) Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) (other than the satisfaction in the ordinary course of business of liabilities of such company which are not material in amount or nature), or litigation (whether or not commenced prior to the date of this Agreement), in each case, in excess of $1,000,000 in the aggregate ; or waive the benefits of, amend, modify or alter in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which such company or any of its subsidiaries is a party or of which such company or any of its subsidiaries is a beneficiary, as applicable;

(g) Modify, amend, alter in any manner or terminate any material contract of such company, or waive, delay the exercise of, release or assign any material rights or claims thereunder, in each case other than in the ordinary course of business, consistent with past practices;

(h) Incur or enter into any material contract to which such company or any of its subsidiaries is or would be a party, other than in the ordinary course of business, consistent with past practices;

(i) Make, change or rescind any tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the tax liability or tax attributes of such company, settle or compromise any material income tax liability or, except as required by applicable legal requirements, change any method of accounting for tax purposes or prepare, file any return in a manner inconsistent with past practice or amend any return;

(j) Make capital expenditures in excess of $5,000,000 other than in the ordinary course of business, consistent with past practices;

(k) Liquidate, dissolve, reorganize or otherwise wind up the business or operations of such company or its subsidiaries;

(l) Engage in a new line of business;

(m) Except as contemplated by the Share Exchange Agreement, enter into any material transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders, managers, members or other affiliates other than the payment of salary and benefits and tax distributions in the ordinary course of business consistent with prior practice; or

(n) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in (a) through (m) above.

Conduct of business of American Electric and its subsidiaries pending completion of the Share Exchange

Except as expressly provided in the Share Exchange Agreement and except as consented to by Holdings, during the period from the date of the Share Exchange Agreement until the earlier of the termination of the Share Exchange Agreement or the completion of the Share Exchange, American Electric shall and shall cause its subsidiaries to carry on its business in the ordinary course consistent with past practice and in compliance with applicable legal requirements, and not to:

(a) Amend its charter documents;

(b) Accelerate, amend or change the period of exercisability of options, restricted stock (or membership interest) or other equity awards, or reprice options granted under any employee, consultant, director or other equity plans or authorize cash payments in exchange for any options or other equity awards granted under any of such plans;

(c) Grant any severance or termination compensation to (i) any officer or (ii) any employee, except pursuant to applicable legal requirements, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to Holdings or AEGIS, or adopt any new severance plan, or amend, modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

(d) Transfer or license to any Person or otherwise extend, amend or modify any rights to any Intellectual Property or enter into grants to transfer or license to any Person future Intellectual Property rights, other than in the ordinary course of business consistent with past practices, provided that in no event shall American Electric license on an exclusive basis or sell any Intellectual Property;

(e) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock (or warrant or unit) or split, combine or reclassify any capital stock (or warrant or unit) or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, warrant or unit;

(f) Purchase, redeem or otherwise acquire, directly or indirectly, any ownership interests of American Electric or any of its Subsidiaries;

(g) Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock, units or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock, units or other equity securities or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock, units or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock, units or other equity securities or other ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock, units, equity securities or other ownership interests or convertible or exchangeable securities;

(h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, or enter into any joint ventures, strategic partnerships or alliances or other arrangements, or any agreement, contract, arrangement or understand that provides for exclusivity of territory or otherwise restricts American Electric’, any of its subsidiaries’ ability to compete or to offer or sell any products or services. For purposes of this paragraph, “material” includes the requirement that, as a result of such transaction, financial statements of the acquired, merged or consolidated entity be included in this Proxy Statement;

(i) Sell, lease, license, encumber or otherwise dispose of any properties or assets with a value in excess of $25,000;

(j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of American Electric, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

(k) Except pursuant to applicable legal requirements, a plan or written agreement entered into prior to the date hereof, adopt, amend, modify or alter in any manner any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except pursuant to applicable legal requirements, a plan or written agreement entered into prior to the date hereof;

(l) Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) (other than the satisfaction in the ordinary course of business of liabilities of American Electric which are not material in amount or nature), or litigation (whether or not commenced prior to the date of this Agreement), or waive the benefits of, amend, modify or alter in any manner, terminate, release any Person from or knowingly fail to enforce any confidentiality or similar agreement to which American Electric or any of its subsidiaries is a party or of which American Electric or any of its Subsidiaries is a beneficiary, as applicable;

(m) Modify, amend, alter in any manner or terminate any American Electric material contract, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(n) Except as required by U.S. GAAP (or any interpretation thereof) or applicable legal requirement, revalue any of its assets or make any change in accounting methods, principles or practices;

(o) Incur, enter into any material contract or any employment contract to which American Electric or any of its Subsidiaries is or would be a party;

(p) Make, change or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the tax liability or tax attributes of American Electric, settle or compromise any material income tax liability or, except as required by applicable legal requirements, change any method of accounting for tax purposes or prepare, file any return in a manner inconsistent with past practice or amend any return;

(q) Form or establish and subsidiary, or transfer, sell or otherwise divest itself of any subsidiaries (or any interest therein);

(r) Permit any person to exercise any of its discretionary rights under any plan to provide for the automatic acceleration of any outstanding options or other equity awards, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans;

(s) Make capital expenditures other than in the ordinary course of business, consistent with past practices;

(t) Make or omit to take any action, the taking or omission of which would be reasonably expected to have a material adverse effect on American Electric;

(u) Liquidate, dissolve, reorganize or otherwise wind up the business or operations of American Electric or its subsidiaries;

(v) Purchase any equity securities of any person;

(w) Engage in a new line of business or expand existing business lines into areas outside of the continental United States;

(x) Enter into any material transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders, managers, members or other affiliates other than the payment of salary and benefits and tax distributions in the ordinary course of business consistent with prior practice; or

(y) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section (a) through (x) above.

Reasonable best efforts to consummate the Share Exchange

Each party to the Share Exchange Agreement has agreed that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of the Share Exchange Agreement and will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws to consummate the Share Exchange contemplated in the Share Exchange Agreement.

No solicitation of alternative acquisition proposals

From the date of the Share Exchange Agreement American Electric, Holdings and AEGIS will not, and will not authorize or permit any of their respective officers, directors, employees, agents, affiliates and other representatives or those of any of their subsidiaries, directly or indirectly, to initiate, solicit or knowingly encourage (including by way of providing information) any invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead to any acquisition proposal from any person or engage in any negotiations with respect thereto or otherwise cooperate with, or assist or participate in, or facilitate or enter into any such proposal.

However, American Electric may, subject to the terms and conditions set forth in the Share Exchange Agreement, furnish information to, and engage in discussions and negotiations with, a third party that makes an unsolicited acquisition proposal. Under certain circumstances and upon compliance with certain notice and other specified conditions set forth in the Share Exchange Agreement, including providing Holdings and AEGIS with a three-business day notice period to improve upon any superior proposal, American Electric may terminate the Share Exchange Agreement to accept a superior proposal.

Expenses and Termination Fees

Except as described below, whether or not the Share Exchange is consummated, all fees and expenses incurred in connection with the Share Exchange Agreement and the transactions contemplated by the Share Exchange Agreement shall be paid by the party incurring such fees and expenses. $650,000 of the fees and expenses of counsel, investment bankers and accountants incurred by American Electric in connection with the Share Exchange Agreement will be reimbursed to American Electric by Stabilis whether or not the Share Exchange is completed.

In the event that the Share Exchange Agreement is terminated as a result of a superior offer received by American Electric and American Electric enters into an agreement for or completes such superior offer within twelve months after the date of termination of the Share Exchange Agreement then American Electric will reimburse Holdings for the reasonable costs and expenses incurred by Holdings in connection with the Share Exchange Agreement as of the date of termination.

In the event the Share Exchange Agreement is terminated by American Electric or Holdings as a result of the American Electric board of directors withdrawal or adverse modification of its recommendation to the stockholders to vote in favor of the proposals set forth in this Proxy Statement, then American Electric will pay to Holdings the foregoing expense reimbursement.

In the event the Share Exchange Agreement is terminated by American Electric, after providing notice and right to cure, as a result of a breach of any representation, warranty, covenant or agreement of Holdings or AEGIS in the Share Exchange Agreement or if any representation or warranty of Holdings or AEGIS shall have become untrue then Holdings will reimburse American Electric for the reasonable costs and expenses incurred by American Electric in connection with the Share Exchange Agreement as of the date of termination.

Termination of the Share Exchange Agreement

The Share Exchange Agreement may be terminated and the Share Exchange contemplated therein abandoned at any time prior to the closing of the Share Exchange by:

•	mutual written agreement of American Electric and Holdings;

•

either American Electric or Holdings if the Share Exchange is not consummated prior to September 30, 2019, or such later date as American Electric and Holdings shall agree, however, the right to terminate the Share Exchange Agreement for failure of the Share Exchange to occur by such date shall not be available to any party or its affiliates whose action or failure to act has been a principal cause of or resulted in the failure of the Share Exchange to occur on or before such date and such action or failure to act constitutes a breach of the Share Exchange Agreement;

•

either American Electric or Holdings if a governmental entity shall have issued an order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions, which order, decree, ruling or other action is final and non-appealable;

•	Holdings upon a breach of the Share Exchange Agreement by American Electric, after notice to American Electric and a right to cure such breach;

•	American Electric upon a breach of the Share Exchange Agreement by Holdings or AEGIS, after notice and a right to cure such breach;

•	either American Electric or Holdings if the American Electric stockholders have not approved the proposals set forth in this Proxy Statement at the Special Meeting;

•

either American Electric or Holdings if the American Electric board of directors withdraws, proposes to withdraw or adversely modifies its recommendations to the holders of American Electric common stock to vote in favor of the proposals set forth in this Proxy Statement.

Amendment, extension and waiver

Any provision of the Share Exchange Agreement may be amended by the parties thereto.

Each of the parties to the Share Exchange Agreement may extend the time for the performance of any of the obligations or other acts of the other parties hereto.

Each of the parties to the Share Exchange Agreement may (i) waive any inaccuracies in the representations and warranties of the others contained in the Share Exchange Agreement or in any document, certificate or writing delivered pursuant thereto or (ii) waive compliance by the others with any of the others’ agreements or fulfillment of any conditions to its own obligations contained in the Share Exchange Agreement.

Any agreement on the part of a party to the Share Exchange Agreement to any such amendment, extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party.

Directors’ and Officers’ Liability Insurance

The Share Exchange Agreement provides that American Electric will procure a six-year prepaid irrevocable policy of directors’ and employment practices liability insurance for acts arising on or before the closing date of the Share Exchange Agreement with coverage at least as favorable as its current directors’ and officers’ liability coverage from an insurance carrier with the same or better credit rating as its current insurance carrier.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock and Series A Preferred Stock voting on the proposal as a single voting class at the Special Meeting is required to approve the issuance of our common stock in connection with the acquisition of Stabilis and its subsidiaries. Abstentions and broker non-votes will have no effect on the vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ISSUANCE OF OUR COMMON STOCK IN CONNECTION WITH THE ACQUISITION OF STABILIS AND ITS SUBSIDIARIES.

PROPOSAL NO. 2:

TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 300,000,000 SHARES

The board of directors has adopted, and recommends that the stockholders approve, an amendment to Article 3 of our Articles of Incorporation to increase the number of shares of common stock we are authorized to issue from 50,000,000 to 300,000,000 shares. Approval of this proposal is a condition to the acquisition of Stabilis and its subsidiaries and if this proposal is not approved at the Special Meeting, we will be unable to acquire Stabilis and its subsidiaries unless the parties to the Share Exchange Agreement waive this condition. The text of the first sentence of Article 3, as it is proposed to be amended, is as follows:

The total amount of capital stock which this Corporation has the authority to issue is as follows:

300,000,000 shares of common stock, $.001 par value per share; and 1,000,000 shares of Preferred Stock, $.001 par value per share.

The additional common stock to be authorized by adoption of the proposed amendment would have rights identical to the currently outstanding common stock of American Electric. Adoption of the proposed amendment would not affect the rights of the holders of currently outstanding common stock. The holders of our common stock will not have preemptive rights to subscribe for the additional common stock proposed to be authorized. If the amendment is adopted, it will become effective upon filing of Articles of Amendment to our Articles of Incorporation with the Secretary of State of Florida. Stockholders will not have any dissenters’ or appraisal rights in connection with the amendment.

Our Articles of Incorporation presently authorizes us to issue 50,000,000 shares of common stock, $.001 par value per share, and 1,000,000 shares of Preferred Stock, $.001 par value per share. As of the record date for the Special Meeting,                        , 2019, 9,391,314 shares of common stock were issued and outstanding and 1,000,000 shares of Preferred Stock, designated as Series A Convertible Preferred Stock, were outstanding. Based on this number of our issued and outstanding shares of common stock plus 2,212,389 shares of common stock to be issued upon conversion of the Series A Convertible Preferred Stock and 5,031 shares of common stock issuable upon conversion of outstanding restricted stock units and 120,000 shares of common stock issuable to our directors who elected to receive their directorship fees as common stock upon their retirement from the board, approximately 105,558,606 additional shares would be issued upon completion of the Share Exchange resulting in approximately 117,167,340 shares of common stock issued and outstanding upon completion of the Share Exchange. We have also reserved 825,000 shares for possible issuance upon the exercise of common stock purchase warrants issued in connection with prior financing transactions. There are no other agreements or obligations to issue our common stock at the present time.

If the stockholders approve the proposal to increase the number of shares of common stock we are authorized to issue, we would be able to issue the common stock required to acquire Stabilis and its subsidiaries. Additional shares of common stock would also be available which could be issued for valid corporate purposes, such as:

•	Raising working capital,

•	Stock splits or stock dividends,

•	Acquisitions and mergers,

•	Recruiting employees and executives,

•	Employee benefit plans,

•	Establishing strategic relationships, and

•	Other proper business purposes.

The board of directors believes that it is in the best interests of American Electric to have additional shares of common stock authorized at this time in order to alleviate the expense and delay of holding a special meeting of stockholders if and when the board determines to issue additional shares of common stock beyond the current authorized shares. However, our stockholders will be required to approve certain issuances of our common stock under the provisions of the Florida Business Corporation Act and the governance requirements of the NASDAQ Capital Market or other stock market where our shares may be listed.

Although our board of directors will authorize the issuance of additional common stock based on its judgment as to our best interests and that of our stockholders, future issuance of common stock could have adverse effects on current stockholders. Such issuances could have a dilutive effect on the voting power and equity interest of existing stockholders. The increase in the number of authorized shares of common stock could have an anti-takeover effect, although this is not the intent of the board in proposing the amendment. For example, if the board determines to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of American Electric without the approval of the board, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary transaction opposed by the board, including transactions in which the stockholders might otherwise receive a premium for their shares over then- current market prices. As of the date of this proxy statement, the board is not aware of any such attempt or plan to obtain control of American Electric other than pursuant to the Share Exchange Agreement.

Vote Required

The affirmative vote of the holders of a majority of the voting rights outstanding and entitled to vote at the Special Meeting is required to approve the proposed amendment to our Articles of Incorporation to increase our authorized shares of common stock. Abstentions and broker non-votes will have the effect of a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 SHARES TO 300,000,000 SHARES.

PROPOSAL NO. 3

TO AUTHORIZE THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO BETWEEN 1:2 to 1:6 TO BE DETERMINED

BY OUR BOARD OF DIRECTORS

General

In connection with the proposed acquisition of Stabilis and its subsidiaries, our stockholders will be asked to approve a proposal to authorize the board of directors to effect a reverse stock split of the issued and outstanding shares of our common stock in a ratio to be selected by the board within a range of 1:2 to 1:6. Such a reverse split may be necessary to meet a requirement that our common stock have a minimum closing price of $4.00 on the NASDAQ Capital Market immediately after completion of the Share Exchange in order to maintain the listing of our common stock on the NASDAQ Capital Market. The maintenance of such listing is not a requirement to completion of the Share Exchange but is viewed as desirable by the board of directors. Our board of directors will be authorized to effect the reverse stock split for any other reason if it is deemed to be in the best interests of American Electric and its stockholders.

If a reverse stock split is approved by the board of directors, the reverse split will be effected by filing an amendment to our articles of incorporation which will specify the effective time of the reverse split and the split ratio selected by the board of directors. Upon the effectiveness of the amendment to the articles of incorporation effecting the reverse stock split, the issued and outstanding shares of our common stock immediately prior to the split effective time will be combined into a smaller number of shares such that a stockholder will own one new share of common stock for each 2 to 6 shares of issued common stock held by that stockholder immediately prior to the split effective time. The exact split ratio within the 1:2 to 1:6 range will be determined by our board of directors prior to the split effective time and will be publicly announced. The reverse stock split would become effective after the completion of the Share Exchange. The board of directors’ decision will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock and the listing requirements of the NASDAQ Capital Market.

Although the board anticipates that the market price of our common stock will rise in proportion to the reduction in the number of outstanding shares outstanding before the reverse stock split there can be no assurance of such result. The market price of our common stock will also be based on our performance, the effect of our proposed acquisition of Stabilis and its subsidiaries and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

The form of the proposed amendment to our articles of incorporation to effect the reverse stock split, as more fully described below, will effect the reverse stock split and will reduce the number of authorized shares of our common stock by the same percentage by which the issued shares were reduced as a result of the reverse stock split. For example, if the outstanding shares are subject to a 2:1 reverse stock split, the authorized shares of common stock will be reduced from 300,000,000 shares to 150,000,000 shares (assuming the approval of Proposal No. 2 which will authorize the increase in our authorized shares of common stock to 300,000,000). A reverse stock split effective before the completion of the Share Exchange will reduce the number of shares to be issued in the Share Exchange in the same proportion that the issued and shares of our common stock will be reduced so that the 90/10 exchange ratio remains after the reverse stock split. All common stock purchase warrants outstanding as of the effective time of the reverse stock split will be appropriately adjusted to reflect the reverse stock split by increasing the purchase price of the warrant shares and reducing the number of shares which may be purchased. All outstanding restricted stock units and deferred director stock units outstanding as of the effective time of the reverse stock split will be appropriately adjusted by reducing the number of shares into which the restricted stock units will be converted.

The following table illustrates the effects on our authorized, outstanding and available shares of a reverse stock split at various levels between 1:2 to 1:6, assuming:

•	Approval of Proposal No. 2 for the increase in our authorized shares of common stock to 300,000,000 shares prior to the reverse stock split;

•	Issuance of 105,558,606 shares of common stock to acquire Stabilis and its subsidiaries prior to the reverse stock split;

•

Issuance of 2,212,389 shares of common stock upon the conversion of the outstanding 1,000,000 shares of Series A Preferred Stock prior to the reverse stock split, issuance of 5,031 shares of common stock upon vesting of the 5,031 outstanding Restricted Stock Units and issuance of 120,000 shares of common stock upon vesting of 120,000 deferred director stock units.

•	Without giving effect to any adjustments for fractional shares on our authorized and outstanding shares of common stock.

	Prior to Reverse Stock Split	After 1-for-2 Reverse Stock Split	After 1-for-4 Reverse Stock Split	After 1-for-6 Reverse Stock Split
Authorized Shares	300,000,000	150,000,000	75,000,000	50,000,000
Outstanding Shares	117,167,340	58,583,670	29,291,835	19,527,890
Shares Available for Issuance	182,832,660	91,416,330	45,708,165	30,472,110

The reverse stock split will be effected simultaneously for all outstanding shares of common stock and the exchange ratio will be the same for all shares of common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in American Electric, except to the extent that the reverse stock split results in any stockholders owning a fractional share. Common stock issued pursuant to the reverse stock split will remain fully paid and nonassessable. The reverse stock split will not affect American Electric’s continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended. Based on a review of our outstanding shares as of the Record Date, the reverse stock split, including the cash payment for fractional shares, will not reduce the number of American Electric common stockholders or the number of stockholders of record.

Procedure for Exchange of Stock Certificates

As soon as practicable after the effective date of the reverse split, our stockholders will be notified that the reverse stock split has been effected. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal we will send to our stockholders. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

No fractional shares will be created or issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock on the NASDAQ Capital Market on the last trading day prior to the effective date of the split or if such price is not available, the average of the last bid and asked prices of the common stock on such day or other price determined by the board of directors. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefore as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where American Electric is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by American Electric or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Accounting Matters

The reverse stock split will not affect the stockholders’ equity on our balance sheet. However, because the par value of our common stock will remain unchanged on the effective date of the split, the components that make up the common stock capital account will change by offsetting amounts. The per share net income or loss and net book value of American Electric will be increased because there will be fewer shares of our common stock outstanding. Prior periods’ per share amounts will be restated to reflect the reverse stock split.

No Appraisal Rights

Our stockholders are not entitled to appraisal or dissenters’ rights with respect to the reverse stock split.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

For the material United States federal income tax consequences of the reverse stock split, please see the Section titled “Material United States Federal Income Tax Consequences—The Reverse Stock Split”, beginning on page 33 of this proxy statement.

Vote Required

The affirmative vote of the holders of a majority of the voting rights outstanding and entitled to vote at the Special Meeting is required to approve the proposed authorization for a reverse stock split. Abstentions and broker non-votes will have the effect of a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO BETWEEN 1:2 TO 1:6 TO BE DETERMINED BY OUR BOARD OF DIRECTORS.

PROPOSAL NO. 4

TO AUTHORIZE THE AMENDMENT OF THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF AMERICAN ELECTRIC TO STABILIS ENERGY, INC.

Pursuant to the Share Exchange Agreement, we have agreed to change our corporate name from American Electric Technologies, Inc. to Stabilis Energy, Inc. The board of directors believes the proposed new name appropriately recognizes the expanded scope of our operations which would occur upon the business combination with Stabilis and its subsidiaries. Such name change would be effectuated by an amendment to our articles of incorporation which would amend Article 1 to read as follows:

ARTICLE 1

NAME

The name of the corporation is Stabilis Energy, Inc.

The change of our corporate name will not affect, in any way, the validity of currently outstanding stock certificates, nor will it be necessary for stockholders to surrender or exchange any stock certificates that they currently hold as a result of the name change. If the name change is approved at the Special Meeting, we will file an amendment to our articles of incorporation effecting the name change to be effective at the same time that the Share Exchange becomes effective. In the event the acquisition of Stabilis and subsidiaries is not completed for any reason, the board of directors will not proceed with the name change. In connection with the name change, we will seek to change the trading symbol for our common stock on the NASDAQ Capital Market to SLNG.

Stockholders will not be entitled to rights of dissent or appraisal in connection with the proposed name change.

Material United States Federal Income Tax Consequences of the Name Change

For the material United States federal income tax consequences of the name change, please see the Section titled “Material United States Federal Income Tax Consequences—American Electric Name Change”, beginning on page 34 of this proxy statement.

Vote required

The affirmative vote of the holders of a majority of the voting rights outstanding and entitled to vote at the Special Meeting is required to approve the proposed name change. Abstentions and broker non-votes will have the effect of a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE NAME CHANGE.

PROPOSAL NO. 5

APPROVAL OF POSSIBLE ADJOURNMENT OF THE SPECIAL MEETING

If we do not receive a sufficient number of votes to approve Proposal Nos. 1, 2, 3 and 4 at the Special Meeting, we may propose to adjourn the Special Meeting, if a quorum is present, for a period of not more than 30 days, for the purpose of soliciting additional proxies to approve Proposal Nos. 1, 2, 3 and 4. We currently do not intend to propose adjournment of the Special Meeting if there are sufficient votes to approve Proposal Nos. 1, 2, 3 and 4.

Vote Required

The affirmative vote of the holders of a majority of the voting rights voting on the proposal at the Special Meeting is required to approve the adjournment of the Special Meeting. Abstentions and broker non-votes will have no effect on the vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL NOS. 1, 2, 3 AND 4.

ADDITIONAL INFORMATION ABOUT AMERICAN ELECTRIC TECHNOLOGIES, INC.

AMERICAN ELECTRIC MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the condensed consolidated financial statements and notes thereto included elsewhere in this Proxy Statement. Historical results and percentage relationships set forth in the condensed consolidated statements of operations and cash flows, including trends that might appear, are not necessarily indicative of future operations or cash flows.

Overview

Our corporate structure currently consists of American Electric Technologies, Inc., which owns 100% of M&I Electric Industries, Inc., its wholly-owned subsidiary, South Coast Electric Systems, LLC and M&I Electric Brazil Sistemas e Servicios em Energia LTDA (“M&I Brazil”). As a result of the sale of South Coast Electric Systems operations in 2016 and M&I Electric (“M&I”) operations in 2018, results from continuing operations include the operations of our Brazilian subsidiary, our interest in a Chinese joint venture and our corporate operations in Houston, Texas. Our foreign joint venture is accounted for by the equity method.

The principal markets that we serve include:

•	Oil and gas—American Electric provides “turn-key” power delivery solutions for the upstream, midstream and downstream oil and natural gas sectors.

•

Upstream oil and gas refers to the exploration and production of oil and natural gas. American Electric serves customers in the land drilling, offshore drilling, land-based production, and offshore production segments of the market.

•

Midstream oil and gas is primarily related to oil and gas transportation, including oil and gas pipelines and compression and pumping stations. American Electric also has a limited customer base in natural gas fractionation (separation), cryo, natural gas to liquids, and other natural gas related-plants.

•	Downstream oil and gas includes oil refining and petrochemical plants, as well as LNG plants, export facilities, and storage facilities.

•	Marine and industrial

•

Marine applications includes blue water vessels such as platform supply vessels (PSV), offshore supply vessels (OSV), tankers and other various work boats, typically up to 300 ft. in length. American Electric also provides solutions to brown water vessels such as barges, dredges and other river and inland water vessels.

•	Industrial, including non-oil & gas industrial markets such as steel, paper, heavy commercial, and other non-oil & gas applications.

Business Sectors Disclosures

Our financial results are primarily from sales to the Oil and Gas Industry. This information is supplemental and provided to allow investors to follow our future trends in marketing to the Oil and Gas Industry.

Year Ended December 31, 2018 and 2017
Oil & Gas Industry
2018
Net sales as a % of total sales	64%

2017
Net sales as a % of total sales	78%

Foreign Joint Venture:

Summary financial information of BOMAY in U.S. dollars was as follows at December 31, 2018 and 2017:

	BOMAY		MIEFE
	2018	2017	2018	2017
	(in thousands)		(in thousands)
Assets:
Total current assets	$59,124	$50,000	$—	$121
Total non-current assets	5,742	3,457	—	15

Total assets	$64,866	$53,457	$—	$136

Liabilities and equity:
Total liabilities	38,732	25,598	—	198
Total joint ventures’ equity	26,134	27,859	—	(62)

Total liabilities and equity	$64,866	$53,457	$—	$136

	BOMAY		MIEFE
	2018	2017	2018	2017
	(in thousands)		(in thousands)
Revenue	$37,244	$26,168	$—	$89

Gross Profit	$7,878	$5,654	$—	$23

Earnings	$2,381	$1,084	$—	$55

American Electric’s investments in and advances to its foreign joint venture’s operations were as follows as of December 31, 2018 and 2017 in U.S. Dollars:

	BOMAY		MIEFE
	2018	2017	2018	2017
	(in thousands)		(in thousands)
Investments in foreign joint ventures:
Balance at beginning and end of year	$2,033	$2,033	$—	$—

Undistributed earnings:
Balance at beginning of year	7,967	8,313	—	—
Equity in earnings (loss)	953	434	—	—
Dividend distributions	(1,127)	(780)	—	—

Balance at end of year	7,793	7,967	—	—

Foreign currency translation:
Balance at beginning of year	737	104	210	213
Change during the year	(583)	633	(210)	(3)

Balance at end of year	154	737	—	210

Total investments at end of year	$9,980	$10,737	$—	$210

*

Accumulated statutory reserves in equity method investments of $2.8 million at both December 31, 2018 and 2017, respectively, are included in AETI’s consolidated retained earnings. In accordance with the People’s Republic of China, (“PRC”), regulations on enterprises with foreign ownership, an enterprise established in the PRC with foreign ownership is required to provide for certain statutory reserves, namely (i) General Reserve Fund, (ii) Enterprise Expansion Fund and (iii) Staff Welfare and Bonus Fund, which are appropriated from net profit as reported in the enterprise’s PRC statutory accounts. A non-wholly-owned foreign invested enterprise is permitted to provide for the above allocation at the discretion of its board of directors. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends.

American Electric accounts for its investments in foreign joint venture operations using the equity method of accounting. Under the equity method, American Electric’s share of the joint venture operations earnings or loss is recognized in the consolidated statements of operations as equity income (loss) from foreign joint venture operations. Joint venture income increases the carrying value of the joint ventures and joint venture losses reduce the carrying value. Dividends received from the joint ventures reduce the carrying value.

The equity income for American Electric’s interest in the BOMAY joint venture for 2018 and 2017 was $0.95 million vs. $0.43 million.

Historically, the operating results of BOMAY have appeared almost seasonal as budgets were established for new years in March and the company worked to complete production to meet targets. Most of BOMAY’s production is for BOMCO for the Chinese National Petroleum Corporation, (“CNPC”), for land drilling in China and in other international markets where BOMCO or CNPC have relationships.

At December 31, 2018, there were inventories and work in progress at BOMAY of approximately $25.58 million compared to approximately $17.88 million at December 31, 2017. We expect much of this will be invoiced in 2019 after new budgets are established and products accepted. Additionally, new international orders will be completed and recognized. BOMAY has addressed the recent downturn in the Chinese market with reduced staff and other cost cutting measures.

Results of Operations

The table below summarizes our consolidated operations for the years ended December 31, 2018 and 2017 (dollars in thousands):

	Year Ended December 31
	2018	2017
Net revenues	$7,591	$5,716
Cost of revenue	5,677	4,566

Gross Profit	1,914	1,150
Operating Expenses:
General and administrative	3,335	4,194
Selling	410	490

Total operating expenses	3,745	4,684

Foreign joint ventures:
Equity income from joint ventures	953	656
Loss on liquidation of investment in MIEFE	(210)	—
Joint venture operations’ related expenses	(142)	(250)

Net equity income from foreign joint venture operations	601	406
Loss from operations	(1,230)	(3,128)

Other income (expense):
Interest expense	(24)	(50)
Other, net	(116)	26

Total other expense	(140)	(24)

Loss from continuing operations before income tax expense (benefit)	(1,370)	(3,152)
Income tax provision (benefit)	291	(2,955)

Net loss from continuing operations	(1,661)	(197)
Loss from discontinued operations, including gain on the sale of $4,521	(896)	(2,031)

Net loss	(2,557)	(2,228)
Dividend and accretion of discount on redeemable convertible preferred stock	(360)	(356)

Net loss attributable to common stockholders	$(2,917)	$(2,584)

Year ended December 31, 2018 compared to year ended December 31, 2017

Revenue and Gross Profit

Brazil Revenue increased 33%, or $1.9 million, to $7.6 million for the year ended December 31, 2018, compared to the year ended December 31, 2017. This growth was driven by American Electric’s Brazil’s sales progress in downstream oil and gas market.

Gross profit increased 66%, or $0.8 million, to $1.9 million for the year ended December 31, 2018, compared to the year ended December 31, 2017. Gross profit as a percentage of revenues increased to 25% for the year ended December 31, 2018, compared to 20% for the year ended December 31, 2017. This increase was primarily attributable to the corresponding increase in revenue for the period.

Selling and Marketing Expenses

Selling and marketing expenses decreased 16%, or less than $0.1 million, to $0.4 million for the year ended December 31, 2018, compared to the year ended December 31, 2017. Selling and marketing expenses, as a percentage of revenues, decreased 5% for the year ended December 31, 2018, compared to the year ended December 31, 2017.

General and Administrative Expenses

General and administrative expenses decreased by 20%, or $0.9 million, to $3.3 million for the year ended December 31, 2018, compared to the year ended December 31, 2017, primarily due to lower payroll and related expenses totaling $0.6 million compared to the prior period. General and administrative expenses, as a percentage of revenues, decreased 29% to 44% for the year ended December 31, 2018, compared to the year ended December 31, 2017.

Foreign Joint Venture Equity

Net equity income from the foreign joint venture increased 48%, or $0.2 million, to $0.6 million for the year ended December 31, 2018, compared to the year ended December 31, 2017, primarily due to an increase in revenues at our Chinese foreign joint venture, partially offset by the loss on the disposal of MIEFE.

Income Tax Provisions

The Tax Cuts and Jobs Act (the “Act”) was enacted on December 22, 2017. The Act reduced the U.S. federal corporate tax rate from 35% to 21%, requires companies to pay a one-time transition tax on earnings of certain foreign subsidiaries that were previously tax deferred, and creates new taxes on certain foreign sourced earnings. The most significant impact of the legislation for American Electric was a $2.87 million reduction of the value of net deferred tax liability as a result of the one-time transition tax on the cumulative value of earnings and profits that were previously not repatriated for U.S. income tax purposes, net of net operating loss carryforward. No additional income taxes have been provided for any remaining undistributed foreign earnings not subject to the transition tax, or any additional outside basis difference inherent in these entities, as these amounts continue to be indefinitely reinvested in foreign operations.

At December 31, 2018, we recorded a provision for income taxes of $0.3 million compared to a benefit from income taxes of $2.96 million in 2017. These amounts reflect the revaluation of American Electric’s deferred tax liability using the enacted rate of 21%, as well as the one-time transition tax in 2017. The 2018 income tax expense of $0.3 million represents foreign income taxes paid in Brazil and taxes paid on distributions from BOMAY. See Note 6 Income Taxes, in the Notes to Consolidated Financial Statements included elsewhere in this report for further details.

LIQUIDITY AND CAPITAL RESOURCES

	December 31, 2018	December 31, 2017
	(in thousands, except percentages and ratios)
Working capital	$1,201	$1,032
Current ratio	1.4 to 1	1.1 to 1
Total Debt	$200	$6,148
Debt as a percent of total capitalization	3%	38%
Consolidated net worth*	$11,716	$14,521

*	“Consolidated Net Worth” represents American Electric’s consolidated total assets less consolidated total liabilities.

See Note 7, Notes Payable in the Notes to Consolidated Financial Statements included elsewhere in this report for discussion of recent financing activity.

Financing

On March 23, 2017 American Electric entered into a $7.00 million Senior Secured Term Note (“the Note”) with a third-party lender. The Note was payable in monthly interest only payments in arrears at a fixed rate of 11.50%. Principal of $0.50 million was paid on June 30, 2017. The Note was amended November 13, 2017 requiring minimum principal reductions of $30,000 per month beginning in April 2018 and with the remaining balance due March 23, 2021. This debt was repaid in full from proceeds received on the sale of American Electric’s U.S. operations in August 2018.

American Electric continues to monitor its liquidity position closely and depending on the business needs may raise cash in the form of debt, equity or a combination of both. However, there can be no assurance that additional capital can be obtained or that it can be obtained at terms that are favorable to us and our existing stockholders.

Uses and Sources of Liquidity

Our primary need for liquidity is to fund working capital requirements of our businesses, capital expenditures and for general corporate purposes. We have incurred losses and experienced negative operating cash flows for the past several years, and accordingly, American Electric has taken a number of actions to continue to support its operations and meet its obligations.

During 2017, American Electric refinanced its outstanding loans which at that time provided approximately $1.0 million of working capital. In addition, the Board of Directors of American Electric created a special committee to address strategic initiatives that include addressing liquidity.

In 2018, we concluded the sale of our U.S. operations to an affiliate of Myers. We expect to continue to optimize our international operations including expansion of our service business in Brazil and diversification of our joint venture operation in China.

Operating Activities

During the twelve months ended December 31, 2018, American Electric’s operating activities used cash of $3.3 million as compared to providing cash of less than $0.1 million during 2017. This was primarily related to costs associated with the sale of American Electric’s U.S. operations.

Investing Activities

During the twelve months ended December 31, 2018, American Electric’s investing activities provided $9.9 million in cash as compared to providing nil for the comparable period in 2017. This was primarily the result of $10.1 million in cash received from the sale of American Electric’s U.S. operations.

Financing Activities

During the twelve months ended December 31, 2018, American Electric’s financing activities used cash of $6.5 million as compared to providing cash of $0.5 million in the comparable period in 2017. The increase in cash used in 2018 is primarily payments of debt in conjunction with the sale of the company’s U.S. operations.

Liquidity

We periodically evaluate our liquidity requirements, capital needs and availability of resources in view of operating cash needs. To meet our short and long-term liquidity requirements, we rely primarily on cash from operations and distributions from our China joint venture. We have experienced high expenses in connection with the previously disclosed Share Exchange Agreement to acquire Stabilis Energy, LLC which may require us to seek short term financing to cover such expenses.

Operating Lease Commitments Brazil

The following is a schedule of future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2018:

Year Ending December 31,	Amount
(In thousands)
2019	$216
2020	224
2021	233
2022	200

$873

Effects of Inflation

We experienced minimal increases in our material prices in 2018. American Electric has been generally successful in recovering these increases from its customers in the form of increased prices. Future inflationary pressures will likely be largely dependent on the worldwide demand for these basic materials which cannot be predicted at this time.

Commitments and Contingencies

American Electric is party to a number of legal proceedings in the normal course of business for which appropriate provisions have been made if it is believed an ultimate loss is probable.

Critical Accounting Policies and Estimates

We have adopted various critical accounting policies that govern the application of accounting principles under U.S. GAAP in the preparation of our consolidated financial statements. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Certain accounting policies involve significant estimates and assumptions by us that have a material impact on our consolidated financial condition or operating performance. Management believes the following critical accounting policies reflect its most significant estimates and assumptions used in the preparation of our consolidated financial statements. We do not have off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities”, nor do we have any “variable interest entities.”

Revenue Recognition—Prior to January 1, 2018, American Electric recognized revenue upon shipment of goods or performance of services, provided that collection of the receivable was probable, persuasive evidence of a contract existed, and the price was fixed or determinable.

On January 1, 2018 American Electric adopted ASC 606 on a modified retrospective basis and applied the guidance to all of its contracts. As a result of American Electric’s adoption, there were no changes to the timing of the recognition or measurement of revenue, and there was no cumulative effect of adoption as of January 1, 2018.

Under ASC 606, revenue is measured as consideration specified in a contract with a customer and excludes any sales incentives and amounts collected on behalf of third parties. American Electric recognizes revenue when it satisfies a performance obligation by transferring control over a product or service to a customer. Amounts are billed upon completion of service or transfer of a product and are generally due within 30 days.

Service revenue is generated from time and material projects and consulting services. American Electric generally establishes a master services agreement with each customer and provides associated services on a work order basis, generally by the hour for services performed. The majority of American Electric’s contracts with customers are short-term in nature and are recognized as the services are performed, as the transfer of control to the customer and American Electric’s right to payment corresponds directly to the services performed to date, at all times throughout completion of the contract.

Product revenue is generated from the resell of electrical and instrumentation equipment. Product contracts are established by agreeing on a sales price or transaction price for the related item. Revenue is recognized when the customer has taken control of the product. Payment terms for product contracts are generally thirty days from the receipt of the invoice. Product revenue is recognized upon delivery of the related item to the customer, at which point the customer controls the product and American Electric has an unconditional right to payment.

Foreign Currency Gains and Losses—Foreign currency translations are included as a separate component of comprehensive income. American Electric has determined the local currency of its foreign subsidiary and its foreign joint venture to be the functional currency. In accordance with Accounting Standards Codification “ASC” 830, the assets and liabilities of the foreign equity investees and M&I Brazil, denominated in foreign currency, are translated into United States dollars at exchange rates in effect at the consolidated balance sheet date and net sales and expenses are translated at the average exchange rate for the period. Related translation adjustments are reported as comprehensive income, net of deferred income taxes, which is a separate component of stockholders’ equity, whereas gains and losses resulting from foreign currency transactions are included in results of operations.

Federal Income Taxes—The liability method is used in accounting for federal income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The realizability of deferred tax assets are evaluated annually and a valuation allowance is provided if it is more likely than not that the deferred tax assets will not give rise to future benefits in American Electric’s tax returns. As of December 31, 2018 and 2017, management believed there was uncertainty regarding the future realizability of deferred tax assets and a valuation allowance was established for the entire deferred tax asset balance.

Contingencies—American Electric records an estimated loss from a loss contingency when information indicates that it is probable that an asset has been impaired, or a liability has been incurred and the amount of loss can be reasonably estimated. Contingencies are often resolved over long time periods, are based on unique facts and circumstances, and are inherently uncertain. American Electric regularly evaluates the current information that is available to determine whether such accruals should be adjusted, or other disclosures related to contingencies are required. American Electric is a party to a number of legal proceedings in the normal course of business for which appropriate provisions have been made if it is believed an ultimate loss is probable. The ultimate resolution of these matters, individually or in the aggregate, is not likely to have a material impact on American Electric’s consolidated financial position or results of operations.

Equity Income from Foreign Joint Venture Operations—American Electric accounts for its investment in the foreign joint venture using the equity method. Under the equity method, American Electric records its pro-rata share of the foreign joint venture income or losses and adjusts the basis of its investment accordingly. Dividends received from the joint venture, if any, are recorded as reductions to the investment balance.

Carrying Value of Joint Venture Investment—American Electric evaluates the carrying value of its equity method investment to determine whether an impairment adjustment may be necessary. In making this evaluation, a variety of quantitative and qualitative factors are considered including international, national and local economic, political and market conditions, industry trends and prospects, liquidity and capital resources and other pertinent factors. Based on the most recent review at December 31, 2018 and December 31, 2017, management believes the carrying value of its investment in foreign joint venture is recoverable.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU No. 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU No. 2014-09 defines a five-step process to achieve this core principle and, in doing so, more judgment and estimates may be required under existing U.S. GAAP. The standard is effective for annual periods beginning after December 15, 2016, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU No. 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). In July 2015, the FASB issued ASU No. 2015-14 which delayed the effective date of ASU No. 2014-09 by one year (effective for annual periods beginning after December 15, 2017). American Electric adopted ASU 2014-09, effective January 1, 2018, using the modified retrospective method. The adoption of the standard did not have a material impact on American Electric’s revenue recognition policies, other than enhanced disclosures related to the disaggregation of revenues from contracts with customers, American Electric’s performance obligations and any significant judgments.

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. ASU No. 2016-01 requires (1) an entity to measure equity instruments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) at fair value with changes in fair value recognized in net income; (2) entities to use the exit price notation when measuring the fair value of financial instruments for disclosure purposes; (3) separate presentation of financial assets and financial liabilities by measurement category and form of financial asset; and (4) elimination of the requirement to disclose the methods and significant assumptions used to estimate fair value that is required to be disclosed for financial instruments measured at amortized cost. ASU No. 2016-01 is effective for fiscal years beginning after December 15, 2017 with early adoption permitted. The adoption of ASU No. 2016-01, effective January 1, 2018, did not have a material impact on American Electric’s consolidated financial position, results of operations and disclosures.

In February 2016, the FASB issued ASU No. 2016-02, Leases, which requires lessees to recognize the following for all leases (with the exception of short-term leases) at the commencement date: (1) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (2) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Under ASU No. 2016-02, lessor accounting is largely unchanged. ASU No. 2016-02 is effective for fiscal years beginning after December 15, 2018 with early application permitted. Lessees and lessors must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases expiring before the earliest comparative period presented. Lessees and lessors may not apply a full retrospective transition approach. American Electric adopted ASU No. 2016-02 on January 1, 2019. As of the date of this filing, management is refining its estimates and assumptions, however, anticipates the implementation of this standard will result in an increase in assets and liabilities of approximately $0.6 million to $0.8 million.

In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, to clarify two aspects of Topic 606: (i) identifying performance obligations; and (ii) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The effective date and transition requirements for ASU No. 2016-10 are the same as the effective date and transition requirements for ASU No. 2014-09. This standard was adopted effective January 1, 2018, see ASU No. 2014-09 above for additional information.

In May 2016, the FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients. ASU No. 2016-12 provides narrow-scope improvements to the guidance on collectability, noncash consideration, and completed contracts at transition. The amendment also provides a practical expedient for contract modifications at transition and an accounting policy election related to the presentation of sales taxes and other similar taxes collected from customers and are expected to reduce the judgment necessary to comply with Topic 606. The effective date and transition requirements for ASU No. 2016-12 are the same as the effective date and transition requirements for ASU No. 2014-09. This standard was adopted effective January 1, 2018. See ASU No. 2014-09 above for additional information.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU No. 2016-13 eliminates the probable initial recognition threshold in current U.S. GAAP and, instead, requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. In addition, ASU No. 2016-13 amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. ASU No. 2016-13 is effective for annual periods beginning after December 15, 2019, with early application permitted in annual periods beginning after December 15, 2018. The amendments of ASU No. 2016-13 should be applied through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. Management is currently evaluating the future impact of ASU No. 2016-13 on American Electric’s consolidated financial position, results of operations and disclosures.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. ASU No. 2016-15 addresses eight specific cash flow issues and is intended to reduce diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. ASU No. 2016-15 is effective for reporting periods beginning after December 15, 2017. Early adoption is permitted. The adoption of ASU No. 2016-15, effective January 1, 2018, did not have a significant impact on American Electric’s consolidated financial position, results of operations and disclosures.

In December 2016, the FASB issued ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. ASU No. 2016-20 allows entities not to make quantitative disclosures about remaining performance obligations in certain cases and require entities that use any of the new or previously existing optional exemptions to expand their qualitative disclosures. The amendment also clarifies narrow aspects of ASC 606, including contract modifications, contract costs, and the balance sheet classification of items as contract assets versus receivables, or corrects unintended application of the guidance. The effective date and transition requirements for ASU No. 2016-20 are the same as the effective date and transition requirements for ASU No. 2014-09. The adoption of ASU No. 2016-20, effective January 1, 2018, did not have a material impact on American Electric’s consolidated financial position, results of operations and disclosures. Please refer to ASU No. 2014-09 above.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. ASU No. 2017-01 clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of a business or as acquisitions (or disposals) of assets. ASU No. 2017-01 is effective for annual periods beginning after December 15, 2018, with early adoption permitted under certain circumstances. The amendments of ASU No. 2017-01 should be applied prospectively as of the beginning of the period of adoption. American Electric adopted ASU No. 2017-01 on January 1, 2019. The adoption of this standard had no impact on American Electric’s consolidated financial position, results of operations and disclosures, as the adoption is applied on a prospective basis.

In January 2017, the FASB issued ASU No. 2017-03, Accounting Changes and Error Corrections (Topic 250) and Investments—Equity Method and Joint Ventures (Topic 323): Amendments to SEC Paragraphs

Pursuant to Staff Announcements at the September 22, 2016 and November 17, 2016 EITF Meetings. The amendments in this update relate to disclosures of the impact of recently issued accounting standards. The SEC staff’s view that a registrant should evaluate ASC updates that have not yet been adopted to determine the appropriate financial disclosures about the potential material effects of the updates on the financial statements when adopted. If a registrant does not know or cannot reasonably estimate the impact of an update, then in addition to making a statement to that effect, the registrant should consider additional qualitative financial statement disclosures to assist the reader in assessing the significance of the impact. The staff expects the additional qualitative disclosures to include a description of the effect of the accounting policies expected to be applied compared to current accounting policies. Also, the registrant should describe the status of its process to implement the new standards and the significant implementation matters yet to be addressed. The amendments specifically addressed recent ASC amendments to ASU No. 2016-13, Financial Instruments—Credit Losses, ASU No. 2016-02, Leases, and ASU No. 2014-09, Revenue from Contracts with Customers, although, the amendments apply to any subsequent amendments to guidance in the ASC. ASU No. 2017-03 is effective upon issuance and did not have a significant impact on American Electric’s consolidated financial position, results of operations and disclosures

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

In view of the proposed business combination with Stabilis and its subsidiaries, American Electric will not hold its 2019 Annual Meeting of Stockholders on or about May 15, 2019 as previously announced. American Electric will hold its 2019 Annual Meeting of Stockholders on a later date in 2019 which has not yet been selected. When the date for the 2019 Annual Meeting of Stockholders has been selected, American Electric will provide notice of the new date in accordance with SEC Rule 14a-5(f) including instructions on how and when a stockholder of record desiring to submit a proposal for action at the 2019 Annual Meeting of Stockholders and who wishes such proposal to appear in American Electric’s Proxy Statement with respect to such Annual Meeting must provide notice to American Electric in order to be considered for inclusion in American Electric’s proxy statement relating to the 2019 Annual Meeting. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a shareholder of record.

Stockholders must provide advance written notice of director nominations or other proposals intended to be presented at American Electric’s 2019 Annual Meeting. American Electric’s notice of the new date for the 2019 Annual Meeting will provide instructions on how and when such advance written notice shall be given to American Electric.

WHERE YOU CAN FIND MORE INFORMATION

American Electric files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC File number is 000-24575. Our SEC filings are available to the public over the Internet at the Securities and Exchange Commission’s website at www.sec.gov. You can access electronic copies of documents we file with the Securities and Exchange Commission, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K and any amendments to those reports at the American Electric website, www.aeti.com. You may also request a copy of those filings, excluding exhibits, at no cost by writing Peter Menikoff, Chairman, at 6575 West Loop Drive, Suite 500, Bellaire, Texas, 77401.

OTHER MATTERS

Our board of directors knows of no other business matters to be acted upon at the Special Meeting other than those referred to in this proxy statement. If any other matters properly come before the special meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the board may recommend.

Audited Financial Statements

Annex A—Share Exchange Agreement dated December 17, 2018 and Amendment to Share Exchange Agreement dated May 8, 2019

Annex B—Opinions of Financial Advisor dated December 7, 2018 and May 7, 2019.

INDEX TO FINANCIAL STATEMENTS

STABILIS ENERGY, LLC

Audited Consolidated Financial Statements:

AMERICAN ELECTRIC TECHNOLOGIES, INC. AND SUBSIDIARIES

Audited Consolidated Financial Statements:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

Stabilis Energy, LLC:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Stabilis Energy, LLC (a Texas limited liability company) and Subsidiaries (collectively, the “Company”), as of December 31, 2018 and 2017, and the related consolidated statements of operations, changes in members’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing and opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ham, Langston & Brezina L.L.P.

We have served as Stabilis Energy, LLC’s auditor since 2018.

Houston, Texas

March 29, 2019

Stabilis Energy, LLC

Consolidated Balance Sheets

(In thousands)

	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$1,247	$1,489
Accounts receivable-trade	4,359	3,800
Inventory	106	76
Prepaid expenses and other current expenses	2,115	954
Due from related parties	22	19

Total current assets	7,849	6,338
Property, plant and equipment, net	66,606	73,711
Loan to employee	—	500
Other noncurrent assets	250	250

Total assets	$74,705	$80,798

Liabilities and Members’ Equity
Current liabilities:
Current portion of long-term debt	$2,500	$2,500
Current portion of capital lease obligations—related parties	3,879	3,007
Short-term notes payable	121	257
Deferred revenue	93	14
Due to related parties	724	1,866
Customer deposits	29	30
Accounts payable	1,838	1,167
Accrued liabilities	2,913	1,730

Total current liabilities	12,097	10,571
Notes payable to related parties	—	41,519
Long-term debt, net of current portion	6,577	4,705
Capital lease obligations, —related parties, net of current version	3,367	8,997

Total liabilities	22,041	65,792
Commitments and contingencies (Note 15)	—	—
Members’ capital:
Members’ capital	68,257	19,514
Accumulated deficit	(16,916)	(5,872)

Total members’ capital	51,341	13,642
Non-controlling interest in Stabilis Energy, LLC	1,323	1,365

Total capital	52,664	15,007

Total liabilities and members’ capital	$74,705	$80,799

The accompanying notes are an integral part of the consolidated financial statements.

Stabilis Energy, LLC

Consolidated Statements of Operations

(In thousands)

	Year Ended December 31,
	2018	2017
Revenue:
LNG product	$30,200	$15,534
Rental, service and other	7,142	4,913

Total revenues	37,342	20,447
Operating Expenses:
Costs of revenue (exlcudes depreciation as reported separately)
Costs of lng product	23,804	14,245
Costs of rental, service and other	4,648	3,536
Selling, general and administrative expenses	7,350	4,653
Depreciation expense	8,822	6,992

Total operating expenses	44,624	29,426
Other Operating Income (Loss):
Gain on bargain purchase	—	27,067
Loss from equity methods investments	—	(1,098)

Total other operating income	—	25,969

Income (loss) from operations	(7,282)	16,990

Other Income (Expense):
Interest income	12	4
Interest expense	(4,433)	(3,380)
Gain (loss) on disposal of fixed assets	319	(1,643)
Other income	298	97

Total other expense	(3,804)	(4,922)
Net income (loss)	(11,086)	12,068

Net income (loss) attributable to noncontrolling interests	(42)	(716)

Net income (loss) attributable to Stabilis Energy, LLC	$(11,044)	$12,784

The accompanying notes are an integral part of the consolidated financial statements.

Stabilis Energy, LLC

Condensed Consolidated Statement of Changes in Members’ Capital

(In thousands except unit amounts)

	Members’ Capital		Accumulated Deficit	Total Members’ Capital	Non-controlling Interest	Total Capital
	Units	Amount
Balance as of December 31, 2016	1,000	$20,000	$(18,656)	$1,344	$—	$1,344
Net income			12,784	12,784	(716)	12,068
Assignment of interest in Prometheus Energy by Member	—	—	—	—	1,595	1,595
Contribution in common control transaction	—	(486)	—	(486)	486	—

Balance as of December 31, 2017	1,000	$19,514	$(5,872)	$13,642	$1,365	$15,007

Net loss		—	(11,044)	(11,044)	(42)	(11,086)
Contribution of notes payable by members	—	48,743	—	48,743	—	48,743

Balance as of December 31, 2018	1,000	$68,257	$(16,916)	$51,341	$1,323	$52,664

The accompanying notes are an integral part of these condensed consolidated financial statements.

Stabilis Energy, LLC

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$(11,086)	$12,068
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation expense	8,822	6,992
Loss from equity methods investments	—	1,098
(Gain) loss on disposal of fixed assets	(319)	1,643
Gain on bargain purchase	—	(27,067)
Interest capitalized to notes payable to related parties	3,121	2,480
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(559)	(1,299)
Due from/to related parties	(1,145)	1,054
Inventory	(30)	15
Prepaid expenses and other current assets	(1,588)	(121)
Accounts payable	737	(199)
Accrued liabilities	1,544	(277)
Deferred revenue	79	(99)
Customer deposits	(1)	30

Net cash used in operating activities	(425)	(3,682)

Cash flows from investing activities:
Acquisition of fixed assets	(833)	(32)
Proceeds on sales of fixed assets	902	2,412
Acquisition of Prometheus Energy, net of cash received	—	969
Investments in limited liabilities companies, net of cash received	—	(1,879)

Net cash provided by investing activities	69	1,470

Cash flows from financing activities:
Payments on long-term borrowings	(2,412)	(3,580)
Proceeds from long-term borrowings from related parties	4,603	9,337
Payments on long-term borrowings from related parties	(1,933)	(2,657)
Proceeds from short-term notes payable	425	569
Payments on short-term notes payable	(569)	(619)

Net cash provided by financing activities	114	3,050

Net increase (decrease) in cash and cash equivalents	(242)	838
Cash and cash equivalents, beginning of year	1,489	651

Cash and cash equivalents, end of year	$1,247	$1,489

Supplemental disclosure of cash flow information:
Interest paid	$1,387	$1,417
Income taxes paid	—	—
Non-cash investing and financing activities:
Restructure of long-term debt	$49,243	$—
Note receivable applied to long-term debt	(500)	—
Equipment acquired under capital leases	1,467	—

The accompanying notes are an integral part of these consolidated financial statements.

Notes to Consolidated Financial Statements

(1) Basis of Presentation and Summary of Significant Accounting Policies

(a) Description of Business

Stabilis Energy, LLC is a Texas Limited liability company (“the Company”) formed in 2013 to produce, market, and sell liquefied natural gas (“LNG”). The Company also resells liquefied natural gas from third parties and provides services, transportation, and equipment to customers.

The Company is a supplier of LNG to the industrial, midstream, and oilfield sectors in North America and provides turnkey fuel solutions to help industrial users of diesel and other crude-based fuel products convert to LNG, resulting in reduced fuel costs and improved environmental footprint. The Company opened a 120,000 gallons per day (“gpd”) LNG production facility in George West, Texas in January 2015 to service industrial and oilfield customers in Texas and the greater Gulf Coast region. The Company owns a second liquefaction plant capable of producing 25,000 gpd that is being relocated to the Permian Basin to support LNG demand in this region. The Company is vertically integrated from LNG production through distribution and cryogenic equipment rental.

On February 28, 2017, the Company acquired Prometheus Energy Group Incorporated (“Prometheus”) in a transaction between entities under common control and Prometheus became an 80% owned subsidiary of the Company. Because the entities are under common control, the assets and liabilities of Prometheus were transferred to the Company at their historic cost (see Note (4) Acquisition of PEG Partners, LLC for further discussion).

Prometheus markets and distributes LNG for off road, high horsepower applications. Prometheus provides LNG and service solutions to users in the oil and gas, mining, remote and temporary power, utility, mobile on-site refueling, processing and other industrial markets as a low-cost fuel source for operations in North America. Prometheus owns and utilizes a fleet of cryogenic transportation, storage and vaporization trailers and related equipment. Prometheus business includes logistics, delivery, on-site storage and vaporization, operation, project management and maintenance services for its customers. Prometheus primarily provides LNG fuel supply solutions for off-pipeline fuel users to multiple industrial markets as a replacement of oil derived fuels such as diesel and propane. Prometheus supplies its contracted customers with LNG from third party suppliers.

On November 28, 2018, the Company’s members and related party creditors entered into a two-step Contribution and Exchange Agreement to form LNG Investment Company, LLC (“LNG Investment”) and restructure the capitalization of the Company. On November 30, 2018, the members contributed 1,000 membership units in the Company to LNG Investment in exchange for 2,000 Class B units in LNG Investment. The contribution and exchange of units resulted in the Company becoming a wholly owned subsidiary of LNG Investment. Subsequently, the related party creditors of the Company and holders of an aggregate net carrying amount of $48.7 million of indebtedness, each contributed their individual indebtedness to LNG Investment in exchange for Class A units in proportion to their percentage of indebtedness in total. An aggregate of 4,874.28 Class A units were issued by LNG Investment to the related party creditors of the Company (see Note (11) Members Equity for further discussion).

On December 17, 2018, the Company entered into a definitive share exchange agreement with American Electric Technologies, Inc. (“AETI”) to enter into a business combination transaction. At the closing, the Company’s owners will contribute 100% of their outstanding membership units to AETI in exchange for AETI common stock resulting in the Company and its subsidiaries becoming a wholly-owned subsidiary of AETI. The proposed transaction has been approved by the board of directors of AETI and the Company’s owners, and will be submitted to the shareholders of AETI for approval of the issuance of AETI common stock in connection with the transaction and other transaction-related matters at a Special Meeting of Shareholders. The transaction is expected to close during the second quarter of 2019, subject to customary closing conditions.

(b) Basis of Presentation and Consolidation

The consolidated financial statements of the Company are prepared on the accrual basis of accounting, in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries Stabilis Energy Services, LLC, and Stabilis Oilfield Investment Company, LLC as of and for the years ended December 31, 2018 and 2017.

In 2014, the Company acquired a 50% beneficial interest in Stabilis LNG Eagle Ford, LLC (“LNG EF”) and Stabilis FHR Oilfield LNG, LLC (“FHR”). Management determined that the 50% beneficial interest provided the Company significant influence but not a controlling financial interest. Through May 19, 2017, the Company reported its share of income or loss from its 50% interest in LNG EF and FHR using the equity method of accounting. On May 19, 2017, the Company acquired the remaining 50% interests in LNG EF and FHR. Accordingly, after the purchase date all income and expense items from the date of purchase forward have been consolidated (see Note (3) Step Acquisition of Equity Interests for further discussion).

On March 1, 2018, JCH Crenshaw Holdings, LLC (“JCH”) assigned its membership interest in PEG Partners, LLC, (“PEG”) to the Company. PEG, a Delaware Limited Liability Company, owns Prometheus. Management determined that JCH (which, along with its affiliates, controls Stabilis) gained control of PEG on February 28, 2017, when it obtained a non-voting interest in PEG and an option to convert that non-voting interest into a majority voting interest. The Company accounted for the acquisition of PEG as a combination of entities under common control at historical cost. Accordingly, all accounts of Prometheus as of and for the period since the date JCH obtained control of PEG through December 31, 2018 have been consolidated accordingly.

All significant intercompany transactions and balances have been eliminated in consolidation.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) No. 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40), effective January 1, 2017, which requires the Company to make certain disclosures if it concludes that there is substantial doubt about the entity’s ability to continue as a going concern within one year from the date of the issuance of these financial statements. The Company has incurred recurring operating losses and has negative working capital. The Company is subject to substantial business risks and uncertainties inherent in the current LNG industry. There is no assurance that the Company will be able to generate sufficient revenues in the future to sustain itself or to support future growth.

These factors were reviewed by management to determine if there was substantial doubt as to the Company’s ability to continue as a going concern. Management concluded that its plan to address the Company’s liquidity issues would allow it to continue as a going concern. Those plans include projected positive cash flows from operations, the conversion of the majority of its existing debt to equity, and the majority member’s intent and ability to support operations if required.

Cash flows from operations have continued to improve due to sales volumes and reduced operating costs. Management believes that its business will continue to grow and will generate sufficient cash flows to fund future operations.

On November 30, 2018, related party debt holders converted $48.7 million of debt to equity to improve the Company’s financial position and reduce its future debt service requirements. Additionally, in August 2017 the Company negotiated an amendment to its promissory note to Chart Industries. This amendment reduced and extended its mandatory debt service payments to provide future payments that management believes are sustainable based on current and projected operating performance.

(c) Use of Estimates in the Preparation of the Consolidated Financial Statements

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates include the carrying amount of contingencies, and valuation allowances for receivables, inventories, and deferred income tax assets. Actual results could differ from those estimates, and these differences could be material to the consolidated financial statements.

(d) Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents. Cash equivalents consist principally of money market accounts held with major financial institutions. The Company is exposed to credit risk from its deposits of cash and cash equivalents in excess of amounts insured by the Federal Deposit Insurance Corporation. The company has not experienced any losses on its deposits of cash and cash equivalents.

(e) Accounts Receivable

Accounts receivable are recognized when products are sold. The Company extends credit to many of its customers in the ordinary course of business. Generally, these sales are unsecured.

Accounts receivable are stated at cost, net of any allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses resulting from the failure of customers to make required payments. The Company reviews the accounts receivables on a periodic basis and makes allowances where there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, the customer’s payment history, its current credit-worthiness and current economic trends. At December 31, 2018 and 2017, management believed all balances were fully collectible such that no allowance for doubtful accounts was deemed necessary.

(f) Inventories

Inventory consists of LNG produced that is either (1) in a storage container at our plant or (2) in a storage trailer that is in transit to a customer. Inventory quantities are measured at each reporting period and are valued at the lower of cost or market, determined on a first-in, first-out basis.

(g) Property, Plant and Equipment

Property, plant and equipment are stated at cost, net of accumulated depreciation and amortization. Significant additions, renewals, and capital improvements are capitalized, whereas expenditures for maintenance and repairs are charged to expense as incurred. Leasehold improvements are amortized over the shorter of the applicable remaining lease term or the estimated useful life of the related assets. The cost and related accumulated depreciation of assets retired or sold are removed from the appropriate asset and depreciation accounts, and the resulting gain or loss is reflected in income. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets as follows:

Liquefaction plants and systems	10 – 20 years
Real property and buildings	10 – 15 years
Vehicles and tanker trailers and equipment	5 – 15 years
Computer and office equipment	3 – 10 years
Leasehold improvements	3 – 5 years

(h) Long-Lived Assets

Long lived assets, such as property, plant, and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flows basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flows models, quoted market values and third-party independent appraisals, as considered necessary.

(i) Asset Retirement Obligations

The Company recognizes the fair value of the liability associated with an asset retirement obligation in the period in which the liability is incurred or becomes reasonably estimable and if there is a legal obligation to restore or remediate the property at the end of a lease term. Asset retirement obligations are based upon future retirement cost estimates and incorporate certain assumptions, such as costs to restore the property and any salvage value. Management does not believe the Company had any material asset retirement obligations at December 31, 2018 or 2017.

(j) Revenue Recognition

The Company recognizes revenue associated with the sale of LNG at the point in time when the customer obtains control of the asset. In evaluating when a customer has control of the asset, the Company primarily considers whether the transfer of legal title and physical delivery has occurred, whether the customer has significant risks and rewards of ownership, and whether the customer accepted delivery and a right of payment exists. Revenues from the providing of services, transportation and equipment to customers is recognized as the service is performed (see Note (2) Revenue Recognition for further discussion).

(k) Income Taxes

The Company, with the consent of all of its members, elected to be treated as a corporation for federal income tax reporting purposes. Deferred income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded when it is more likely than not that the net deferred tax asset will not be realized.

The Company recognizes the tax benefit or obligation from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based not only on the technical merits of the tax position based on tax law, but also past administrative practices and precedents of the taxing authority. The tax benefits or obligations are recognized in the financial statements if there is a greater than 50% likelihood of the tax benefit or obligation being realized upon ultimate resolution. As of December 31, 2018 and 2017, the Company had no uncertain tax positions that required recognition.

The Company files income tax returns in the United States of America and in the state of Texas. With few exceptions, the Company is subject to examination by the applicable taxing authorities for years after 2014.

(l) Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

(m) Fair Value Measurements

The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in the fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels in accordance with U.S. GAAP:

Level 1 Inputs—Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

Level 2 Inputs—Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 Inputs—Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby, allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

The carrying value of cash and cash equivalents, accounts receivable, inventory, accounts payable and accrued liabilities approximate their respective fair values due to their relative short maturities. The carrying value of the Company’s notes payable and capital lease obligations approximates fair value because the related interest rates approximate rates currently available to the Company.

Nonfinancial assets and liabilities measured at fair value on a nonrecurring basis include certain nonfinancial assets and liabilities acquired in a business combination. In determining fair value, the Company uses quoted market prices or, to the extent that there are no available quoted market prices, market prices for similar assets or liabilities.

(o) Recent Accounting Pronouncements

In July 2018, the FASB issued ASU No. 2018-11, Leases (Topic 842): Targeted Improvements. ASU No. 2018-11 provides entities with an additional (and optional) transition method to adopt the new lease standard. Under this new transition method, an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. Consequently, an entity’s reporting for the comparative periods presented in the financial statements in which it adopts the new leases standard will continue to be in accordance with current U.S. GAAP (Topic 840, Leases). ASU No. 2018-11 also provide lessors with a practical expedient, by class of underlying asset, to not separate non-lease components from the associated lease component and, instead, to account for those components as a single component if the non-lease components otherwise would be accounted for under the new revenue guidance (Topic 606) and certain criteria are met: If the non-lease component or components associated with the lease component are the predominant component of the combined component, an entity is required to account for the combined component in accordance with Topic 606. Otherwise, the entity must account for the combined component as an operating lease in accordance with Topic 842. The amendments in ASU No. 2018-11 are effective at the same time as the amendments in ASU No. 2016-02 discussed below.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. ASU No. 2017-01 clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of a business or as acquisitions (or disposals) of assets. ASU No. 2017-01 is effective for annual periods beginning after December 15, 2018, with early adoption permitted under certain circumstances. The amendments of ASU No. 2017-01 were adopted by the Company in 2018 and will be applied prospectively.

In February 2016, the FASB issued ASU No. 2016-02, Leases, which requires lessees to recognize the following for all leases (with the exception of short-term leases) at the commencement date: (1) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (2) a right-of- use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Under ASU No. 2016-02, lessor accounting is largely unchanged. ASU No. 2016-02 is effective for fiscal years beginning after December 15, 2019 with early application permitted. Lessees and lessors must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases expiring before the earliest comparative period presented. Lessees and lessors may not apply a full retrospective transition approach. Management is currently reviewing the Company’s various leases to identify those affected by ASU No. 2016-02.

In May 2014, the FASB ASU No. 2014-09, Revenue from Contracts with Customers. ASU No. 2014-09 requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. An entity should also disclose sufficient quantitative and qualitative information to enable users of the financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The new standard is effective for annual reporting periods beginning after December 15, 2018. The Company adopted the provisions of ASU No. 2014-09 as of January 1, 2018 and the adoption did not have a material effect on the consolidated financial statements.

(2) Revenue Recognition

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. This ASU supersedes the revenue recognition requirements in FASB ASC Topic 605, “Revenue Recognition”, and most industry-specific guidance and creates ASC Topic 606. This ASU provides guidance that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. On January 1, 2018, the Company adopted ASC 606 on a modified retrospective basis and applied the guidance to all of its contracts. As a result of the Company’s adoption, there were no changes to the timing of the recognition or measurement of revenue, and there was no cumulative effect of adoption as of January 1, 2018. Therefore, the only changes to the financial statements related to the adoption is in the footnote disclosures as included herein.

Revenue is measured as consideration specified in a contract with a customer and excludes any sales incentives and amounts collected on behalf of third parties. The Company recognizes revenue when it satisfies a performance obligation by transferring control over a product or service to a customer. Amounts are billed upon completion of service or transfer of a product and are generally due within 30 days.

Revenues from contracts with customers are disaggregated into (1) LNG product and (2) Rental, service, and other.

LNG product revenue generated includes the revenue from the product and delivery of the LNG to the customer’s location. Product contracts are established by agreeing on a sales price or transaction price for the related item. Revenue is recognized when the customer has taken control of the product. Payment terms for product contracts are generally within thirty days from the receipt of the invoice. Product revenue is recognized upon delivery of the related item to the customer, at which point the customer controls the product and the Company has an unconditional right to payment.

Rental and service revenue generated by the Company includes equipment and people provided to the customer to support the use of LNG in their application. Rental contracts are established by agreeing on a rental price or transaction price for the related piece of equipment and the rental period which is generally daily or monthly. The Company maintains control of the equipment that the customer uses and can replace the rented equipment with similar equipment should the rented equipment become inoperable or the Company chooses to replace the equipment for maintenance purposes. Revenue is recognized as the rental period is completed and for periods that cross month end, revenue is recognized for the portion of the rental period that has been completed to date. Payment terms for rental contracts are generally within thirty days from the receipt of the invoice. Performance obligations for rental revenue are considered to be satisfied as the rental period is completed based upon the terms of the related contract. Service revenue generated by the Company consist of mobilization and demobilization of equipment and onsite technical support while customers are consuming LNG in their applications. Service revenue is billed based on contractual terms that can be based on an event (i.e. mobilization or demobilization) or an hourly rate. Revenue is recognized as the event is completed or work is done. Payment terms for service contracts are generally within thirty days from the receipt of the invoice. Performance obligations for service revenue are considered to be satisfied as the event is completed or work is done per the terms of the related contract.

All outstanding accounts receivable, net of allowance, on the consolidated balance sheet are typically due and collected within the next 30 days.

The table below presents the Company’s revenue disaggregated by sources for the years ended December 31, 2018 and 2017 (in thousands):

	2018	2017
LNG Product	$30,200	$15,534
Rental, services and other	7,142	4,913

	$37,342	$20,447

(3) Step Acquisition of Equity Interests

Prior to May 19, 2017, the Company, through its wholly-owned subsidiary, Stabilis Oilfield Investment Co, LLC, held a 49% membership interest in LNG EF, which was organized in September 2013. The Company also held a 50% interest in FHR, a related entity holding a 2% membership interest in LNG EF. The Company’s combined 50% beneficial interest in LNG EF was initially recognized at cost, with the carrying amount subsequently increased or decreased by the Company’s proportionate share of the entities’ profits or losses using the equity method of accounting.

On May 19, 2017, the Company purchased the remaining 49% ownership of LNG EF and 50% ownership of FHR for a combined $4.0 million. The acquisition resulted in the Company now owning a 100% controlling interest requiring consolidation. By eliminating the outside investor, the Company now believes it will be able to operate the business more efficiently and focus on additional growth opportunities.

The Company has accounted for the acquisition as a business combination whereby the purchase price was allocated to the identifiable assets acquired and liabilities assumed based on their fair values. The acquisition resulted in bargain purchase gain of approximately $13.9 million which represents the fair value of the net assets acquired over the cash paid. The joint venture partner invested in LNG EF as an opportunity to explore the small scale domestic LNG market. In 2017, the joint venture party decided not to increase its investment in this market and to reallocate its resources to more significant projects. The joint venture party’s ability to sell to a third-party entity was limited due to the non-controlling interest held, resulting in a bargain purchase.

The following presents the fair value of LNG EF as of the acquisition date (in thousands):

Current assets	$3,064
Property, plant and equipment	48,083

Total assets	51,147

Current liabilities	5,409
Long-term debt	9,858

Total liabilities	15,267
Members equity at fair value	35,880

Total liabilities and members’ equity	$51,147

50% equity interest at fair value	$17,940
Consideration transferred	4,000

Bargain purchase gain	$13,940

In connection with the acquisition, a third-party appraisal was obtained to determine the appropriate fair value of the equity interests. As a result, it was determined that the current book value of the net assets approximated fair value and no remeasurement gain or loss was recognized.

(4) Acquisition of PEG Partners, LLC

On February 28, 2017 (the “acquisition date”), JCH, the Company’s majority member, acquired a non-voting interest in PEG with an option to convert the non-voting interest into a 80% controlling interest in PEG for consideration transferred of one hundred dollars and assumption of debt totaling $12.5 million. On March 1, 2018, JCH assigned its membership interest in PEG to the Company. The Company accounted for the acquisition of PEG as a combination of entities under common control and consolidated all assets and liabilities assumed at historical costs as of the acquisition date. Accordingly, the consolidated financial statements for periods prior to March 1, 2018, were retrospectively recast to reflect the PEG acquisition as if it had occurred on February 28, 2017, the date JCH obtained control of PEG. PEG provides mobile and stationary LNG supply solutions to industrial, utility, pipeline, high-horsepower and other remote customers, through its wholly-owned subsidiary Prometheus. The Company believes that the combination of Stabilis and Prometheus creates one of the leading full-service LNG production and distribution companies in North America.

The Company recorded a bargain purchase gain of $13.1 million related to the acquisition of PEG, which represents the difference between the fair value of the net assets acquired over the cash paid. The prior controlling interest holder in PEG was a foreign private equity fund in the final stages of liquidating its investments in the United States oil and gas markets, resulting in a bargain purchase gain.

The following table summarizes the estimated fair values of the assets acquired, liabilities assumed and non-controlling interests at the acquisition date (in thousands):

Cash	$969
Accounts receivable	1,584
Other current assets	500
Property, plant and equipment	24,122
Liabilities assumed	(12,454)
Non-controlling interest	(1,595)

Net assets acquired	13,126
Consideration transferred	—

Bargain purchase gain	$13,126

The fair value and gross amount of accounts receivable acquired was $1.6 million and the Company expects to collect the entire amount.

The Company obtained an 80% controlling interest in PEG at the acquisition date and certain members of PEG’s management group own a 20% non-controlling interest. In accordance with ASC 810, Consolidation, the non-controlling interest in PEG is presented in the accompanying consolidated balance sheets within total equity and separately identified from members’ equity attributable to the Company. In addition, the non-controlling interest holder’s share of net income (loss) is separately identified in the accompanying consolidated statements of operations to derive net income (loss) attributable to the Company.

In connection with the acquisition, a third-party appraisal was obtained to determine the appropriate fair value of the assets acquired and liabilities assumed. The fair value of the non-controlling interest was determined based on 20% of the appraised value discounted by 20% for lack of marketability and 20% for lack of control resulting in a combined effective discount of 36%.

During the years ended December 31, 2018 and 2017, the accompanying consolidated statements of operations includes revenues and net income from PEG as follows (in thousands):

	2018	2017
Revenue	$24,028	$12,411
Net loss	(209)	(3,582)
Net loss attributable to non-controlling interests	(42)	(716)

Net loss attributable to Stabilis Energy, LLC	$(168)	$(2,866)

(5) Equity Method Investments

The Company’s subsidiary, Stabilis Oilfield Investment Co, LLC, invested capital, equipment and engineering services valued at approximately $8.0 million for a 49% membership interest in LNG EF which was organized in 2013. The Company also invested capital and engineering services valued at approximately $250 thousand for a 50% membership interest in FHR, a related entity holding a 2% interest in LNG EF.

The Company’s combined 50% interest in LNG EF resulted in the Company having significant influence over the entity’s operations but not control. Accordingly, the investment was recorded at cost and the carrying amount is increased or decreased based on the Company’s proportionate share of the entity’s earnings or losses, using the equity method of accounting.

As further discussed in Note (3) Step Acquisition of Equity Interest, on May 19, 2017, the Company acquired the remaining membership interest in both LNG EF and FHR resulting in a controlling financial interest and consolidation. Under the equity method of accounting, the Company recognized its proportionate share of losses for the period from January 1, 2017 through May 19, 2017 totaling $1.1 million in the accompanying consolidated statements of operations.

The following table summarizes the changes in the Company’s recorded amount of equity method investments for the year ended December 31, 2017 (in thousands):

	LNG EF	FHR	Total
Carrying value at January 1, 2017	$18,554	$484	$19,038
Equity loss	(1,095)	(3)	(1,098)
Change to consolidation	(17,459)	(481)	(17,940)

Carrying value at December 31, 2017	$—	$—	$—

(6) Prepaid Expenses and Other Current Assets

The Company’s prepaid expenses and other current assets consisted of the following (in thousands):

	December 31,
	2018	2017
Prepaid LNG	$367	$155
Prepaid insurance	174	310
Other receivables	672	148
Deposits	578	269
Other	324	72

	$2,115	$954

(7) Property, Plant and Equipment

The Company’s property, plant and equipment consisted of the following (in thousands):

	December 31,
	2018	2017
Liquefaction plants and systems	$39,679	$39,679
Real property and buildings	1,396	1,396
Vehicles and tanker trailers and equipment	44,878	43,407
Computer and office equipment	238	216
Construction in progress	1,071	880
Leasehold improvements	1	101

	87,263	85,680
Less: accumulated depreciation	(20,657)	(11,969)

	$66,606	$73,711

Depreciation expense for the years ended December 31, 2018 and 2017 totaled $8.8 million and $7.0 million, respectively, of which all is included in the consolidated statements of operations as its own and separate line item.

(8) Accrued Liabilities

The Company’s accrued liabilities consisted of the following (in thousands):

	December 31,
	2018	2017
Compensation and benefits	$907	$712
Professional fees	827	20
LNG fuel and transportation	612	450
Accrued interest	220	220
Other taxes payable	100	34
Other operating expenses	247	294

	$2,913	$1,730

(9)	Notes Payable

Short-term Notes Payable

The Company finances its annual commercial insurance premiums. The unpaid principal balance on the premium finance notes as of December 31, 2018 and 2017 were approximately $121,000 and $257,000, respectively. The Company makes equal monthly payments of principal and interest over the term of the notes which is generally 11 months. The annual interest rate for the policy renewal period in 2018 was approximately 5.4%.

Notes Payable to Related Party

Notes payable to related party consisted of the following at December 31, 2018 and 2017 (in thousands):

	2018	2017
Note payable to JCH Crenshaw Holdings, LLC (related party see Note 10), dated December 31, 2017, in the amount of $9.3 million with payment of principal and interest at 8% due March 2021	$—	$9,303
Note payable to Casey and Stacey Crenshaw (related party see Note 10), dated December 31, 2017, in the amount of $5.8 million with payment of principal and interest at 8% due March 2021	—	5,814
Note payable to Crenshaw Family Holdings, LP (related party see Note 10), dated December 31, 2017, in the amount of $12.0 million with payment of principal and interest at 8% due March 2021	—	11,983
Note payable to The Modern Group, Ltd (related party see Note 10), dated December 31, 2017, in the amount of $14.4 million with payment of principal and interest at 8% due March 2021	—	14,419

	$—	$41,519

Effective November 30, 2018, the holders of the Company’s related party notes payable converted the outstanding principal balance, plus accrued and unpaid interest, totaling $48.7 million into members’ equity (see Note 11 Members Equity for further discussion).

Notes Payable

Notes payable consisted of the following at December 31, 2018 and 2017 (in thousands):

	2018	2017
Notes payable to finance company, dated September 30, 2013, in the amount of $19.0 million, with payments of principal and accrued interest due in incremental amounts annually. Interest is adjusted monthly and is calculated at LIBOR plus 3% at the end of each month. Note is secured by $20 million equity interest and first lien on plant assets and matures August 2024.	$9,077	$11,497
Less current maturities	(2,500)	(2,500)

	$6,577	$8,997

The following schedule presents the future maturities of notes payable for each of the next five years as of December 31, 2018 (in thousands):

December 31,
2019	2,500
2020	1,500
2021	1,500
2022	1,500
2023	1,500
Thereafter,	577

$9,077

(10) Related Party Transactions

Operating and Administration Charges to Affiliated Companies

The Company had entered into a cost sharing agreement with LNG EF, one of its limited liability company investments, requiring the Company to pay for costs related to the operations of the entity. The Company submitted requests for reimbursements of these expenses on a monthly basis. At December 31, 2018 and 2017, LNG EF owed the Company $6.4 million and $1.6 million, respectively, for these expenses. On May 19, 2017, the Company obtained a controlling financial interest in LNG EF requiring consolidation (see Note (3) Step Acquisition of Equity Interests for further discussion). Accordingly, the amounts due at December 31, 2018 and 2017 were eliminated in consolidation. During the period from January 1, 2017 through May 18, 2017, the Company recorded $856 thousand of costs related to the cost sharing agreement. Subsequent to May 19, 2017 all costs have been eliminated in consolidation.

Loans with Related Parties

During 2016, the Company loaned the chief operating officer amounts of $200 thousand and $300 thousand, respectively, bearing an interest rate based on the equivalent to the mid-term Applicable Federal Rate (“AFR”). Terms of the notes required the chief operating officer to pay all accrued but unpaid interest and outstanding principal at maturity in 2021. The outstanding balance at December 31, 2017 was $500 thousand and presented as long-term employee advances in the accompanying consolidated balance sheets.

In November 2018, the Company distributed the notes receivable together with all accrued but unpaid interest as a partial payment of outstanding indebtedness owed to JCH Crenshaw Holdings, LLC.

Operating Leases

The Company subleases land in Fort Lupton, Colorado to a subsidiary of TMG. During the years ended December 31, 2018 and 2017, amounts billed to TMG under the agreement totaled $12 thousand and $22 thousand, respectively.

The Company subleases space in Denver, Colorado to a subsidiary of TMG. During the year ended December 31, 2018, the Company billed $55 thousand to TMG under the agreement.

Payroll and Benefits

The Company utilizes payroll and benefit resources from TMG. During the years ended December 31, 2018 and 2017, the Company incurred expenses of $13 thousand each year for processing and administrative charges associated with payroll processing. In addition, the Company’s employees participated in the medical plan of TMG. The Company’s share of costs for participating in the medical plan during 2018 and 2017 totaled $563 thousand and $503 thousand, respectively. The Company also billed $29 thousand and $50 thousand for employees providing sales support to TMG during the years ended December 31, 2018 and 2017, respectively.

The Company participates in TMG’s established savings plan (“Savings Plan”) which is qualified under Section 401(k) of the Internal Revenue Code.

Fixed Assets

During the year ended December 31, 2017 the Company sold an automobile and trailers to subsidiaries of TMG for $149 thousand and incurred a loss on sale of $34 thousand.

Other Purchases

The Company purchased $47 thousand and $15 thousand of equipment and services from TMG or its affiliates during the years ended December 31, 2018 and 2017, respectively.

The Company purchased $63 thousand and $56 thousand of equipment repairs and inspection services from Applied Cryo Technologies, Inc., a company owned 51% by Crenshaw Family Holdings International, Inc., during the years ended December 31, 2018 and 2017, respectively.

Beginning in July of 2018, TMG provided certain underutilized rig and/or synthetic mats on consignment to the Company for assessment in operations. As part of the agreement and in exchange, the Company provided a refundable deposit in the amount of $48 thousand. As of December 31, 2018, the mats are still in assessment and are recorded as prepaid expenses and other current assets on the balance sheet.

(11) Members Equity

On February 11, 2013, JCH and TMG. (the “Initial Members”) of Stabilis Energy, LLC entered into a Company Agreement of Stabilis Energy, LLC (“the Agreement”) in order to regulate the Company’s affairs, conduct its business and establish the relations of its members. Under the Agreement, the Company was authorized to issue up to 1,000 membership interests.

On February 11, 2013, the Company issued 1,000 membership units ($1 par value) to the Initial Members in proportion to their respective equal ownership interests, receiving $1,000 of capital contributions. The net income, net loss or capital gains of the Company for each fiscal year is allocated to the Initial Members, pro rata in accordance with their percentage interest.

The Initial Members may authorize the creation of one or more series of members and membership interests and, additionally, may authorize the division of existing members and membership interests into series and the division of any existing or new series into two or more classes. On September 1, 2015, CFH purchased all of TMG’s membership interest in Stabilis Energy, LLC.

On February 28, 2017, JCH acquired an 80% controlling membership interest in PEG as further described in Note (4) Acquisition of PEG Partners, LLC. On March 1, 2018, JCH assigned its membership interest in PEG to the Company. The acquisition was accounted for as a transaction between entities under common control and the assets and the liabilities of PEG were transferred to the Company at their historic cost to JCH and consolidated accordingly. All assets and liabilities associated with the transfer are included in the accompanying consolidated balance sheets along with non-controlling interest included in members’ equity in the amount of $1.6 million, representing a 20% membership interest in PEG held by three individuals.

On November 28, 2018, JCH, CFH, TMG and the Crenshaw’s entered into a two-step Contribution and Exchange Agreement to form LNG Investment and restructure the capitalization of the Company which resulted in the following transactions.

On November 29, 2018, the Company contributed its two notes receivable due from its chief operating officer, totaling $500 thousand as partial settlement of its outstanding indebtedness to JCH. The aggregate net carrying amount settled was $500 thousand.

On November 30, 2018, JCH and CFH, the sole members of the Company, each contributed 500 membership units in the Company having a carrying amount of $10.0 million to LNG Investment in exchange for 1,000 Class B units having a carrying amount of $10.0 million in LNG Investment. An aggregate of 2,000 Class B units were issued by LNG Investment to the Company having a carrying amount of $20.0 million. The contribution and exchange of units resulted in the Company becoming a wholly owned subsidiary of LNG Investment. Subsequently, JCH, CFH, TMG and the Crenshaw’s, the related party creditors of the Company and holders of an aggregate net carrying amount of $48.7 million of indebtedness, each contributed their individual indebtedness to LNG Investment in exchange for Class A units in proportion to their percentage of indebtedness in total. An aggregate of 4,874.28 Class A units were issued by LNG Investment to the related party creditors of the Company having a carrying amount of $48.7 million.

On December 17, 2018, the Company entered into a definitive share exchange agreement with American Electric Technologies, Inc. (“AETI”) to enter into a business combination transaction. At the closing, the Company’s owners will contribute 100% of their outstanding membership units to AETI in exchange for AETI common stock resulting in the Company and its subsidiaries becoming a wholly-owned subsidiary of AETI. The proposed transaction has been approved by the board of directors of AETI and the Company’s owners, and will be submitted to the shareholders of AETI for approval of the issuance of AETI common stock in connection with the transaction and other transaction-related matters at a Special Meeting of Shareholders. The transaction is expected to close during the second quarter of 2019, subject to customary closing conditions. The Share Exchange Agreement contains certain termination rights for each owner, including in the event that (i) the Share Exchange is not consummated on or before June 30, 2019, and (ii) the requisite approval of the stockholders of AETI to the issuance of shares in the Share Exchange or the related amendments to AETI’s articles of incorporation is not obtained.

(12) Employee Benefits

The Company has established a savings plan (“Savings Plan”) which is qualified under Section 401(k) of the Internal Revenue Code. Eligible employees may elect to make contributions to the Savings Plan through salary deferrals of up to 90% of their base pay, subject to Internal Revenue Code limitations. The Company may also make discretionary contributions to the Savings Plans, subject to limitations. For the year ended December 31, 2018 and 2017 the Company contributed $57 thousand and $62 thousand of matching contributions to the Savings Plan, respectively.

(13) Income Taxes

A reconciliation of income taxes computed using the 21% U.S. federal statutory rate to the amount reflected in the accompanying consolidated statements of operations for the years ended December 31, 2018 and 2017 is as follows (in thousands):

	2018	2017
Income tax benefit (expense) at federal statutory rate	$2,328	$(2,535)
Non-deductible expenses	17	5
Impact of change in statutory rate	—	(345)
Change in valuation allowance	(2,311)	28,384
Section 382 limitation	—	(25,509)
Other	(35)	—

Provision for income taxes	$—	$—

The Company accounts for income taxes whereby deferred taxes are provided on temporary differences arising from assets and liabilities whose basis are different for financial reporting and income tax purposes. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 2018 and 2017 are as follows (in thousands):

	2018	2017
Federal net operating loss carryforward	$10,876	$9,075
Accrued interest to related parties, not deductible until paid	335	60
Accrued expenses	—	19
Basis of intangible assets	221	266
Valuation allowance	(3,950)	(1,639)

Total deferred tax assets	7,481	7,781

Basis of property, plant and equipment	7,447	7,741
Prepaid expenses	34	40

Total deferred tax liabilities	7,481	7,781

Net deferred taxes	$—	$—

In December 2017, the U.S. congress passed the Tax Cuts and Jobs Act of 2017 (the “TCJA”). This legislation makes significant changes in U.S. tax law including a reduction in the corporate rates, changes to net operating loss carryforwards and carrybacks, and a repeal of the corporate alternative minimum tax. The legislation reduced the U.S. corporate tax rate from 35% to 21%.

At December 31, 2018, the Company has net operating loss carryforwards of approximately $51.8 million which may be used to offset future taxable income. The net operating loss carryforwards include $42.3 million of losses arising prior to December 31, 2017 that expire in 2028 through 2033. Those arising in tax years after 2017 can be carried forward indefinitely. Since the Company has not yet generated significant taxable income, a valuation allowance has been established to fully reserve the Company’s net deferred tax assets at December 31, 2018. A change in ownership eliminated substantially all net operating loss carryforwards of an acquired subsidiary at February 28, 2017. The elimination of those loss carryforwards is shown above as a section 382 limitation.

The Company recognizes the tax benefit or obligation from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based not only on the technical merits of the tax position based on tax law, but also past administrative practices and precedents of the taxing authority. The tax benefits or obligations are recognized in our financial statements if there is a greater than 50% likelihood of the tax benefit or obligation being realized upon ultimate resolution. As of December 31, 2018 and 2017, the Company had no uncertain tax positions that required recognition.

As of December 31, 2018, the Company’s tax returns for years 2014 to 2018 remain subject to examination for both federal and state filings.

(14) Commitments and Contingencies

Environmental Matters

The Company is subject to federal, state and local environmental laws and regulations. The Company does not anticipate any expenditures to comply with such laws and regulations that would have a material impact on the Company’s consolidated financial position, results of operations or liquidity. The Company believes that its operations comply, in all material respects, with applicable federal, state and local environmental laws and regulations.

Litigation, Claims and Contingencies

The Company may become party to various legal actions that arise in the ordinary course of its business. The Company is also subject to audit by tax and other authorities for varying periods in various federal, state and local jurisdictions, and disputes may arise during the course of these audits. It is impossible to determine the ultimate liabilities that the Company may incur resulting from any of these lawsuits, claims, proceedings, audits, commitments, contingencies and related matters or the timing of these liabilities, if any. If these matters were to ultimately be resolved unfavorably, it is possible that such an outcome could have a material adverse effect upon the Company’s consolidated financial position, results of operations, or liquidity. The Company, does not, however, anticipate such an outcome and it believes the ultimate resolution of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or liquidity. Additionally, the Company currently expenses all legal costs as they are incurred.

Operating Leases

In 2014, the Company entered into a five year noncancelable operating lease for an office in Denver, Colorado. The total rent expense incurred under the lease for the years ended December 31, 2018 and 2017 totaled $231 thousand and $209 thousand, respectively. In February of 2018, the Company began to sublease a portion of the office space to a subsidiary of TMG for $5 thousand a month (see Note (10) Related Party Transactions for further discussion).

In 2016, the Company entered into a two-year operating lease for yard space from an unrelated party in Fort Lupton, Colorado. The lease called for monthly payments of $2,000 through May 2018. The Company subleased the yard space to a subsidiary of TMG during both 2018 and 2017 (see Note (10) Related Party Transactions for further discussion).

The Company leases certain buildings and facilities, including office space in Bellevue, Washington; Houston, Texas; and land for its LNG liquefaction plants in Lisbon, Utah; and certain equipment under non-cancellable operating leases expiring at various dates through 2022.

The following schedule presents the future minimum lease obligations for all non-cancelable operating leases at December 31, 2018 (in thousands):

Year ending December 31,
2019	$320
2020	143
2021	97
2022	34
2023 & thereafter	—

$594

Rent expense totaled approximately $872 thousand and $1.3 million for the years ended December 31, 2018 and 2017, respectively.

(15) Concentration of Risks

Significant Customers

A material part of the Company’s business is dependent on a few customers, the loss of which could have a material adverse effect on the Company. The following table presents customers representing greater than 10% of total revenues and/or outstanding receivable as of and for the years ended December 31, 2018 and 2017 (in thousands):

	Revenue	%	Accounts Receivable	%
2018:
Customer 1	$9,710	26%	$998	23%
Customer 2	4,451	12%	113	3%

	$14,161	38%	$1,111	26%

2017:
Customer 1	8,561	42%	1,126	30%
Customer 2	$2,249	11%	$290	8%

	$10,810	53%	$1,416	38%

(16) Subsequent Events

Company management has evaluated the effects of subsequent events on the Company’s financial statements through March 29, 2019, the date the financial statements were issued, and has determined that there were no other significant events to be reported.

AMERICAN ELECTRIC TECHNOLOGIES, INC. AND SUBSIDIARIES

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

American Electric Technologies, Inc. and Subsidiaries

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of American Electric Technologies, Inc. and Subsidiaries (collectively, the “Company”) as of December 31, 2018 and 2017, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that responded to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ham, Langston & Brezina L.L.P.

We have served as the Company’s auditor since 2007.

Houston, Texas

April 16, 2019

American Electric Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$2,124	$2,289
Accounts receivable-trade, net	911	794
Inventories, net	69	2
Contract assets	344	592
Prepaid expenses and other current assets	433	151
Current assets held for sale	—	12,866

Total current assets	3,881	16,694
Property, plant and equipment, net	552	598
Advances to and investments in foreign joint ventures	9,980	10,947
Other assets	146	116
Assets held for sale	—	7,566

Total assets	$14,559	$35,921

Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Current portion of long-term note payable	$—	$270
Short-term note payable	202	203
Accounts payable and accrued liabilities	2,478	1,719
Liabilities held for sale	—	13,471

Total current liabilities	2,680	15,663
Long-term note payable	—	5,524
Deferred compensation	163	213

Total liabilities	2,843	21,400

Commitments and contingencies (Note 13)
Convertible preferred stock:
Redeemable convertible preferred stock, Series A, net of discount of $502 at December 31, 2018 and $562 at December 31, 2017; $0.001 par value, 1,000,000 shares authorized, issued and outstanding at December 31, 2018 and December 31, 2017	4,498	4,438

Stockholders’ equity:
Common stock; $0.001 par value, 50,000,000 shares authorized, 9,413,245 and 8,850,532 shares issued and 9,219,270 and 8,669,650 shares outstanding at December 31, 2018 and December 31, 2017	9	9
Treasury stock, at cost 225,608 and 180,882 shares at December 31, 2018 and December 31, 2017	(965)	(916)
Additional paid-in capital	14,014	13,455
Accumulated other comprehensive (loss) income	(417)	401
Accumulated deficit; including accumulated statutory reserves in equity method investments of $2,809 at both December 31, 2018 and December 31, 2017	(5,423)	(2,866)

Total stockholders’ equity	7,218	10,083

Total liabilities, convertible preferred stock and stockholders’ equity	$14,559	$35,921

The accompanying notes are an integral part of the consolidated financial statements.

American Electric Technologies, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Year Ended December 31,
	2018	2017
Net revenues	$7,591	$5,716
Cost of revenue	5,677	4,566

Gross profit	1,914	1,150

Operating expenses:
General and administrative	3,335	4,194
Selling	410	490

Total operating expenses	3,745	4,684

Foreign joint ventures:
Equity income from joint ventures	953	656
Loss on liquidation of investment in MIEFE	(210)	—
Joint venture operations’ related expenses	(142)	(250)

Net equity income from foreign joint venture operations	601	406

Loss from operations	(1,230)	(3,128)

Other income (expense):
Interest expense	(24)	(50)
Other income (expense)	(116)	26

Total other expense	(140)	(24)

Loss from continuing operations before income tax expense (benefit)	(1,370)	(3,152)
Income tax provision (benefit)	291	(2,955)

Net loss from continuing operations	(1,661)	(197)
Loss from discontinued operations, including gain on the sale of $4,521	(896)	(2,031)

Net loss	(2,557)	(2,228)
Dividend and accretion of discount on redeemable convertible preferred stock	(360)	(356)

Net loss attributable to common stockholders	$(2,917)	$(2,584)

Loss per common share—basic and diluted:
Continuing operations	$(0.23)	$(0.06)
Discontinued operations	(0.10)	(0.24)

Consolidated operations	$(0.33)	$(0.30)

Weighted—average number of common shares outstanding:
Basic and diluted	8,892,585	8,525,645

The accompanying notes are an integral part of the consolidated financial statements.

American Electric Technologies, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Loss

(in thousands)

	Year Ended December 31,
	2018	2017
Net loss	$(2,557)	$(2,228)
Foreign currency translation adjustments	(1,028)	403
Reclassification adjustment for loss on liquidation of investment in MIEFE	210	—

Total comprehensive loss	$(3,375)	$(1,825)

The accompanying notes are an integral part of the consolidated financial statements.

American Electric Technologies, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

(in thousands, except share data)

	Common Stock
	Shares	Amount	Treasury Stock	Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Stockholders’ Equity
Balance at December 31, 2016	8,335,968	$8	$(863)	$12,613	$(2)	$(638)	$11,118
Common stock issued to ESPP	7,151	—		13	—	—	13
Common stock issued for accrued dividends on preferred stock	82,268	—	—	150	—	—	150
Common stock issued as payment of preferred stock	164,535	1	—	(1)	—	—	—
Accretion of discount on preferred stock	—	—	—	(56)	—	—	(56)
Treasury stock purchase	(17,342)	—	(53)	—	—	—	(53)
Restricted stock units	97,070	—	—	371	—	—	371
Net loss	—	—	—	—	—	(2,228)	(2,228)
Warrants issued as part of debt refinancing	—	—	—	365	—	—	365
Other comprehensive income	—	—	—	—	403	—	403

Balance at December 31, 2017	8,669,650	$9	$(916)	$13,455	$401	$(2,866)	$10,083
Common stock issued to ESPP	7,614	—	—	10	—	—	10
Common stock issued as payment of preferred stock	281,858	—	—	—	—	—	—
Accretion of discount on preferred stock	—	—	—	(60)	—	—	(60)
Treasury stock purchase	(44,726)		(49)	—	—	—	(49)
Restricted stock units	304,874	—	—	609	—	—	609
Net loss		—	—	—	—	(2,557)	(2,557)
Other comprehensive income		—	—	—	(818)	—	(818)

Balance at December 31, 2018	9,219,270	$9	(965)	$14,014	$(417)	$(5,423)	$7,218

The accompanying notes are an integral part of the consolidated financial statements.

American Electric Technologies, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(2,557)	$(2,228)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on sale of discontinued operations	(4,521)	—
Distributions in excess of equity in income from joint ventures	174	125
Depreciation and amortization	517	841
Stock based compensation	609	373
Deferred income taxes	—	(3,033)
Deferred compensation costs	(50)	(47)
Provision for bad debts	37	(127)
Loss on liquidation of investment in MIEFE	210	—
Gain on disposal of property, plant and equipment	154	—
Amortization of debt issuance costs and debt discounts	706	86
Provision for obsolescence of inventory	—	66
Change in operating assets and liabilities:
Accounts receivable, net	2,654	750
Inventories	125	(212)
Contract assets	2,885	(787)
Prepaid expenses and other current assets	(164)	(208)
Accounts payable and accrued liabilities	(5,057)	2,915
Contract liabilities	960	1,584

Net cash used in operating activities	(3,318)	98

Cash flows from investing activities:
Purchases of property, plant and equipment and other assets	(257)	(410)
Net cash proceeds from sale of assets of M&I Electric	10,118	—
Redemption of certificates of deposit	—	457

Net cash provided by investing activities	9,861	47

Cash flows from financing activities:
Proceeds from sale of common stock, preferred stock, and warrants	10	10
Treasury stocks purchase	(49)	(53)
Proceeds from long-term notes payable	—	7,000
Proceeds from short-term notes payable	—	200
Payments on revolving credit facility	—	(1,500)
Payments on long-term notes payable	(6,500)	(4,200)
Payments on short-term notes payable	—	(500)
Other financing activities, net	—	(427)

Net cash (used in) provided by financing activities	(6,539)	530

Effect of exchange rates on cash	(169)	(4)

Net increase (decrease) in cash and cash equivalents	(165)	671
Cash and cash equivalents, beginning of period	2,289	1,618

Cash and cash equivalents, end of period	$2,124	$2,289

Supplemental disclosures of cash flow information:
Interest paid	$616	$772
Income taxes paid	$291	$78
Non-cash investing and financing transactions:
Warrants issued as part of debt refinancing	$—	$365
Issuance of shares of common stock on accrued preferred dividends payables	$300	$450

The accompanying notes are an integral part of the consolidated financial statement.

American Electric Technologies, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(1) Organization and Nature of Business

American Electric Technologies, Inc. (“AETI” or the “Company”) is the surviving financial reporting entity from a reverse acquisition of American Access Technologies, Inc. by the shareholders of M&I Electric Industries, Inc. (“M&I”) on May 17, 2007. Immediately upon the completion of the reverse acquisition, American Access Technologies, Inc. changed its name to American Electric Technologies, Inc. AETI is a Florida corporation and M&I, AETI’s wholly-owned subsidiary is a Texas corporation. M&I has a wholly-owned subsidiary, South Coast Electric Systems, LLC (“SCES”), and joint venture interests in China and formerly had a joint venture in Singapore. The Singapore joint venture wrapped up in operations in 2018 and was sold.

In 2014, the Company formed a wholly-owned subsidiary in Brazil (“M&I Brazil”), which is owned 20% by AETI and 80% by M&I. The Company has a U.S. corporate office in Texas; Brazil facilities and sales offices in Macaé, Rio and Belo Horizonte; and a foreign joint venture in Xian, China. The Company leases offices in Houston, Texas and internationally in Rio, Macaé and Belo Horizonte, Brazil.

M&I’s wholly-owned subsidiary, SCES, is a Delaware Limited Liability Company organized on February 20, 2003 and is currently inactive. Substantially all M&I’s assets and liabilities were sold or settled in 2018 and M&I currently has only activity with China and Brazil

M&I has a foreign joint venture interest in BOMAY Electrical Industries Company, Ltd. (“BOMAY”) and previously held an interest in M&I Electric Far East PTE Ltd. (“MIEFE”) that was liquidated in 2018. BOMAY provides electrical systems primarily for land and marine based drilling rigs in China and is accounted for using the equity method of accounting.

(2) Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of AETI and its wholly-owned subsidiaries, M&I and M&I Brazil. Significant intercompany accounts and transactions are eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net sales and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimates made by management include:

(1)	Estimates of the provision for doubtful accounts

(2)	Estimated useful lives of property and equipment

(3)	Valuation allowances related to deferred tax assets

As future events and their effects cannot be determined with absolute certainty, actual results may differ from the estimates used in preparing the accompanying consolidated financial statements. Significant estimates and assumptions are required as part of determining inventory and accounts receivable valuation, estimating depreciation, amortization and recoverability of long-lived assets, establishing self-insurance, warranty, legal and other reserves, performing intangible impairment analyses, and in establishing valuation allowances on deferred income tax assets and reserves for tax examination exposures.

Financial Instruments

The Company includes fair value information in the notes to the consolidated financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made, which is the case for financial instruments outstanding as of December 31, 2018 and 2017. The Company assumes the book value of those financial instruments that are classified as current approximates fair value because of the short maturity of these instruments. For non-current financial instruments, the Company uses quoted market prices or, to the extent that there are no available quoted market prices, market prices for similar instruments.

Cash and Cash Equivalents

Cash equivalents consist of liquid investments with original maturities of three months or less. Cash balances, which routinely exceed Federal Deposit Insurance Corporation limits, are maintained in JP Morgan Chase Bank and Frost Bank. These institutions were selected by management based on their financial stability. The company has experienced no losses on deposits.

Short-term Investments

Short-term investments consist of any fund held in certificates of deposits with original maturities greater than three months and investments in debt and equity securities with maturity of one year or less.

Accounts Receivable and Allowance for Bad Debts

The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The estimate is based on management’s assessment of the collectability of specific customer accounts and includes consideration for credit worthiness and financial condition of those specific customers. The Company also reviews historical experience with the customer, the general economic environment and the aging of its receivables. The Company records an allowance to reduce receivables to the amount it reasonably believes to be collectible. Based on this assessment, management believes the allowance for doubtful accounts is adequate.

Inventories

Inventories are stated at the lower of cost or market, with material value determined using an average cost method. At December 31, 2018 and 2017, inventory is primarily raw materials for use on service jobs in Brazil.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Expenditures for repairs and maintenance are expensed as incurred while renewals and betterments are capitalized. Depreciation is calculated on the straight-line basis over the estimated useful lives of the assets after giving effect to salvage values.

Long-lived Assets

If events or circumstances indicate the carrying amount of an asset may not be recoverable, including intangible assets, management tests long-lived assets for impairment. If the estimated future cash flows are projected to be less than the carrying amount, an impairment write-down (representing the carrying amount of the long-lived asset which exceeds the present value of estimated expected future cash flows) would be recorded as a period expense. Events that would trigger an impairment test include the following:

•	A significant decrease in the market price of a long-lived asset.

•	A significant change in the use of long-lived assets or in its physical condition.

•	A significant change in the business climate that could affect an assets value.

•	An accumulation of cost significantly greater than the amount originally expected to acquire or construct a long-lived asset.

•	A current period operating or cash flow loss combined with a history of such losses or a forecast demonstrating continued losses associated with the use of a long-lived asset.

•	An expectation to sell or otherwise dispose of a long-lived asset significantly before the end of its estimated useful life.

Based on management’s reviews during each of the years ended December 31, 2018 and 2017, there were no events or circumstances that caused management to believe that impairments were necessary.

Income Taxes

The Company uses the asset and liability method to account for income taxes. Under this method of accounting for income taxes, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using the enacted tax rates and laws that will be in effect when the differences are expected to be reported to the taxing authority. The Company also records any financial statement recognition and disclosure requirements for uncertain tax positions taken or expected to be taken in its tax return. Financial statement recognition of the tax position is dependent on an assessment of a 50% or greater likelihood that the tax position will be sustained upon examination, based on the technical merits of the position. Any interest and penalties related to uncertain tax positions are recorded as interest expense in the accompanying consolidated statements of operations.

Foreign Currency Gains and Losses

Foreign currency translations are included as a separate component of comprehensive income (loss). The Company has determined the local currency of its foreign subsidiary and foreign joint ventures to be the functional currency. In accordance with Accounting Standards Codification (ASC 830), the assets and liabilities of the foreign equity investees and foreign subsidiary, denominated in foreign currency, are translated into United States dollars at exchange rates in effect at the consolidated balance sheet date and net sales and expenses are translated at the average exchange rate for the period. Related translation adjustments are reported as comprehensive income (loss), net of deferred income taxes, which is a separate component of stockholders’ equity, whereas gains and losses resulting from foreign currency transactions are included in results of operations.

Revenue Recognition

The Company records net sales from its time and material projects on a completed service basis after customer acknowledgement that the service has been completed and accepted. In addition, the Company sells certain purchased parts and products. These net sales are recorded when the product is shipped and title passes to the customer.

On January 1, 2018, the Company adopted ASC 606 on a modified retrospective basis and applied the guidance to all of its contracts. As a result of the Company’s adoption, there were no changes to the timing of the recognition or measurement of revenue, and there was no cumulative effect of adoption as of January 1, 2018. See Note 17, Revenue Recognition (ASC 606) for the Company’s policy effective January 1, 2018.

Shipping and Handling Fees and Costs

Shipping and handling fees, if billed to customers, are included in net sales. Shipping and handling costs associated with inbound freight are expensed as incurred. Shipping and handling costs associated with outbound freight are classified as cost of sales.

Uses and Sources of Liquidity

The Company’s primary need for liquidity is to fund working capital requirements of the Company’s businesses, capital expenditures and for general corporate purposes, including debt repayment. The Company has incurred losses and experienced negative operating cash flows for the past several years, and accordingly, the Company has taken a number of actions to continue to support its operations and meet its obligations.

During 2017, the Company refinanced its outstanding loans which at that time provided approximately $1.0 million of working capital. In addition, the Board of Directors of the Company created a special committee to address strategic initiatives that include addressing liquidity.

During 2018, the Company continued to face a challenging competitive environment and while it continues to focus on its overall profitability, including managing expenses, it reported a loss in 2018 and was required to fund cash used in operating activities with cash from investing and financing activities. Going forward, the Company expects to generate additional liquidity from strategic initiatives including monetization of assets and additional debt and equity financing actions. The Company expects that these actions will be executed in alignment with the anticipated timing of its liquidity needs. In August the Company closed on a sale of its U.S. operations. The Company expects to continue to optimize international operations including expansion of its service business in Brazil and diversification of its joint venture operations in China.

In December 2018, the Company signed an agreement to acquire Stabilis Energy for stock, pending stock holder approval in 2019. The Company’s historical operating results indicate substantial doubt exists related to its ability to continue as a going concern. However, the Company believes it is probable that the actions discussed above will occur and mitigate the substantial doubt raised by its historical operating results and satisfy its estimated liquidity needs 12 months from the issuance of the financial statements. However, the Company cannot predict, with certainty, the outcome of its actions to generate liquidity, including the availability of additional debt financing, or whether such actions would generate the expected liquidity as currently planned. In addition, Redeemable Preferred Stock contains certain limitations on our ability to sell assets, which could impact our ability to complete asset sale transactions or our ability to use proceeds from those transactions to fund our operations. Therefore, any planned actions must take into account the ability to transact within any applicable restrictions under these agreements. If the Company continues to experience operating losses and is not able to generate additional liquidity through the mechanisms described above or through some combination of other actions, while not expected, it may not be able to access additional liquidity and we might need to secure additional sources of funds, which may or may not be available to us. Additionally, a failure to generate additional liquidity could negatively impact the Company’s access to materials or services that are important to the operation of its business.

Concentration of Market Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. The Company’s market risk is dependent primarily on the strength of the oil and gas and energy-related industries. The Company grants credit to customers and does not generally require security for credit granted except in the case of certain international contracts. Procedures are in effect to monitor the credit worthiness of its customers. During 2018, two customers accounted for approximately 23% of net revenue and 56% of net accounts receivable—trade. During 2017, no customers accounted for more than 10% of total revenue and three customers accounted for 53% of net accounts receivable – trade.

Reclassifications

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation. Such reclassifications had no effect on the Company’s financial position, results of operations or cashflows. See Note 16 for additional information.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU No. 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU No. 2014-09 defines a five-step process to achieve this core principle and, in doing so, more judgment and estimates may be required under existing U.S. GAAP. The standard is effective for annual periods beginning after December 15, 2016, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU No. 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). In July 2015, the FASB issued ASU No. 2015-14 which delayed the effective date of ASU No. 2014-09 by one year (effective for annual periods beginning after December 15, 2017). The Company adopted ASU 2014-09, effective January 1, 2018, using the modified retrospective method. The adoption of the standard did not have a material impact on the Company’s revenue recognition policies, other than enhanced disclosures related to the disaggregation of revenues from contracts with customers, the Company’s performance obligations and any significant judgments. See Note 17, Revenue Recognition (ASC 606).

In February 2016, the FASB issued ASU No. 2016-02, Leases, which requires lessees to recognize the following for all leases (with the exception of short-term leases) at the commencement date: (1) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (2) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Under ASU No. 2016-02, lessor accounting is largely unchanged. ASU No. 2016-02 is effective for fiscal years beginning after December 15, 2018 with early application permitted. In February 2018, FASB issued ASU 2018-01, Leases (Topic 842): Land Easement Practical Expedient for Transition to Topic 842. The amendment clarifies that land easements are within the scope of the new leases standard (ASC 842) and introduces a new transition practical expedient allowing a company to not assess whether existing and expired land easements that were not previously accounted for as leases under current U.S. GAAP (ASC 840) are or contain leases under ASC 842.

In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, to clarify two aspects of Topic 606: (i) identifying performance obligations; and (ii) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The effective date and transition requirements for ASU No. 2016-10 are the same as the effective date and transition requirements for ASU No. 2014-09. This standard was adopted effective January 1, 2018, see ASU No. 2014-09 above for additional information.

In July 2018, FASB issued ASU 2018-10, Codification Improvements to Topic 842, Leases. The amendment provides improvements that clarify specific aspects of the guidance in ASU 2016-02. In August 2018, FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements. The amendment provides entities with an additional (and optional) transition method to adopt the new leases standard and provides lessors with a practical expedient, by class of underlying asset, to not separate non-lease components from the associated lease component and, instead, to account for those components as a single component if certain criteria are met. The Company adopted ASU 2016-02 on January 1, 2019. As of the date of this filing, the Company is refining its estimate and anticipates the implementation of this standard will result in an increase to assets and liabilities of approximately between $0.60 million and $0.80 million on January 1, 2019.

In May 2016, the FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients. ASU No. 2016-12 provides narrow-scope improvements to the guidance on collectability, noncash consideration, and completed contracts at transition. The amendment also provides a practical expedient for contract modifications at transition and an accounting policy election related to the presentation of sales taxes and other similar taxes collected from customers and is expected to reduce the judgment necessary to comply with Topic 606. The effective date and transition requirements for ASU No. 2016-12 are the same as the effective date and transition requirements for ASU No. 2014-09. This standard was adopted effective January 1, 2018, see ASU No. 2014-09 above for additional information.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU No. 2016-13 eliminates the probable initial recognition threshold in current U.S. GAAP and, instead, requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. In addition, ASU No. 2016-13 amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. ASU No. 2016-13 is effective for annual periods beginning after December 15, 2019, with early application permitted in annual periods beginning after December 15, 2018. The amendments of ASU No. 2016-13 should be applied through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. Management is currently evaluating the future impact of ASU No. 2016-13 on the Company’s consolidated financial position, results of operations and disclosures.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. ASU No. 2016-15 addresses eight specific cash flow issues and is intended to reduce diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. ASU No. 2016-15 is effective for reporting periods beginning after December 15, 2017. The Company adopted the provisions of ASU 2016-15 on January 1, 2018. The Company made the accounting policy election to classify dividends received from its equity method investment using the cumulative earnings approach. Accordingly, dividends received are classified as operating cash flows until such time that cumulate dividends exceed cumulative equity in earnings. The adoption of the standard has been applied on a retrospective basis in the accompanying Consolidated Statement of Cash Flows.

In December 2016, the FASB issued ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. ASU No. 2016-20 allows entities not to make quantitative disclosures about remaining performance obligations in certain cases and requires entities that use any of the new or previously existing optional exemptions to expand their qualitative disclosures. The amendment also clarifies narrow aspects of ASC 606, including contract modifications, contract costs, and the balance sheet classification of items as contract assets versus receivables, or corrects unintended application of the guidance. The adoption of ASU No. 2016-20 as of January 1, 2018 did not have a material impact on the Company’s consolidated financial position, results of operations or disclosures.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. ASU No. 2017-01 clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of a business or as acquisitions (or disposals) of assets. ASU No. 2017-01 is effective for annual periods beginning after December 15, 2018, with early adoption permitted under certain circumstances. The amendments of ASU No. 2017-01 should be applied prospectively as of the beginning of the period of adoption. The Company adopted ASU No. 2017-01 on January 1, 2019. The adoption of this standard had no impact on the Company’s consolidated financial position, results of operations and disclosures, as the adoption is applied on a prospective basis.

In January 2017, the FASB issued ASU No. 2017-03, Accounting Changes and Error Corrections (Topic 250) and Investments—Equity Method and Joint Ventures (Topic 323): Amendments to SEC Paragraphs Pursuant to Staff Announcements at the September 22, 2016 and November 17, 2016 EITF Meetings. The amendments in this update relate to disclosures of the impact of recently issued accounting standards. The SEC staff’s view that a registrant should evaluate ASC updates that have not yet been adopted to determine the appropriate financial disclosures about the potential material effects of the updates on the financial statements when adopted. If a registrant does not know or cannot reasonably estimate the impact of an update, then in addition to making a statement to that effect, the registrant should consider additional qualitative financial statement disclosures to assist the reader in assessing the significance of the impact. The staff expects the additional qualitative disclosures to include a description of the effect of the accounting policies expected to be applied compared to current accounting policies. Also, the registrant should describe the status of its process to implement the new standards and the significant implementation matters yet to be addressed. The amendments specifically addressed recent ASC amendments to ASU No. 2016-13, Financial Instruments—Credit Losses, ASU No. 2016-02, Leases, and ASU No. 2014-09, Revenue from Contracts with Customers, although, the amendments apply to any subsequent amendments to guidance in the ASC. ASU No. 2017-03 is effective upon issuance and did not have a significant impact on the Company’s consolidated financial position, results of operations and disclosures.

(3) Inventories

Inventories consisted of the following at December 31, 2018 and 2017.

	December 31, 2018	December 31, 2017
	(in thousands)
Raw materials	$53	$2
Work-in-process	$16	$—

Total inventories	$69	$2

(4) Property, Plant and Equipment

Property, plant and equipment consisted of the following at December 31, 2018 and 2017:

Category	Estimated Useful Lives (years)	2018	2017
		(in thousands)
Buildings and improvements	15 – 25	$146	$54
Office equipment and furniture	2 – 7	133	112
Automobiles and trucks	2 – 5	28	33
Machinery and shop equipment	2 – 10	476	568

Total		$783	$767

Less: accumulated depreciation and amortization		(231)	(169)
Total		$552	$598

Depreciation expense recognized in the year ended December 31, 2018 and 2017 is as follows:

	2018	2017
	(in thousands)
Continuing Operations:
Cost of revenue	$146	$84
General and administrative expenses	133	113
Discontinued operations	238	644

	$517	$841

(5) Advances to and Investments in Foreign Joint Venture Operations

The Company has a foreign joint venture agreement and holds a 40% interest in a Chinese company, BOMAY, which builds electrical systems for sale in China. The majority partner in this foreign joint venture is a subsidiary of a major Chinese oil company. M&I made an initial investment of $1.00 million in 2006 and made an additional $1.00 million investment in 2007. The Company’s equity income/loss from the foreign joint venture was $0.95 million and $0.43 million for the years ended December 31, 2018 and 2017, respectively. During the years ended December 31, 2018 and 2017, the Company received $1.1 million and $0.78 million, respectively, in dividends from BOMAY. There were no accounts receivable from BOMAY at December 31, 2018 and $0.04 million at December 31, 2017.

During 2018 and 2017, the Company also recognized approximately $0.14 million and $0.25 million for each year, respectively, for employee related expenses directly attributable to the foreign joint ventures.

Summary financial information of BOMAY in U.S. dollars was as follows at December 31, 2018 and 2017:

	BOMAY		MIEFE
	2018	2017	2018	2017
	(in thousands)		(in thousands)
Assets:
Total current assets	$59,124	$50,000	$—	$121
Total non-current assets	5,742	3,457	—	15

Total assets	$64,866	$53,457	$—	$136

Liabilities and equity:
Total liabilities	38,732	25,598	—	198
Total joint ventures’ equity	26,134	27,859	—	(62)

Total liabilities and equity	$64,866	$53,457	$—	$136

	BOMAY		MIEFE
	2018	2017	2018	2017
	(in thousands)		(in thousands)
Revenue	$37,244	$26,168	$—	$89

Gross Profit	$7,878	$5,654	$—	$23

Earnings	$2,381	$1,084	$—	$55

The Company’s investments in and advances to its foreign joint venture operations were as follows as of December 31, 2018 and 2017:

	BOMAY*		MIEFE
	2018	2017	2018	2017
	(in thousands)		(in thousands)
Investments in foreign joint ventures:
Balance at beginning and end of year	$2,033	$2,033	$—	$—

Undistributed earnings:
Balance at beginning of year	7,967	8,313	—	—
Equity in earnings (loss)	953	434	—	—
Dividend distributions	(1,127)	(780)	—	—

Balance at end of year	7,793	7,967	—	—

Foreign currency translation:
Balance at beginning of year	737	104	210	213
Change during the year	(583)	633	(210)	(3)

Balance at end of year	154	737	—	210

Total investments at end of year	$9,980	$10,737	$—	$210

*

Accumulated statutory reserves in equity method investments of $2.8 million at both December 31, 2018 and 2017, respectively, are included in AETI’s consolidated retained earnings. In accordance with the People’s Republic of China, (“PRC”), regulations on enterprises with foreign ownership, an enterprise established in the PRC with foreign ownership is required to provide for certain statutory reserves, namely (i) General Reserve Fund, (ii) Enterprise Expansion Fund and (iii) Staff Welfare and Bonus Fund, which are appropriated from net profit as reported in the enterprise’s PRC statutory accounts. A non-wholly-owned foreign invested enterprise is permitted to provide for the above allocation at the discretion of its board of directors. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends.

The Company accounts for its investment in foreign joint venture operations using the equity method of accounting. Under the equity method, the Company’s share of the joint venture operations earnings or losses is recognized in the consolidated statements of operations as equity income (loss) from foreign joint ventures operations. Joint venture income increases the carrying value of the joint ventures and joint venture losses reduce the carrying value. Dividends received from the joint venture reduce the carrying value. In accordance with our long-lived asset policy, when events or circumstances indicate the carrying amount of an asset may not be recoverable, management tests long-lived assets for impairment. If the estimated future cash flows are projected to be less than the carrying amount, an impairment write-down (representing the carrying amount of the long-lived asset which exceeds the present value of estimated expected future cash flows) would be recorded as a period expense. In making this evaluation, a variety of quantitative and qualitative factors are considered including national and local economic, political and market conditions, industry trends and prospects, liquidity and capital resources and other pertinent factors. Based on this evaluation for this reporting period, the Company does not believe an impairment adjustment is necessary at December 31, 2018 or 2017.

(6) Income Taxes

The components of loss before income taxes and dividends on preferred stock for the years ended December 31, 2018 and 2017 were as follows:

	December 31,
	2018	2017
	(in thousands)
United States	$(2,990)	$(3,556)
Foreign	1,620	404
Discontinued operations	(896)	(2,031)

	$(2,266)	$(5,183)

The components of the provision (benefit) for income taxes by taxing authority for the years ended December 31, 2018 and 2017 were as follows:

	December 31,
	2018	2017
	(in thousands)
Current provision:
Federal	$—	$—
State	—	—
Foreign	291	78

Total current provision	$291	$78

Deferred benefit:
Federal	$—	$(3,033)
State	—	—
Foreign	—	—

Total deferred benefit	—	(3,033)

	$291	$(2,955)

The Company files income tax returns in the United States Federal jurisdiction and various state jurisdictions. The Company is subject to examination by federal and state tax authorities for fiscal years 2014 through 2018.

Significant components of the Company’s deferred federal income taxes at December 31, 2018 and 2017 were as follows:

	December 31,
	2018	2017
	(in thousands)
Deferred tax assets:
Accrued liabilities	$11	$136
Deferred compensation	642	520
Allowance for doubtful accounts	—	71
Inventory	—	73
Net operating loss	3,430	2,783
Property and equipment	—	71
Equity in foreign earnings	—	—

Deferred tax assets	4,083	3,654

Valuation allowance	(4,083)	(3,654)

Net deferred tax assets	$—	$—

The Company’s deferred tax assets are primarily related to net operating loss carry forwards. A valuation allowance was established at December 31, 2018 and 2017 due to uncertainty regarding future realization of deferred tax assets. Our total valuation allowance as of December 31, 2018 and 2017 is $4.1 million and $3.65 million, respectively.

The difference between the effective income tax rate reflected in the provision for income taxes and the amounts, which would be determined by applying the statutory income tax rate of 21% and 34% at December 31, 2018 and 2017, respectively, is summarized as follows:

	December 31,
	2018	2017
	(in thousands)
Benefit from U. S. federal statutory rate	$287	$1,071
Effect of discontinued operations	188	691
Change in valuation allowance	(429)	4,734
Accrual to return adjustments and other	—	235
Foreign income taxes included in equity earnings	(113)	496
Foreign income taxes	(178)	—
Non-deductible business meals and entertainment expenses	(46)	(45)
Effect of state income taxes	—	32
Change in enacted tax rate	—	(4,259)

	$(291)	$2,955

(7) Notes Payable

The components of notes payable and long-term debt at December 31, 2018 and 2017 are as follows:

	2018	2017
	(In thousands)
Short-term note payable	$202	$203
Current portion of long-term notes payable	—	270
Long-term notes payable	—	6,230

Principal balance of notes payable	202	6,703
Warrants issued as part of debt refinancing	—	(365)
Loan cost capitalization	—	(341)

Total notes payable, net	$202	$5,997

Principal payments of the short-term notes payable are due in 2019.

On March 23, 2017, the Company and its subsidiaries, M&I Electric Industries, Inc. and South Coast Electric Systems, LLC (collectively, the “Sellers”) issued and sold to HD Special-Situations III, L.P. (the “Purchaser”) a $7.00 million principal amount Senior Secured Term Note (the “Note”) with principal of $0.50 million due and paid on June 30, 2017 with the balance due 48 months after issuance for cash at par pursuant to a Note Purchase Agreement (the “Purchase Agreement”). Proceeds from the sale of the Note were used to fully repay and terminate the Company’s prior revolving credit facilities with approximately $1.00 million being available for the Company’s working capital and general business purposes. The Note bore interest at 11.5% per annum payable monthly in arrears and was secured by a first-priority lien on substantially all existing and after-acquired personal property assets and real estate owned by the Sellers (with certain exceptions). The Note was subject to an interest “make-whole” provision under which any prepayment of principal in excess of $1.50 million (the “Prepayment Threshold”) within one year of the date of issuance (the “Make-Whole Period”) would have been subject to the payment premium based on an interest rate of 11.5% per year of the prepayment amount in excess of the Prepayment Threshold for the remaining portion of the Make-Whole Period that would have remained after the prepayment was made. In connection with the Transaction described in Note 16, after the Make-Whole Period on August 12, 2018, the Company was required to repay the Notes and all accrued and unpaid interest totaling $6.4 million. The repayment resulted in an immediate recognition of unamortized loan costs of $0.3 million and unamortized debt discount related to warrants issued in a debt modification, as described below, of $0.4 million, into interest expense totaling $0.7 million.

On November 13, 2017, the Company entered into an agreement modifying the terms of the Note. The modification included a waiver of an EBITDA covenant violation as of September 30, 2017 and revisions to the original revenue and EBITDA covenants along with the requirement of minimum principal reductions of $30,000 per month beginning in April 2018. In consideration for the modified terms, the Company issued 500,000 warrants to purchase the Company’s common stock at an exercise price of $2.26 that expire in November 2022.

The fair value assigned to the warrants of approximately $0.4 million was recognized as an increase in additional paid-in-capital with a corresponding discount on the Note. The discount was originally accreted through interest expense over the remaining term of the Note; however, as described above, the unamortized discount was immediately recognized as interest expense upon repayment of the Note on August 12, 2018. The fair value of the warrants was calculated using the Black Scholes-Merton pricing model using the following weighted average assumptions, at the grant date:

Number of warrants	500,000
Exercise price	$2.26
Expected volatility of underlying stock	72%
Risk-free interest rate	2.08%
Dividend yield	0%
Expected life of warrants	5 years
Weighted-average fair value of warrants	$0.73
Expiration date	November 13, 2022

On June 6, 2017, the Company’s subsidiary, M&I Brazil, entered into a Loan Agreement with the former chairman of AETI. The Loan Agreement provides the Company with a $0.30 million loan facility of which $0.20 million is drawn and is outstanding as of December 31, 2018. All outstanding amounts, including accrued but unpaid interest are due at maturity in June 2019. Under the loan agreement, the interest rate on the loan facility is 10.0%, per annum, payable each quarter. The loan facility is secured by the assets held by M&I Brazil.

(8) Leases

Corporate Office Lease

In December 2013, the Company executed an office lease that covers approximately 13,000 square feet of office space at 1250 Wood Branch Park Drive in Houston, Texas. The term of the lease is 64 months and commenced upon completion of tenant improvements in March 2014.

The Company also leased equipment (principally trucks and forklifts) under operating lease agreements that expire at various dates to 2021. All operating leases in the U.S. were assumed by the purchaser of the U.S assets and operations in August 2018 (See Note 16).

M&I Brazil leases offices and facilities in three cities in Brazil that are under operating lease agreements. The leases expire at various dates through 2022. During both years December 31, 2018 and 2017, the company recognized rent expense of approximately $0.2 million. Following is a schedule of future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2018:

Year Ending December 31,	Amount
(In thousands)
2019	$216
2020	224
2021	233
2022	200

$873

(9) Stock and Stock-based Compensation

Employee Stock Purchase Plan

The Company has adopted an Employee Stock Purchase Plan (“ESPP”) that, as amended and approved by the Stockholders in May 2011, allows the Company to sell up to 125,000 shares of common stock to employees. The employee stock purchases are achieved through accumulated payroll deductions, and are transacted at 95% of the fair market value of the shares, under terms described in the ESPP. During the years ended December 31, 2018 and 2017, the Company issued 7,614 and 7,151 shares of common stock, respectively, in connection with the ESPP.

Restricted Stock Units

The Company has also adopted the 2007 Employee Stock Incentive Plan (“ESIP”) for the benefit of its employees. The Stockholders’ made available up to 2,200,000 shares of common stock under ESIP, as amended in June 2018. Awards under the ESIP are granted as restricted stock units (“RSUs”) and the number of RSUs awarded is generally subject to the substantial achievement of budgeted performance and other metrics in the year granted. The RSUs do not include the voting rights of the Company’s common stock, and the shares of common stock underlying the RSUs are not considered issued and outstanding until actually vested and issued. In general, the RSU awards convert to common stock on a one to one basis in 25% increments over four years from the grant date subject to a continuing employment obligation.

In connection with the sale of the Company’s U.S. operations in August 2018, as discussed in Note 16, most of the Company’s U.S. employees, with the exception of certain key members of management, became employees of Myers Power Products, Inc. (the “Buyer”). Effective with the sale, all RSUs held by employees that continued employment with the Buyer immediately vested.

The following table summarizes the activity for unvested restricted stock units for the years ended December 31, 2018 and 2017:

	Units	Weighted Average Fair Value Per RSU
Unvested restricted stock units at December 31, 2016	218,412	4.28
Awarded	56,759	1.48
Vested	(112,340)	3.99
Forfeited	(2,289)	4.41

Unvested restricted stock units at December 31, 2017	165,120	$3.40
Awarded	91,000	1.35
Vested	(154,874)	2.87
Forfeited	(96,215)	2.51

Unvested restricted stock units at December 31, 2018	5,031	$2.92

Compensation expense of approximately $0.52 million and $0.30 million was recorded in the years ended December 31, 2018 and 2017, respectively, to reflect the fair value of the original RSU’s granted or anticipated to be granted less forfeitures, amortized over the portion of the vesting period occurring during the period. The fair value of the RSUs was based on the closing price of our common stock as reported on the NASDAQ Stock Market on the grant date. Based upon the fair value on the grant date of the number of shares awarded or expected to be awarded, it is anticipated that approximately $20,000 of additional compensation cost will be recognized in future periods through 2021. The weighted average period over which this additional compensation cost will be expensed is 3 years.

Board of Directors Deferred Compensation

Directors who are not employees of the Company and who do not have a compensatory agreement providing for service as a director of the Company receive a retainer fee payable quarterly. Eligible directors may elect to defer 50% to 100% of their retainer fee, which may be used to acquire common stock of the Company at the fair market value on the date the retainer fee would otherwise be paid, or be paid in cash.. Compensation expense of approximately $0.2 million and $0.08 million was recorded in the years ended December 31, 2018 and 2017 respectively, which is included in general and administrative expenses in the consolidated statements of operations.

(10) Redeemable Convertible Preferred Stock

On April 13, 2012, the Company signed a securities purchase agreement (the “Securities Purchase Agreement”) with a private investor for the sale (the “Preferred Stock Financing”) of 1,000,000 shares of the Company’s Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”) at $5.00 per share and 325,000 warrants to purchase shares of the Company’s common stock expiring in May 2020. The Series A Convertible Preferred Stock shares are initially convertible into 1,000,000 shares of the Company’s common stock at a conversion price of $5.00 per share. The warrants were issued in two tranches with 125,000 of such warrants at an initial exercise price of $6.00 per share and 200,000 of such warrants at an initial exercise price of $7.00 per share. On May 2, 2012, the Company completed the issuance of the Series A Convertible Preferred Stock and warrants.

On April 30, 2012, the Company filed an Articles of Amendment to its Articles of Incorporation designating 1,000,000 shares of the Company’s authorized preferred stock as Series A Convertible Preferred Stock. The Company also entered into a Registration Rights Agreement and Investor Rights Agreement with the private investor.

The Series A Convertible Preferred Stock ranks senior to all other equity instruments of the Company, including the Company’s common stock. The Series A Convertible Preferred Stock accrues cumulative dividends at a rate of 6% per annum, whether or not dividends have been declared by the Board of Directors and whether or not there are profits, surplus or other funds available for the payment of such dividends. The Company may pay such dividends in shares of the Company’s common stock based on the then current market price of the common stock. Prior to the repricing agreement discussed below, at any time following a material default by the Company, as defined in the Securities Purchase Agreement, or April 30, 2017, the holders of a majority of the outstanding shares of the Series A Convertible Preferred Stock may require the Company to redeem the Series A Convertible Preferred Stock at a redemption price equal to the lessor of (i) the liquidation preference per share (initially $5.00 per share, subject to adjustments for certain future equity transactions defined in the Securities Purchase Agreement) and (ii) the fair market value of the Series A Convertible Preferred Stock per share, as determined in good faith by the Company’s Board of Directors. As of December 31, 2018 and 2017, the redemption price per share was $5.00 in both years. The redemption price, plus any accrued and unpaid dividends, shall be payable in 36 equal monthly installments plus interest at an annual rate of 6%.

The preferred stock and warrants were issued for a total of $5.0 million. This amount was allocated to the preferred stock and warrants based on their relative fair values. The fair value of the warrants was calculated using the Black Scholes-Merton pricing model using the following weighted average assumptions, at the grant date:

Number of warrants	325,000
Exercise price	$6.62
Expected volatility of underlying stock	74%
Risk-free interest rate	1.62%
Dividend yield	0%
Expected life of warrants	8 years
Weighted-average fair value of warrants	$3.11
Expiration date	May 2, 2020

Based on these calculations and the actual consideration, the warrants were valued at $840,000 and the Series A Convertible Preferred Stock was valued at $4,160,000.

The initial values allocated to the warrants were recognized as a discount on the Series A Convertible Preferred Stock, with a corresponding charge to additional paid-in capital. The discount related to the warrants is accreted to retained earnings through the scheduled redemption date of the mandatorily redeemable Series A Convertible Preferred Stock. Discount accretion for both years ended December 31, 2018 and 2017 was approximately $0.06 million.

At both December 31, 2018 and December 31, 2017, the Company had accrued but unpaid dividends totaling $0.08 million, respectively, which is included in the accounts payable and other accrued expenses in the consolidated balance sheets.

In connection with the issuance of the Company’s senior secured Term Note, described in Note 7, the Company has agreed with the Purchaser of the Term Note and the holder of the Preferred Stock (the “Holder”) not to declare, authorize or pay any cash dividends on the Preferred Stock until the earlier of (i) March 22, 2018, or (ii) the date the obligations under the Note Purchase Agreement have been paid in full (the “Standstill Period”), without the prior written consent of the Purchaser. Following the expiration of the Standstill Period, for so long as the obligations under the Note Purchase Agreement remain outstanding, the Company may, at its sole discretion, declare, authorize or pay dividends in cash on the Preferred Stock so long as no event of default exists under the Term Note or would result therefrom. The Holder also agreed that it shall not exercise its rights to require the Company to redeem any of the Preferred Stock during the Standstill Period. Following the expiration of the Standstill Period, so long as the obligations under the Note Purchase Agreement remain outstanding, the Holder may compel the Company to redeem shares of Preferred Stock provided no event of default exists under the Term Note or would result from such redemption. In consideration for the Holder’s consent to the foregoing restrictions on the payment of cash dividends on or redemption of the Preferred Stock, the Company entered into a repricing agreement with the Holder (the “Repricing Agreement”) on August 1, 2017. Pursuant to the repricing agreement, each share of Series A Preferred Stock will be initially convertible, at the option of the holder, into one (1) share of common stock at a conversion price of $2.26 per share of common stock, so that the Series A Preferred Stock sold to the Holder are currently convertible into an aggregate of 2,212,389 shares of common stock as of December 31, 2017. In addition, Pursuant to the Repricing Agreement, the Series A Warrants sold to the Holder is exercisable for 125,000 shares of common stock at an initial exercise price of $2.72 per share and the Series B Warrants sold to the Holder is exercisable for 200,000 shares of common stock at an initial exercise price of $3.17 per share.

In order to comply with the rules of the NASDAQ Stock Market, the Repricing Agreement prohibits the issuance of more than 19.99% of our common stock or voting power outstanding to the Holder as of the date of the Repricing Agreement without stockholder approval. The Company has agreed to seek the approval of its stockholders as soon as practicable. In the event that stockholder approval is received and the Holder were to convert all of its Series A Preferred Stock into common stock and exercised all of its Common Stock Purchase Warrants for cash, the Holder would be issued more than 19.99% of our common stock and voting power as of the date of the Repricing Agreement.

This agreement was approved by a committee of the Board of Directors comprised solely of independent directors.

(11) Employee Benefit and Bonus Plans

The employees of the Company are eligible to participate in a 401(k) plan sponsored by the Company. The plan is a defined contribution 401(k) Savings and Profit Sharing Plan (the “Plan”) that covers all full-time employees who meet certain age and service requirements. The Company may provide discretionary contributions to the Plan as determined by the Board of Directors. For the years ended December 31, 2018 and 2017, the Company made no contributions to the Plan.

The Company maintains an “Executive Performance” bonus plan, which covers approximately 4 key employees. Under the plan, the participants receive a percentage of a bonus pool based primarily on pre-tax income in relation to budget. The Board of Directors approves the Executive Performance plan at the beginning of each year. During the years ended December 31, 2018 and 2017, the Company recorded approximately $0.40 million and $0.30 million under the plan, respectively.

(12) Related Party Transactions

During 2018 and 2017, the Company received legal advice on various Company matters from a law firm related to a director of the Company. The Company incurred expenses totaling approximately $0.02 million and $0.04 million related to these services during 2018 and 2017, respectively, which is included in general and administrative expenses in the accompanying Consolidated Statements of Operations. As of December 31, 2018 and 2017, the outstanding payable balance for services rendered by this law firm was $0.05 million and $0.04 million, respectively.

In August 2018, the Board of Directors approved the issuance of 150,000 shares to a director of the Company as compensation for additional work performed in regard to potential corporate transactions. During 2018, the Company recognized approximately $0.07 million of compensation expense related to this issuance.

The Company, upon approval from the Board, has an employment agreement with the former Executive Chairman of the Board of Directors (“Executive Chairman”), whereby the Company compensated the Executive Chairman $0.15 million and $0.09 million during 2018 and 2017, respectively. Under the terms of the agreement, the Executive Chairman will assist in international joint venture relations and operations, technical developments, manufacturing and transformative business development projects and other special projects assigned by the Company.

On June 6, 2017, the Company’s subsidiary, M&I Brazil, entered into a Loan Agreement with the former Executive Chairman of AETI. The Loan Agreement provides the Company with a $0.30 million loan facility of which $0.20 million is drawn and is outstanding as of December 31, 2018. All outstanding amounts, including accrued but unpaid interest are due at maturity in June 2019, however the note has not been repaid and is considered due on demand. Under the loan agreement, the interest rate on the loan facility is 10.0%, per annum, payable each quarter. The loan facility is secured by the assets held by M&I Brazil.

(13) Commitments and Contingencies

On September 1, 1999, the Company created a group medical and hospitalization minimum premium insurance program. For the policy year ended August 2017, the Company is liable for all claims each year up to

$70,000 per insured, or $1.7 million in the aggregate. An outside insurance company insures any claims in excess of these amounts. The Company’s expense for this minimum premium insurance totaled $0.6 million and $0.9 million during the years ended December 31, 2018 and 2017. Insurance reserves included in accounts payable and accrued liabilities at December 31, 2017 consolidated balance sheet was approximately $0.13 million. After the sale of the U.S. operations of M&I Electric in August 2018 discussed in Note 16 below, the majority of the Company’s U.S. employees became employees of the Buyer. At that time the Company changed to a fully-insured insurance program therefore there is no further uninsured exposure as of December 31, 2018.

In the fourth quarter of 2018, the Company received notification of a potential liability of $4.3 million with the asset purchase agreement completed in August 2018. Please see Note 16 for further explanation of this possible obligation.

(14) Loss Per Common Share

Basic earnings (loss) per common share is based on the weighted average number of common shares outstanding for the year ended December 31, 2018 and 2017. Diluted earnings (loss) per common share is based on the weighted average number of common shares outstanding, plus the incremental shares that would have been outstanding upon the assumed exercise of all potentially dilutive stock options and other units subject to anti-dilution limitations. Potentially dilutive securities not considered in the calculation of diluted earnings per share because losses caused their effect is anti-dilutive, are as follows at December 31, 2018 and 2017:

	Year Ended December 31,
	2018	2017
Convertible preferred stock	2,212,389	2,212,389
Stock warrants	825,000	825,000
Restricted units	5,031	165,210

	3,042,420	3,202,509

(15) Intangible Assets

Intangible Assets at December 31, 2017	Useful Lives (Years)	Cost	Accumulated Amortization	Net Value
	(in thousands)
Intellectual property	3	$322	$322	$—
License	5	358	118	240
License	—	218	—	218

		$898	$440	$458

In 2018, the intangible assets were sold with the U.S. assets as part of the asset purchase agreement referred to below.

(16) Discontinued Operations

On August 12, 2018 the Company sold substantially all of the U.S. business assets and operations of M&I Electric (“M&I) to a newly formed subsidiary of Myers Power Products, Inc. (“Buyer”). The newly formed subsidiary was established by the Buyer to acquire the assets of M&I pursuant to the Asset Purchase Agreement (the “Transaction”) between the Company and the Buyer. The Transaction included a total purchase price of approximately $18.5 million based on $10.1 million of cash consideration plus debt assumed by the buyer of $8.4 million. Under the terms of the Transaction, the Company transferred $740,000 into an escrow account to provide security for certain of the Company’s indemnification obligations for a six-month period following closing. A portion of the funds provided by the Transaction were required to be used to repay the Note and related accrued interest totaling approximately $6.5 million.

The contractual terms of the Transaction include a provision for true-up of the net working capital, estimated as of the date of closing, to actual working capital as calculated by the Buyer and agreed to by the Seller. Any difference in the actual (conclusive) net working capital in relation to the estimated working capital at closing results in an adjustment to the purchase price. In October 2018, the Company received notification from the Buyer of their actual working capital calculation. In the notification, the Buyer has communicated a decrease of approximately $4.3 million in net working capital, in comparison to the estimated working capital used at contract closing. The contractual terms of the Transaction provide that in the event the Buyer and Seller cannot agree to a conclusive net working capital adjustment, then all items remaining in dispute shall be submitted by either one of the parties within thirty (30) calendar days after the expiration of the resolution period to a national or regional independent accounting firm mutually acceptable to Buyer and Seller (the “Neutral Arbitrator”). The Neutral Arbitrator shall act as an arbitrator to determine the conclusive net working capital. The conclusive net working capital, once determined, may result in a purchase price adjustment due to the Buyer or to the Company as Seller.

The Company and the Buyer of M&I electric currently have a significant disagreement with regard to the working capital adjustment calculation and the Company has not received documentation sufficient to support the Buyer’s position. As such, no adjustments have been considered in determining the gain on the sale of assets reported as of December 31, 2018. Any purchase price adjustment related to the conclusive determination of the net working capital adjustment, if any, will be reflected at the date of such determination. Any legal fees incurred related to this disagreement will be expensed as incurred.

At December 31, 2017, the assets and liabilities sold in the Transaction have been reclassified and reflected as held for sale in the Company’s Consolidated Balance Sheets. The operating results and cash flows of the business sold have also been reclassified and reflected as discontinued operations in the Company’s Consolidated Statements of Operations and Consolidated Statements of Cash Flows for all periods presented.

Following is an analysis of assets and liabilities of M&I reclassified as held for sale at December 31, 2017:

Assets
Current assets:
Accounts receivable-trade, net	$5,266
Inventories, net	1,325
Contract assets	5,841
Prepaid expenses and other current assets	434

Total current portion of assets held for sale	12,866
Property, plant and equipment, net	6,323
Intangibles	458
Retainage receivables	785

Total non-current assets held for sale	7,566

Total assets held for sale	$20,432

Liabilities
Current liabilities:
Accounts payable and accrued liabilities	$11,616
Short-term note payable	150
Contract liabilities	1,792

Total liabilities held for sale	$13,558

The following is an analysis of the results of operations of the discontinued business of M&I for the years ended December 31, 2018 and 2017:

	Year ended December 31,
	2018	2017
Net sales	$17,899	$41,414
Cost of sales	20,358	40,136
Selling, general and administrative expenses	1,660	2,255
Interest expense	1,298	1,054

Loss from discontinued operations	(5,417)	(2,031)
Gain on sale of discontinued operations	4,521	—

Loss from discontinued operations	$(896)	$(2,031)

Earnings (loss) per share information:
Basic and diluted	$(0.10)	$(0.24)

The following is an analysis of assets sold and liabilities assumed by the Buyer and the related gain on the sale from the Transaction:

Assets sold:
Current assets:
Accounts receivable-trade, net	$3,360
Inventories, net	1,145
Contract assets	2,957
Prepaid expenses and other current assets	117

Total current portion of assets held for sale	7,579
Property, plant and equipment, net	5,937
Intangibles	497
Total non-current assets held for sale	6,506

Total assets held for sale	$14,013

Liabilities assumed:
Current liabilities:
Accounts payable and accrued liabilities	$5,664
Contract liabilities	2,752

Total current liabilities	8,416
Net assets sold	5,597
Proceeds received after payment of transaction costs of $2,180	10,118

Gain on disposition	$4,521

Following is an analysis of supplemental cashflow information of the discontinued business of M&I for the years ended December 31, 2018 and 2017:

	2018	2017
	(in thousands)
Depreciation	$238	$644
Capital expenditures	85	738

(17) Revenue Recognition (ASC 606)

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers,” which outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. This ASU supersedes the revenue recognition requirements in FASB ASC Topic 605, “Revenue Recognition,” and most industry-specific guidance and creates ASC Topic 606. This ASU provides guidance that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. On January 1, 2018 the Company adopted ASC 606 on a modified retrospective basis and applied the guidance to all of its contracts. As a result of the Company’s adoption, there were no changes to the timing of the recognition or measurement of revenue, and there was no cumulative effect of adoption as of January 1, 2018. Therefore, the only changes to the financial statements related to the adoption is in the footnote disclosures as included herein.

Revenue is measured as consideration specified in a contract with a customer and excludes any sales incentives and amounts collected on behalf of third parties. The Company recognizes revenue when it satisfies a performance obligation by transferring control over a product or service to a customer. Amounts are billed upon completion of service or transfer of a product and are generally due within 30 days.

Revenues from contracts with customers are disaggregated into the following primary sources: services and products.

Service revenue is generated from time and material projects and consulting services. The Company generally establishes a master services agreement with each customer and provides associated services on a work order basis, generally by the hour for services performed. The majority of the Company’s contracts with customers are short-term in nature and are recognized as the services are performed, as the transfer of control to the customer and the Company’s right to payment corresponds directly to the services performed to date, at all times throughout completion of the contract.

Product revenue is generated from the resell of electrical and instrumentation equipment. Product contracts are established by agreeing on a sales price or transaction price for the related item. Revenue is recognized when the customer has taken control of the product. Payment terms for product contracts are generally thirty days from the receipt of the invoice. Product revenue is recognized upon delivery of the related item to the customer, at which point the customer controls the product and the Company has an unconditional right to payment.

All outstanding accounts receivable, net of allowance, on the consolidated balance sheet are typically due and collected within the next 12 months. Additionally, each month end the Company records unbilled revenue (a contract asset) based upon completed and partially completed performance obligations through month end providing the Company an unconditional right to payment for the services performed or products sold for the related period. The Company has no other material contract assets or liabilities and contract costs.

Taxes assessed by a governmental authority that are directly imposed on revenue-producing transactions between the Company and its customers, such as sales, use and value-added taxes, are excluded from revenue.

The table below presents revenue disaggregated by source, for the years ended December 31, 2018 and 2017:

	2018	2017
	(in thousands)
Services	$6,455	$5,093
Products	1,136	623

	$7,591	$5,716

(18) Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consist of the following at December 31, 2018 and 2017:

	2018	2017
	(in thousands)
Trade accounts payable	$260	$668
Other accounts payable	187	136
Accrued salaries and compensation	647	454
Accrued payroll taxes	121	120
Other accrued non-income related taxes	89	67
Accrued legal and professional fees	979	156
Deferred revenue	60	27
Other accrued liabilities	135	91

	$2,478	$1,719

ANNEX A

Execution Version

SHARE EXCHANGE AGREEMENT

BY AND AMONG

STABILIS ENERGY, LLC,

PROMETHEUS ENERGY GROUP, INC.,

LNG INVESTMENT COMPANY, LLC,

PEG PARTNERS, LLC,

AEGIS NG LLC,

JCH CRENSHAW HOLDINGS, LLC

and

AMERICAN ELECTRIC TECHNOLOGIES, INC.

DATED AS OF DECEMBER 17, 2018

Page
11.10	Assignment	A-64
11.11	Amendment	A-64
11.12	Extension; Waiver	A-64
11.13	Currency	A-64
11.14	No Recourse	A-64
11.15	Public Announcements	A-65

EXHIBITS

Exhibit A	Voting Agreement
Exhibit B	Form of Registration Rights Agreement
Exhibit C	Form of Mutual Release
Exhibit D-1	Form of Articles of Amendment to Articles of Incorporation of AETI
Exhibit D-2	Form of Articles of Amendment to Articles of Incorporation of AETI
Exhibit D-3	Form of Restated Articles of Incorporation of AETI
Exhibit E	Form of Exchanging Owners Release
Exhibit 1.3(a)	Form of Contribution Agreement
Exhibit 1.4(e)	Form of Resignation Letter

SCHEDULES

Schedule A	Defined Terms
Schedule B	Capitalization Example

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of December 17, 2018, by and among American Electric Technologies, Inc., a Florida corporation (“AETI”), LNG Investment Company, LLC, a Texas limited liability company (“Holdings”), AEGIS NG LLC, a Texas limited liability company (“AEGIS”), Stabilis Energy, LLC, a Texas limited liability company (“Stabilis”), PEG Partners, LLC, a Delaware limited liability company (“PEG”), Prometheus Energy Group, Inc., a Delaware corporation (“Prometheus”) and JCH Crenshaw Holdings, LLC (“JCH”). Each of AETI, Holdings, AEGIS, Stabilis, PEG, Prometheus and JCH is individually referred to herein as a “Party” and, collectively, the “Parties”. Each of Stabilis, Prometheus and PEG is individually referred to herein as a “Target Company” and, collectively, the “Target Companies.” Each of Holdings and AEGIS is individually referred to herein as an “Exchanging Owner” and, collectively, the “Exchanging Owners.” Defined terms used in this Agreement are listed alphabetically in Schedule A, together with the section and, if applicable, subsection in which the definition of each such term is located.

RECITALS

A. As of the date hereof, (i) Holdings owns 100% of the issued and outstanding membership interests of Stabilis (the “Stabilis Interests”), (ii) Stabilis and AEGIS own 80% and 20%, respectively, of the issued and outstanding membership interests of PEG (the “PEG Interests” and such 20% interest, the “AEGIS Interest”), and (iii) PEG owns 100% of the issued and outstanding capital stock of Prometheus (the “Prometheus Stock”).

B. Upon the terms and subject to the conditions of this Agreement and in accordance with the Florida Business Corporation Act (the “FBCA”), the Delaware Limited Liability Company Act (the “DLLCA”), the Texas Business Organizations Code (the “TBOC”) and other applicable Legal Requirements (the “Applicable Legal Requirements”), the Parties intend to enter into a business combination transaction by which (i) Holdings shall contribute the Stabilis Interests to AETI, (ii) AEGIS shall contribute the AEGIS Interest to AETI, and (iii) in consideration and exchange therefor, AETI shall issue to the Exchanging Owners shares of AETI Common Stock in an aggregate amount sufficient to cause the Exchanging Owners to own collectively 89% of the then issued and outstanding shares of AETI Common Stock (for purposes of clarity, the Consideration Shares shall exclude any AETI Common Stock then held by JCH or issuable to JCH as a result of the conversion of its shares of Series A Preferred Stock of AETI).

C. Following the consummation of the Transactions, each of the Target Companies will continue their legal existence as wholly-owned, direct or indirect Subsidiaries of AETI.

D. It is the intention of the Parties that (i) the Transactions shall qualify as a tax-free contribution of properties by the Exchanging Owners, as transferors, to AETI, under Section 351 of the Code, in which the Exchanging Owners will own “control” of AETI for purposes of Section 356(c) of the Code; and (ii) the issuance of the AETI Common Stock contemplated hereby shall be exempt from the registration requirements of the Securities Act.

E. The boards of directors or managers of each of AETI, the Exchanging Owners and the Target Companies, as applicable, have determined that the Transactions are fair to, and in the best interests of, their respective companies and their respective equity owners.

F. Concurrently with the execution and delivery of this Agreement, JCH has entered into the Voting Agreement with certain holders of AETI Common Stock.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

THE SHARE EXCHANGE

1.1 The Exchange.

(a) On the Closing Date and upon the terms and subject to the conditions set forth in this Agreement:

(i) Holdings shall contribute, transfer, convey and deliver to AETI, and AETI shall receive and accept from Holdings, the Stabilis Interests, free and clear of all Liens other than Liens relating to Applicable Legal Requirements of the Securities Act, the Exchange Act or blue sky laws, and the rules and regulations thereunder;

(ii) AEGIS shall contribute, transfer, convey and deliver to AETI, and AETI shall receive and accept from AEGIS, the AEGIS Interest, free and clear of all Liens other than Liens relating to Applicable Legal Requirements of the Securities Act, the Exchange Act or blue sky laws, and the rules and regulations thereunder; and

(iii) in consideration and exchange for the foregoing contributions, AETI shall issue, transfer, convey an deliver to the Exchanging Owners, free and clear of all Liens other than Liens relating to Applicable Legal Requirements of the Securities Act, the Exchange Act or blue sky laws, and the rules and regulations thereunder, unregistered shares of AETI Common Stock (collectively, the “Consideration Shares”) in an aggregate amount constituting 89% of the then issued and outstanding shares of AETI Common Stock as of the Closing Date, consistent with the capitalization example set forth on Schedule B, with Holdings receiving 95.34653% of the Consideration Shares and AEGIS receiving 4.65347% of the Consideration Shares.

(b) Notwithstanding anything to the contrary in Section 1.1(a)(iii):

(i) The number of shares comprising the Consideration Shares shall be determined no earlier than five (5) Business Days prior to the Closing and shall be adjusted appropriately to take into account any stock split, stock dividend, spin-off, reverse stock split, consolidation, recapitalization, combination of outstanding shares of AETI Common Stock or any event involving the issuance of additional shares of AETI Common Stock that occurs between the date hereof and the Closing Date; and

(ii) it is understood and agreed that any shares of AETI Common Stock held by JCH or issuable to JCH as a result of the conversion of its shares of Series A Preferred Stock of AETI shall not be included in the Consideration Shares that constitute the 89% allocation under Section 1.1(a)(iii).

1.2 Closing. The closing of the Transactions (the “Closing”) shall take place at the offices of Thompson & Knight LLP in Houston, Texas, at 811 Main Street, Suite 2500 at 10:00 a.m. Central Time, and shall occur as soon as possible after, but in any event no later than five (5) Business Days following, the date on which all of conditions set forth in Article IX have been satisfied or waived, or at such other time and date as Holdings and AETI shall agree in writing (such date, the “Closing Date”).

1.3 Closing Deliveries of the Exchanging Owners. At the Closing, each Exchanging Owner shall deliver, or cause to be delivered, to AETI:

(a) a contribution agreement in the form attached hereto as Exhibit 1.3(a) conveying such Exchanging Owner’s membership interests in the applicable Target Company to AETI (each, a “Contribution Agreement”), duly executed by such Exchanging Owner;

(b) a certificate duly executed by an authorized officer of such Exchanging Owner, dated as of the Closing Date, certifying (i) that the conditions described in Section 9.2(a), Section 9.2(b), Section 9.2(c) and Section 9.2(d) have been satisfied, (ii) the incumbency of such Exchanging Owner’s officers, and (iii) that true, correct and complete copies of such Exchanging Owner’s (A) Charter Documents and (B) resolutions of the governing authority of such Exchanging Owner duly authorizing and approving this Agreement and the other Transaction Agreements, the execution thereof and the consummation of the Transactions, are attached thereto, are accurate and complete, have not been amended or rescinded and remain in full force and effect as of the Closing Date;

(c) a certificate duly executed by an authorized officer of each Target Company, dated as of the Closing Date, certifying (i) the incumbency of such Target Company’s officers, and (ii) that true, correct and complete copies of such Target Company’s (A) Charter Documents and (B) resolutions of the governing authority of such Target Company duly authorizing and approving this Agreement and the other Transaction Agreements, the execution thereof and the consummation of the Transactions, are attached thereto, are accurate and complete, have not been amended or rescinded and remain in full force and effect as of the Closing Date;

(d) a certificate of good standing (or comparable certification) in respect of each Target Company, issued by the jurisdiction of organization of such Target Company, dated as of a date not more than ten (10) Business Days prior to the Closing Date;

(e) a counterpart to the Registration Rights Agreement, duly executed by such Exchanging Owner;

(f) in the instance of JCH, a counterpart to the Mutual Release, duly executed by JCH; and

(g) counterparts to the Exchanging Owners Release, duly executed by the Exchanging Owners.

1.4 Closing Deliverables of AETI. At the Closing, AETI shall deliver, or cause to be delivered, to the Exchanging Owners:

(a) a share certificate representing the number of Consideration Shares issuable to such Exchanging Owner pursuant to Section 1.1, duly executed by the appropriate officers of AETI or evidence reasonably satisfactory to Holdings of a book-entry position at AETI’s transfer agent;

(b) counterparts to the Contribution Agreements, in each case duly executed by AETI;

(c) a certificate duly executed by an authorized officer of AETI, dated as of the Closing Date, certifying (i) that the conditions described in Section 9.3(a), Section 9.3(b), Section 9.3(c), and Section 9.3(d) have been satisfied, (ii) the incumbency of AETI’s officers, and (iii) that true, correct and complete copies of its (A) Charter Documents and (B) resolutions of the AETI Board duly authorizing and approving this Agreement and the other Transaction Agreements, the execution thereof and the consummation of the Transactions, are attached thereto, are accurate and complete, have not been amended or rescinded and remain in full force and effect as of the Closing Date;

(d) a counterpart to the Registration Rights Agreement, duly executed by AETI;

(e) duly executed resignation letters, in the form attached as Exhibit 1.4(e), by each of the individuals set forth in Schedule 1.4(e) of the AETI Disclosure Schedule;

(f) a counterpart to the Mutual Release, duly executed by AETI;

(g) the Company Records;

(h) a certificate of good standing (or comparable certification) in respect of AETI, issued by the Secretary of State of the State of Florida, dated as of a date not more than ten (10) Business Days prior to the Closing Date;

(i) a file-stamped copy of the Articles of Amendment to the AETI Organizational Documents attached hereto as Exhibit D-1; and

(j) the Tail Policy pursuant to Section 8.12.

ARTICLE II

REPRESENTATIONS AND WARRANTIES REGARDING THE EXCHANGING OWNERS

Each of the Exchanging Owners represents, severally and not jointly, in respect of itself, to AETI as follows:

2.1 Organization and Qualification. Such Exchanging Owner has been duly formed, is validly existing and in good standing under the Legal Requirements of the state of its organization. Such Exchanging Owner is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except in jurisdictions where the failure to be so qualified or licensed and in good standing would not reasonably be expected to be material to such Exchanging Owner.

2.2 Authority Relative to this Agreement. Such Exchanging Owner (a) has taken all necessary action in order to (i) authorize such Exchanging Owner to execute and deliver this Agreement and the Transaction Agreements to which such Exchanging Owner is a party and (ii) consummate the Transactions and (b) has not taken any action to revoke such consent or authorization and no other proceeding or consent on the part of such Exchanging Owner is necessary to (i) authorize this Agreement and such Transaction Agreements to which such Exchanging Owner is a party or (ii) consummate the Transactions, in each case, as of the date hereof and as of the Closing Date. This Agreement and the other Transaction Agreements to which such Exchanging Owner is a party have been duly and validly executed and delivered by such Exchanging Owner and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitute the legal and binding obligations of such Exchanging Owner, enforceable against such Exchanging Owner in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies.

2.3 No Conflict; Required Filings and Consents.

(a) The execution and delivery by such Exchanging Owner of this Agreement does not, and the performance of this Agreement by such Exchanging Owner shall not, (i) conflict with or violate the Charter Documents of such Exchanging Owner, (ii) conflict with or violate in any material respect any Applicable Legal Requirements, (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or materially impair such Exchanging Owner’s rights or, in a manner materially adverse to such Exchanging Owner, alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any of the properties or assets of such Exchanging Owner pursuant to, any contracts or (iv) result in the triggering, acceleration or increase of any material payment to any Person pursuant to any contract, including any “change in control” or similar provision of any contract.

(b) The execution and delivery of this Agreement by such Exchanging Owner, does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other third party (including, without limitation, lenders and lessors), except for Applicable Legal Requirements, if any, of the Securities Act, the Exchange Act or blue sky laws, and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which such Exchanging Owner is licensed or qualified to do business.

2.4 Ownership of Target Company Membership Interests. Such Exchanging Owner owns (of record and beneficially) the membership interests of the Target Companies set forth in Recital A to this Agreement, free and clear of all Liens (other than Permitted Liens or Liens relating to Applicable Legal Requirements of the Securities Act, the Exchange Act or blue sky laws, and the rules and regulations thereunder).

2.5 Brokers; Third Party Expenses. Such Exchanging Owner does not have any liability or obligation to pay fees or commissions (including any such liability or obligation to be paid on behalf of any such Exchanging Owner) to any broker, finder or agent with respect to the Transactions.

2.6 Securities Laws. Such Exchanging Owner is an “accredited investor,” as such term is defined in Rule 501 of Regulation D of the Securities Act. At no time has such Exchanging Owner been presented with or solicited by or through any public promotion or any form of advertising in connection with the Transactions. Such Exchanging Owner believes that it has received all of the information it considers necessary or appropriate for deciding whether to consummate the Transactions. Such Exchanging Owner has had an opportunity to ask questions and receive answers from AETI regarding the business, properties, prospects and financial condition of AETI and to obtain additional information to such Exchanging Owner’s satisfaction.

2.7 Investment Purpose. Such Exchanging Owner is acquiring its portion of the Consideration Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any resale or other distribution thereof, nor with any present intention of distributing or selling such Consideration Shares. Such Exchanging Owner acknowledges that such Consideration Shares are not registered under the Securities Act or any state securities laws, and that such Consideration Shares may not be transferred or sold, except pursuant to the registration provisions of the Securities Act and any applicable state securities laws, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. In the event of any sale, transfer or assignment of Consideration Shares, such Exchanging Owner shall deliver an opinion of counsel reasonably satisfactory in form and substance to AETI and its counsel that such sale, transfer or assignment is exempt from the registration requirements of such laws. The certificates for the Consideration Shares will contain a legend referring to the restrictions on sale, transfer and assignment and a stop transfer notice will be lodged against such shares.

2.8 Survival of Representations and Warranties. The representations and warranties of the Exchanging Owners set forth in this Article II shall terminate at the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES REGARDING STABILIS

Except as set forth in the schedules dated as of the date of this Agreement delivered by Stabilis to AETI in connection with the execution and delivery of this Agreement (the “Stabilis Disclosure Schedule”), Holdings hereby represents and warrants to AETI with respect to Stabilis and its Subsidiaries (which, for purposes of this Article III, shall exclude Prometheus and PEG) as follows:

3.1 Organization and Qualification.

(a) Such Target Company is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Texas, and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not be material to such Target Company and its Subsidiaries, taken as a whole. Such Target Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to be material to such Target Company and its Subsidiaries, taken as a whole.

(b) Such Target Company and each of its Subsidiaries is duly qualified to do business as a foreign company and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to be material to such Target Company and its Subsidiaries, taken as a whole. Each jurisdiction in which such Target Company or any of its Subsidiaries is so qualified or licensed is listed on Schedule 3.1(b) of the Stabilis Disclosure Schedule.

(c) Complete and correct copies of the Charter Documents of such Target Company, as amended and currently in effect, have been heretofore delivered or made available to AETI or AETI’s counsel.

3.2 Subsidiaries.

(a) Each Subsidiary of such Target Company, together with its state of incorporation or formation, as applicable, is listed on Schedule 3.2(a) of the Stabilis Disclosure Schedule. Such Target Company owns all of the outstanding equity securities of its Subsidiaries, except for PEG (which is partially owned by AEGIS), free and clear of all Liens (other than Permitted Liens or Liens relating to Applicable Legal Requirements of the Securities Act, the Exchange Act or blue sky laws, and the rules and regulations thereunder). Except for its Subsidiaries, such Target Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(b) Each Subsidiary of such Target Company that is a corporation is duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to be material to such Target Company and its Subsidiaries, taken as a whole. Each Subsidiary of such Target Company that is a limited liability company is duly organized or formed, validly existing and in good standing under the laws of its state of organization and has the requisite company power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not be material to such Target Company and its Subsidiaries, taken as a whole.

(c) Complete and correct copies of the Charter Documents of each Subsidiary of such Target Company, as amended and currently in effect, have been heretofore delivered or made available to AETI or AETI’s counsel.

3.3 Capitalization.

(a) Other than the Stabilis Interests, such Target Company has no class or series of securities or ownership interests issued and outstanding under its Charter Documents. Schedule 3.3(a) of the Stabilis Disclosure Schedule contains a list of all issued and outstanding membership interests of such Target Company, and the respective class(es) and record owners thereof.

(b) As of the date of this Agreement, no membership interests are reserved for issuance upon the exercise of outstanding options to purchase membership interests granted to employees of such Target Company or other parties. No securities or ownership interests are reserved for issuance upon the exercise of outstanding warrants or other rights to purchase membership interests. The Stabilis Interests have been issued and granted in compliance in all material respects with (x) Applicable Legal Requirements, and (y) all requirements set forth in any applicable Contracts of such Target Company.

(c) There are no subscriptions, options, warrants, equity securities, membership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which such Target Company is a party or by which it is bound, obligating such Target Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any ownership interests of such Target Company or obligating such Target Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

3.4 Authority Relative to this Agreement. Such Target Company has requisite power and authority to: (i) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party, and each ancillary document that such Target Company has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out such Target Company’s obligations hereunder and thereunder and, to consummate the Transactions. The execution and delivery by such Target Company of this Agreement and the other Transaction Agreements to which it is a party and the consummation by such Target Company of the Transactions have been duly and validly authorized by all requisite action on the part of such Target Company (including the approval by its board of managers or members as required by the TBOC), and no other proceedings on the part of such Target Company are necessary to authorize this Agreement or to consummate the Transactions. This Agreement and the other Transaction Agreements to which it is a party have been duly and validly executed and delivered by such Target Company and, assuming the due authorization, execution and delivery thereof by the other parties hereto and thereto, constitute the legal and binding obligations of such Target Company, enforceable against such Target Company in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies.

3.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery by such Target Company of this Agreement and the other Transaction Agreements to which it is a party do not, and the performance of this Agreement and the other Transaction Agreements to which it is a party by such Target Company shall not, (i) conflict with or violate such Target Company’s Charter Documents, (ii) conflict with or violate any Applicable Legal Requirements in any material respect, (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or materially impair such Target Company’s or any of its Subsidiaries’ rights or, in a manner materially adverse to such Target Company or any of its Subsidiaries, alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any of the properties or assets of such Target Company or any of its Subsidiaries pursuant to, any Contracts or (iv) result in the triggering, acceleration or increase of any payment to any Person pursuant to any Material Contract, including any “change in control” or similar provision of any Material Contract.

(b) The execution and delivery of this Agreement by such Target Company, or the other Transaction Agreements to which it is a party, does not, and the performance of its obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other third party (including, without limitation, lenders and lessors), except for (i) applicable requirements, if any, of the Securities Act, the Exchange Act or blue sky laws, and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which such Target Company is licensed or qualified to do business, (ii) the consents, approvals, authorizations and permits described on Schedule 3.5(b) of the Stabilis Disclosure Schedule, and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to be material to such Target Company and its Subsidiaries, taken as a whole, or, after the Closing, AETI.

3.6 Compliance. Such Target Company and each Subsidiary of such Target Company has for the past three (3) years complied with and is not in violation of any Applicable Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to be material to such Target Company and its Subsidiaries, taken as a whole. No written notice of non-compliance with any Applicable Legal Requirements has been received by such Target Company or any of its Subsidiaries (and such Target Company has no Knowledge of any such notice delivered to any other Person). No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the Transactions will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any Governmental Actions/Filings of such Target Company or its Subsidiaries, except such events which, either individually or in the aggregate, would not be material to such Target Company and its Subsidiaries, taken as a whole.

3.7 Financial Statements.

(a) Such Target Company has made available to AETI true and complete copies of: (i) the audited consolidated financial statements (including any related notes thereto) of such Target Company and its Subsidiaries for the fiscal years ended December 31, 2016 and 2017 (the “Audited Stabilis Financial Statements”), and (ii) the unaudited consolidated balance sheet of such Target Company and its Subsidiaries as of and for the nine-month period that ended September 30, 2018 (the “Balance Sheet Date”) and the related statements of income and cash flows for the nine-month period then ended (the “Unaudited Stabilis Financial Statements” and, together with the Audited Stabilis Financial Statements, the “Stabilis Financial Statements”). The Stabilis Financial Statements comply as to form in all material respects, and were prepared in accordance, with U.S. generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise indicated in the notes thereto), and fairly present in all material respects the financial position of such Target Company and its Subsidiaries at the date thereof and the results of their operations and cash flows for the period indicated, subject to, in the instance of the Unaudited Stabilis Financial Statements, the absence of footnote disclosure and to end-of-period adjustments (the effect of which will not, individually or in the aggregate, be material).

(b) Such Target Company has established and maintained a system of internal controls. To such Target Company’s Knowledge, such internal controls are sufficient to provide reasonable assurance regarding the reliability of such Target Company’s financial reporting and the preparation of such Target Company’s financial statements for external purposes in accordance with U.S. GAAP.

3.8 No Undisclosed Liabilities. Except as set forth in Schedule 3.8 of the Stabilis Disclosure Schedules, such Target Company and its Subsidiaries have no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet prepared in accordance with U.S. GAAP that are, individually or in the aggregate, material to the business, results of operations or financial condition of such Target Company and its Subsidiaries, taken as a whole, except: (i) liabilities provided for in or otherwise disclosed or reflected in the balance sheet included in the most recent Stabilis Financial Statements or in the notes thereto and (ii) liabilities arising in the ordinary course of such Target Company and its Subsidiaries’ business since the Balance Sheet Date.

3.9 Absence of Certain Changes or Events. Except as contemplated by this Agreement or as set forth in Schedule 3.9 of the Stabilis Disclosure Schedules, since the Balance Sheet Date, there has not been: (a) any Material Adverse Effect on such Target Company and its Subsidiaries, taken as a whole, as of the date hereof, (b) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, membership interests or property) in respect of, the Stabilis Interests, or any purchase, redemption or other acquisition by such Target Company of any Stabilis Interests or any other securities of such Target Company or any options, warrants, calls or rights to acquire any such membership interests or other securities, (c) any split, combination or reclassification of any of the Stabilis Interests, (d) any material change by such Target Company in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP (or any interpretation thereof) or Applicable Legal Requirements, (e) any change in the auditors of such Target Company other than in connection with the Transactions, (f) any issuance of membership interests of such Target Company, or (g) any revaluation by such Target Company of any of its assets, including, without limitation, any sale of assets of such Target Company other than in the ordinary course of business.

3.10 Litigation. As of the date hereof, there are no Legal Proceedings pending or, to the Knowledge of such Target Company, threatened in writing against such Target Company or any of its Subsidiaries before any Governmental Entity, except as would not, individually or in the aggregate, reasonably be expected to be material to such Target Company and its Subsidiaries, taken as a whole.

3.11 Employee Benefit Plans.

(a) Schedule 3.11(a) of the Stabilis Disclosure Schedule lists all material Plans maintained by such Target Company (individually, a “Stabilis Plan,” and, collectively, the “Stabilis Plans”). All Stabilis Plans have been maintained and administered in all material respects in compliance with their respective terms and with the requirements prescribed by Applicable Legal Requirements. No Legal Proceeding (excluding claims for benefits incurred in the ordinary course of Stabilis Plan activities) is pending or, to the Knowledge of such Target Company, threatened in writing against such Target Company or any its Subsidiaries with respect to any Stabilis Plan, except as would not, individually or in the aggregate, reasonably be expected to be material to such Target Company and its Subsidiaries, taken as a whole. To the Knowledge of such Target Company, there are no audits, investigations, inquiries or proceedings pending or threatened by any Governmental Entity with respect to any Stabilis Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Stabilis Plans have been timely made or accrued. Such Target Company does not have any plan or commitment to establish any new Stabilis Plan or to modify any Stabilis Plan (except to the extent required by any Applicable Legal Requirement or to conform any such Stabilis Plan to the requirements of any Applicable Legal Requirement).

(b) None of the Target Company or its ERISA Affiliates (i) maintain or contribute to, nor have they ever maintained or contributed to, any pension plan subject to Title IV of ERISA or Sections 412 of the Code or 302 of ERISA; and (ii) is a party or otherwise subject to, contributing to or required to contribute to any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA or has ever been a party or otherwise subject to, contributed to or been required to contribute to any such “multiemployer plan”.

(c) The Target Company or its Subsidiaries have delivered to AETI true, correct and complete copies of the following documents with respect to the Stabilis Plans: (i) the plan document, including amendments thereto; and (ii) ERISA-compliant summary plan descriptions, summary of material modifications, and other material communications to participants relating thereto.

(d) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any material payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any member of the board of managers, officer or employee of such Target Company under any Stabilis Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Stabilis Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits except as required by Applicable Legal Requirements. None of the Target Company or any of its Subsidiaries has any liability or contingent liability for providing, under any Stabilis Plan, any post-retirement medical or life insurance benefits to any employee, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B of the Code or applicable state law.

(e) Notwithstanding anything herein to the contrary, the representations and warranties in this Section 3.11 are Holdings’ exclusive representations and warranties regarding such Target Company in respect of Plans.

3.12 Labor Matters.

(a) Schedule 3.12(a) contains a true and complete list of all individuals employed by or otherwise engaged to provide personal services as a contractor to, such Target Company and/or its Subsidiaries (each, a “Stabilis Employee”), and, as applicable for each such Stabilis Employee, contains the following information: (i) name; (ii) title or position (including whether full-time or part-time); (iii) annual base salary or base wage rate; and (iv) work location.

(b) Neither such Target Company nor its Subsidiaries is a party to, or otherwise subject to, any collective bargaining agreement or other agreement with any labor organization, work council, or trade union with respect to such Target Company’s or any of its Subsidiaries’ operations, nor is any Stabilis

Employee represented by a labor organization, work council, or trade union. To such Target Company’s Knowledge, there are no organizing activities or proceedings, election petitions, union card signing or other union activities, or union corporate campaigns by or of any labor organization, work council, or trade union currently directed at such Target Company or any of its Subsidiaries or any Stabilis Employee, nor have there been any such activities or proceedings during the last three (3) years. No material work stoppage, slowdown, or labor strike involving the Target Company or any of its Subsidiaries or any Stabilis Employee is pending, or to such Target Company’s Knowledge, threatened, nor has any material work stoppage, slowdown, or labor strike involving such Target Company or any of its Subsidiaries or with respect to any Stabilis Employee or former employee of such Target Company or its Subsidiaries occurred in the last three (3) years.

(c) There are no Legal Proceedings, labor grievances or similar proceedings pending, or, to such Target Company’s Knowledge, threatened against such Target Company or any of its Subsidiaries relating to the violation or alleged violation of any Legal Requirements related to the employment or engagement of labor, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of Legal Requirements, and there are no continuing obligations of such Target Company or any of its Subsidiaries pursuant to the resolution of any such Legal Proceeding, labor grievance or similar proceeding that is no longer pending.

(d) Each Stabilis Employee is terminable “at will” subject to applicable notice periods as set forth by applicable Legal Requirements or in any applicable employment or consulting agreement, and there are no agreements or understandings between such Target Company or any of its Subsidiaries, as applicable, and any of the Stabilis Employees that provide that such employment or engagement is for any particular period or term. To such Target Company’s Knowledge, as of the date hereof, none of such Target Company’s or any of its Subsidiaries’ officers or key employees has given written notice of any intent to terminate his or her employment with, as applicable, such Target Company or any of its Subsidiaries. Such Target Company is in compliance in all material respects and, to such Target Company’s Knowledge, each of the Stabilis Employees is in compliance in all material respects, with the terms of any employment and/or consulting agreements between, as applicable, such Target Company or any of its Subsidiaries and any Stabilis Employee.

(e) Such Target Company and its Subsidiaries are in compliance with all applicable Legal Requirements respecting employment, employment practices, terms and conditions of employment, plant closing and mass layoff, employment discrimination, harassment, retaliation, and reasonable accommodation, leaves of absence, employee classification, employee health and safety, leasing and supply of temporary and contingent staff, engagement of independent contractors, including proper classification of same, payroll taxes, immigration with respect to Stabilis Employees, contingent workers and wages and hours of work, and is not liable for any arrears of wages or penalties with respect thereto, except in each case as would not, individually or in the aggregate, reasonably be expected to be material to such Target Company and its Subsidiaries, taken as a whole. Such Target Company has no Knowledge of any circumstance that is reasonably likely to give rise to any claim by any Stabilis Employee or former employee or former contractor of such Target Company or any of its Subsidiaries for compensation upon termination of, as applicable, such individual’s employment or engagement (beyond any severance pay to which such employee may be entitled under any applicable employment agreement). All amounts that such Target Company and/or its Subsidiaries are legally required to withhold from wages and to pay to any Governmental Entity as required by applicable Legal Requirements have been withheld and paid, and such Target Company and/or its Subsidiaries do not have any outstanding obligation to make any such withholdings or payments, other than with respect to an open payroll period or as would not result in material liability to such Target Company.

(f) Except as would not reasonably be expected to result in such Target Company’s incurring a material liability, no Stabilis Employee or former employee of such Target Company and/or any of its Subsidiaries is owed any wages, benefits or other compensation for past services (other than wages, benefits and compensation accrued during the current pay period and any accrued pay or benefits for services, which by their terms or under applicable Legal Requirements, are payable in the future, such as but not limited to accrued vacation, recreation leave and severance pay).

(g) Notwithstanding anything herein to the contrary, the representations and warranties in this Section 3.12 are Holdings’ exclusive representations and warranties regarding such Target Company in respect of labor and employment matters.

3.13 Restrictions on Business Activities. There is no agreement, commitment, or Order binding upon such Target Company, its Subsidiaries or their assets or to which such Target Company or its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of such Target Company or its Subsidiaries, any acquisition of property by such Target Company or its Subsidiaries or the conduct of business by such Target Company or its Subsidiaries as currently conducted.

3.14 Title to Property.

(a) Other than the real property described on Schedule 3.14(a) of the Stabilis Disclosure Schedule (the “Stabilis Owned Property”), such Target Company and its Subsidiaries own no real property. Schedule 3.14(a) of the Stabilis Disclosure Schedule contains a list of all options or other contracts under which such Target Company or its Subsidiaries has a right to purchase or lease, or the obligation to sell, any real property. Stabilis has good and marketable or indefeasible, as applicable, fee simple title to all Stabilis Owned Property, in each case, free and clear of all Liens except (A) Liens set forth on Schedule 3.14(a) and (B) Permitted Liens. General real estate taxes against the Stabilis Owned Property have been timely paid, and no general real estate taxes against the Stabilis Owned Property are currently due and payable or delinquent.

(b) All material leases of real property held by such Target Company or its Subsidiaries, if any, and all material Personal Property of such Target Company and its Subsidiaries are shown or reflected on the balance sheet included in the most recent Stabilis Financial Statements, other than those entered into or acquired on or after the Balance Sheet Date in the ordinary course of business. Schedule 3.14(b) of the Stabilis Disclosure Schedule contains a list of all leases of real property held by such Target Company and its Subsidiaries (individually, a “Stabilis Real Property Lease” and, together with the Stabilis Owned Property, being referred to herein individually as a “Stabilis Property” and collectively as the “Stabilis Properties”).

(c) All leases pursuant to which such Target Company or its Subsidiaries lease from others real property or material Personal Property, if any, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default of such Target Company or its Subsidiaries or, to such Target Company’s Knowledge, any other party (or any event which with notice or lapse of time, or both), that would constitute a default, except where the existence of such default or event of default would not, individually or in the aggregate, reasonably be expected to be material to such Target Company and its Subsidiaries, taken as a whole. No Stabilis Real Property Lease contains any assignment prohibition or other provision (i) that would prohibit the transaction contemplated by this Agreement, (ii) that would cause a default under such Stabilis Real Property Lease if closing is effectuated hereunder, or (iii) wherein any landlord or other party would be entitled to any consideration as a result of the transaction contemplated by this Agreement.

(d) The Stabilis Property constitutes all fee and leasehold interests in real property currently used or currently held for use in connection with the business of Stabilis and such Stabilis Property, together with other items of tangible personal property currently owned or leased by Stabilis, is sufficient for the continued operation of the business of Stabilis after the Closing in substantially the same manner as conducted prior to the Closing. There does not exist any actual or, to the Knowledge of such Target Company, threatened or contemplated condemnation or eminent domain proceedings that affect any part of the Stabilis Property, and neither such Target Company nor any Subsidiary thereof has received any written, or to the Knowledge of such Target Company or any Subsidiary thereof, oral notice of the intention of any Governmental Entity or other Person to take or use all or any part of the Stabilis Property by condemnation or eminent domain. Such Target Company has no Knowledge of any fact or condition which would result in the termination of the current access from any of the Stabilis Properties to any presently existing highways and roads adjoining or situated on the Stabilis Properties, or to any existing sewer or other utility facilities servicing, adjoining or situated on the Stabilis Properties.

3.15 Taxes.

(a) Such Target Company and each of its Subsidiaries has timely filed all material federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes (“Returns”) required to be filed by such Target Company and each of its Subsidiaries with any Governmental Entity. All such Returns are true, correct and complete in all material respects. Such Target Company and each of its Subsidiaries has paid all material Taxes shown to be due and payable on such Returns, other than any such Taxes being contested in good faith through appropriate proceedings which (if any) are set forth on Schedule 3.15(a) of the Stabilis Disclosure Schedule.

(b) All material Taxes that such Target Company and each of its Subsidiaries is required by Applicable Legal Requirements to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper Governmental Entity to the extent due and payable.

(c) There is no material Tax deficiency outstanding, proposed or assessed against such Target Company or any of its Subsidiaries, nor has such Target Company or any of its Subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. Such Target Company and each of its Subsidiaries have complied with all material Applicable Legal Requirements with respect to (i) payments made to third parties and (ii) the withholding and payment of withheld Taxes, and have in all material respects (x) timely withheld from employee wages and other payments and (y) timely paid over in full to the proper Taxing authorities all amounts required to be so withheld and paid over for all periods.

(d) To the Knowledge of such Target Company, no audit or other examination of any Return of such Target Company or any of its Subsidiaries by any Governmental Entity is presently in progress, nor has such Target Company or any of its Subsidiaries been notified of any request for such an audit or other examination.

(e) No adjustment relating to any Returns filed by such Target Company or any of its Subsidiaries has been proposed in writing, formally or informally, by any Governmental Entity to such Target Company or any of its Subsidiaries or any representative thereof.

(f) Neither such Target Company nor any of its Subsidiaries has any liability for any unpaid Taxes which have not been accrued for or reserved on the Stabilis Financial Statements, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that (i) may have accrued since the end of the most recent fiscal year in connection with the operation of the business of such Target Company or such Subsidiary in the ordinary course of business or (ii) would not, individually or in the aggregate, reasonably be expected to be material to such Target Company and its Subsidiaries, taken as a whole.

(g) Neither such Target Company nor any of its Subsidiaries has made any payments, is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any payments that would not be deductible under Section 280G of the Code.

(h) Such Target Company has at all times since formation been treated as a corporation for U.S. federal income (and applicable state and local) Tax purposes. Each of the Subsidiaries of such Target (other than PEG and Prometheus) has at all times since formation been treated as a “disregarded entity” for U.S. federal income (and applicable state and local) Tax purposes.

(i) Notwithstanding anything herein to the contrary, the representations and warranties in this Section 3.15 and the applicable representations and warranties in Sections 3.9, 3.11, and 3.12 are Holdings’ exclusive representations and warranties regarding such Target Company and its Subsidiaries in respect of Taxes.

3.16 Environmental Matters.

(a) Except as would not, individually or in the aggregate, be material to such Target Company and its Subsidiaries, taken as a whole: (i) such Target Company and each of its Subsidiaries is in compliance and has at all times material to this Agreement been in compliance with all applicable Environmental Laws; (ii) no properties owned, occupied, leased or otherwise operated by such Target Company or its Subsidiaries (including soils, groundwater, surface water, air, buildings or other structures) contain Contamination; (iii) no properties formerly owned, occupied, leased or otherwise operated by such Target Company or its Subsidiaries contains any Contamination arising out of such Target Company’s or its Subsidiaries’ activities during the period of ownership, occupation, lease or operation by such Target Company or its Subsidiaries or, to such Target Company’s Knowledge, during any prior period; (iv) such Target Company and its Subsidiaries are not subject to liability, including STRICT LIABILITY, for any Hazardous Substance release or disposal at or Contamination of any third party or public property (whether above, on or below ground or in the atmosphere or water); (v) such Target Company and its Subsidiaries are not and have not been associated with any release or threat of release of any Hazardous Substance at any property owned, operated, occupied or under lease by such Target Company or its Subsidiaries that was either in violation of Environmental Law or at concentrations that would constitute Contamination; (vi) such Target Company and its Subsidiaries are not subject to any claims asserting liability for Hazardous Substances or under Environmental Laws, and have not received any notice, demand, letter, claim or request for information alleging that such Target Company or its Subsidiaries may be in violation of or liable under any Environmental Law; and (vii) such Target Company and its Subsidiaries are not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

(b) To such Target Company’s Knowledge, Schedule 3.16(b) of the Stabilis Disclosure Schedule sets forth all material environmental studies and investigations completed or in process with respect to such Target Company or any of its Subsidiaries or their respective properties, assets or operations. All such written reports and material documentation relating to any such study or investigation have been heretofore provided or made available by such Target Company or its Subsidiaries to AETI or its counsel.

(c) Notwithstanding anything herein to the contrary, the representations and warranties in this Section 3.16 are Holdings’ exclusive representations and warranties regarding such Target Company and its Subsidiaries in respect of Environmental Laws.

3.17 Brokers; Third Party Expenses. Except as set forth on Schedule 3.17 of the Stabilis Disclosure Schedule, such Target Company and its Subsidiaries have not incurred, nor will they incur, directly or indirectly, any liability for brokerage, finders’ fees, agents’ commissions or any similar charges in connection with this Agreement or the Transactions.

3.18 Intellectual Property.

(a) Schedule 3.18(a) of the Stabilis Disclosure Schedule contains a description of any Intellectual Property owned by such Target Company. Such Target Company owns or has enforceable rights to use all Intellectual Property required for the conduct of its business as presently conducted. No Target Company Intellectual Property, including software and software programs developed by or exclusively licensed to such Target Company (specifically excluding any off the shelf or shrink-wrap software) or any current version of products or service offerings of such Target Company (“Stabilis Products”) is subject to any proceeding or outstanding contract, license, agreement, stipulation or Order restricting the use, transfer or licensing thereof by such Target Company, or which may affect the validity, use or enforceability of such Target Company Intellectual Property or Stabilis Products, which in any such case would, individually or in the aggregate, reasonably be expected to be material to such Target Company and its Subsidiaries, taken as a whole.

(b) Such Target Company and each Subsidiary of such Target Company owns and has good and exclusive title to each material item of Target Company Intellectual Property owned by it free and clear of any Liens (excluding non-exclusive licenses and related restrictions granted by it in the ordinary course of business) other than Permitted Liens; and such Target Company is the exclusive owner of all material registered Trademarks and Copyrights used in connection with the operation or conduct of the business of such Target Company including the sale of any products or the provision of any services by such Target Company.

(c) To such Target Company’s Knowledge, the operation of the business of such Target Company as such business currently is conducted, including such Target Company’s use of any product, device or process, has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under Applicable Legal Requirements and such Target Company has not received any written claims or threats from third parties alleging any such infringement, misappropriation or unfair competition or trade practices.

(d) Notwithstanding anything herein to the contrary, the representations and warranties in this Section 3.18 are Holdings’ exclusive representations and warranties regarding such Target Company in respect of Intellectual Property.

3.19 Agreements, Contracts and Commitments.

(a) Schedule 3.19(a) of the Stabilis Disclosure Schedule sets forth a complete and accurate list of all Material Contracts of such Target Company and its Subsidiaries.

(b) Each Material Contract of such Target Company or its Subsidiaries is in full force and effect and, to such Target Company’s Knowledge, is valid and binding upon and enforceable against each of the parties thereto, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. True, correct and complete copies of all Material Contracts of such Target Company and its Subsidiaries have been heretofore made available to AETI or AETI’s counsel.

(c) Neither such Target Company or its Subsidiaries nor, to such Target Company’s Knowledge, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Material Contract of such Target Company or its Subsidiaries, and no party to any such Material Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to be material to such Target Company or its Subsidiaries, taken as a whole.

3.20 Insurance. Such Target Company and/or the Subsidiaries of such Target Company maintain appropriate Insurance Policies. The coverages provided by such Insurance Policies are adequate in amount and scope for such Target Company’s business and operations as concurrently conducted, including any insurance required to be maintained by Material Contracts of such Target Company.

3.21 Interested Party Transactions. Except as set forth on Schedule 3.21 of the Stabilis Disclosure Schedule, no Insider or a member of his or her immediate family is indebted to such Target Company for borrowed money, nor is such Target Company indebted for borrowed money (or committed to make loans or extend or guarantee credit) to any of such Persons, other than (a) for payment of salary, bonuses and other compensation for services rendered, (b) reimbursement for reasonable expenses incurred in connection with such Target Company, and (c) for other employee benefits made generally available to all employees. Except as set forth on Schedule 3.21 of the Stabilis Disclosure Schedule, to the Knowledge of such Target Company, no Insider or any member of an

Insider’s immediate family is, directly or indirectly, interested in any Material Contract of such Target Company (other than such contracts as relate to any such Person’s ownership of membership interests or other securities of such Target Company or such Person’s employment or consulting arrangements with such Target Company).

3.22 Certain Provided Information. The information relating to such Target Company and its Subsidiaries supplied by such Target Company for inclusion in the Proxy Statement will not, as of the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to holders of AETI Common Stock or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

3.23 FCPA Compliance. Neither such Target Company, its Subsidiaries or Affiliates, nor, to the Knowledge of such Target Company, its or their respective representatives has given, lent, paid, promised, offered or authorized the payments, directly or indirectly through a third Person, of anything of value to any “foreign official,” as defined in the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), to persuade that official to help such Target Company, or any other Person, obtain or keep business or to secure some other improper advantage, in each case, on behalf or with respect to any of the operations or business conducted by such Target Company or its Subsidiaries. Notwithstanding anything herein to the contrary, the representations and warranties in this Section 3.23 are such Target Company’s exclusive representations and warranties regarding FCPA compliance.

3.24 Disclaimer of Other Warranties. EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE III, NONE OF SUCH TARGET COMPANY, ANY OF ITS RESPECTIVE SUBSIDIARIES OR EXCHANGING OWNERS OR ANY OF THEIR RESPECTIVE AFFILIATES, OWNERS, INSIDERS OR REPRESENTATIVES HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO AETI, ANY OF ITS AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO SUCH TARGET COMPANY OR ANY OF ITS SUBSIDIARIES, RESPECTIVE BUSINESSES, ASSETS OR PROPERTIES OF THE FOREGOING, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS. WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY, (A) NONE OF SUCH TARGET COMPANY OR ITS SUBSIDIARIES OR ANY OF ITS RESPECTIVE EXCHANGING OWNERS, AFFILIATES, INSIDERS OR REPRESENTATIVES SHALL BE DEEMED TO MAKE TO AETI OR ITS RESPECTIVE AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY OTHER THAN AS EXPRESSLY MADE BY SUCH EXCHANGING OWNERS TO AETI IN THIS ARTICLE III AND (B) NEITHER SUCH TARGET COMPANY NOR ANY OF ITS RESPECTIVE SUBSIDIARIES OR EXCHANGING OWNERS, OR ANY OF THEIR RESPECTIVE AFFILIATES, INSIDERS OR REPRESENTATIVES, HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE TO AETI OR ITS AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO (I) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO THEM BY OR ON BEHALF OF SUCH TARGET COMPANY IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTION, (II) ANY MANAGEMENT PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT OR (III) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO SUCH TARGET COMPANY, ANY OF ITS SUBSIDIARIES AND/OR THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING. AETI HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY PROMISE, REPRESENTATION OR WARRANTY THAT IS NOT EXPRESSLY SET FORTH IN THIS ARTICLE III. AETI ACKNOWLEDGES THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF SUCH TARGET COMPANY, ITS SUBSIDIARIES AND THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED

OPERATIONS OF THE FOREGOING AND, IN MAKING ITS DETERMINATION AETI HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS AND WARRANTIES REGARDING SUCH TARGET COMPANY EXPRESSLY AND SPECIFICALLY SET FORTH IN THIS ARTICLE III.

3.25 Survival of Representations and Warranties. The representations and warranties of Holdings set forth in this Article III shall terminate at the Closing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES REGARDING PROMETHEUS

Except as set forth in the disclosure schedules dated as of the date of this Agreement delivered by Prometheus to AETI in connection with the execution and delivery of this Agreement (the “Prometheus Disclosure Schedule”), the Exchanging Owners hereby represent and warrant to AETI with respect to Prometheus and its Subsidiaries as follows:

4.1 Organization and Qualification.

(a) Such Target Company is a corporation, duly formed, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not be material to such Target Company and its Subsidiaries, taken as a whole. Such Target Company is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to be material to such Target Company and its Subsidiaries, taken as a whole.

(b) Such Target Company and each of its Subsidiaries is duly qualified to do business as a foreign company and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to be material to such Target Company and its Subsidiaries, taken as a whole. Each jurisdiction in which such Target Company or any of its Subsidiaries is so qualified or licensed is listed on Schedule 4.1(b) of the Prometheus Disclosure Schedule.

(c) Complete and correct copies of the Charter Documents of such Target Company, as amended and currently in effect, have been heretofore delivered or made available to AETI or AETI’s counsel.

4.2 Subsidiaries.

(a) Each Subsidiary of such Target Company, together with their state of incorporation or formation, as applicable, is listed on Schedule 4.2(a) of the Prometheus Disclosure Schedule. Such Target Company owns all of the outstanding equity securities of its Subsidiaries, free and clear of all Liens (other than Permitted Liens or Liens relating to Applicable Legal Requirements of the Securities Act, the Exchange Act or blue sky laws, and the rules and regulations thereunder). Except for its Subsidiaries, such Target Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(b) Each Subsidiary of such Target Company that is a corporation is duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to be material to such Target Company and its Subsidiaries, taken as a whole. Each Subsidiary of such Target Company that is a limited liability company is duly organized or formed, validly existing and in good standing under the laws of its state of organization and has the requisite company power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to be material to such Target Company and its Subsidiaries, taken as a whole.

(c) Complete and correct copies of the Charter Documents of each Subsidiary of such Target Company, as amended and currently in effect, have been heretofore delivered or made available to AETI or AETI’s counsel.

4.3 Capitalization.

(a) Other than the Prometheus Stock, such Target Company has no class or series of securities or ownership interests issued and outstanding under its Charter Documents. Schedule 4.3(a) of the Prometheus Disclosure Schedule contains a list of all issued and outstanding shares of capital stock of such Target Company, the record owners thereof and the respective class(es) thereof.

(b) As of the date of this Agreement, no shares of capital stock are reserved for issuance upon the exercise of outstanding options to purchase common stock granted to employees of such Target Company or other parties. No securities or ownership interests are reserved for issuance upon the exercise of outstanding warrants or other rights to purchase shares of capital stock of such Target Company. The Prometheus Stock has been issued and granted in compliance in all material respects with (x) Applicable Legal Requirements, and (y) all requirements set forth in any applicable Contracts of such Target Company.

(c) There are no subscriptions, options, warrants, equity securities or other ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which such Target Company is a party or by which it is bound, obligating such Target Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any ownership interests of such Target Company or obligating such Target Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

4.4 Authority Relative to this Agreement. Such Target Company has requisite power and authority to: (i) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party, and each ancillary document that such Target Company has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out such Target Company’s obligations hereunder and thereunder and, to consummate the Transactions. The execution and delivery by such Target Company of this Agreement and the other Transaction Agreements to which it is a party and the consummation by such Target Company of the Transactions have been duly and validly authorized by all requisite action on the part of such Target Company (including the approval by its board of directors or stockholders as required by the DLLCA), and no other proceedings on the part of such Target Company are necessary to authorize this Agreement or to consummate the Transactions. This Agreement and the other Transaction Agreements to which it is a party have been duly and validly executed and delivered by such Target Company and, assuming the due authorization, execution and delivery thereof by the other parties hereto and thereto, constitute the legal and binding obligations of such Target Company, enforceable against such Target Company in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies.

4.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery by such Target Company of this Agreement and the other Transaction Agreements to which it is a party do not, and the performance of this Agreement and the other Transaction

Agreements to which it is a party by such Target Company shall not, (i) conflict with or violate such Target Company’s Charter Documents, (ii) conflict with or violate any Applicable Legal Requirements in any material respect, (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or materially impair such Target Company’s or any of its Subsidiaries’ rights or, in a manner materially adverse to such Target Company or any of its Subsidiaries, alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any of the properties or assets of such Target Company or any of its Subsidiaries pursuant to, any Contracts or (iv) result in the triggering, acceleration or increase of any payment to any Person pursuant to any Material Contract, including any “change in control” or similar provision of any Material Contract.

(b) The execution and delivery of this Agreement by such Target Company, or the other Transaction Agreements to which it is a party, does not, and the performance of its obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other third party (including, without limitation, lenders and lessors), except for (i) applicable requirements, if any, of the Securities Act, the Exchange Act or blue sky laws, and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which such Target Company is licensed or qualified to do business, (ii) the consents, approvals, authorizations and permits described on Schedule 4.5(b) of the Prometheus Disclosure Schedule, and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to be material to such Target Company and its Subsidiaries, taken as a whole, or, after the Closing, AETI.

4.6 Compliance. Except as provided in Schedule 4.6 of the Prometheus Disclosure Schedule, such Target Company and each Subsidiary of such Target Company has for the past three (3) years complied with and is not in violation of any Applicable Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not been and are not reasonably likely to be material to such Target Company and its Subsidiaries, taken as a whole. No written notice of non-compliance with any Applicable Legal Requirements has been received by such Target Company or any of its Subsidiaries (and such Target Company has no Knowledge of any such notice delivered to any other Person). No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the Transactions will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any Governmental Actions/Filings of such Target Company or its Subsidiaries, except such events which, either individually or in the aggregate, would not be material to such Target Company and its Subsidiaries, taken as a whole.

4.7 Financial Statements.

(a) Such Target Company has made available to AETI true and complete copies of: (i) the unaudited consolidated financial statements (including any related notes thereto) of such Target Company and its Subsidiaries for the fiscal years ended December 31, 2016 and 2017, and (ii) the unaudited consolidated balance sheet of such Target Company and its Subsidiaries as of and for the Balance Sheet Date and the related statements of income and cash flows for the nine-month period then ended (the “Prometheus Financial Statements”). The Prometheus Financial Statements comply as to form in all material respects, and were prepared in accordance, with U.S. GAAP applied on a consistent basis throughout the periods involved (except as otherwise indicated in the notes thereto), and fairly present in all material respects the financial position of such Target Company and its Subsidiaries at the date thereof and the results of their operations and cash flows for the period indicated, subject to the absence of footnote disclosure and to end-of-period adjustments (the effect of which will not, individually or in the aggregate, be material).

(b) Such Target Company has established and maintained a system of internal controls. To such Target Company’s Knowledge, such internal controls are sufficient to provide reasonable assurance regarding the reliability of such Target Company’s financial reporting and the preparation of such Target Company’s financial statements for external purposes in accordance with U.S. GAAP.

4.8 No Undisclosed Liabilities. Such Target Company and its Subsidiaries have no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet prepared in accordance with U.S. GAAP that are, individually or in the aggregate, material to the business, results of operations or financial condition of such Target Company and its Subsidiaries, taken as a whole, except: (i) liabilities provided for in or otherwise disclosed or reflected in the balance sheet included in the most recent Prometheus Financial Statements or in the notes thereto, and (ii) liabilities arising in the ordinary course of such Target Company’s and its Subsidiaries’ business since the Balance Sheet Date.

4.9 Absence of Certain Changes or Events. Except as contemplated by this Agreement, since the Balance Sheet Date, there has not been: (a) any Material Adverse Effect on such Target Company and its Subsidiaries, taken as a whole, as of the date hereof, (b) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, ownership interests or property) in respect of, any of Prometheus’ capital stock, or any purchase, redemption or other acquisition by such Target Company of any of Prometheus’ capital stock or any other securities of such Target Company or any options, warrants, calls or rights to acquire any such ownership interests or other securities, (c) any split, combination or reclassification of any of Prometheus’ capital stock, (d) any material change by such Target Company in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP (or any interpretation thereof) or Applicable Legal Requirements, (e) any change in the auditors of such Target Company other than in connection with the Transactions, (f) any issuance of capital stock of such Target Company, or (g) any revaluation by such Target Company of any of its assets, including, without limitation, any sale of assets of such Target Company other than in the ordinary course of business.

4.10 Litigation. As of the date hereof, there are no Legal Proceedings pending or, to the Knowledge of such Target Company, threatened in writing against such Target Company or any of its Subsidiaries before any Governmental Entity, except as would not, individually or in the aggregate, reasonably be expected to be material to such Target Company and its Subsidiaries, taken as a whole.

4.11 Employee Benefit Plans.

(a) Schedule 4.11(a) of the Prometheus Disclosure Schedule lists all material Plans maintained by such Target Company (individually, a “Prometheus Plan,” and, collectively, the “Prometheus Plans”). All Prometheus Plans have been maintained and administered in all material respects in compliance with their respective terms and with the requirements prescribed by Applicable Legal Requirements. No Legal Proceeding (excluding claims for benefits incurred in the ordinary course of Prometheus Plan activities) is pending or, to the Knowledge of such Target Company, threatened in writing against such Target Company or any its Subsidiaries with respect to any Prometheus Plan, except as would not, individually or in the aggregate, reasonably be expected to be material to such Target Company and its Subsidiaries, taken as a whole. To the Knowledge of such Target Company, there are no audits, investigations, inquiries or proceedings pending or threatened by any Governmental Entity with respect to any Prometheus Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Prometheus Plans have been timely made or accrued. Such Target Company does not have any plan or commitment to establish any new Prometheus Plan or to modify any Prometheus Plan (except to the extent required by any Applicable Legal Requirement or to conform any such Prometheus Plan to the requirements of any Applicable Legal Requirement).

(b) None of the Target Company or its Subsidiaries (i) maintain or contribute to, nor have they ever maintained or contributed to, any pension plan subject to Title IV of ERISA or Sections 412 of the Code or 302 of ERISA; and (ii) is a party or otherwise subject to, contributing to or required to contribute to any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA or has ever been a party or otherwise subject to, contributed to or been required to contribute to any such “multiemployer plan”.

(c) The Target Company or its Subsidiaries have delivered to AETI true, correct and complete copies of the following documents with respect to the Prometheus Plans: (i) the plan document, including amendments thereto; and (ii) ERISA-compliant summary plan descriptions, summary of material modifications, and other material communications to participants relating thereto.

(d) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any material payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any member of the board of directors, officer or employee of such Target Company under any Prometheus Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Prometheus Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits except as required by Applicable Legal Requirements. None of the Target Company or any of its Subsidiaries has any liability or contingent liability for providing, under any Prometheus Plan, any post-retirement medical or life insurance benefits to any employee, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B of the Code or applicable state law.

(e) Notwithstanding anything herein to the contrary, the representations and warranties in this Section 4.11 are the Exchanging Owners’ exclusive representations and warranties regarding such Target Company in respect of Plans.

4.12 Labor Matters.

(a) Schedule 4.12(a) contains a true and complete list of all individuals employed by or otherwise engaged to provide personal services as a contractor to, such Target Company and/or its Subsidiaries (each, a “Prometheus Employee”), and, as applicable for each such Prometheus Employee, contains the following information: (i) name; (ii) title or position (including whether full-time or part-time); (iii) annual base salary or base wage rate; and (iv) work location.

(b) Neither such Target Company nor its Subsidiaries is a party to, or otherwise subject to, any collective bargaining agreement or other agreement with any labor organization, work council, or trade union with respect to such Target Company’s or any of its Subsidiaries’ operations, nor is any Prometheus Employee represented by a labor organization, work council, or trade union. To such Target Company’s Knowledge, there are no organizing activities or proceedings, election petitions, union card signing or other union activities, or union corporate campaigns by or of any labor organization, work council, or trade union currently directed at such Target Company or any of its Subsidiaries or any Prometheus Employee, nor have there been any such activities or proceedings during the last three (3) years. No material work stoppage, slowdown, or labor strike involving such Target Company or any of its Subsidiaries or any Prometheus Employee is pending, or to such Target Company’s Knowledge, threatened, nor has any material work stoppage, slowdown, or labor strike involving such Target Company or any of its Subsidiaries or with respect to any Prometheus Employee or former employee of such Target Company or its Subsidiaries occurred in the last three (3) years.

(c) There are no Legal Proceedings, labor grievances or similar proceedings pending, or, to such Target Company’s Knowledge, threatened against such Target Company or any of its Subsidiaries relating to the violation or alleged violation of any Legal Requirements related to the employment or engagement of labor, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of Legal Requirements, and there are no continuing obligations of such Target Company or any of its Subsidiaries pursuant to the resolution of any such Legal Proceeding, labor grievance or similar proceeding that is no longer pending.

(d) Each Prometheus Employee is terminable “at will” subject to applicable notice periods as set forth by applicable Legal Requirements or in any applicable employment or consulting agreement, and there are no agreements or understandings between such Target Company or any of its Subsidiaries, as applicable, and any of the Prometheus Employees that provide that such employment or engagement is for any particular period or term. To such Target Company’s Knowledge, as of the date hereof, none of such Target Company’s or any of its Subsidiaries’ officers or key employees has given written notice of any intent to terminate his or her employment with, as applicable, such Target Company or any of its Subsidiaries. Such Target Company is in compliance in all material respects and, to such Target Company’s Knowledge, each of the Prometheus Employees is in compliance in all material respects, with the terms of any employment and/or consulting agreements between, as applicable, such Target Company or any of its Subsidiaries and any Prometheus Employee.

(e) Such Target Company and its Subsidiaries are in compliance with all applicable Legal Requirements respecting employment, employment practices, terms and conditions of employment, plant closing and mass layoff, employment discrimination, harassment, retaliation, and reasonable accommodation, leaves of absence, employee classification, employee health and safety, leasing and supply of temporary and contingent staff, engagement of independent contractors, including proper classification of same, payroll taxes, immigration with respect to Prometheus Employees, contingent workers and wages and hours of work, and is not liable for any arrears of wages or penalties with respect thereto, except in each case as would not, individually or in the aggregate, reasonably be expected to be material to such Target Company and its Subsidiaries, taken as a whole. Such Target Company has no Knowledge of any circumstance that is reasonably likely to give rise to any claim by any Prometheus Employee or former employee or former contractor of such Target Company or any of its Subsidiaries for compensation upon termination of, as applicable, such individual’s employment or engagement (beyond any severance pay to which such employee may be entitled under any applicable employment agreement). All amounts that such Target Company and/or its Subsidiaries are legally required to withhold from wages and to pay to any Governmental Entity as required by applicable Legal Requirements have been withheld and paid, and such Target Company and/or its Subsidiaries do not have any outstanding obligation to make any such withholdings or payments, other than with respect to an open payroll period or as would not result in material liability to such Target Company.

(f) Except as would not reasonably be expected to result in such Target Company’s incurring a material liability, no Prometheus Employee or former employee of such Target Company and/or any of its Subsidiaries is owed any wages, benefits or other compensation for past services (other than wages, benefits and compensation accrued during the current pay period and any accrued pay or benefits for services, which by their terms or under applicable Legal Requirements, are payable in the future, such as but not limited to accrued vacation, recreation leave and severance pay).

(g) Notwithstanding anything herein to the contrary, the representations and warranties in this Section 4.12 are the Exchanging Owners’ exclusive representations and warranties regarding such Target Company in respect of labor and employment matters.

4.13 Restrictions on Business Activities. There is no agreement, commitment, or Order binding upon such Target Company or its assets or to which such Target Company is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of such Target Company, any acquisition of property by such Target Company or the conduct of business by such Target Company as currently conducted.

4.14 Title to Property.

(a) Other than the real property described on Schedule 4.14(a) of the Prometheus Disclosure Schedule (the “Prometheus Owned Property”), such Target Company owns no real property. Schedule 4.14(a) of the Prometheus Disclosure Schedule contains a list of all options or other contracts under which such Target Company or its Subsidiaries has a right to purchase or lease, or the obligation to sell, any real property. Prometheus has good and marketable, or indefeasible, as applicable, fee simple title to all Prometheus Owned Property, in each case, free and clear of all Liens except (A) Liens set forth on Schedule 4.14(a) and (B) Permitted Liens. General real estate taxes against the Prometheus Owned Property have been timely paid, and no general real estate taxes against the Prometheus Owned Property are currently due and payable or delinquent.

(b) All material leases of real property held by such Target Company or its Subsidiaries, if any, and all Personal Property of such Target Company or its Subsidiaries owned are shown or reflected on the balance sheet included in the most recent Prometheus Financial Statements, other than those entered into or acquired on or after the Balance Sheet Date in the ordinary course of business. Schedule 4.14(b) of the Prometheus Disclosure Schedule contains a list of all leases of real property held by such Target Company or its Subsidiaries (individually, a “Prometheus Real Property Lease” and, together with the Prometheus Owned Property, being referred to herein individually as a “Prometheus Property” and collectively as the “Prometheus Properties”).

(c) All leases pursuant to which such Target Company or its Subsidiaries leases from others real property or material Personal Property, if any, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default of such Target Company or its Subsidiaries or, to such Target Company’s Knowledge, any other party (or any event which with notice or lapse of time, or both), would constitute a default, except where the existence of such default or event of default would not, individually or in the aggregate, reasonably be expected to be material to such Target Company and its Subsidiaries, taken as a whole. No Prometheus Real Property Lease contains any assignment prohibition or other provision (i) that would prohibit the transaction contemplated by this Agreement, (ii) that would cause a default under such Prometheus Real Property Lease if closing is effectuated hereunder, or (iii) wherein any landlord or other party would be entitled to any consideration as a result of the transaction contemplated by this Agreement.

(d) The Prometheus Property constitutes all fee and leasehold interests in real property currently used or currently held for use in connection with the business of Prometheus and such Prometheus Property, together with other items of tangible personal property currently owned or leased by Prometheus, is sufficient for the continued operation of the business of Prometheus after the Closing in substantially the same manner as conducted prior to the Closing. There does not exist any actual or, to the Knowledge of Prometheus, threatened or contemplated condemnation or eminent domain proceedings that affect any part of the Prometheus Property, and neither such Target Company nor any Subsidiary thereof has received any written, or to the Knowledge of Prometheus, oral notice of the intention of any Governmental Entity or other Person to take or use all or any part of the Prometheus Property by condemnation or eminent domain. Such Target Company has no Knowledge of any fact or condition which would result in the termination of the current access from any of the Prometheus Properties to any presently existing highways and roads adjoining or situated on the Prometheus Properties, or to any existing sewer or other utility facilities servicing, adjoining or situated on the Prometheus Properties.

4.15 Taxes.

(a) Such Target Company and each of its Subsidiaries has timely filed all material Returns required to be filed by such Target Company and each of its Subsidiaries with any Governmental Entity. All such Returns are true, correct and complete in all material respects. Such Target Company and each of its Subsidiaries has paid all material Taxes shown to be due and payable on such Returns, other than any such material Taxes being contested in good faith through appropriate proceedings which (if any) are set forth on Schedule 4.15(a) of the Prometheus Disclosure Schedule.

(b) All material Taxes that such Target Company and each of its Subsidiaries is required by Applicable Legal Requirements to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper Governmental Entity to the extent due and payable.

(c) There is no material Tax deficiency outstanding, proposed or assessed against such Target Company or any of its Subsidiaries, nor has such Target Company nor any of its Subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. Such Target Company and each of its Subsidiaries have complied with all material Applicable Legal Requirements with respect to (i) payments made to third parties and (ii) the withholding of any payment of withheld Taxes, and have in all material respects (x) timely withheld from employee wages and other payments and (y) timely paid over in full to the proper Taxing authorities all amounts required to be so withheld and paid over for all periods.

(d) To the Knowledge of such Target Company, no audit or other examination of any Return of such Target Company or any of its Subsidiaries by any Governmental Entity is presently in progress, nor has such Target Company or any of its Subsidiaries been notified of any request for such an audit or other examination.

(e) No adjustment relating to any Returns filed by such Target Company or any of its Subsidiaries has been proposed in writing, formally or informally, by any Governmental Entity to such Target Company or any of its Subsidiaries or any representative thereof.

(f) Neither such Target Company nor any of its Subsidiaries has any liability for any unpaid Taxes which have not been accrued for or reserved on the Prometheus Financial Statements, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that (i) may have accrued since the end of the most recent fiscal year in connection with the operation of the business of such Target Company or such Subsidiary in the ordinary course of business or (ii) would not, individually or in the aggregate, reasonably be expected to be material to such Target Company and its Subsidiaries, taken as a whole.

(g) Neither such Target Company nor any of its Subsidiaries has made any payments, is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any payments that would not be deductible under Section 280G of the Code.

(h) Such Target Company has at all times since formation been treated as a corporation for U.S. federal income (and applicable state and local) Tax purposes. Each of the Subsidiaries of such Target has at all times since formation been treated as a a corporation or “disregarded entity” for U.S. federal income (and applicable state and local) Tax purposes.

(i) Notwithstanding anything herein to the contrary, the representations and warranties in this Section 4.15 and the applicable representations and warranties in Sections 4.9, 4.11, and 4.12 are the Exchanging Owners’ exclusive representations and warranties regarding such Target Company and its Subsidiaries in respect of Taxes.

4.16 Environmental Matters.

(a) Except as would not, individually or in the aggregate, be material to such Target Company and its Subsidiaries, taken as a whole: (i) such Target Company and its Subsidiaries are in compliance and have at all times material to this Agreement been in compliance with all applicable Environmental Laws; (ii) no properties owned, occupied, leased or otherwise operated by such Target Company and its Subsidiaries (including soils, groundwater, surface water, air, buildings or other structures) contain Contamination; (iii) no properties formerly owned, occupied, leased or otherwise operated by such Target Company and its Subsidiaries contains any Contamination arising out of such Target Company’s or its Subsidiaries’ activities during the period of ownership, occupation, lease or operation by such Target Company or its Subsidiaries or, to such Target Company’s Knowledge, during any prior period; (iv) such Target Company and its Subsidiaries are not subject to liability, including STRICT LIABILITY, for any Hazardous Substance release or disposal at or Contamination of any third party or public property (whether above, on or below ground or in the atmosphere or water); (v) such Target Company and its Subsidiaries are not and have not been associated with any release or threat of release of any Hazardous Substance at any property owned, operated, occupied or under lease by such Target Company that was either in violation of Environmental Law or at concentrations that would constitute Contamination; (vi) such Target Company and its Subsidiaries are not subject to any claims asserting liability for Hazardous Substances or under Environmental Laws, and have not received any notice, demand, letter, claim or request for information alleging that such Target Company or its Subsidiaries may be in violation of or liable under any Environmental Law; and (vii) such Target Company and its Subsidiaries are not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

(b) To such Target Company’s Knowledge, Schedule 4.16(b) of the Prometheus Disclosure Schedule sets forth all material environmental studies and investigations completed or in process with respect to such Target Company or any of its Subsidiaries or their respective properties, assets or operations. All such written reports and material documentation relating to any such study or investigation have been heretofore provided or made available by such Target Company or its Subsidiaries to AETI or its counsel.

(c) Notwithstanding anything herein to the contrary, the representations and warranties in this Section 4.16 are the Exchanging Owners’ exclusive representations and warranties regarding such Target Company in respect of Environmental Laws.

4.17 Brokers; Third Party Expenses. Such Target Company and its Subsidiaries have not incurred, nor will they incur, directly or indirectly, any liability for brokerage, finders’ fees, agents’ commissions or any similar charges in connection with this Agreement or the Transactions.

4.18 Intellectual Property.

(a) Schedule 4.18(a) of the Prometheus Disclosure Schedule contains a description of any Intellectual Property owned by such Target Company. Such Target Company owns or has enforceable rights to use all Intellectual Property required for the conduct of its business as presently conducted. No Target Company Intellectual Property, including software and software programs developed by or exclusively licensed to Prometheus (specifically excluding any off the shelf or shrink-wrap software) or any current version of products or services offerings of Prometheus (“Prometheus Products”), is subject to any proceeding or outstanding contract, license, agreement, stipulation or Order restricting the use, transfer or licensing thereof by such Target Company, or which may affect the validity, use or enforceability of such Target Company Intellectual Property or Prometheus Products, which in any such case would, individually or in the aggregate, reasonably be expected to be material to such Target Company and its Subsidiaries, taken as a whole.

(b) Except as set forth on Schedule 4.18(b) of the Prometheus Disclosure Schedule, such Target Company and each Subsidiary of such Target Company owns and has good and exclusive title to each material item of Target Company Intellectual Property owned by it free and clear of any Liens (excluding non-exclusive licenses and related restrictions granted by it in the ordinary course of business) other than Permitted Liens; and such Target Company is the exclusive owner of all material registered Trademarks and Copyrights used in connection with the operation or conduct of the business of such Target Company including the sale of any products or the provision of any services by such Target Company.

(c) To such Target Company’s Knowledge, the operation of the business of such Target Company as such business currently is conducted, including such Target Company’s use of any product, device or process, has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under Applicable Legal Requirements and such Target Company has not received any written claims or threats from third parties alleging any such infringement, misappropriation or unfair competition or trade practices.

(d) Notwithstanding anything herein to the contrary, the representations and warranties in this Section 4.18 are the Exchanging Owners’ exclusive representations and warranties regarding such Target Company in respect of Intellectual Property.

4.19 Agreements, Contracts and Commitments.

(a) Schedule 4.19(a) of the Prometheus Disclosure Schedule sets forth a complete and accurate list of all Material Contracts of such Target Company and its Subsidiaries.

(b) Each Material Contract of such Target Company or its Subsidiaries is in full force and effect and, to Prometheus’ Knowledge, is valid and binding upon and enforceable against each of the parties thereto, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. True, correct and complete copies of all Material Contracts of such Target Company and its Subsidiaries have been heretofore made available to AETI or AETI’s counsel.

(c) Neither such Target Company or its Subsidiaries nor, to such Target Company’s Knowledge, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Material Contract of such Target Company or its Subsidiaries, and no party to any such Material Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to be material to such Target Company and its Subsidiaries, taken as a whole.

4.20 Insurance. Such Target Company and/or the Subsidiaries of such Target Company maintain appropriate Insurance Policies. The coverages provided by such Insurance Policies are adequate in amount and scope for such Target Company’s business and operations as concurrently conducted, including any insurance required to be maintained by Material Contracts of such Target Company.

4.21 Interested Party Transactions. Except as set forth on Schedule 4.21 of the Prometheus Disclosure Schedule, no Insider or a member of his or her immediate family is indebted to such Target Company for borrowed money, nor is such Target Company indebted for borrowed money (or committed to make loans or extend or guarantee credit) to any of such Persons, other than (a) for payment of salary, bonuses and other compensation for services rendered, (b) reimbursement for reasonable expenses incurred in connection with such Target Company, and (c) for other employee benefits made generally available to all employees. Except as set forth on Schedule 4.21 of the Prometheus Disclosure Schedule, to the Knowledge of such Target Company, no Insider or any member of an Insider’s immediate family is, directly or indirectly, interested in any Material Contract of such Target Company (other than such contracts as relate to any such Person’s ownership of the capital stock or other securities of such Target Company or such Person’s employment or consulting arrangements with such Target Company).

4.22 Certain Provided Information. The information relating to such Target Company and its Subsidiaries supplied by such Target Company for inclusion in the Proxy Statement will not, as of the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to holders of AETI Common Stock or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

4.23 FCPA Compliance. Neither such Target Company, its Subsidiaries or Affiliates, nor, to the Knowledge of such Target Company, its or their respective representatives has given, lent, paid, promised, offered or authorized the payments, directly or indirectly through a third Person, of anything of value to any “foreign official,” as defined in the FCPA, to persuade that official to help such Target Company, or any other Person, obtain or keep business or to secure some other improper advantage, in each case, on behalf or with respect to any of the operations or business conducted by such Target Company or its Subsidiaries. Notwithstanding anything herein to the contrary, the representations and warranties in this Section 4.23 are such Target Company’s exclusive representations and warranties regarding FCPA compliance.

4.24 Disclaimer of Other Warranties. EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE IV, NONE OF SUCH TARGET COMPANY, ANY OF ITS RESPECTIVE SUBSIDIARIES OR EXCHANGING OWNERS OR ANY OF THEIR RESPECTIVE AFFILIATES, OWNERS, INSIDERS OR REPRESENTATIVES HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO AETI, ANY OF ITS AFFILIATES

OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO SUCH TARGET COMPANY OR ANY OF ITS SUBSIDIARIES, THE RESPECTIVE BUSINESSES, ASSETS OR PROPERTIES OF THE FOREGOING, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS. WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY, (A) NONE OF SUCH TARGET COMPANY OR ITS SUBSIDIARIES OR ANY OF ITS RESPECTIVE EXCHANGING OWNERS, AFFILIATES, INSIDERS OR REPRESENTATIVES SHALL BE DEEMED TO MAKE TO AETI OR ITS RESPECTIVE AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY OTHER THAN AS EXPRESSLY MADE BY SUCH EXCHANGING OWNERS TO AETI IN THIS ARTICLE IV AND (B) NEITHER SUCH TARGET COMPANY NOR ANY OF ITS RESPECTIVE SUBSIDIARIES OR EXCHANGING OWNERS, OR THEIR RESPECTIVE AFFILIATES, INSIDERS OR REPRESENTATIVES, HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE TO AETI OR ITS AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO (I) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO THEM BY OR ON BEHALF OF SUCH TARGET COMPANY IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTION, (II) ANY MANAGEMENT PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT OR (III) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO SUCH TARGET COMPANY, ANY OF ITS SUBSIDIARIES AND/OR THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING. AETI HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY PROMISE, REPRESENTATION OR WARRANTY THAT IS NOT EXPRESSLY SET FORTH IN THIS ARTICLE IV. AETI ACKNOWLEDGES THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF SUCH TARGET COMPANY, ITS SUBSIDIARIES AND THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING AND, IN MAKING ITS DETERMINATION AETI HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS AND WARRANTIES REGARDING SUCH TARGET COMPANY EXPRESSLY AND SPECIFICALLY SET FORTH IN THIS ARTICLE IV.

4.25 Survival of Representations and Warranties. The representations and warranties of the Exchanging Owners set forth in this Article IV shall terminate at the Closing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES REGARDING PEG

Except as set forth in the disclosure schedules dated as of the date of this Agreement delivered by PEG to AETI in connection with the execution and delivery of this Agreement (the “PEG Disclosure Schedule”), the Exchanging Owners hereby represent and warrant to AETI with respect to PEG as follows:

5.1 Organization and Qualification.

(a) Such Target Company is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not be material to such Target Company and its Subsidiaries, taken as a whole. Such Target Company is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to be material to such Target Company and its Subsidiaries, taken as a whole.

(b) Such Target Company is duly qualified to do business as a foreign company and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to be material to such Target Company and its Subsidiaries, taken as a whole. Each jurisdiction in which such Target Company so qualified or licensed is listed on Schedule 5.1(b) of the PEG Disclosure Schedule.

(c) Complete and correct copies of the Charter Documents of such Target Company, as amended and currently in effect, have been heretofore delivered or made available to AETI or AETI’s counsel.

5.2 Subsidiaries. The only Subsidiary of such Target Company is Prometheus. Such Target Company owns all of the outstanding equity securities of such Subsidiary, free and clear of all Liens (other than Permitted Liens or Liens relating to Applicable Legal Requirements of the Securities Act, the Exchange Act or blue sky laws, and the rules and regulations thereunder). Except for such Subsidiary, such Target Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other entity.

5.3 Capitalization.

(a) Other than the PEG Interests, such Target Company has no class or series of securities or ownership interests issued and outstanding under its Charter Documents. Schedule 5.3(a) of the PEG Disclosure Schedule contains a list of all issued and outstanding membership interests of such Target Company, and the respective class(es) and record owners thereof.

(b) As of the date of this Agreement, no membership interests are reserved for issuance upon the exercise of outstanding options to purchase membership interests granted to employees of such Target Company or other parties. No securities or ownership interests are reserved for issuance upon the exercise of outstanding warrants or other rights to purchase membership interests. The PEG Interests have been issued and granted in compliance in all material respects with (x) Applicable Legal Requirements, and (y) all requirements set forth in any applicable Contracts of such Target Company.

(c) Except as set forth in PEG’s Charter Documents, there are no subscriptions, options, warrants, equity securities, membership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which such Target Company is a party or by which it is bound, obligating such Target Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any ownership interests of such Target Company or obligating such Target Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

5.4 Authority Relative to this Agreement. Such Target Company has requisite power and authority to: (i) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party, and each ancillary document that such Target Company has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out such Target Company’s obligations hereunder and thereunder and, to consummate the Transactions. The execution and delivery by such Target Company of this Agreement and the other Transaction Agreements to which it is a party and the consummation by such Target Company of the Transactions have been duly and validly authorized by all requisite action on the part of such Target Company (including the approval by its board of managers or members as required by the DLLCA), and no other proceedings on the part of such Target Company are necessary to authorize this Agreement or to consummate the Transactions. This Agreement and the other Transaction Agreements to which it is a party have been duly and validly executed and delivered by such Target Company and, assuming the due authorization, execution and delivery thereof by the other parties hereto and thereto, constitute the legal and binding obligations of such Target Company, enforceable against such Target Company in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies.

5.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery by such Target Company of this Agreement and the other Transaction Agreements to which it is a party do not, and the performance of this Agreement and the other Transaction Agreements to which it is a party by such Target Company shall not, (i) conflict with or violate such Target Company’s Charter Documents, (ii) conflict with or violate any Applicable Legal Requirements in any material respect, (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or materially impair such Target Company’s or any of its Subsidiaries’ rights or, in a manner materially adverse to such Target Company or any of its Subsidiaries, alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any of the properties or assets of such Target Company or any of its Subsidiaries pursuant to, any Contracts or (iv) result in the triggering, acceleration or increase of any payment to any Person pursuant to any Material Contract, including any “change in control” or similar provision of any Material Contract.

(b) The execution and delivery of this Agreement by such Target Company, or the other Transaction Agreements to which it is a party, does not, and the performance of its obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other third party (including, without limitation, lenders and lessors), except for (i) applicable requirements, if any, of the Securities Act, the Exchange Act or blue sky laws, and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which such Target Company is licensed or qualified to do business, (ii) the consents, approvals, authorizations and permits described on Schedule 5.5(b) of the PEG Disclosure Schedule, and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to be material to such Target Company and its Subsidiaries, taken as a whole, or, after the Closing, AETI.

5.6 Compliance. Such Target Company has for the past three (3) years complied with and is not in violation of any Applicable Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to be material to such Target Company and its Subsidiaries, taken as a whole. No written notice of non-compliance with any Applicable Legal Requirements has been received by such Target Company (and such Target Company has no Knowledge of any such notice delivered to any other Person). No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the Transactions will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any Governmental Actions/Filings of such Target Company, except such events which, either individually or in the aggregate, would not be material to such Target Company.

5.7 Brokers; Third Party Expenses. Such Target Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage, finders’ fees, agents’ commissions or any similar charges in connection with this Agreement or the Transactions.

5.8 Taxes.

(a) Such Target Company has timely filed all material Returns required to be filed by such Target Company with any Governmental Entity. All such Returns are true, correct and complete in all material respects. Such Target Company has paid all material Taxes shown to be due and payable on such Returns, other than any such Taxes being contested in good faith through appropriate proceedings which (if any) are set forth on Schedule 5.8(a) of the PEG Disclosure Schedule.

(b) All material Taxes that such Target Company is required by Applicable Legal Requirements to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper Governmental Entity to the extent due and payable.

(c) There is no material Tax deficiency outstanding, proposed or assessed against such Target Company, nor has such Target Company executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. Such Target Company has complied with all material Applicable Legal Requirements with respect to (i) payments made to third parties and (ii) the withholding and payment of withheld Taxes, and has in all material respects (x) timely withheld from employee wages and other payments and (y) timely paid over in full to the proper Taxing authorities all amounts required to be so withheld and paid over for all periods.

(d) To the Knowledge of such Target Company, no audit or other examination of any Return of such Target Company by any Governmental Entity is presently in progress, nor has such Target Company been notified of any request for such an audit or other examination.

(e) No adjustment relating to any Returns filed by such Target Company has been proposed in writing, formally or informally, by any Governmental Entity to such Target Company or any representative thereof.

(f) Such Target Company has no liability for any unpaid Taxes which have not been accrued for or reserved on the Stabilis Financial Statements, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that (i) may have accrued since the end of the most recent fiscal year in connection with the operation of the business of such Target Company in the ordinary course of business or (ii) would not, individually or in the aggregate, reasonably be expected to be material to such Target Company and its Subsidiaries, taken as a whole.

(g) Such Target Company has not made any payments, is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any payments that would not be deductible under Section 280G of the Code.

(h) Such Target Company has at all times since formation been treated as a partnership for U.S. federal income (and applicable state and local) Tax purposes.

(i) Notwithstanding anything herein to the contrary, the representations and warranties in this Section 5.8 are the Exchanging Owners’ exclusive representations and warranties regarding such Target Company in respect of Taxes.

5.9 FCPA Compliance. Neither such Target Company nor, to the Knowledge of such Target Company, its representatives has given, lent, paid, promised, offered or authorized the payments, directly or indirectly through a third Person, of anything of value to any “foreign official,” as defined in the FCPA, to persuade that official to help such Target Company, or any other Person, obtain or keep business or to secure some other improper advantage, in each case, on behalf or with respect to any of the operations or business conducted by such Target Company. Notwithstanding anything herein to the contrary, the representations and warranties in this Section 5.9 are such Target Company’s exclusive representations and warranties regarding FCPA compliance.

5.10 Disclaimer of Other Warranties. EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE V, NONE OF SUCH TARGET COMPANY, ANY OF ITS SUBSIDIARIES OR EXCHANGING OWNERS OR ANY OF THEIR RESPECTIVE AFFILIATES, OWNERS, INSIDERS OR REPRESENTATIVES HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO AETI, ANY OF ITS AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO SUCH TARGET COMPANY OR ANY OF ITS SUBSIDIARIES, RESPECTIVE BUSINESSES, ASSETS OR PROPERTIES OF THE FOREGOING, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS. WITHOUT LIMITING THE FOREGOING AND

NOTWITHSTANDING ANYTHING TO THE CONTRARY, (A) NONE OF SUCH TARGET COMPANY OR ITS SUBSIDIARIES OR ANY OF ITS RESPECTIVE EXCHANGING OWNERS, AFFILIATES, INSIDERS OR REPRESENTATIVES SHALL BE DEEMED TO MAKE TO AETI OR ITS RESPECTIVE AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY OTHER THAN AS EXPRESSLY MADE BY SUCH EXCHANGING OWNERS TO AETI IN THIS ARTICLE V AND (B) NEITHER SUCH TARGET COMPANY NOR ANY OF ITS RESPECTIVE SUBSIDIARIES OR EXCHANGING OWNERS, OR THEIR RESPECTIVE AFFILIATES, INSIDERS OR REPRESENTATIVES, HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE TO AETI OR ITS AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO (I) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO THEM BY OR ON BEHALF OF SUCH TARGET COMPANY IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTION, (II) ANY MANAGEMENT PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT OR (III) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO SUCH TARGET COMPANY, ANY OF ITS SUBSIDIARIES AND/OR THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING. AETI HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY PROMISE, REPRESENTATION OR WARRANTY THAT IS NOT EXPRESSLY SET FORTH IN THIS ARTICLE V. AETI ACKNOWLEDGES THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF SUCH TARGET COMPANY, ITS SUBSIDIARIES AND THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING AND, IN MAKING ITS DETERMINATION AETI HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS AND WARRANTIES REGARDING SUCH TARGET COMPANY EXPRESSLY AND SPECIFICALLY SET FORTH IN THIS ARTICLE V.

5.11 Survival of Representations and Warranties. The representations and warranties of the Exchanging Owners set forth in this Article V shall terminate at the Closing.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF AETI

Except as (i) as disclosed in the AETI SEC Reports filed and publicly available at least 24 hours prior to the date hereof or (ii) as set forth in the disclosure schedules dated as of the date of this Agreement delivered by AETI to the Exchanging Owners in connection with the execution and delivery of this Agreement (the “AETI Disclosure Schedule”, and collectively with the Stabilis Disclosure Schedule, Prometheus Disclosure Schedule and the PEG Disclosure Schedule, the “Disclosure Schedules”), AETI represents and warrants to the Exchanging Owners as follows:

6.1 Organization and Qualification.

(a) AETI and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the state or country of its organization, and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not be material to AETI and its Subsidiaries, taken as a whole. AETI and each of its Subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted. Complete and correct copies of the AETI Charter Documents and each of its Subsidiaries, as amended and currently in effect, have been heretofore delivered or made available to the Exchanging Owners or their counsel.

(b) AETI and each of its Subsidiaries is duly qualified or licensed to do business as a foreign company and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to be material to AETI and its Subsidiaries, taken as a whole. Each jurisdiction in which AETI or any of its Subsidiaries is so qualified or licensed is listed on Schedule 6.1(b) of the AETI Disclosure Schedule.

6.2 AETI Subsidiaries.

(a) The Subsidiaries of AETI, together with their state of incorporation or formation, as applicable, are listed on Schedule 6.2(a) of the AETI Disclosure Schedule. AETI owns all of the outstanding equity securities of its Subsidiaries, free and clear of all Liens (other than Permitted Liens or Liens relating to Applicable Legal Requirements of the Securities Act, the Exchange Act or blue sky laws, and the rules and regulations thereunder). Except for its Subsidiaries, AETI does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding or other instrument under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(b) Each Subsidiary of AETI that is a corporation is duly incorporated, validly existing and in good standing under the laws of its state or country of incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to be material to AETI and its Subsidiaries, taken as a whole. Each Subsidiary of AETI that is a limited liability company is duly organized or formed, validly existing and in good standing under the laws of its state or country of its organization or formation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not be material to AETI and its Subsidiaries, taken as a whole. Each Subsidiary of AETI is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to be material to AETI and its Subsidiaries, taken as a whole.

(c) Complete and correct copies of its Charter Documents of each Subsidiary of AETI, as amended and currently in effect, have been heretofore delivered or made available to the Exchanging Owners or their counsel.

6.3 Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of AETI consists of 50,000,000 shares of AETI Common Stock, and 1,000,000 shares of preferred stock, par value $0.001 per share (“AETI Preferred Stock”), of which 9,069,330 shares of AETI Common Stock and 1,000,000 shares of AETI Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. As of the date of this Agreement, 193,975 shares of AETI Common Stock are held in treasury by AETI.

(b) (i) Except as set forth on Schedule 6.3(b) of the AETI Disclosure Schedule, no shares of AETI Common Stock or AETI Preferred Stock are issuable or reserved for issuance upon (x) the exercise of outstanding options to purchase AETI Common Stock or AETI Preferred Stock granted to employees or directors of AETI or other parties, or (y) the settlement of outstanding restricted stock units, restricted stock, phantom stock, stock appreciation rights or similar rights granted to employees or directors of AETI or other parties; (ii) no shares of AETI Common Stock or AETI Preferred Stock are issuable or reserved for issuance upon the exercise of outstanding warrants to purchase AETI Common Stock or AETI Preferred Stock (“AETI Warrants”); and (iii) no shares of AETI Common Stock or AETI Preferred Stock are issuable or reserved for issuance upon the conversion of the AETI Preferred Stock or any outstanding convertible notes, debentures or securities. All shares of AETI Common Stock and AETI Preferred Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of AETI Common Stock and all outstanding AETI Warrants have been issued and granted in compliance in all material respects with (x) Applicable Legal Requirements, and (y) all requirements set forth in any applicable AETI Contracts.

(c) There are no subscriptions, options, warrants, equity securities or other ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which AETI is a party or by which it is bound obligating AETI to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any ownership interests of AETI or obligating AETI to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

(d) Except as contemplated by this Agreement, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings to which AETI is a party or by which AETI is bound with respect to any equity security of any class of securities or convertible securities of AETI.

(e) Except as provided for in this Agreement, as a result of the consummation of the Transactions, no shares of capital stock, warrants, options or other securities of AETI are issuable and no rights in connection with any shares, warrants, options or other securities of AETI accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(f) No outstanding share of AETI Common Stock or convertible securities of AETI is unvested or subject to a repurchase option, risk of forfeiture or other similar condition under any applicable agreement with AETI.

(g) Upon issuance in accordance with this Agreement, the Consideration Shares (x) will be duly and validly issued and outstanding, fully paid and nonassessable shares of the AETI Common Stock, (y) will not be subject to any option, call, preemptive, subscription or similar rights or Liens, other than restrictions on transfer imposed by the Securities Act, the Exchange Act or state blue sky laws, and (z) will be issued in compliance in all material respects with (A) Applicable Legal Requirements, and (B)  all requirements set forth in any applicable AETI Contracts.

6.4 Authority Relative to this Agreement. AETI has requisite corporate power and authority to: (a) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party, and each ancillary document that it has executed or delivered or is to execute or deliver pursuant to this Agreement, and (b) carry out its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery by AETI of this Agreement and the other Transaction Agreements to which it is a party, and the consummation by AETI of the Transactions have been duly and validly authorized by all necessary corporate action on the part of AETI, and no other proceedings on the part of AETI is necessary to authorize this Agreement or the other Transaction Agreements to which it is a party or to consummate the transactions contemplated thereby, other than approval of the AETI Stockholder Matters. This Agreement and the other Transaction Agreements to which it is a party have been duly and validly executed and delivered by AETI and, assuming the due authorization, execution and delivery thereof by the other Parties hereto, constitute the legal and binding obligations of AETI, enforceable against AETI in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies.

6.5 No Conflict; Required Filings and Consents.

(a) Neither the execution, delivery and performance by AETI of this Agreement or the other Transaction Agreements to which it is a party, nor (assuming approval of the AETI Stockholder Matters is obtained) the consummation of the Transactions shall: (i) conflict with or violate AETI’s or any of its Subsidiary’s Charter Documents, (ii) conflict with or violate any Applicable Legal Requirements in any material respect, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or materially impair AETI’s rights or alter the rights or obligations of any third party under, or give to others any rights of consent, termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any of the properties or assets of AETI or any of its Subsidiaries pursuant to, any AETI Contracts.

(b) The execution and delivery of this Agreement by AETI, or the other Transaction Agreements to which it is a party, does not, and the performance of its obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, blue sky laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which AETI is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to be material to AETI and its Subsidiaries, taken as a whole.

6.6 Compliance. AETI and each Subsidiary of AETI has for the past three (3) years complied with and is not in violation of any Applicable Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to be material to AETI and its Subsidiaries, taken as a whole. No written notice of non-compliance with any Applicable Legal Requirements has been received by AETI or any of its Subsidiaries (and AETI has no Knowledge of any such notice delivered to any other Person). No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the Transactions will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any Governmental Actions/Filings of AETI or its Subsidiaries, except such events which, either individually or in the aggregate, would not be material to AETI and its Subsidiaries, taken as a whole.

6.7 AETI SEC Reports and Financial Statements.

(a) Except as sets forth in Schedule 6.7(a) of the AETI Disclosure Schedule, AETI has timely filed all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 2015 (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “AETI SEC Reports”). None of the AETI SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the SEC staff with respect to AETI or the AETI SEC Reports. To the Knowledge of AETI, as of the date hereof, (i) none of the AETI SEC Reports is the subject of ongoing SEC review or outstanding SEC comment and (ii) neither the SEC nor any other Governmental Entity is conducting any investigation or review of any AETI SEC Report. The audited financial statements of AETI (“AETI Audited Financial Statements”) and unaudited interim financial statements of AETI (together with the AETI Audited Financial Statements, the “AETI Financial Statements”) (including, in each case, the notes and schedules thereto) included in the AETI SEC Reports (x) complied as to form in all material respects with, and in the case of AETI Financial Statements filed following the date hereof will comply with, the published rules and regulations of the SEC with respect thereto, (y) were prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10 Q of the SEC) and Regulation S-X or Regulation S-K, as applicable, in the case of interim financial statements, to normal recurring end-of-period adjustments (the effect of which will not, individually or in the aggregate, be material) and the omission of notes to the extent permitted by Regulation S-X or Regulation S-K, as applicable, and (z) fairly present, and in the case of AETI Financial Statements filed following the date hereof, will fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal end-of-period adjustments and the absence of complete footnotes), in all material respects the financial position of AETI and its Subsidiaries as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended.

(b) AETI has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to AETI is made known to AETI’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. Such disclosure controls and procedures are effective in timely alerting AETI’s principal executive officer and principal financial officer to material information required to be included in AETI’s periodic reports required under the Exchange Act.

(c) AETI has established and maintained a system of internal controls sufficient to provide reasonable assurance regarding the reliability of AETI’s financial reporting and the preparation of AETI’s financial statements for external purposes in accordance with U.S. GAAP.

(d) There are no outstanding loans or other extensions of credit made by AETI to any executive officer (as defined in Rule 3b 7 under the Exchange Act) or director of AETI. AETI has not taken any action prohibited by Section 402 of the Sarbanes Oxley Act.

(e) The books of account, minute books and transfer ledgers and other similar books and records of AETI and its Subsidiaries have been maintained in accordance with good business practice, are complete and correct in all material respects and there have been no material transactions that are required to be set forth therein and which have not been so set forth.

(f) Except as otherwise noted in the AETI Financial Statements, the accounts and notes receivable of AETI and its Subsidiaries reflected in the AETI Financial Statements: (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies, (iii) are not subject to any valid set-off or counterclaim to which AETI has been notified in writing as of the date hereof except to the extent set forth in such balance sheet contained therein, and (iv) are not the subject of any actions or proceedings brought by or on behalf of AETI or any of its Subsidiaries as of the date hereof.

6.8 No Undisclosed Liabilities. AETI (including its Subsidiaries) has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet in accordance with U.S. GAAP that are, individually or in the aggregate, material to the business, results of operations or financial condition of AETI, except liabilities provided for in or otherwise disclosed or reflected in the balance sheet included in the most recent AETI Financial Statements or in the notes thereto in the AETI SEC Reports.

6.9 Absence of Certain Changes or Events. Except as contemplated by this Agreement, since the Balance Sheet Date, there has not been: (a) any Material Adverse Effect on AETI as of the date hereof, (b) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of AETI’s capital stock, or any purchase, redemption or other acquisition by AETI of any of AETI’s capital stock or any other securities of AETI or any options, warrants, calls or rights to acquire any such shares or other securities, (c) any split, combination or reclassification of any of AETI’s capital stock, (d) any granting by AETI of any increase in compensation or fringe benefits, or any payment by AETI of any bonus, or any granting by AETI of any increase in severance or termination pay or any entry by AETI into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving AETI of the nature contemplated hereby, (e) any material change by AETI in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP (or any interpretation thereof) or Applicable Legal Requirements, (f) any change in the auditors of AETI, (g) any issuance of capital stock of

AETI, or (h) any revaluation by AETI of any of its assets, including, without limitation, any sale of assets of AETI other than in the ordinary course of business.

6.10 Litigation. There are no Legal Proceedings pending or to AETI’s Knowledge, threatened in writing against or otherwise relating to AETI or any of its Subsidiaries, before any Governmental Entity.

6.11 Employee Benefit Plans.

(a) Schedule 6.11(a) of the AETI Disclosure Schedule lists all material Plans maintained by AETI or any of its ERISA Affiliates or with respect to which AETI or any of its ERISA Affiliates has any liability (individually, an “AETI Plan,” and, collectively, the “AETI Plans”). All AETI Plans have been maintained and administered in all material respects in compliance with their respective terms and with the requirements prescribed by Applicable Legal Requirements. No Legal Proceeding (excluding claims for benefits incurred in the ordinary course of AETI Plan activities) is pending or, to the Knowledge AETI, threatened in writing against AETI or any its Subsidiaries with respect to any AETI Plan, except as would not, individually or in the aggregate, reasonably be expected to be material to AETI and its Subsidiaries, taken as a whole. To the Knowledge of AETI, there are no audits, investigations, inquiries or proceedings pending or threatened by any Governmental Entity with respect to any AETI Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the AETI Plans have been timely made or accrued. No AETI Plan has an accumulated funding deficit and neither AETI nor any of its ERISA Affiliates would be required to make any contribution to an AETI Plan upon termination in accordance with this Agreement. AETI does not have any plan or commitment to establish any new AETI Plan or to modify any AETI Plan (except to the extent required by any Applicable Legal Requirement or to conform any such AETI Plan to the requirements of any Applicable Legal Requirement).

(b) None of AETI or its ERISA Affiliates (i) maintain or contribute to, nor have they ever maintained or contributed to, any pension plan subject to Title IV of ERISA or Sections 412 of the Code or 302 of ERISA; and (ii) is a party or otherwise subject to, contributing to or required to contribute to any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA or has ever been a party or otherwise subject to, contributed to or been required to contribute to any such “multiemployer plan”.

(c) AETI or its Subsidiaries have delivered to the Exchanging Owners true, correct and complete copies of the following documents with respect to the AETI Plans: (i) the plan document, including amendments thereto; and (ii) ERISA-compliant summary plan descriptions, summary of material modifications, and other material communications to participants relating thereto.

(d) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any material payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any member of the board of managers, officer or employee of AETI under any AETI Plan or otherwise, (ii) materially increase any benefits otherwise payable under any AETI Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits except as required by Applicable Legal Requirements. None of AETI or any of its Subsidiaries has any liability or contingent liability for providing, under any AETI Plan, any post-retirement medical or life insurance benefits to any employee, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B of the Code or applicable state law.

(e) Notwithstanding anything herein to the contrary, the representations and warranties in this Section  6.11 are AETI’s exclusive representations and warranties regarding AETI Plans.

6.12 Labor Matters.

(a) Schedule 6.12(a) contains a true and complete list of all individuals employed by or otherwise engaged to provide personal services as a contractor to, AETI and/or its Subsidiaries (each, an “AETI Employee”), and, as applicable for each such AETI Employee, contains the following information: (i) name;

(ii) title or position (including whether full-time or part-time); (iii) annual base salary or base wage rate; and (iv) work location.

(b) Neither AETI nor its Subsidiaries is a party to, or otherwise subject to, any collective bargaining agreement or other agreement with any labor organization, work council, or trade union with respect to AETI’s or any of its Subsidiaries’ operations, nor is any AETI Employee represented by a labor organization, work council, or trade union. To AETI’s Knowledge, there are no organizing activities or proceedings, election petitions, union card signing or other union activities, or union corporate campaigns by or of any labor organization, work council, or trade union currently directed at AETI or any of its Subsidiaries or any AETI Employee, nor have there been any such activities or proceedings during the last three (3) years. No material work stoppage, slowdown, or labor strike involving AETI or any of its Subsidiaries or any AETI Employee is pending, or to AETI’s Knowledge, threatened, nor has any material work stoppage, slowdown, or labor strike involving AETI or any of its Subsidiaries or with respect to any AETI Employee or former employee of AETI or its Subsidiaries occurred in the last three (3) years.

(c) There are no Legal Proceedings, labor grievances or similar proceedings pending, or, to AETI’s Knowledge, threatened against AETI or any of its Subsidiaries relating to the violation or alleged violation of any Legal Requirements related to the employment or engagement of labor, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of Legal Requirements, and there are no continuing obligations of AETI or any of its Subsidiaries pursuant to the resolution of any such Legal Proceeding, labor grievance or similar proceeding that is no longer pending.

(d) Each AETI Employee is terminable “at will” subject to applicable notice periods as set forth by applicable Legal Requirements or in any applicable employment or consulting agreement, and there are no agreements or understandings between AETI or any of its Subsidiaries, as applicable, and any of the AETI Employees that provide that such employment or engagement is for any particular period or term. To AETI’s Knowledge, as of the date hereof, none of AETI’s or any of its Subsidiaries’ officers or key employees has given written notice of any intent to terminate his or her employment with, as applicable, AETI or any of its Subsidiaries. AETI is in compliance in all material respects and, to AETI’s Knowledge, each of the AETI Employees is in compliance in all material respects, with the terms of any employment and/or consulting agreements between, as applicable, AETI or any of its Subsidiaries and any AETI Employee.

(e) AETI and its Subsidiaries are in compliance with all applicable Legal Requirements respecting employment, employment practices, terms and conditions of employment, plant closing and mass layoff, employment discrimination, harassment, retaliation, and reasonable accommodation, leaves of absence, employee classification, employee health and safety, leasing and supply of temporary and contingent staff, engagement of independent contractors, including proper classification of same, payroll taxes, immigration with respect to AETI Employees, contingent workers and wages and hours of work, and is not liable for any arrears of wages or penalties with respect thereto, except in each case as would not, individually or in the aggregate, reasonably be expected to be material to AETI and its Subsidiaries, taken as a whole. AETI has no Knowledge of any circumstance that is reasonably likely to give rise to any claim by any AETI Employee or former employee or former contractor of AETI or any of its Subsidiaries for compensation upon termination of, as applicable, such individual’s employment or engagement (beyond any severance pay to which such employee may be entitled under any applicable employment agreement). All amounts that AETI and/or its Subsidiaries are legally required to withhold from wages and to pay to any Governmental Entity as required by applicable Legal Requirements have been withheld and paid, and AETI and/or its Subsidiaries do not have any outstanding obligation to make any such withholdings or payments, other than with respect to an open payroll period or as would not result in material liability to AETI.

(f) Except as would not reasonably be expected to result in AETI’s incurring a material liability, no AETI Employee or former employee of AETI and/or any of its Subsidiaries is owed any wages, benefits or other compensation for past services (other than wages, benefits and compensation accrued during the current pay period and any accrued pay or benefits for services, which by their terms or under applicable Legal Requirements, are payable in the future, such as but not limited to accrued vacation, recreation leave and severance pay).

(g) Notwithstanding anything herein to the contrary, the representations and warranties in this Section 6.12 are AETI’s exclusive representations and warranties regarding AETI in respect of labor and employment matters.

6.13 Restrictions on Business Activities. Except as set forth on Schedule 6.13 of the AETI Disclosure Schedule, there is no agreement, commitment, or Order binding upon AETI or its assets or to which AETI is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of AETI, any acquisition of property by AETI or the conduct of business by AETI as currently conducted.

6.14 Title to Property.

(a) Other than the real property described on Schedule 6.14(a) of the AETI Disclosure Schedule, AETI and its Subsidiaries own no real property (the “AETI Owned Property”). Schedule 6.14(a) of the AETI Disclosure Schedule contains a list of all options or other contracts under which AETI or its Subsidiaries has a right to purchase or lease, or the obligation to sell, any real property. AETI has good and marketable, or indefeasible, as applicable, fee simple title to all AETI Owned Property, in each case, free and clear of all Liens except (A) Liens set forth on Schedule 6.14(a) and (B) Permitted Liens.

(b) All material leases of real property held by AETI or its Subsidiaries, if any, and all Personal Property of AETI and its Subsidiaries owned are shown or reflected on the balance sheet included in the most recent AETI Financial Statements, other than those entered into or acquired on or after the Balance Sheet Date in the ordinary course of business. Schedule 6.14(b) of the AETI Disclosure Schedule contains a list of all leases of real property held by AETI or its Subsidiaries (individually, a “AETI Real Property Lease” and, together with the AETI Owned Property, being referred to herein individually as a “AETI Property” and collectively as the “AETI Properties”).

(c) All leases pursuant to which AETI or its Subsidiaries lease from others real property or material Personal Property, if any, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default of AETI or such Subsidiary or, to AETI’s Knowledge, any other party (or any event which with notice or lapse of time, or both), that would constitute a material default, except where the existence of such default or event of default would not, individually or in the aggregate, reasonably be expected to be material to AETI and its Subsidiaries, taken as a whole. No AETI Real Property Lease contains any assignment prohibition or other provision (i) that would prohibit the transaction contemplated by this Agreement, (ii) that would cause a default under such AETI Real Property Lease if closing is effectuated hereunder, or (iii) wherein any landlord or other party would be entitled to any consideration as a result of the transaction contemplated by this Agreement.

(d) The AETI Property constitutes all fee and leasehold interests in real property currently used or currently held for use in connection with the business of AETI and such AETI Property, together with other items of tangible personal property currently owned or leased by AETI, is sufficient for the continued operation of the business of AETI after the Closing in substantially the same manner as conducted prior to the Closing. There does not exist any actual or, to the Knowledge of AETI, threatened or contemplated condemnation or eminent domain proceedings that affect any part of the AETI Property, and neither AETI nor any Subsidiary has received any written, or to the Knowledge of AETI, or any Subsidiary, oral notice of the intention of any Governmental Entity or other Person to take or use all or any part of the AETI Property by condemnation or eminent domain. AETI has no Knowledge of any fact or condition which would result in the termination of the current access from any of the AETI Properties to any presently existing highways and roads adjoining or situated on the AETI Properties, or to any existing sewer or other utility facilities servicing, adjoining or situated on the AETI Properties.

6.15 Taxes.

(a) Except as set forth in Schedule 6.15(a) of the AETI Disclosure Schedule, AETI and each of its Subsidiaries has timely filed all material Returns required to be filed by AETI and each of its Subsidiaries with any Governmental Entity. All such Returns are true, correct and complete in all material respects. AETI and each of its Subsidiaries has paid all material Taxes shown to be due and payable on such Returns, other than any such Taxes being contested in good faith through appropriate proceedings which (if any) are set forth on Schedule 6.15(a) of the AETI Disclosure Schedule.

(b) All material Taxes that AETI and each of its Subsidiaries are required by Applicable Legal Requirements to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper Governmental Entity to the extent due and payable.

(c) There is no material Tax deficiency outstanding, proposed or assessed against AETI or any of its Subsidiaries, nor has such AETI or any of its Subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. AETI and its Subsidiaries have complied with all material Applicable Legal Requirements with respect to (i) payments made to third parties and (ii) the withholding and payment of withheld Taxes, and have in all material respects (x) timely withheld from employee wages and other payments and (y) timely paid over in full to the proper Taxing authorities all amounts required to be so withheld and paid over for all periods.

(d) To AETI’s Knowledge no audit or other examination of any Return of AETI or any of its Subsidiaries by any Governmental Entity is presently in progress, nor has AETI or any of its Subsidiaries been notified of any request for such an audit or other examination.

(e) No adjustment relating to any Returns filed by AETI or any of its Subsidiaries has been proposed in writing, formally or informally, by any Governmental Entity to AETI or any of its Subsidiaries or any representative thereof.

(f) Neither AETI nor any of its Subsidiaries has any liability for any unpaid Taxes which have not been accrued for or reserved on the AETI Financial Statements, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that (i) may have accrued since the end of the most recent fiscal year in connection with the operation of the business of AETI in the ordinary course of business, or (ii) would not, individually or in the aggregate, reasonably be expected to be material to neither AETI nor any of its Subsidiaries, taken as a whole.

(g) Neither AETI nor any of its Subsidiaries has made any payments, is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any payments that would not be deductible under Section 280G of the Code.

(h) AETI has at all times been treated as a corporation for U.S. federal income (and applicable state and local) Tax purposes.

(i) Notwithstanding anything herein to the contrary, the representations and warranties in this Section 6.15 and the applicable representations and warranties in Sections 6.9, 6.11, and 6.12 are AETI’s exclusive representations and warranties regarding AETI in respect of Taxes.

6.16 Environmental Matters.

(a) Except as would not, individually or in the aggregate, be material to AETI and its Subsidiaries, taken as a whole: (i) AETI and its Subsidiaries are in compliance and has at all time material to this Agreement been in compliance with all applicable Environmental Laws; (ii) no properties owned, occupied, leased or operated by AETI and its Subsidiaries (including soils, groundwater, surface water, air, buildings or other structures) contain Contamination; (iii) no properties formerly owned, occupied, leased or operated by AETI and its Subsidiaries contain Contamination arising out of AETI’s or its Subsidiaries’ activities during the period of ownership, occupation, lease or operation by AETI or, to AETI’s Knowledge, during any prior period; (iv) AETI and its Subsidiaries are not subject to liability, including STRICT LIABILITY, for any Hazardous Substance release or disposal at or Contamination of any third party or public property (whether above, on or below ground or in the atmosphere or water); (v) AETI and its Subsidiaries are not and have not been associated with any release or threat of release of any Hazardous Substance at any property owned, operated, occupied or under lease by AETI or its Subsidiaries that was either in violation of Environmental Law or at concentrations that would not constitute Contamination; (vi) AETI and its Subsidiaries are not subject to any claims asserting liability for Hazardous Substances or under Environmental Laws, and has not received any notice, demand, letter, claim or request for information alleging that AETI or its Subsidiaries may be in violation of or liable under any Environmental Law; and (vii) AETI and its Subsidiaries are not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

(b) To AETI’s Knowledge, Schedule 6.16(b) of the AETI Disclosure Schedule sets forth all material environmental studies and investigations completed or in process with respect to AETI or any of its Subsidiaries or their respective properties, assets or operations that are within AETI’s possession or control. All such written reports and material documentation relating to any such study or investigation have been heretofore provided or made available by AETI or its Subsidiaries to the Exchanging Owners or their counsel.

(c) Notwithstanding anything herein to the contrary, the representations and warranties in this Section 6.16 are AETI’s exclusive representations and warranties regarding AETI in respect of Environmental Laws.

6.17 Brokers; Third Party Expenses. Neither AETI nor any of its Subsidiaries has incurred, neither will incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

6.18 Intellectual Property.

(a) Schedule 6.18(a) of the AETI Disclosure Schedule contains a description of any Intellectual Property owned by AETI. AETI owns or has enforceable rights to use all Intellectual Property required for the conduct of its business as presently conducted. No Intellectual Property, including software and software programs developed by or exclusively licensed to AETI (specifically excluding any off the shelf or shrinkwrap software) or any current version of products or services offerings of AETI (“AETI Products”) is subject to any material proceeding or outstanding contract, license, agreement, stipulation or Order restricting in any material manner the use, transfer or licensing thereof by AETI, or which may affect the validity, use or enforceability of such Intellectual Property or AETI Product, which in any such case would reasonably be expected to be material to AETI and its Subsidiaries, taken as a whole.

(b) AETI and each Subsidiary of AETI owns and has good and exclusive title to each material item of its Intellectual Property owned by it free and clear of any Liens (excluding non-exclusive licenses and related restrictions granted by it in the ordinary course of business) other than Permitted Liens; and AETI is the exclusive owner of all material registered Trademarks and Copyrights used in connection with the operation or conduct of the business of AETI including the sale of any products or the provision of any services by AETI.

(c) To AETI’s Knowledge, the operation of the business of AETI as such business currently is conducted, including AETI’s use of any product, device or process, has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under Applicable Legal Requirements and AETI has not received any written claims or threats from third parties alleging any such infringement, misappropriation or unfair competition or trade practices.

(d) Notwithstanding anything herein to the contrary, the representations and warranties in this Section 6.18 are AETI’s exclusive representations and warranties regarding AETI in respect of Intellectual Property.

6.19 Agreements, Contracts and Commitments.

(a) Schedule 6.19(a) of the AETI Disclosure Schedule sets forth a complete and accurate list of all Material Contracts of AETI and its Subsidiaries.

(b) Each Material Contract of AETI or its Subsidiaries is in full force and effect and, to AETI’s Knowledge, is valid and binding upon and enforceable against each of the parties thereto, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. True, correct and complete copies of all Material Contracts of AETI and its Subsidiaries have been heretofore made available to the Exchanging Owners or their counsel.

(c) Neither AETI or its Subsidiaries nor, to AETI’s Knowledge, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Material Contract of AETI or its Subsidiaries, and no party to any such Material Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to be material to AETI and its Subsidiaries, taken as a whole.

6.20 Insurance. AETI and/or its Subsidiaries maintain appropriate Insurance Policies. The coverages provided by such Insurance Policies are adequate in amount and scope for such AETI’s business and operations as concurrently conducted, including any insurance required to be maintained by Material Contracts of AETI and its Subsidiaries.

6.21 Interested Party Transactions. Except as set forth in Schedule 6.21 of the AETI Disclosure Schedule: (a) no employee, officer, director or beneficial stockholder of AETI or any of its Subsidiaries or a member of his or her immediate family is indebted for borrowed money to AETI nor is AETI indebted for borrowed money (or committed to make loans or extend or guarantee credit) to any of them, other than reimbursement for reasonable expenses incurred on behalf of AETI; and (b) to AETI’s Knowledge, no officer, director or beneficial stockholder or any member of their immediate families is, directly or indirectly, interested in any contract with AETI or any of its Subsidiaries (other than such contracts as relate to any such individual ownership of capital stock or other securities of AETI).

6.22 AETI Listing. The AETI Common Stock is registered pursuant to the Exchange Act and is listed for trading on the Nasdaq Capital Markets (“Nasdaq”) under the symbol “AETI”. Except as set forth on Schedule 6.22 of the AETI Disclosure Schedule, AETI has not been notified by Nasdaq that it has failed to comply with any listing rules of such exchange, which such failure has not been rectified in full as of the date hereof. Except as set forth on Schedule 6.22 of the AETI Disclosure Schedule, there is no action or proceeding pending or, to AETI’s Knowledge, threatened against AETI by Nasdaq or the SEC with respect to any intention by such entity to prohibit or terminate the listing of AETI Common Stock on Nasdaq. None of AETI or any of its Affiliates has taken any action in an attempt to terminate the registration of AETI Common Stock under the Exchange Act.

6.23 Investment Company Act. AETI is not, and at and immediately following the Closing will not be, an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

6.24 Smaller Reporting Company. AETI constitutes a “smaller reporting company” within the meaning of Item 10(f)(1) of Regulation S-K.

6.25 Status of AETI Common Stock. Assuming that the representations and warranties made by the Exchanging Owners in Section 2.6 are true and correct, the offer and issuance of the shares of AETI Common Stock pursuant to this Agreement are exempt from the registration and prospectus delivery requirements of the

Securities Act and the rules and regulations promulgated thereunder. Without limiting the foregoing, neither AETI nor, to the Knowledge of AETI, any other Person authorized by AETI to act on AETI’s behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of AETI Common Stock and neither AETI nor, to the Knowledge of AETI, any Person acting on AETI’s behalf, has not made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the shares of AETI Common Stock under this Agreement to be integrated with prior offerings by AETI for purposes of the Securities Act that would result in Regulation D or any other applicable exemption from registration under the Securities Act not being available, nor will AETI take any action or steps that would cause the offering or issuance of the shares of AETI Common Stock under this Agreement to be integrated with other offerings.

6.26 Certain Provided Information. AETI represents and warrants that the information relating to AETI supplied by AETI for inclusion in the Proxy Statement will not, as of the date on which the Proxy Statement (or any amendment or supplement thereto or additional soliciting materials distributed in connection therewith) is first distributed to holders of AETI Common Stock or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. AETI will ensure that said Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

6.27 FCPA Compliance. Neither AETI, its Subsidiaries or Affiliates, nor, to AETI’s Knowledge, its or their respective representatives has given, lent, paid, promised, offered or authorized the payments, directly or indirectly through a third Person, of anything of value to any “foreign official,” as defined in the FCPA, to persuade that official to help AETI, or any other Person, obtain or keep business or to secure some other improper advantage, in each case, on behalf or with respect to any of the operations or business conducted by AETI or its Subsidiaries. Notwithstanding anything herein to the contrary, the representations and warranties in this Section 6.27 are AETI’s exclusive representations and warranties regarding FCPA compliance.

6.28 Disclaimer of Other Warranties.

(a) EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE VI, NONE OF AETI, ANY OF ITS SUBSIDIARIES OR ANY OF THEIR RESPECTIVE AFFILIATES, INSIDERS OR REPRESENTATIVES HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO THE EXCHANGING OWNERS, ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO AETI OR ANY OF ITS SUBSIDIARIES, RESPECTIVE BUSINESSES, ASSETS OR PROPERTIES OF THE FOREGOING, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS. WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY, (A) NONE OF AETI, ANY OF ITS SUBSIDIARIES OR ANY OF ITS RESPECTIVE AFFILIATES, INSIDERS OR REPRESENTATIVES SHALL BE DEEMED TO MAKE TO THE EXCHANGING OWNERS OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY OTHER THAN AS EXPRESSLY MADE BY AETI TO THE EXCHANGING OWNERS IN ARTICLE VI AND (B) NONE OF AETI NOR ANY OF ITS SUBSIDIARIES, NOR ITS RESPECTIVE AFFILIATES, INSIDERS OR REPRESENTATIVES, HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE TO THE EXCHANGING OWNERS, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO (I) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO THE EXCHANGING OWNERS OR THEIR REPRESENTATIVES BY OR ON BEHALF OF AETI IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS, (II) ANY MANAGEMENT PRESENTATION,

CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT OR (III) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO AETI, ANY OF ITS SUBSIDIARIES AND/OR THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING. THE EXCHANGING OWNERS HEREBY ACKNOWLEDGE THAT NONE OF THE EXCHANGING OWNERS HAS RELIED ON ANY PROMISE, REPRESENTATION OR WARRANTY THAT IS NOT EXPRESSLY SET FORTH IN ARTICLE VI OF THIS AGREEMENT. EACH EXCHANGING OWNER ACKNOWLEDGES THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF AETI, ITS SUBSIDIARIES AND THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING AND, IN MAKING ITS DETERMINATION TO PROCEED WITH THE TRANSACTIONS, EACH EXCHANGING OWNER HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS AND WARRANTIES OF AETI EXPRESSLY AND SPECIFICALLY SET FORTH IN ARTICLE VI.

(b) AETI expressly acknowledges and agrees, that, without limiting the representations and warranties contained in ARTICLE VI, (i) each Target Company and its Subsidiary is engaged in the development of complex energy infrastructure projects, the success of which are uncertain, and no representation or warranty is made with respect to the sufficiency of any action taken, asset or permit acquired or contract entered into in relation to the same, or the likelihood of success of any such project, (ii) numerous additional actions, assets, permits and contracts not yet taken, obtained or entered into by each Target Company and its Subsidiaries will be required to advance such projects to completion and there can be no assurance of such actions, assets, permits and contracts being taken, obtained or entered into.

6.29 Survival of Representations and Warranties. The representations and warranties of AETI set forth in this Agreement shall terminate at the Closing.

ARTICLE VII

CONDUCT PRIOR TO THE CLOSING DATE

7.1 Conduct of Business by each Target Company and its Subsidiaries. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each Target Company shall, and shall cause its Subsidiaries to, except to the extent that AETI shall otherwise consent in writing (not to be unreasonably withheld, conditioned or delayed) or as contemplated by this Agreement or the applicable Disclosure Schedule(s), carry on its business in the ordinary course consistent with past practice and in compliance with Applicable Legal Requirements. In addition, except as required or permitted by the terms of this Agreement or the Disclosure Schedules, or as required by Applicable Legal Requirement, without the prior written consent of AETI (not to be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each Target Company shall, and shall cause its Subsidiaries, not do any of the following:

(a) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock (or warrant or unit) or split, combine or reclassify any capital stock (or warrant or unit) or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, warrant or unit;

(b) Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock, units or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock, units or other equity securities or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock, units or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock, units or other equity securities or other ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock, units, equity securities or other ownership interests or convertible or exchangeable securities;

(c) Acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, or enter into any joint ventures, strategic partnerships or alliances or other arrangements, or any agreement, contract, arrangement or understand that provides for exclusivity of territory or otherwise restricts such Target Company’s, any of its Subsidiaries’ ability to compete or to offer or sell any products or services; in each case in this Section 7.1(c) in excess of $5,000,000 in aggregate transaction value;

(d) Sell, lease, license, encumber or otherwise dispose of any properties or assets other than in the ordinary course of business, consistent with past practices;

(e) Except in connection with the refinancing of indebtedness existing as of the date hereof, incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person or Persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of such Target Company, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing; individually or in the aggregate in excess of $5,000,000;

(f) Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) (other than the satisfaction in the ordinary course of business of liabilities of such Target Company which are not material in amount or nature), or litigation (whether or not commenced prior to the date of this Agreement), in each case, in excess of $1,000,000 in the aggregate ; or waive the benefits of, amend, modify or alter in any manner, terminate, release any Person from or knowingly fail to enforce any confidentiality or similar agreement to which such Target Company or any of its Subsidiaries is a party or of which such Target Company or any of its Subsidiaries is a beneficiary, as applicable;

(g) Modify, amend, alter in any manner or terminate any Material Contract of such Target Company, or waive, delay the exercise of, release or assign any material rights or claims thereunder, in each case other than in the ordinary course of business, consistent with past practices;

(h) Incur or enter into any Material Contract to which such Target Company or any of its Subsidiaries is or would be a party, other than in the ordinary course of business, consistent with past practices;

(i) Make, change or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of such Target Company, settle or compromise any material income tax liability or, except as required by Applicable Legal Requirements, change any method of accounting for Tax purposes or prepare, file any Return in a manner inconsistent with past practice or amend any Return;

(j) Make capital expenditures in excess of $5,000,000 other than in the ordinary course of business, consistent with past practices;

(k) Liquidate, dissolve, reorganize or otherwise wind up the business or operations of such Target Company or its Subsidiaries;

(l) Engage in a new line of business;

(m) Except as contemplated by this Agreement, enter into any material transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders, managers, members or other Affiliates other than the payment of salary and benefits and tax distributions in the ordinary course of business consistent with prior practice; or

(n) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section (a) through (m) above.

7.2 Conduct of Business by AETI and its Subsidiaries. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, AETI shall, and shall cause its Subsidiaries to, except to the extent that Holdings shall otherwise consent in writing (not to be unreasonably withheld, conditioned or delayed) or as contemplated by this Agreement or the AETI Disclosure Schedule, carry on its business in the ordinary course consistent with past practice and in compliance with Applicable Legal Requirements. In addition, except as required or permitted by the terms of this Agreement or the AETI Disclosure Schedule, or as required by Applicable Legal Requirement, without the prior written consent of Holdings (not to be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, AETI shall, and shall cause its Subsidiaries, not do any of the following:

(a) Amend its Charter Documents;

(b) Accelerate, amend or change the period of exercisability of options, restricted stock (or membership interest) or other equity awards, or reprice options granted under any employee, consultant, director or other equity plans or authorize cash payments in exchange for any options or other equity awards granted under any of such plans;

(c) Grant any severance or termination compensation to (i) any officer or (ii) any employee, except pursuant to Applicable Legal Requirements, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the Exchanging Owners, or adopt any new severance plan, or amend, modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

(d) Transfer or license to any Person or otherwise extend, amend or modify any rights to any Intellectual Property or enter into grants to transfer or license to any Person future Intellectual Property rights, other than in the ordinary course of business consistent with past practices, provided that in no event shall AETI license on an exclusive basis or sell any Intellectual Property;

(e) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock (or warrant or unit) or split, combine or reclassify any capital stock (or warrant or unit) or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, warrant or unit;

(f) Purchase, redeem or otherwise acquire, directly or indirectly, any ownership interests of AETI or any of its Subsidiaries;

(g) Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock, units or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock, units or other equity securities or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock, units or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock, units or other equity securities or other ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock, units, equity securities or other ownership interests or convertible or exchangeable securities;

(h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, or enter into any joint ventures, strategic partnerships or alliances or other arrangements, or any agreement, contract, arrangement or understand that provides for exclusivity of territory or otherwise restricts AETI’s, any of its Subsidiaries’ ability to compete or to offer or sell any products or services. For purposes of this paragraph, “material” includes the requirement that, as a result of such transaction, financial statements of the acquired, merged or consolidated entity be included in the Proxy Statement;

(i) Sell, lease, license, encumber or otherwise dispose of any properties or assets with a value in excess of $25,000;

(j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person or Persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of AETI, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

(k) Except pursuant to Applicable Legal Requirements, a Plan or written agreement entered into prior to the date hereof, adopt, amend, modify or alter in any manner any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except pursuant to Applicable Legal Requirements, a Plan or written agreement entered into prior to the date hereof;

(l) Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) (other than the satisfaction in the ordinary course of business of liabilities of AETI which are not material in amount or nature), or litigation (whether or not commenced prior to the date of this Agreement), or waive the benefits of, amend, modify or alter in any manner, terminate, release any Person from or knowingly fail to enforce any confidentiality or similar agreement to which AETI or any of its Subsidiaries is a party or of which AETI or any of its Subsidiaries is a beneficiary, as applicable;

(m) Modify, amend, alter in any manner or terminate any AETI Material Contract, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(n) Except as required by U.S. GAAP (or any interpretation thereof) or Applicable Legal Requirement, revalue any of its assets or make any change in accounting methods, principles or practices;

(o) Incur, enter into any Material Contract or any employment contract to which AETI or any of its Subsidiaries is or would be a party;

(p) Make, change or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of AETI, settle or compromise any material income tax liability or, except as required by Applicable Legal Requirements, change any method of accounting for Tax purposes or prepare, file any Return in a manner inconsistent with past practice or amend any Return;

(q) Form or establish and Subsidiary, or transfer, sell or otherwise divest itself of any Subsidiaries (or any interest therein), including, for purposes of clarity, BOMAY Electric Industries Co., Ltd., M&I Electric Brazil Sistemas e Servicios em Energia LTDA and M & I Electric Far East PTE Ltd.;

(r) Permit any Person to exercise any of its discretionary rights under any Plan to provide for the automatic acceleration of any outstanding options or other equity awards, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans;

(s) Make capital expenditures other than in the ordinary course of business, consistent with past practices;

(t) Make or omit to take any action, the taking or omission of which would be reasonably expected to have a Material Adverse Effect on AETI;

(u) Liquidate, dissolve, reorganize or otherwise wind up the business or operations of AETI or its Subsidiaries;

(v) Purchase any equity securities of any Person;

(w) Engage in a new line of business or expand existing business lines into areas outside of the continental United States;

(x) Enter into any material transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders, managers, members or other Affiliates other than the payment of salary and benefits and tax distributions in the ordinary course of business consistent with prior practice; or

(y) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section (a) through (x) above.

7.3 No Solicitation by AETI.

(a) Subject to Section 7.3(b), from and after the date of this Agreement, AETI will not, and will not authorize or permit any of its officers, directors, employees, agents, Affiliates and other representatives or those of any of its Subsidiaries, directly or indirectly, to initiate, solicit or knowingly encourage (including by way of providing information) any invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead to any Acquisition Proposal from any person or engage in any negotiations with respect thereto or otherwise cooperate with, or assist or participate in, or facilitate or enter into any such proposal.

(b) AETI shall, as promptly as practicable (and in no event later than 48 hours after receipt thereof), advise the Exchanging Owners of any Acquisition Proposal or any inquiry received by AETI that it reasonably believes could lead to an Acquisition Proposal (including, without limitation, any Acquisition Proposal that constitutes a Superior Proposal) and of the material terms of any proposal or inquiry that it may receive in respect of any such Acquisition Proposal or inquiry, including the identity of the person making the Acquisition Proposal or inquiry, and shall furnish to the Exchanging Owners a copy of any such proposal or inquiry, if it is in writing, or a written summary of any such proposal or inquiry, if it is not in writing, and shall keep the Exchanging Owners fully informed on a prompt basis with respect to any developments with respect to the foregoing. In the event that, prior to the approval and adoption of this Agreement at the Special Meeting, AETI receives an Acquisition Proposal from a third party that the AETI Board has in good faith concluded, after consultation with outside legal counsel and financial adviser, is, or is reasonably likely to result in, a Superior Proposal, it may then take the following actions: (i) furnish nonpublic information to the third party making such Acquisition Proposal, provided, however, that (A) prior to furnishing any such nonpublic information to such party, it gives the Exchanging Owners written notice of its intention to furnish such nonpublic information, (B) it receives from the third party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic information furnished to such third party on its behalf, the terms of which are at least as restrictive in all material respects as, and in any case no more favorable to such third party in all material respects than, the terms contained in the Confidentiality Agreement (and containing additional provisions that expressly permit AETI to comply with the provisions of this Section 7.3) and (C) concurrently with or promptly following furnishing any material nonpublic information to such third party, it furnishes such material nonpublic information to the Exchanging Owners or, if such nonpublic information has been previously so furnished to the Exchanging Owners, AETI shall advise the Exchanging Owners of the information it has provided to such third party; and (ii) engage in discussions and negotiations with the third party with respect to the Acquisition Proposal, provided that prior to entering into negotiations with such third party, it gives the Exchanging Owners written notice of its intention to enter into negotiations with such third party and furnishes to the Exchanging Owners all other information regarding such Acquisition Proposal as provided under this Section 7.3(b).

(c) Notwithstanding anything in this Agreement to the contrary, the AETI Board shall be permitted, at any time prior to approval and adoption of this Agreement at the Special Meeting, (i) in connection with an Intervening Event, to withdraw, modify or change, or propose to withdraw, modify or change, the recommendation by the AETI Board of this Agreement if, after consultation with its outside legal counsel, the AETI Board concludes in good faith that failure to take such action would be inconsistent with its fiduciary duties to stockholders of AETI under the FBCA; or (ii) in response to an Acquisition Proposal, to approve or recommend, or propose to approve or recommend, such Acquisition Proposal and, in connection therewith, to withdraw, modify or change the recommendation by the AETI Board of this Agreement, but only if, in the case referred to in clause (ii), the AETI Board reasonably concludes in good faith, after consultation with its outside legal counsel and financial adviser, that such Acquisition Proposal is bona fide and constitutes a Superior Proposal and AETI has observed the notice provisions herein and has complied with the provisions of this Section 7.3; provided that the AETI Board may not change its recommendation pursuant to clause (ii) above unless:

(i) AETI has provided prior written notice to the Exchanging Owners, which notice must state that the AETI Board has made the determinations contemplated by the foregoing and specifying in reasonable detail the reasons for such action, including a description of the material terms of such Superior Proposal, identifying the Person or group making such Superior Proposal and delivering to the Exchanging Owners a copy of the proposed definitive agreement providing for the Acquisition Proposal for such Superior Proposal in substantially the form to be entered into and any other relevant proposed transaction agreements) at least three (3) Business Days in advance of its intention to take such action with respect to the change of recommendation (the period inclusive of all such days, the “Notice Period”) (it being understood and agreed that any material amendment to the terms of such Superior Proposal shall require a new notice pursuant to this Section 7.3(c) and a new Notice Period);

(ii) during any Notice Period, AETI has negotiated with Holdings in good faith (to the extent Holdings desires to negotiate) to make adjustments in the terms and conditions of this Agreement such that the Superior Proposal would no long constitute a Superior Proposal; and

(iii) at the end of the Notice Period, the AETI Board again reasonably concludes in good faith, after consultation with its outside legal counsel and financial advisors, and taking into account any adjustment or modification to the terms and conditions of this Agreement proposed by Holdings, that such Acquisition Proposal continues to constitute a Superior Proposal and, after consultation with its outside legal counsel, that the failure of the AETI Board to effect a change in recommendation with respect to such Superior Proposal would be inconsistent with its fiduciary duties under the FBCA.

(d) Notwithstanding anything in this Agreement to the contrary, if the AETI Board changes its recommendation pursuant to Section 7.3(c)(ii) and this Agreement is terminated, such termination shall not be effective unless and until AETI shall have paid the Expense Reimbursement in accordance with Section 10.3.

(e) Nothing contained in this Agreement shall prohibit the AETI Board from taking and disclosing to its stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act to the extent required by applicable law.

(f) AETI shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by AETI, its Subsidiaries or any of their representatives with respect to any Acquisition Proposal existing on the date of this Agreement. In addition, AETI will use commercially reasonable efforts to cause each third party recipient of information relating to any such Acquisition Proposal existing on the date of this Agreement to promptly deliver to AETI or, at the option of AETI, to destroy all written (and electronic) material furnished to such third party or its representatives by or on behalf of AETI.

(g) For purposes of this Agreement, the following terms shall have the following meanings: (i) “Acquisition Proposal” shall mean a written inquiry, offer or proposal relating to any transaction or series of related transactions involving: (A) any purchase from AETI or acquisition by any person, entity or “Group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a twenty-five percent (25%) interest in the total outstanding voting securities of AETI or any tender offer or exchange offer that if consummated would result in any person, entity or Group beneficially owning twenty-five percent (25%) or more of the total outstanding voting securities of AETI or any merger, consolidation, business combination or similar transaction involving AETI, (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than twenty-five percent (25%) of the assets of AETI and its Subsidiaries, taken as a whole, or (C) any liquidation or dissolution of AETI or any of its Subsidiaries; (ii) “Superior Proposal” shall mean an Acquisition Proposal for at least a majority of the voting power of AETI’s then outstanding securities or all or substantially all of the assets of AETI and its Subsidiaries, taken as a whole, that the AETI Board has in good faith concluded (following the receipt of advice of its outside legal counsel and its financial adviser, and taking into account, among other things, (1) the form of the consideration offered, (2) all legal, financial, regulatory and other aspects of the proposal and (3) the person, entity or Group making the proposal) to be more favorable to the stockholders of AETI than the terms of the Transactions and is reasonably capable of being consummated on the terms and along the timeline proposed; and (iii) “Intervening Event” shall mean an event, fact, circumstance, development or occurrence materially affecting AETI that (A) was not known to or reasonably foreseeable by the AETI Board as of or prior to the date hereof, (B) does not relate to an Acquisition Proposal and (C) becomes known to or by the AETI Board prior to obtaining the stockholders’ approval of the AETI Stockholder Matters.

(h) From and after the date of this Agreement, the Exchanging Owners will not, and will not authorize or permit any of its officers, directors, employees, agents, Affiliates and other representatives or those of any of its Subsidiaries, directly or indirectly, to initiate, solicit or knowingly encourage (including by way of providing information) any invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead to any acquisition proposal (no matter how structured) for the Target Companies, individually or in the aggregate, or any of their assets from any person or engage in any negotiations with respect thereto or otherwise cooperate with, or assist or participate in, or facilitate or enter into any such proposal; provided, for purposes of clarity, that the Exchanging Owners, the Target Companies and their Affiliates and other representatives may initiate, solicit, knowingly encourage and otherwise negotiate strategic transactions between any Target Company or its Subsidiaries and any third Persons that will not adversely impact the Exchanging Owners’ and Target Companies’ financial condition and ability to consummate the Transactions contemplated hereby.

ARTICLE VIII

ADDITIONAL AGREEMENTS

8.1 Proxy Statement; Special Meeting.

(a) As soon as is reasonably practicable after receipt by AETI from each Target Company of all financial and other information relating to such Target Company as AETI may reasonably request for its preparation, AETI shall prepare and file with the SEC under the Exchange Act, and with all other applicable regulatory bodies, a proxy statement (“Proxy Statement”) to be used for the purpose of soliciting proxies from holders of AETI Common Stock to vote in favor of (i) the issuance of AETI Common Stock in connection with the Transactions (ii) an increase in the number of authorized shares of AETI Common Stock (such number to be as directed by the Target Companies) and (iii) amendments to AETI’s Amended and Restated Certificate of Incorporation to be effective from and after the Closing (A) authorizing a reverse stock split of AETI Common Stock at a ratio in an amount sufficient to satisfy Nasdaq listing requirements in effect at such time to be determined by the AETI Board and Holdings and (B) changing the name of AETI to Stabilis Energy, Inc., each as reflected in the amendments to the AETI Charter Documents attached hereto as Exhibits D-1 through D-3, and (iv) adjourning the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the foregoing (the matters set forth in clauses (i) through (iv) being referred to herein as the “AETI Stockholder Matters”) at a meeting of holders of AETI Common Stock to be called and held for such purpose (the “Special Meeting”). Each Target Company shall furnish to AETI all information concerning such Target Company as AETI may reasonably request in connection with the preparation of the Proxy Statement. All information furnished by each Target Company to AETI pursuant to this Section 8.1(a) shall be in the form and substance required by SEC Schedule 14A including risk factors of such Target Company’s business, management’s discussion and analysis of financial conditions and results of operation, selected financial information, proforma financial information, business, operations and properties, owners and management. Each Exchanging Owner, Target Company and its counsel shall be given an opportunity to review, comment on and approve the preliminary Proxy Statement prior to its filing with the SEC. AETI, with the assistance and written approval of each Target Company, shall promptly respond to any SEC comments on the Proxy Statement and shall otherwise use commercially reasonable efforts to cause the Proxy Statement to be approved by the SEC as promptly as practicable. AETI shall also take any and all actions required to satisfy the requirements of the Securities Act and the Exchange Act.

(b) As soon as practicable following the approval for distribution of the Proxy Statement by the SEC, AETI shall distribute the Proxy Statement to the holders of AETI Common Stock and, pursuant thereto, shall call the Special Meeting in accordance with the FBCA and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the other matters presented for approval or adoption at the Special Meeting, including, without limitation, the matters described in Section 8.1(a).

(c) AETI shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the FBCA in the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Special Meeting. Without limiting the foregoing, AETI shall ensure that the Proxy Statement does not, as of the date on which it is first distributed to holders of AETI Common Stock, and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that AETI shall not be responsible for the accuracy or completeness of any information relating to each Target Company or any other information furnished by each Target Company for inclusion in the Proxy Statement).

(d) AETI, acting through the AETI Board, shall include in the Proxy Statement the recommendation of the AETI Board that the holders of AETI Common Stock vote in favor of the AETI Stockholder Matters, and shall otherwise use commercially reasonable efforts to obtain the approval of the AETI Stockholder Matters. Neither the AETI Board nor any committee or agent or representative thereof shall withdraw (or modify in a manner adverse to the Target Companies), or propose to withdraw (or modify in a manner adverse to the Target Companies), the AETI board of director’s recommendation that the holders of AETI Common Stock vote in favor of the adoption of this Agreement.

(e) The Parties shall take all necessary action so that the persons listed on Schedule 8.1(e) of the AETI Disclosure Schedule are elected and appointed to the positions of officers and directors of AETI in the class indicated with respect to directors, and as members of the committees of the AETI Board, as set forth therein, to serve in such positions effective immediately after the Closing. If any Person listed on Schedule 8.1(e) of the AETI Disclosure Schedule is unable to serve, the Party appointing such Person, as indicated on such Schedule, shall designate a successor; provided that, if such designation is to be made after the Closing, any successor to a Person designated by AETI shall be made by a committee appointed by the AETI Board.

8.2 Other Actions.

(a) As promptly as practicable after execution of this Agreement, AETI will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement (“Signing Form 8-K”), the form and substance of which shall be subject to the approval in advance in writing by Holdings (which approval will not be unreasonably withheld, delayed or conditioned).

(b) Promptly after the execution of this Agreement, AETI and the Target Companies shall also issue a joint press release announcing the execution of this Agreement (the “Signing Press Release”), the form and substance of which shall be subject to the approval in advance in writing by Holdings (which approval will not be unreasonably withheld, delayed or conditioned).

(c) At least five (5) days prior to Closing, AETI shall prepare a draft Current Report on Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by each Target Company and its accountant (which financial statements shall meet the requirements of Form 8-K, including PCAOB registration of the auditor), and such other information that may be required to be disclosed in any report or form to be filed with the SEC (“Closing Form 8-K”), the form and substance of which shall be subject to the approval in advance in writing by Holdings. Prior to Closing, AETI and the Target Companies shall prepare a joint press release announcing the consummation of the Transactions hereunder (“Closing Press Release”), the form and substance of which shall be approved in advance in writing by Holdings. Concurrently with the Closing, AETI shall issue the Closing Press Release. Concurrently with the Closing, or as soon as practicable thereafter, AETI shall file the Closing Form 8-K with the Commission.

(d) At least fifteen (15) days prior to Closing, AETI shall prepare and file with Nasdaq a Listing of Additional Shares relating to Consideration Shares.

8.3 Required Information.

(a) In connection with the preparation of the Signing Form 8-K, the Signing Press Release, the Proxy Statement, the Closing Form 8-K and the Closing Press Release, or any other statement, filing notice or application made by or on behalf of AETI and/or the Target Companies to any Governmental Entity in connection with the Transactions (each, a “Reviewable Document”), and for such other reasonable purposes, each of the Target Companies and AETI shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors or managers, as applicable, officers, stockholders and members (including the directors of AETI to be elected effective as of the Closing as contemplated by Section 8.1) and such other matters as may be reasonably necessary or advisable in connection with the Transactions.

(b) At a reasonable time prior to the filing, issuance or other submission or public disclosure of a Reviewable Document by either AETI, on the one hand, or the Target Companies, on the other hand, the other Party shall be given an opportunity to review and comment upon such Reviewable Document and consent in writing to the form thereof, such consent not to be unreasonably withheld, and each Party shall accept and incorporate all reasonable comments from the other Party to any such Reviewable Document prior to filing, issuance, submission or disclosure thereof.

(c) Any language included in a Reviewable Document shall, following its filing, issuance or submission, thereafter be used by any other Party in other Reviewable Documents and in other documents distributed by the other Party in connection with the Transactions without further review or consent of the reviewing Party.

(d) Prior to the Closing Date (i) the Target Companies and AETI shall notify each other as promptly as reasonably practicable upon becoming aware of any event or circumstance which should be described in an amendment of, or supplement to, a Reviewable Document that has been filed with the SEC or Nasdaq, and (ii) the Target Companies and AETI shall each notify the other as promptly as practicable after the receipt by it of any written or oral comments of the SEC or Nasdaq on, or of any written or oral request by the SEC or Nasdaq for amendments or supplements to, any such Reviewable Document, and shall promptly supply the other with copies of all correspondence between it or any of its representatives and the SEC or Nasdaq with respect to any of the foregoing filings. AETI and the Target Companies shall use their respective commercially reasonable efforts, after consultation with each other, to resolve all such requests or comments with respect to the any Reviewable Document as promptly as reasonably practicable after receipt of any comments of the SEC or Nasdaq. All correspondence and communications to the SEC or Nasdaq made by AETI or the Target Companies with respect to the Transactions or any agreement ancillary hereto shall be considered to be Reviewable Documents subject to the provisions of this Section 8.3.

8.4 Confidentiality; Access to Information.

(a) Confidentiality. Any confidentiality agreement previously executed by and between each Target Company or any of its Affiliates, on the one hand, and AETI or any of its Affiliates, on the other hand, shall be superseded in its entirety by the provisions of this Agreement. Beginning on the date hereof and ending on the second (2nd) anniversary of this Agreement, each Party agrees to maintain in confidence any non-public information received from the other Parties, and to use such non-public information only for purposes of consummating the Transactions. Such confidentiality obligations will not apply to (i) information which was known to one Party or their respective agents or representatives prior to receipt from each Target Company, on the one hand, or AETI, on the other hand, as applicable; (ii) information which is or becomes generally known to the public without breach of this Agreement or an existing obligation of confidentiality; (iii) information acquired by a Party or their respective agents from a third party who was not bound to an obligation of confidentiality; (iv) disclosure required by Applicable Legal Requirement or stock exchange rule; (v) disclosures to a prospective source of financing or capital that is bound by a confidentiality agreement substantially similar to this Section 8.4(a); provided, that in the event any Exchanging Owner, Target Company or JCH, or any of their respective Affiliates, enters into a confidentiality agreement with a prospective source of financing or capital, such Person shall promptly deliver a copy of such confidentiality agreement to AETI; and provided, further, that Holdings shall keep AETI reasonably informed of the negotiations associated with any such financing and shall provide AETI with copies of any term sheets, letters of intent or similar instruments in respect thereof no fewer than three Business Days prior to the execution and delivery of any such instruments, or (vi) disclosure consented to in writing by AETI (in the case of each Target Company) or each Target Company (in the case of AETI). In the event this Agreement is terminated as provided in Article X, each Party will destroy or return or cause to be destroyed or returned to the other all documents and other material obtained from the other in connection with the Transactions contemplated hereby; provided that neither Party shall be required to return or destroy any electronic copy of any non-public information that is created pursuant to such Party’s standard electronic backup and archival procedures.

(b) Access to Information.

(i) Each Target Company will afford AETI and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of such Target Company during the period prior to the Closing to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel of such Target Company, as AETI may reasonably request.

(ii) AETI will afford each Target Company and Exchanging Owner and their respective financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of AETI during the period prior to the Closing to obtain all information concerning the business, including properties, results of operations and personnel of AETI, as such Target Company or Exchanging Owner may reasonably request.

8.5 Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including using reasonable best efforts to accomplish the following: (a) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article IX to be satisfied, (b) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all commercially reasonable steps as may be necessary to avoid any Legal Proceeding, (c) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, including the consents referred to on Schedule 3.5(b) of the Stabilis Disclosure Schedule, Schedule 4.5(b) of the Prometheus Disclosure Schedule, Schedule 5.5(b) of the PEG Disclosure Schedule and Schedule 6.5(b) of the AETI Disclosure Schedule (it being understood, for the avoidance of doubt, that nothing herein shall require such Person in connection therewith to incur any liability or expense or subject itself, any of its Subsidiaries or the business of the foregoing to any imposition of any limitation on the ability of any of them to conduct their business or to own or exercise control of their assets, properties and or membership interests), (d) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (e) the execution or delivery of any additional instruments reasonably necessary to consummate, and to fully carry out the purposes of, the Transactions, and (f) fulfill the usual and customary requirements of the NASDAQ listing standards in order to maintain the listing of AETI Common Stock on Nasdaq. In connection with and without limiting the foregoing, AETI and the AETI Board and each Target Company and its members or stockholders shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Transactions, use its reasonable best efforts to enable the Transactions to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require AETI or the Target Companies to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or of any business, assets or property, the imposition of any limitation on the ability of any of them to conduct their business or to own or exercise control of their respective assets, properties and capital stock or membership interests, or the incurrence of any liability or expense.

8.6 No AETI Securities Transactions. Neither the Target Companies nor any of their respective controlled Affiliates, directly or indirectly, shall engage in any transactions involving the securities of AETI prior to the time of the making of a public announcement regarding the Transactions. The Target Companies shall use their respective reasonable best efforts to require each of their respective officers, directors and employees, and shall use commercially reasonable efforts to require each of their respective agents, advisors, contractors, associates, clients, customers and representatives, to comply with the foregoing requirement.

8.7 Disclosure of Certain Matters. Each of AETI and the Target Companies will promptly provide the other Parties with prompt written notice of any event, development or condition of which they have Knowledge that (a) is reasonably likely to cause any of the conditions set forth in Article IX not to be satisfied, or (b) would require any amendment or supplement to the Proxy Statement. The Target Companies and AETI shall have the obligation to supplement or amend the Disclosure Schedules being delivered concurrently with the execution and delivery of this Agreement with respect to any matter hereafter arising or discovered which, if existing or known prior to the execution and delivery of this Agreement, would have been required to be set forth on the Disclosure Schedules. The obligations of each of the Target Companies and AETI to amend or supplement the Disclosure Schedules shall terminate on the Closing Date. No such amendment or supplementation shall be effective for purposes of Article IX or Article X.

8.8 Access to Financial Information. Each Target Company will, and will direct its auditors to (a) continue to provide AETI and its advisors such access to such Target Company’s financial information used in the preparation of its audited financial statements and (b) cooperate with any reviews performed by AETI or its advisors of any such financial statements or information, in each case to the extent necessary to allow AETI to reasonably review such information being provided hereunder.

8.9 Registration Rights Agreement. At or prior to the Closing, AETI shall execute and deliver to the Exchanging Owners a Registration Rights Agreement (the “Registration Rights Agreement”) substantially in the form attached hereto as Exhibit B pursuant to which, among other things, AETI will grant customary demand and piggyback registration rights to the Exchanging Owners.

8.10 Intended Tax Treatment. Each of the Exchanging Owners and AETI intends that Transactions shall qualify under Section 351 of the Code (and any similar provision of state, local, or non-U.S. Tax law). Each of the Exchanging Owners and AETI intends that, as a result of the Transactions, (a) the taxable years of the Target Companies shall cease at Closing, and (b) AETI shall be the parent of a consolidated group for U.S. federal income tax purposes that includes the Target Companies. Each of the Exchanging Owners and AETI will comply with the statement and the filing requirements of Treasury Regulations Section 1.351-3 and Treasury Regulations Section 1.368-3, if applicable. None of the Exchanging Owners or AETI shall take any position that is inconsistent with the treatment contemplated by this paragraph unless required by applicable law pursuant to a “final determination” pursuant to Section 1313 of the Code.

8.11 AETI Plans. Subject to the Closing, AETI shall terminate all AETI Plans designated in writing by Holdings to AETI no fewer than ten Business Days prior to the Closing Date, effective immediately prior to the Closing Date.

8.12 Directors’ and Officers’ Insurance. Effective on the Closing Date, AETI shall procure a six-year prepaid, irrevocable “tail policy” from an insurance carrier with the same or better credit rating as AETI’s current insurance carrier with respect to directors’ and employment practices liability insurance, providing benefits (in both amount and scope) at least equal to the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by AETI, which policy shall cover all matters arising on or before the Closing Date, including the transactions contemplated under this Agreement (“Tail Policy”).

8.13 Conversion of JCH Preferred Shares. JCH agrees on or prior to Closing to convert 1,000,000 shares of Series A Preferred Stock of AETI into shares of AETI Common Stock in accordance with the terms of the AETI Charter Documents. For purposes of clarity, the shares issuable to JCH in connection with such conversion shall not constitute, and shall be separate and apart from, the Consideration Shares issuable hereunder.

ARTICLE IX

CONDITIONS TO THE TRANSACTION

9.1 Conditions to Obligations of Each Party to Effect the Transactions. The respective obligations of each Party to this Agreement to effect the Transactions shall be subject to the satisfaction at or prior to the Closing of the following conditions:

(a) AETI Stockholder Matters. At the Special Meeting (including any adjournments thereof), the AETI Stockholder Matters shall have been duly approved and adopted by the stockholders of AETI by the requisite vote under the FBCA and the AETI Charter Documents.

(b) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other Order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Transactions illegal or otherwise restraining, enjoining or prohibiting consummation of the Transactions on the terms and conditions contemplated by this Agreement.

(c) Conversion of JCH Preferred Shares. JCH shall have converted 1,000,000 shares of Series A Preferred Stock of AETI into shares of AETI Common Stock in accordance with the terms of the AETI Charter Documents. For purposes of clarity, the shares issuable to JCH in connection with such conversion shall not constitute, and shall be separate and apart from, the Consideration Shares issuable hereunder.

9.2 Additional Conditions to Obligations of the Exchanging Owners and the Target Companies. The obligations of the Target Companies and the Exchanging Owners to consummate and effect the Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Holdings:

(a) Representations and Warranties. Each representation and warranty of AETI contained in Article VI shall have been true and correct (i) in all material respects with regard to those representations and warranties, other than as set forth in Section 6.10, that are not qualified by materiality or Material Adverse Effect and (ii) in all respects with regard to those representations and warranties set forth in Section 6.10 or those that are qualified by materiality or Material Adverse Effect, in each case as of the date of this Agreement, and on and as of the Closing Date (except for any representations and warranties made as of an earlier date, which shall be true and correct as of the specified date) with the same force and effect as if made on the Closing Date.

(b) Agreements and Covenants. AETI shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, in each case in all material respects.

(c) Consents. AETI shall have obtained the consents, waivers and approvals set forth on Schedule 6.5(b) of the AETI Disclosure Schedule.

(d) Material Adverse Effect. No Material Adverse Effect with respect to AETI shall have occurred since the date of this Agreement.

9.3 Additional Conditions to the Obligations of AETI . The obligations of AETI to consummate and effect the Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by AETI:

(a) Representations and Warranties. Each representation and warranty of the Exchanging Owners contained in Article II, Article III, Article IV and Article V shall have been true and correct (i) in all material respects with regard to those representations and warranties that are not qualified by materiality or Material Adverse Effect and (ii) in all respects with regard to those representations and warranties that are qualified by materiality or Material Adverse Effect, in each case as of the date of this Agreement, and on and as of the Closing Date (except for any representations and warranties made as of an earlier date, which shall be true and correct as of the specified date) with the same force and effect as if made on the Closing Date.

(b) Agreements and Covenants. Each Exchanging Owner and each Target Company shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date in all material respects.

(c) Consents. Each Target Company shall have obtained all consents, waivers, permits and approvals set forth on Schedule 3.5(b) of the Stabilis Disclosure Schedule, Schedule 4.5(b) of the Prometheus Disclosure Schedule and Schedule 5.5(b) of the PEG Disclosure Schedule.

(d) Material Adverse Effect. No Material Adverse Effect with respect to each Target Company shall have occurred since the date of this Agreement.

ARTICLE X

TERMINATION

10.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of AETI and Holdings at any time;

(b) by either AETI or Holdings if the Transactions shall not have been consummated by June 30, 2019, or such later date or dates as AETI and Holdings shall agree (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any Party or its Affiliates whose action or failure to act has been a principal cause of or resulted in the failure of the Transactions to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c) by either AETI or Holdings if a Governmental Entity shall have issued an Order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions, which order, decree, ruling or other action is final and nonappealable;

(d) by Holdings, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of AETI, or if any representation or warranty of AETI shall have become untrue, in either case such that the conditions set forth in Article IX would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach by AETI is curable by AETI prior to the Closing, then Holdings must first provide written notice of such breach and may not terminate this Agreement under this Section 10.1(d) until the earlier of (i) thirty (30) days after delivery of written notice from Holdings to AETI of such breach and (ii) the Outside Date, provided, further, that AETI and each of its Subsidiaries continues to exercise reasonable best efforts to cure such breach (it being understood that Holdings may not terminate this Agreement pursuant to this Section 10.1(d) if (x) it shall have materially breached this Agreement and such breach has not been cured, or (y) if such breach by AETI is cured during such thirty (30)-day period);

(e) by AETI, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of an Exchanging Owner, Target Company or JCH, or if any representation or warranty of such Exchanging Owner shall have become untrue, in either case such that the conditions set forth in Article IX would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach is curable by such Exchanging Owner, JCH or a Target Company prior to the Closing, then AETI must first provide written notice of such breach and may not terminate this Agreement under this Section 10.1(e) until the earlier of (i) thirty (30) days after delivery of written notice from AETI to the Exchanging Owners or JCH of such breach and (ii) the Outside Date, provided, further, that such Exchanging Owner, JCH or such Target Company continues to exercise reasonable best efforts to cure such breach (it being understood that AETI may not terminate this Agreement pursuant to this Section 10.1(e) if (x) it shall have materially breached this Agreement and such breach has not been cured, or (y) if such breach by such Exchanging Owner or JCH is cured during such thirty (30)-day period);

(f) by either AETI or Holdings, if, at the Special Meeting (including any adjournments thereof), the AETI Stockholder Matters are not duly approved and adopted by the stockholders of AETI by the requisite vote under the FBCA and the AETI Charter Documents; or

(g) by Holdings or AETI, if the AETI Board or any committee or agent or representative thereof shall withdraw (or modify in a manner adverse to the Exchanging Owners and Target Companies), or propose to withdraw (or modify in a manner adverse to the Exchanging Owners and the Target Companies), the AETI Board’s recommendation that the holders of AETI Common Stock vote in favor of the adoption of this Agreement and the approval of the Transactions.

10.2 Notice of Termination; Effect of Termination.

(a) Any termination of this Agreement under Section 10.1 above will be effective immediately upon the delivery of written notice of the terminating Party to the other Parties hereto.

(b) In the event of the termination of this Agreement as provided in Section 10.1, this Agreement shall be of no further force or effect and the Transactions shall be abandoned, except for and subject to the following: (i) Section 8.4, Section 8.6, this Section 10.2, Section 10.3 and Article XI (General Provisions) shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from liability for any breach of this Agreement, including a breach by a Party electing to terminate this Agreement pursuant to Section 10.1(b) caused by an action or failure to act of such Party which action or failure to act constituted the principal cause of, or resulting in the failure of, the Transactions to occur on or before the Outside Date.

10.3 Fees and Expenses.

(a) Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses whether or not the Transactions are consummated. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY NO

PARTY SHALL HAVE ANY OBLIGATIONS WITH RESPECT TO THIS AGREEMENT, OR OTHERWISE IN CONNECTION HEREWITH, FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES.

(b) In the event that (i) an Acquisition Proposal is publicly disclosed prior to, and not publicly withdrawn at the time of, the date of the Special Meeting (or, if the Special Meeting has not occurred, prior to the termination of this Agreement pursuant to Section 10.1(b) or Section 10.1(d)) and (ii) this Agreement is terminated by AETI or Holdings pursuant to Section 10.1(b), Section 10.1(d) or Section 10.1(f) and (iii) AETI enters into a definitive agreement with respect to, or consummates, such Acquisition Proposal within twelve (12) months after the date this Agreement is terminated, then AETI will pay to Holdings the Expense Reimbursement, upon the earlier of (x) the date of the execution of such definitive agreement by AETI (or, if such date is not a Business Day, then the first Business Day following such date) and (y) the consummation of any such transaction. For purposes of this Section 10.3(b), the term “Acquisition Proposal” has the meaning assigned to such term in Section 7.3(g), except that the references to “25% or more” are deemed to be references to “more than 50%.”

(c) In the event this Agreement is terminated pursuant to Section 10.1(g) and Section 7.3(c)(ii), then AETI will pay to Holdings, within two (2) Business Days after the date of termination, the Expense Reimbursement.

(d) In the event this Agreement is terminated pursuant to Section 10.1(e), then Stabilis will pay to AETI, within two (2) Business Days after the date of termination, the Expense Reimbursement.

(e) Any payment of the Expense Reimbursement will be made in cash by wire transfer of same day funds to an account designated in writing by the receiving party.

(f) Each Party acknowledges that the provisions of this Section 10.3 are an integral part of the Transactions and that, without these agreements, none of the Parties would enter into this Agreement. Accordingly, if any Party fails promptly to pay or cause to be paid the amounts due pursuant to this Section 10.3, and, in order to obtain such payment, another Party commences a suit that results in a judgment against a Party for the amounts set forth in this Section 10.3, such Party shall pay to the other Party (as the case may be) its or their reasonable costs and expenses (including attorneys’ fees and expenses) in connection with such suit and any appeal relating thereto, together with interest on the amounts set forth in this Section 10.3 at the prime rate of Citibank N.A. in effect on the date such payment was required to be made. The Parties agree that, in the event that the Expense Reimbursement becomes payable and the applicable Party pays the Expense Reimbursement, the Expense Reimbursement shall be the sole and exclusive remedy hereunder and the paying Party shall have no further liability to any other Party of any kind in respect of this Agreement and the Transactions (provided that nothing herein shall release any party from liability for willful breach or fraud). In no event will any Party be required to pay the Expense Reimbursement on more than one occasion.

(g) As used herein, “Expense Reimbursement” shall mean a cash amount equal to the reasonable, out-of-pocket costs and expenses (including fees and expenses of legal counsel, financial advisors and accountants) incurred by the payee thereof in connection with the negotiation, preparation, execution and performance of this Agreement and the other Transaction Agreements, including without limitation, costs and expenses incurred in connection with any fairness opinion, the preparation and filing of the Proxy Statement and the conduct of the Special Meeting, through the date of termination.

(h) THE PARTIES HEREBY ACKNOWLEDGE THAT THE EXTENT OF DAMAGES TO THE PARTIES OCCASIONED BY THE FAILURE OF THIS TRANSACTION TO BE CONSUMMATED WOULD BE IMPOSSIBLE OR EXTREMELY DIFFICULT TO ASCERTAIN AND THAT THE AMOUNT OF THE EXPENSE REIMBURSEMENT IS A FAIR AND REASONABLE ESTIMATE OF SUCH DAMAGES UNDER THE CIRCUMSTANCES AND DOES NOT CONSTITUTE A PENALTY.

ARTICLE XI

GENERAL PROVISIONS

11.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via email or facsimile to the Parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a Party as shall be specified by like notice):

if to AETI, to:

American Electric Technologies, Inc.

6575 West Loop South, Suite 500

Bellaire, Texas 77401

Attention: Peter Menikoff

E-mail: peter@menikoff.com

with a copy (which shall not constitute notice) to:

Locke Lord LLP

600 Travis, Suite 2800

Houston, Texas 77002

Attention: Eric Johnson

E-mail: ejohnson@lockelord.com

if to the Exchanging Owners, Target Companies and/or JCH, to:

Stabilis Energy LLC

P.O. Box 704

Beaumont, Texas 77704

Attention: Jim Reddinger

E-mail: jim.reddinger@stabilisenergy.com

with a copy to:

LNG Investment Company, LLC

1655 Louisiana Street

Beaumont, Texas 77701

Attention: Casey Crenshaw

E-mail: casey.crenshaw@stabilisenergy.com

and to:

AEGIS NG LLC

10375 Richmond Avenue, Suite 825

Houston, Texas 77042

Attention: Jim Aivalis

E-mail: jaivalis@prometheusenergy.com

and (which shall not constitute notice) to:

Thompson & Knight LLP

811 Main Street, Suite 2500

Houston, Texas 77002

Attention: Jerry L. Metcalf

Facsimile: 832-746-8050

E-mail: jerry.metcalf@tklaw.com

11.2 Interpretation. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit, Schedule or Annex, such reference shall be to an Exhibit, Schedule or Annex to this Agreement unless otherwise indicated, and all of such Exhibits, Schedules or Annexes are incorporated by reference into this Agreement. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity. The word “or” shall be disjunctive but not exclusive. References to an agreement shall be deemed to include all amendments, restatements or supplements to such agreement.

11.3 Counterparts; Electronic Delivery. This Agreement and each other document executed in connection with the Transactions, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery by facsimile or electronic transmission to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

11.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the Parties hereto as contemplated by or referred to herein, including the Exhibits and Schedules hereto (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof, it being understood that the letter of intent between AETI, the applicable Exchanging Owners and the Target Companies dated October 19, 2018 (the “Letter of Intent”) is hereby terminated in its entirety and shall be of no further force and effect (except to the extent expressly stated to survive the execution of this Agreement and the consummation of the Transactions); and (b) except that the directors and officers of AETI may enforce, and are intended beneficiaries of, the covenant in Section  8.12, are not intended to confer upon any other Person other than the Parties any rights or remedies.

11.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

11.6 Other Remedies; Specific Performance. Except as otherwise provided herein, prior to the Closing, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, subject to Section 10.3(f).

11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal law of the State of Texas regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

11.8 Consent to Jurisdiction; Waiver of Jury Trial. Each of the Parties hereto irrevocably consents to the exclusive jurisdiction and venue of the courts of the State of Texas or the federal courts located in the State of Texas in connection with any matter based upon or arising out of this Agreement or the Transactions, agrees that process may be served upon them in any manner authorized by the laws of the State of Texas for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each Party and any Person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that (a) such Person is not personally subject to the jurisdiction of the above named courts for any reason, (b) such Legal Proceeding may not be brought or is not maintainable in such court, (c) such Person’s property is exempt or immune from execution, (d) such Legal Proceeding is brought in an inconvenient forum or (e) the venue of such Legal Proceeding is improper. EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT OR THE TRANSACTIONS AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

11.9 Rules of Construction. The Parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

11.10 Assignment. No Party may assign, directly or indirectly, including by operation of law, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties. Subject to the first sentence of this Section 11.10, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

11.11 Amendment. This Agreement may be amended by the Parties hereto at any time by execution of an instrument in writing signed on behalf of each of the Parties.

11.12 Extension; Waiver. At any time prior to the Closing, any Party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

11.13 Currency. All references to currency amounts in this Agreement shall mean United States dollars.

11.14 No Recourse. No Person who is not a Party, including any current, former or future director, officer, employee, consultant, incorporator, member (including the members), partner, manager, stockholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any Party, or any current, former or future director, officer, employee, consultant incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any of the foregoing (collectively, the “Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement and the Transactions, or based on, in respect of, or by reason of this Agreement and the Transactions or its negotiation, execution, performance, or breach, and, to the maximum extent permitted by Applicable Legal Requirements, each Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by Applicable Legal Requirements, (a) each Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a Party or otherwise impose liability of a Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise, and (b) each Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement.

11.15 Public Announcement. From the date hereof until and including the Closing Date, none of the Parties hereto shall, and each Party hereto shall cause its Affiliates not to, make or issue any public announcement or press release to the general public with respect to this Agreement or the Transactions without the prior written consent of the other Parties, which consent shall not be unreasonably withheld, conditioned or delayed. Nothing in this Section 11.15 shall limit any Party from making any announcements, statements or acknowledgments that such Party is required by Applicable Legal Requirement or the requirements of any national securities exchange to make, issue or release; provided further that, the Party making such announcement, statement or acknowledgment shall provide such announcement, statement or acknowledgment to the other Parties with reasonable advance notice under the circumstances and consider in good faith any comments from such other Parties.

Signature Pages Follow.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above.

AETI:

AMERICAN ELECTRIC TECHNOLOGIES, INC.

By:	/s/ Peter Menikoff
	Name:	Peter Menikoff
	Title:	President and Chief Executive Officer

TARGET COMPANIES:

STABILIS ENERGY, LLC

By:	/s/ James Reddinger
	Name:	James Reddinger
	Title:	Chief Executive Officer

PROMETHEUS ENERGY GROUP, INC.

By:	/s/ James G. Aivalis
	Name:	James G. Aivalis
	Title:	President and Chief Executive Officer

PEG PARTNERS, LLC

By:	/s/ Casey Crenshaw
	Name:	Casey Crenshaw
	Title:	Manager

SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT

EXCHANGING OWNERS:

LNG INVESTMENT COMPANY, LLC

By:	/s/ Casey Crenshaw
	Name:	Casey Crenshaw
	Title:	Manager

AEGIS NG LLC

By:	/s/ James G. Aivalis
	Name:	James G. Aivalis
	Title:	Managing Member

SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT

JCH:

JCH CRENSHAW HOLDINGS, LLC

By:	/s/ Casey Crenshaw
	Name:	Casey Crenshaw
	Title:	President

SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT

AMENDMENT NO. 1 TO

SHARE EXCHANGE AGREEMENT

THIS AMENDMENT NO. 1 TO SHARE EXCHANGE AGREEMENT (this “Amendment”) is made and entered into as of May 8, 2019, by and among American Electric Technologies, Inc., a Florida corporation (“AETI”), LNG Investment Company, LLC, a Texas limited liability company (“Holdings”), AEGIS NG LLC, a Texas limited liability company (“AEGIS”), Stabilis Energy, LLC, a Texas limited liability company (“Stabilis”), PEG Partners, LLC, a Delaware limited liability company (“PEG”), Prometheus Energy Group, Inc., a Delaware corporation (“Prometheus”), and JCH Crenshaw Holdings, LLC (“JCH”). Each of AETI, Holdings, AEGIS, Stabilis, PEG, Prometheus and JCH is individually referred to herein as a “Party” and, collectively, the “Parties.”

RECITALS

A. The Parties have heretofore executed and delivered that certain Share Exchange Agreement dated as of December 17, 2018 (the “SEA”).

B. Section 11.11 of the SEA provides that the SEA may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Parties.

C. The Parties desire to amend the SEA as set forth herein.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.1 Certain Defined Terms. Defined terms used in this Amendment and not otherwise defined herein have the respective meanings given to such terms in the SEA.

1.2 Amendment to Recital B. Recital B to the SEA is hereby amended to delete the reference therein to “89%” and replace it with a reference to “90%.”

1.3 Amendments to Section 1.1. Sections 1.1(a)(iii) and 1.1(b)(ii) of the SEA are hereby amended to delete the references therein to “89%” and replace them with references to “90%.”

1.4 Amendments to Section 7.2.

(a) The first sentence of Section 7.2 of the SEA is hereby amended and restated to read as set forth below:

“During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, AETI shall, and shall cause its Subsidiaries to, except to the extent that Holdings shall otherwise consent in writing (not to be unreasonably withheld, conditioned or delayed) or as contemplated by this Agreement or the AETI Disclosure Schedule, carry on its business in the ordinary course consistent with past practice and in compliance with (1) Applicable Legal Requirements and (2) the budget set forth in Exhibit 7.2 hereto (the “Budget”).” AETI agrees to furnish Stabilis with monthly detailed expense reports showing all expenditures within 15 days after the end of each calendar month.

(b) A new subsection (y) is hereby added to Section 7.2 of the SEA to follow subsection (x) thereunder and to read as set forth below:

“(y) Notwithstanding anything herein to the contrary, expend or commit to expend any amounts other than those expressly set forth in the Budget; or”

(c) Former subsection (y) under Section 7.2 of the SEA is hereby designated subsection (z) thereunder and amended to read as set forth below:

“(z) agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section (a) through (y) above.”

1.5 Amendment to Section 10.1(b). Section 10.1(b) of the SEA is hereby amended to delete the reference therein to “June 30, 2019” and replace it with a reference to “September 30, 2019”

1.6 Amendments to Section 10.3.

(a) The first sentence of Section 10.3(a) of the SEA is hereby amended and restated to read as set forth below:

“(a) Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses whether or not the Transactions are consummated; provided that Stabilis shall reimburse AETI, within one Business Day following delivery by AETI to Stabilis of supporting documentation in respect of same, for up to $650,000 of the fees and expenses of counsel, investment bankers and accountants incurred by AETI in connection with this Agreement and the Transactions.”

(b) Section 10.3(a) is hereby further amended to insert a new sentence between the first and second sentences therein to read as set forth below:

“For purposes of the forgoing, any payment of the fees and expenses of AETI by Stabilis shall be treated for federal tax purposes as a deemed contribution to AETI under Section 351 of the Code for which Holdings shall be entitled to receive the additional shares of AETI common stock that result from the increase in the exchange ratio from 89% to 90% as contemplated by that certain Amendment No. 1 to this Agreement, dated as of May 8, 2019.”

1.7 Amendment to Section 10.3(g). Section 10.3(g) of the SEA is hereby amended to insert the following sentence after the first sentence therein:

“In the event that the Expense Reimbursement becomes payable by Stabilis to AETI pursuant to Section 10.3(d), the amount due to AETI thereunder shall be reduced by any amounts previously paid by Stabilis on behalf of AETI pursuant to Section 10.3(a).”

1.8 Exhibit 7.2. Exhibit 7.2 attached hereto is hereby appended to the SEA as Exhibit 7.2 thereto.

1.9 Amendment to Schedule B. Schedule B to the SEA is hereby amended and restated in its entirety as set forth in Schedule B attached hereto.

1.10 Miscellaneous. The provisions of Article XI of the SEA are incorporated into this Amendment, mutatis mutandis. Except as expressly set forth herein, this Amendment does not amend, waive or otherwise affect any provision of the SEA, the Exhibits thereto or the Disclosure Schedules, which shall continue in full force and effect in all respects in accordance with the terms of the SEA.

Signature Page Follows.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the date first written above.

AETI:

AMERICAN ELECTRIC TECHNOLOGIES, INC.

By:	/s/ Peter Menikoff
	Name:	Peter Menikoff
	Title:	President and Chief Executive Officer

TARGET COMPANIES:

STABILIS ENERGY, LLC

By:	/s/ James Reddinger
	Name:	James Reddinger
	Title:	Chief Executive Officer

PROMETHEUS ENERGY GROUP, INC.

By:	/s/ James G. Aivalis
	Name:	James G. Aivalis
	Title:	President and Chief Executive Officer

PEG PARTNERS, LLC

By:	/s/ Casey Crenshaw
	Name:	Casey Crenshaw
	Title:	Manager

EXCHANGING OWNERS:

LNG INVESTMENT COMPANY, LLC

By:	/s/ Casey Crenshaw
	Name:	Casey Crenshaw
	Title:	Manager

AEGIS NG LLC

By:	/s/ James G. Aivalis
	Name:	James G. Aivalis
	Title:	Managing Member

JCH:

JCH CRENSHAW HOLDINGS, LLC

By:	/s/ Casey Crenshaw
	Name:	Casey Crenshaw
	Title:	President

SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHARE EXCHANGE AGREEMENT

ANNEX B

Oppenheimer & Co. Inc. 85 Broad Street 23rd Floor New York, NY 10004 Transacts Business on all Principal Exchanges

December 7, 2018

The Special Committee of the Board of Directors

American Electric Technologies, Inc.

1250 Wood Branch Park Drive, Suite 600

Houston, TX 77079

Dear Special Committee of the Board of Directors:

We understand that American Electric Technologies, Inc. (the “Company”), PEG Partners, LLC (“PEG”), Stabilis Energy LLC, (“Stabilis”), which owns 80% of the outstanding membership interests of PEG (the “PEG Interest”), AEGIS NG LLC (“AEGIS”), which owns the other 20% of the outstanding membership interests of PEG (the “AEGIS Interest”), ENG Investment Company, LLC (“Holdings”, and together with AEGIS, the “Exchanging Owners”), which owns 100% of the outstanding membership interests of Stabilis (the “Stabilis Interests”), and Prometheus Energy Group, Inc., a wholly-owned subsidiary of PEG (“Prometheus”, and collectively with Stabilis and PEG, the “Target”), propose to enter into the Agreement (as defined below), pursuant to which, among other things, (i) Holdings shall contribute the Stabilis Interests to the Company, (ii) AEGIS shall contribute the AEGIS Interest to the Company, and (iii) in consideration and exchange therefor, the Company shall issue to the Exchanging Owners shares of common stock of the Company with a par value of $0.0001 per share (“Company Common Stock”) in an aggregate amount sufficient to cause the Exchanging Owners to own in the aggregate 89% of the issued and outstanding shares of capital stock of the Company on a fully-diluted basis (such Company Common Stock to be issued, the “Consideration”). We also understand that following the consummation of the transactions referred to above (collectively, the “Transaction”), each of Stabilis, PEG and Prometheus will continue their legal existence as wholly-owned, direct or indirect subsidiaries of the Company. You have asked Oppenheimer & Co. Inc. (“Oppenheimer”) to render a written opinion (the “Opinion”) to the Special Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company as to the fairness, from a financial point of view, to the Company, of the Consideration to be paid by the Company in the Transaction pursuant to the Agreement.

In arriving at our Opinion, we:

a)	reviewed a draft, dated November 30, 2018, of the Share Exchange Agreement by and among the Company, Holdings, AEGIS, Stabilis, PEG and Prometheus (the “Agreement”);

b)

reviewed (i) audited financial statements of (A) the Company for fiscal years ended December 31, 2017 and 2016 and (B) Stabilis for fiscal years ended December 31, 2017 and 2016, and (ii) unaudited financial statements of (A) Prometheus for fiscal year ended December 31, 2017 and 2016, and (B) each of the Company and the Target for the nine month period ended September 30, 2018;

c)

reviewed financial forecasts and estimates relating to the Company prepared by the senior management of the Company ( Management , and such forecasts and estimates, the Company Projections ) and reviewed financial forecasts and estimates relating to the Target prepared by the senior management of the Target (the “Target Projections”);

d)

held discussions with Management, the senior management of the Target, the Target’s advisors and the Company’s advisors with respect to the business and prospects of each of the Company and the Target;

e)	reviewed and analyzed certain publicly available financial data for companies that we deemed relevant in evaluating each of the Company and the Target, respectively;

The Board of Directors

American Electric Technologies, Inc.

December 7, 2018

f)	reviewed and analyzed certain publicly available financial information for transactions that we deemed relevant in evaluating the Transaction;

g)	analyzed the estimated present value of the future cash flows of the Company and the Target based on the Company Projections and the Target Projections, respectively;

h)	reviewed other public information concerning the Company and the Target, respectively;

i)

reviewed a certificate addressed to us from the Company’s chief financial officer which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, us by or on behalf of the Company; and

j)	performed such other analyses, reviewed such other information and considered such other factors as we deemed appropriate.

In rendering our Opinion, we relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with us by the Company and its employees, representatives and affiliates or otherwise reviewed by us. With respect to the Company Projections, we have assumed, at the direction of Management and with the Company’s consent, without independent verification or investigation, that such forecasts and estimates were reasonably prepared on bases reflecting the best available information, estimates and judgments of Management as to the future financial condition and operating results of the Company. With respect to the Target Projections, we have assumed with the Company’s consent, without independent verification or investigation, that such forecasts and estimates were reasonably prepared on bases reflecting the best available information, estimates and judgments of senior management of the Target as to the future financial condition and operating results of the Target. At your direction, we also assumed that the final terms of the Agreement will not vary materially from those set forth in the draft reviewed by us. We also have assumed, with your consent, that the Transaction will be consummated during the time period contemplated by the Agreement and in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws and other requirements and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Transaction, no delay, limitation, restriction or condition will be imposed that would result in the disposition of any assets of the Company or the Target, or otherwise have an adverse effect on the Company, the Target or the Transaction or any expected benefits of the Transaction. We have also assumed that there were no material changes in the assets, liabilities, financial conditions, results of operations, business or prospects of either the Company or the Target since the date of the last financial statements of each of the Company and the Target, respectively, that were made available to us. We have neither made nor obtained any independent evaluations or appraisals of the assets or liabilities, contingent or otherwise, of the Company, the Target or any other party. We have also assumed, with the consent of the Committee, that the Transaction will qualify as a tax-free transaction.

We are not expressing any opinion as to the underlying valuation, future performance or long term viability of the Company or the Target. We express no view as to, and our Opinion does not address, any terms or other aspects or implications of the Transaction (other than the Consideration to be paid by the Company to the extent expressly specified herein) or any aspect or implication of any other agreement, arrangement or understanding entered into in connection with the Transaction or otherwise, including, without limitation, the fairness of the amount or nature of the compensation resulting from the Transaction to any individual officers, directors or employees of the Company, or class of such persons, relative to the Consideration to be paid by the Company. We express no view as to, and our Opinion does not address, the underlying business decision of the Company to proceed with or effect the Transaction nor does our Opinion address the relative merits of the Transaction as

The Board of Directors

American Electric Technologies, Inc.

December 7, 2018

compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Transaction, the securities, assets, businesses or operations of the Company or any other party, or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, or (c) advise the Board, the Committee or any other party with respect to alternatives to the Transaction. Our Opinion is necessarily based on the information available to us and general economic, financial and stock market conditions and circumstances as they exist and can be evaluated by us on the date hereof. Although subsequent developments may affect this Opinion, we do not have any obligation to update, revise or reaffirm the Opinion. We are not expressing any opinion as to what the value of the Company Common Stock actually will be when issued pursuant to the Transaction or the price or range of prices at which the Company Common Stock may be purchased or sold, or otherwise be transferable, at any time. We have assumed that the Company Common Stock to be issued in the Transaction to the Exchanging Owners will be listed on the NASDAQ Capital Market.

We are not legal, tax, regulatory or accounting advisors and have relied on the assessments made by the Company and its advisors with respect to such issues. This Opinion does not address any legal, tax, regulatory or accounting matters. In addition, this Opinion does not constitute a solvency opinion or a fair value opinion, and we have not evaluated the solvency or fair value of the Company or the Target under any federal or state laws relating to bankruptcy, insolvency, similar matters or otherwise.

The issuance of this Opinion was approved by an authorized committee of Oppenheimer. As part of our investment banking business, we are regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes.

We have acted as financial advisor to the Company in connection with the Transaction and will receive a fee for our services, all of which will be payable upon delivery of this Opinion and is not contingent on either the conclusion reached herein or upon the consummation of the Transaction. The Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement. In the ordinary course of business, we and our affiliates may actively trade securities of the Company for our and our affiliates’ own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. As you are aware, we acted as financial advisor to the Company in its sale of M&I Electric Industries, Inc. to Myers Power Products, Inc.

Based upon and subject to the foregoing, and such other factors as we deemed relevant, it is our opinion that, as of the date hereof, the Consideration to be paid by the Company in the Transaction pursuant to the Agreement is fair, from a financial point of view, to the Company. This Opinion is furnished for the use of the Committee (in its capacity as such) in connection with its evaluation of the Transaction and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Committee, the Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction, whether to enter into a voting agreement or otherwise.

Very truly yours.

OPPENHEIMER & CO. INC.

Oppenheimer & Co. Inc. 85 Broad Street 23rd Floor New York, NY 10004 Transacts Business on all Principal Exchanges

May 07, 2019

The Special Committee of the Board of Directors

American Electric Technologies, Inc.

1250 Wood Branch Park Drive, Suite 600

Houston, TX 77079

To the Special Committee of the Board of Directors:

We refer to our letter to you dated December 7, 2018 (our “Opinion”) and we use capitalized terms in this letter as defined therein.

We understand that the Company and the other parties to the Agreement propose to amend the Agreement to provide that the Consideration shall increase so that the Company issues shares of Company Common Stock in an amount sufficient for the Exchanging Owners to own 90% of the issued and outstanding shares of the Company on a fully-diluted basis following the closing of the Transaction.

You have asked Oppenheimer to supplement the Opinion by addressing whether, as of the date of the Opinion, had the Consideration been 90% instead of 89% of such shares, Oppenheimer would have been of the opinion that the Consideration to be paid by the Company in the Transaction was fair, from a financial point of view, to the Company. For the avoidance of doubt, you have not asked us to bring the Opinion down to the present date.

Accordingly, we have not brought our investigation or review of the Company or the Exchanging Holders or any of their respective financial or business results down to the present date. This supplement to our Opinion does not speak as of its date, but rather as of the date of the Opinion. We have not updated our underlying financial analyses since the date of the Opinion and thus we cannot assure the Committee that we remain as of the date hereof of the same opinion regarding the Consideration as we were as of the date of the Opinion.

Rather, we merely reviewed our analyses performed in connection with the Opinion and considered the proposed amended Consideration in light of such analyses. This supplement is subject to the assumptions, qualifications, disclaimers and limitations contained in our Opinion. Based upon and subject to the foregoing, and such other factors as we deemed relevant, we have concluded that, had the Consideration to be paid by the Company in the Transaction pursuant to the Agreement been amended on the date of the Opinion as the Company proposes to amend it, we would have been of the opinion, as of the date of the Opinion, that the amended Consideration was fair from a financial point of view as of such date to the Company.

The issuance of this letter was approved by an authorized committee of Oppenheimer. We are furnishing this letter to the Committee for its use in the continued evaluation of the Transaction and the Committee may not use it for any other purpose or deliver it to any third party. As with the Opinion, this letter is not a recommendation to the Committee, the Board any security holder or any other person as to how to act or vote with respect to any matter relating to the Transaction.

Sincerely,

Oppenheimer & Co. Inc.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

6575 West Loop South

Suite 500

Bellaire, TX 77401

PRELIMINARY PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter Menikoff and Don Boyd, each of them acting individually, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all of the shares of Common Stock of American Electric Technologies, Inc. held of record by the undersigned on                     , at the Special Meeting of Stockholders to be held on                     , 2019 or any adjournment or postponement thereof.

PROPOSAL NO. 1. To approve the issuance of our common stock in connection with the acquisition of Stabilis Energy LLC and its subsidiaries.

For    ☐                             Against    ☐                             Abstain    ☐

PROPOSAL NO. 2. To approve an amendment to our articles of incorporation to increase the number of authorized shares of common stock from 50,000,000 to 300,000,000 shares.

For    ☐                             Against    ☐                             Abstain    ☐

PROPOSAL NO. 3. To authorize the board of directors to effect a reverse stock split of our common stock at a ratio between 1:2 to 1:6 to be determined by our board of directors.

For    ☐                             Against    ☐                             Abstain    ☐

PROPOSAL NO. 4. To authorize an amendment to our articles of incorporation to change our name to Stabilis Energy, Inc.

For    ☐                             Against    ☐                             Abstain    ☐

PROPOSAL NO. 5. To consider and vote on a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal Nos. 1, 2, 3 and 4.

For    ☐                             Against    ☐                             Abstain    ☐

In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, 4 and 5.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                     , 2019

(signature)

(signature, if held jointly)

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.